REGISTRATION NO. 333-184419

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM S-3/A

AMENDMENT NO. 1 TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________

SHELLPOINT MORTGAGE ACCEPTANCE LLC (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER) Delaware (State of Formation) 38-3888529 (I.R.S. Employer Identification Number)

2 Grand Central Tower

140 E. 45th Street, 37th Floor

New York, New York 10017

(212) 850-7701

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Shari Kushner

Shellpoint Mortgage Acceptance LLC

2 Grand Central Tower

140 E. 45th Street, 37th Floor

New York, New York 10017
(212) 850-7740

(Name, address, including zip code, and telephone number, including area code,

of agent for service with respect to the Registrant)

____________

Copies to:

Paul Tvetenstrand, Esq.

SNR Denton US LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 768-6700

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions and pursuant to Rule 415.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [X]	Smaller reporting company [ ]

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CALCULATION OF REGISTRATION FEE

Proposed Title of Securities Being Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Mortgage Pass-Through Certificates and Mortgage-Backed Notes (Issuable in Series)	$1,000,000	100%	$1,000,000	$136.40

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

(2) The Registration Fee in connection with $1,000,000 aggregate principal amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes to be registered by the Registrant under this Registration Statement has been previously paid by the Registrant in connection with the original filing on October 15, 2012.

______________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement includes (i) a base prospectus (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates consisting of senior and subordinate certificate classes (“Version 1”) and (iii) an illustrative form of prospectus supplement for use in an offering of Mortgage-Backed Notes (“Version 2”).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 14, 2013

Shellpoint Mortgage Acceptance LLC

MORTGAGE PASS-THROUGH CERTIFICATES
MORTGAGE-BACKED NOTES

You should consider carefully the risk factors in the prospectus supplement.

The Offered Securities

The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

The Issuing Entity

Each series of securities will be secured by an issuing entity whose assets consist primarily of a segregated pool of mortgage loans, including:

•                     mortgage loans secured by first liens on the related mortgage property;

•                     mortgage loans secured by single family residential properties; and

•                     manufactured housing conditional sales contracts and installment loan agreements or interests therein.

in each case acquired by the depositor from one or more affiliated institutions.

Credit Enhancement

The trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, cash flow agreement, reserve fund or currency or interest rate exchange or cap agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the Sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in “Methods of Distribution” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [______], 2013.

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(continued)

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INTRODUCTION

All capitalized terms in this prospectus are defined in the glossary at the end.

General

The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, an issuing entity to be established by the depositor. Each issuing entity will consist primarily of a pool of mortgage loans or interests therein, acquired or purchased by the depositor from the Sponsor. Each pool of mortgage loans will include mortgage loans that were originated by the Sponsor, in accordance with the Sponsor’s underwriting guidelines. See “The Depositor” and “The Mortgage Pools.” The issuing entity assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other issuing entity assets in the related issuing entity, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other issuing entity assets in the related issuing entity in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer, if any, and each primary servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer or servicer, as applicable, will be pursuant to its contractual servicing obligations, which may include a limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans as described in this prospectus under “Description of the Securities” and in the related prospectus supplement.

The issuing entity for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, cash flow agreement, reserve fund, or currency or interest rate exchange or cap agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See “Description of Credit Enhancement.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the issuing entity assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other issuing entity assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payment slower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield Considerations.”

With respect to each series of securities, one or more separate elections may be made to treat the related issuing entity or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See “Federal Income Tax Consequences” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Methods of Distribution” and in the related prospectus supplement.

There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange.

THE MORTGAGE POOLS

General

Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans and Contracts, each as described below.

The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first lien on the related mortgagor’s fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied (investor owned) home.

If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, mortgage loans may be insured by the FHA or guaranteed by the VA. See “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder—FHA Mortgage Insurance” and “—VA Mortgage Guaranty.”

A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage

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loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more. The delinquency status of any mortgage loan described in a prospectus supplement will be determined using the MBA methodology.

A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac for these programs. The related prospectus supplement will detail the basis for and to what extent the mortgage loans are nonconforming mortgage loans.

Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor from the Sponsor. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool and that selection may be adverse in relation to the mortgage loans retained by the Sponsor for its own portfolio.

In addition, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuing entities established by federal statute may be included in the issuing entity. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuing entity or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

The Mortgage Loans

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

•                     Fixed-rate, fully-amortizing first lien mortgage loans providing for level monthly payments of principal and interest and terms at origination or modification of 10, 15, 20, 25 or 30 years;

•                     Fully-amortizing first lien ARM Loans having an original or modified term to maturity of 30 years, with an initial fixed-rate period of 5, 7 or 10 years and a related mortgage rate that adjusts in intervals of one year;

•                     Fixed-rate, fully-amortizing first lien mortgage loans with an initial interest only period of 10 years and terms at origination or modification of 30 years;

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•                     Fully-amortizing first lien ARM Loans having an original or modified term to maturity of 30 years, with an initial fixed-rate period of 10 years during which only payments in respect of interest are due; and

•                     If so specified in the related prospectus supplement, fixed rate mortgage loans converted from ARM Loans or otherwise modified, ARM Loans with original or modified term to maturity of not more than approximately 40 years, ARM Loans subject to periodic or lifetime limitations on changes in ay per annum mortgage rate at the time of any adjustment, ARM Loans that allow the mortgagor to convert the ARM Loan to a fixed rate at some point during the term of the ARM Loan, and/or balloon loans calculated on the basis of an assumed amortization term but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter that the assumed amortization term..

A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. An investor owned residential loan may also contain a prohibition on prepayment or lock-out period.

The mortgage loans may be “equity refinance” mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be “rate and term refinance” mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter.

A mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Sponsor. Upon any conversion or modification, the Sponsor will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

•                     the aggregate principal balance of the mortgage loans,

•                     the type of property securing the mortgage loans,

•                     the occupancy status of the related mortgaged property,

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•                     the type of borrower under the note (for example whether the borrower is a foreign national or a non-natural person)

•                     the original or modified terms to maturity of the mortgage loans,

•                     the range of principal balances of the mortgage loans at origination or modification,

•                     the earliest origination or modification date and latest maturity date of the mortgage loans,

•                     the Loan-to-Value Ratios of the mortgage loans,

•                     the mortgage rate or range of mortgage rates borne by the mortgage loans,

•                     if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

•                     the geographical distribution of the mortgage loans,

•                     the existence of balloon payments, if applicable, and

•                     the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be available to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission simultaneously with or prior to the filing of the related prospectus supplement. In the event that mortgage loans are added to or deleted from the issuing entity after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The depositor will cause the mortgage loans included in each mortgage pool to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. The depositor will deliver or cause to be delivered to the trustee, or a custodian on its behalf, with respect to each mortgage loan, among other things: the mortgage note endorsed in blank, the original mortgage with evidence of recording indicated thereon and (unless the mortgage loan is registered on the Mortgage Electronic Registration Systems, Inc. (“MERS”) system) an assignment of the mortgage in blank. If required by the Rating Agencies and described in the prospectus supplement, mortgage loans registered on the MERS system may be removed from the MERS system prior to the related closing date and assignments of mortgages may be required to be submitted for recording within the period of time set forth in the related prospectus supplement. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer or servicer, as applicable, named in the related prospectus supplement will service the mortgage loans, pursuant to a pooling and servicing agreement or servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See “Servicing of Mortgage Loans,” “Description of the Securities” and “The Agreements.” The master servicer’s or servicer’s obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including, in the case of a master servicer, its obligation to supervise, monitor and oversee the

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obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under “Servicing of Mortgage Loans—The Servicers,” and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under “Description of the Securities—Advances”). The obligations of a master servicer or servicer, as applicable, to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

Underwriting Standards

Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor directly from the Sponsor. The Sponsor will originate or purchase from correspondents mortgage loans utilizing underwriting criteria which it believes are appropriate, as well as the Sponsor’s prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region.

The mortgage loans will have been originated substantially in accordance with underwriting standards described below.

The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

The primary considerations in underwriting a mortgage loan are the mortgagor’s employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor’s credit history and repayment ability, including available reserves, as well as the type and use of the mortgaged property, are also considerations. In addition, under the anti- predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the mortgage loan.

Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant’s liabilities, income, credit history, employment history and personal information. Each mortgage loan will be a “full documentation” mortgage loan for which the prospective mortgagor has provided documented evidence to support the information contained in the mortgage loan application, including the prospective mortgagor’s income, assets and employment, and such income, assets and employment are verified, all in accordance with the underwriting standards. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments.

Mortgaged properties generally will be appraised by licensed appraisers and may be subject to review through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. The cost approach to value requires the

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appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the Value of the property being financed, as indicated by the appraisal, must support the outstanding loan balance. All appraisals by licensed appraisers are generally required to be on forms acceptable to Fannie Mae, Freddie Mac, FHA or VA. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market.

With respect to any FHA loan or VA loans the Sponsor will be required to represent that the originator has complied with the applicable underwriting policies of the FHA or VA, respectively. See “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder—FHA Mortgage Insurance” and “—VA Mortgage Guaranty” in this prospectus.

The underwriting standards for the mortgage loans comprising a mortgage pool will be described in the related prospectus supplement.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Score is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Originators and Sponsor

Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

Representations by Sponsor

The Sponsor will have made representations and warranties in respect of the mortgage loans sold by the Sponsor and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

•                     with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy, binder, or other assurance of title customary in the relevant jurisdiction insuring (subject only to permissible title insurance exceptions)

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                      the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Sponsor by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney’s certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) with respect to a mortgage loan which is a refinanced mortgage loan, a title search was done by the Sponsor or some other type of “short-form” title insurance was obtained;

•                     the Sponsor has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act;

•                     there are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

•                     the mortgage loan constituted a valid first lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and the related mortgaged property is free from damage and in good repair;

•                     there are no delinquent tax or assessment liens against the related mortgaged property;

•                     the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

•                     each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Sponsor’s knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the event of a breach of a Sponsor’s representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan, the Sponsor will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described below. However, there can be no assurance that the Sponsor will honor its obligation to repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises.

With respect to each series of securities, the Sponsor will enter into an agreement with an independent reviewer to review the mortgage loans in each mortgage pool for compliance with the related representations and warranties upon the occurrence of certain events. The specific terms of the agreement with the independent reviewer for a series of securities will be described in the related prospectus supplement and may include a review of disputed repurchase claims by the independent reviewer, a review of certain mortgage loans for representation and warranty breaches upon the satisfaction of various triggers and/or procedures for binding arbitration in the event the Sponsor does not agree with a

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determination made by the independent reviewer with respect to a repurchase demand for an alleged breach of a representation and warranty.

All of the representations and warranties of the Sponsor in respect of a mortgage loan will have been made as of the date on which the mortgage loan was purchased from the Sponsor by or on behalf of the depositor and transferee to the issuing entity, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. Accordingly, the Sponsor’s repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, after the date of sale of a mortgage loan by the Sponsor, an event occurs (irrespective of discovery or notice) that creates a breach of a representation and warranty that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan to the issuing entity. For example, if physical damage occurs to the mortgaged property after the date as of which a representation was made that there was no physical damage, this event will not give rise to a repurchase obligation. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan relating to the period commencing on the date of sale of the mortgage loan by the Sponsor to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer or servicer, as applicable, described under “Description of the Securities—Assignment of Issuing Entity Assets” below.

The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan from the Sponsor insofar as the purchase agreement relates to the representations and warranties made by the Sponsor in respect of the mortgage loan and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan. If the Sponsor cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the value of the related mortgage loan or the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Sponsor will be obligated to repurchase the mortgage loan at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate (net of any portion of this interest payable to the Sponsor in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

As to any mortgage loan required to be repurchased by the Sponsor as provided above, rather than repurchase the mortgage loan, the Sponsor, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the issuing entity and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to an issuing entity for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the issuing entity, or any portion thereof, to fail to qualify as a REMIC or result in a prohibited transaction tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

•                     have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the Sponsor or the master servicer or servicer, as applicable, in the month of substitution for distribution to the securityholders),

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•                     have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

•                     have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

•                     have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

•                     comply with all of the representations and warranties made by the Sponsor as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

The trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders by making a demand that the Sponsor repurchase or substitute for the related mortgage loan, following those practices it would employ in its good faith business judgment. In instances where the Sponsor is unable, or disputes its obligation, to repurchase affected mortgage loans, the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the Sponsor that could provide for the repurchase of only a portion of the affected mortgage loans. In addition, the independent reviewer may make a demand for repurchase by the Sponsor if it determines that there has been a breach of a representation and warranty. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities. In accordance with the above described practices, the trustee will not be required to enforce any repurchase obligation of the Sponsor arising from any misrepresentation by the Sponsor, if the trustee determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. If the Sponsor fails to repurchase and no breach of any other party’s representations has occurred, the Sponsor’s repurchase obligation will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by the Sponsor or for any other event giving rise to the obligations as described above. Any repurchase proceeds received by the trustee after the liquidation of a mortgage loan will be treated as subsequent recoveries and distributed to the securityholders as described in the related prospectus supplement. If set forth in the related prospectus supplement, the Sponsor may make a cash payment to the issuing entity in respect of a breach of a representation and warranty, in lieu of repurchasing the related mortgage loan, in an amount equal to the difference between the repurchase price for the related mortgage loan and the related Liquidation Proceeds.

The depositor will not be obligated to repurchase a mortgage loan if the Sponsor defaults on its obligation to do so, and no assurance can be given that the Sponsor will carryout its repurchase obligations. A default by the Sponsor is not a default by the depositor. However, to the extent that a breach of the representations and warranties of the Sponsor also constitutes a breach of a representation made by the depositor as described below under “Description of the Securities—Assignment of Issuing Entity Assets,” the depositor may have a repurchase or substitution obligation. Any mortgage loan not so repurchased or substituted for shall remain in the related issuing entity and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

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If a person other than the Sponsor makes the representations and warranties referred to in the first paragraph of this “—Representations by Sponsor” section, or a person other than the Sponsor is responsible for repurchasing or replacing any mortgage loan for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement. The trustee’s responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

Optional Purchase of Defaulted Mortgage Loans

If so specified in the related prospectus supplement, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the issuing entity any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

STATIC POOL INFORMATION

For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the Sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be included as an annex in the related prospectus supplement.

SERVICING OF MORTGAGE LOANS

General

The mortgage loans included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus.

The Master Servicer

The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the master servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master

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servicer’s obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

The Servicers

Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Sponsor of the mortgage loans for which it is acting as servicer. Each servicer will service the mortgage loans pursuant to the pooling and servicing agreement or servicing agreement, as applicable, or pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer, as specified in the related prospectus supplement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related issuing entity, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer or servicer, as applicable, will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, the master servicer or servicer, as applicable, will be required to, and in the case of the master servicer, required to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related issuing entity. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan shall affect the potential cash flow from the pool assets.

Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a

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period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. With respect to residential mortgage loans, the master servicer or servicer may be required to service the mortgage loans in compliance with HAMP and HASP, which may increase the number of modifications. HAMP and HASP set forth detailed parameters with respect to the decision as to whether a modification is in the best interest of the trust, which include a determination that the modification is reasonably likely to produce a greater recovery with respect to the related mortgage loan on a present value basis than would liquidation. To the extent these or other criteria apply with respect to modifications, they will be included in the related prospectus supplement.

Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer or servicer, as applicable, will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or (2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions.” FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

The master servicer or servicer, as applicable, for any mortgage pool will also be required to perform, or in the case of the master servicer, cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; supervising

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foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer or servicer, as applicable, will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See “Description of Credit Enhancement.”

Special Servicers

A special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or servicer, as applicable, or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer or servicer, as applicable (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer or servicer, as applicable, will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

Except as described below, the master servicer or servicer, as applicable, will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to maximize recoveries with respect to a defaulted mortgage loan, which may require foreclosing on (or otherwise comparably converting) the ownership of properties securing any mortgage loans in the related mortgage pool. If the master servicer or servicer, as applicable, does not foreclose on a defaulted mortgage loan, it may accept less than the principal balance and accrued interest on the mortgage loan on a sale or a retention by the homeowner of the mortgaged property, it may sell the property, negotiate with the homeowner for a deed-in-lieu of foreclosure or, if a deficiency judgment is available, foreclose on the property and pursue a deficiency against the homeowner; provided that the master servicer or servicer, as applicable, will not be required to pursue a deficiency judgment on a mortgage loan, even if legally permitted. In addition, the master servicer or the servicer, as applicable, may also rent the property to a third-party, including an arrangement where the borrower has an option to buy.

Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan, although the master servicer or the servicer, as applicable, may continue to pursue any of the other loss mitigation alternatives described in the preceding paragraph throughout the foreclosure process. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer’s or applicable servicer’s actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related issuing entity. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

In February 2012, 49 States’ Attorneys General reached a settlement with five leading bank mortgage servicers that requires those servicers to implement comprehensive reforms to their mortgage

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servicing practices. The new servicing standards outlined in the settlement agreement include (i) preventing mortgage servicers from engaging in robo-signing and other improper foreclosure practices, (ii) requiring servicers to offer loss mitigation alternatives to borrowers before pursuing foreclosure, (iii) increasing the transparency of the loss mitigation process, (iv) imposing timelines for servicers to respond to borrowers, and (v) restricting the practice of “dual tracking,” where foreclosure is initiated despite the borrower’s engagement in a loss mitigation process. There can be no assurance as to whether national servicing standards will develop in the future that will require compliance by the master servicer or the servicer, as applicable. Any such standards may or may not be the same or similar to those outlined in the settlement agreement referred to above and in any case, will be described in the prospectus supplement and the pooling and servicing agreement or the servicing agreement, as applicable. In all cases the master servicer or the servicer, as applicable, will be required to service the mortgage loans in accordance with applicable law.

Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any other remedy for a breach of a representation and warranty. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related issuing entity if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated when the master servicer or servicer determines that all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the additional recoveries will be passed through the trust as subsequent recoveries and distributed to securityholders as described in the related prospectus supplement, which may result in an increase in the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage

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loan will be removed from the issuing entity prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, the servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the issuing entity, at a predetermined purchase price or, if set forth in the related prospectus supplement, at a fair market price determined in accordance with a bidding process, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

In the event that title to any mortgaged property is acquired by foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the issuing entity until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the issuing entity.

If title to any mortgaged property is acquired by an issuing entity as to which a REMIC election has been made, the master servicer or servicer, as applicable, on behalf of the issuing entity, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the issuing entity for more than three years after its acquisition will not result in the imposition of a tax on the issuing entity or cause the issuing entity to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer or servicer, as applicable, generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by an issuing entity as to which a REMIC election has been made, the master servicer or servicer, as applicable, will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the issuing entity of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the issuing entity does not derive any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code with respect to the property.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the issuing entity will realize a loss in the amount of the difference. The

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master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. The applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer’s or servicer’s, as applicable (or other specified person’s) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see “Description of Credit Enhancement” and “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.”

Servicing and Other Compensation and Payment of Expenses; Retained Interest

Unless otherwise described in the related prospectus supplement, the principal servicing compensation to be paid to the master servicer or servicer, as applicable, in respect of its master servicing or servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related issuing entity at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

Unless otherwise described in the related prospectus supplement, the principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related issuing entity at the time the collections are deposited into such servicer’s Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

The master servicer or servicer, as applicable, will pay or cause to be paid some of the ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the

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obligations of the servicers and the Sponsor. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sponsor under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related issuing entity prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

The master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See “Yield Considerations.”

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

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DESCRIPTION OF THE SECURITIES

General

The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related issuing entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The issuing entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the issuing entity’s assets will not be considered assets of the Sponsor or the depositor in the event of the bankruptcy of the Sponsor or the depositor. The following summaries (together with additional summaries under “The Agreements” below) describe the material provisions relating to the securities common to each Agreement.

Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate issuing entity created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate issuing entity created pursuant to the related owner trust agreement. An issuing entity will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

•                     the mortgage loans (and the related mortgage documents) or interests underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

•                     all payments and collections in respect of the mortgage loans due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

•                     any property acquired in respect of mortgage loans in the issuing entity, whether through foreclosure of a mortgage loan or by deed-in-lieu of foreclosure;

•                     hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the issuing entity and the proceeds of these policies;

•                     U.S. Government Securities;

•                     the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

•                     any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, cash

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                      flow agreement, special hazard insurance policy, or currency or interest rate exchange agreements as described under “Description of Credit Enhancement”.

The original principal amount of a series of securities may exceed the principal balance of the mortgage loans initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans for the related issuing entity. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.
Accrual	A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.
Companion	A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.
Component	A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.
Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate	A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.
Interest Only or IO	A class of securities with no principal balance and
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which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.
Inverse Floating Rate	A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.
Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.
Partial Accrual	A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.
Principal Only	A class of securities which is not entitled to interest payments.
Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.
Scheduled Principal	A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.
Senior Support	A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.
Sequential Pay	Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of
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principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.
Super Senior	A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.
Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.
Variable Rate	A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the loan rates borne by the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the issuing entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, cash flow agreement, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under “Description of Credit Enhancement,” or by any combination of the foregoing.

If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related issuing entity, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of “residual interests” in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A “securityholder” or “holder” is the entity whose name appears on the

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records of the registrar (consisting of or including the security register) as the registered holder of a security.

Specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC’s nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC’s clearance system.

If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects in its sole discretion to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

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Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear System participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-

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valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear System participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

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•                     borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system’s customary procedures;

•                     borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

•                     staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to

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consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Assignment of Issuing Entity Assets

At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee), without recourse, the mortgage loans being included in the related issuing entity, together with, all principal and interest received on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The depositor or any of its affiliates may retain an interest in the issuing entity assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans in the related issuing entity. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related issuing entity as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

In addition, the depositor will, as to each mortgage loan other than Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents, which may be delivered as an electronic copy of the related mortgage loan file:

•                     the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

•                     the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

•                     unless the mortgage loan is registered on MERS, an assignment of the mortgage in blank or, if required by the Rating Agencies and so described in the related prospectus supplement, to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

•                     any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

•                     if applicable, any riders or modifications to the mortgage note and mortgage,

•                     if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

•                     any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

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Notwithstanding the foregoing, an issuing entity may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities or (2) where MERS is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for the Sponsor and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Sponsor, between the Sponsor and the depositor and between the depositor and the trustee.

With respect to each series of securities, the master servicer or the servicer, as applicable, on behalf of the issuing entity, will be required to prepare and distribute a notice required under Section 404 of The Helping Families Save Their Homes Act of 2009 to each mortgagor within thirty days of the related closing date in connection with the sale of the related mortgage loans from the Sponsor to the issuing entity.

As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

•                     the original Contract endorsed, without recourse, to the order of the trustee,

•                     copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

•                     a blanket assignment to the trustee of all Contracts in the related issuing entity and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

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The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer or servicer, as applicable, the depositor, and the Sponsor. If the Sponsor does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan, then, the Sponsor will be obligated to repurchase the mortgage loan from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under “The Mortgage Pools—Representations by Sponsor,” to substitute for the mortgage loan). The trustee will be obligated to enforce this obligation of the Sponsor to the extent described above under “The Mortgage Pools—Representations by Sponsor,” but there can be no assurance that the Sponsor will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan if the Sponsor defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan not so repurchased or substituted for shall remain in the related issuing entity.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the trustee, the depositor or the master servicer or servicer, as applicable. In addition, the trustee may perform the custodial duties pursuant to the pooling and servicing agreement or indenture, as applicable.

The Sponsor will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Sponsor will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its repurchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by the Sponsor as described above under “The Mortgage Pools—Representations by Sponsor.” This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by the depositor. Any mortgage loan not so repurchased or substituted for shall remain in the related issuing entity.

Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer or servicer, as applicable, for any mortgage pool, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under “Servicing of Mortgage Loans.” Each of the depositor and the master servicer or servicer, as applicable, will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

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Distribution Account

General. The master servicer or servicer, as applicable, and/or the trustee will, as to each issuing entity, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer or servicer, as applicable, will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the related master servicer or servicer, as applicable, or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or servicer, as applicable, or serviced by it on behalf of others.

Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related issuing entity within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans in the issuing entity (other than payments due on or before the cut-off date):

•                     all payments on account of principal, including principal prepayments, on the mortgage loans;

•                     all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer, or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

•                     all payments on the U.S. Government Securities (if any);

•                     all Insurance Proceeds and Liquidation Proceeds;

•                     any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under “Description of Credit Enhancement”;

•                     any advances made as described under “—Advances” below;

•                     any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”;

•                     to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees or prepayment premiums on the mortgage loans;

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•                     any amount required to be deposited by the master servicer or servicer, as applicable, or the trustee in connection with losses realized on investments for the benefit of the master servicer or servicer, as applicable, or the trustee, as the case may be, of funds held in the Distribution Account; and

•                     any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

Prior to the deposit of funds into the Distribution Account, as described under “—Deposits” above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that an issuing entity has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

Withdrawals. With respect to each series of securities, the master servicer or servicer, as applicable, trustee or special servicer generally may make withdrawals from the Distribution Account for the related issuing entity for any one or more of the following purposes described in the related prospectus supplement:

(1)               to make distributions to the related securityholders on each distribution date;

(2)               to reimburse the master servicer or servicer, as applicable, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the issuing entity as described under “—Advances” below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

(3)               to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the issuing entity and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

(4)               to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses

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(5)               referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the issuing entity or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

(5)               if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

(6)               to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Master Servicer, the Servicer and the Depositor”;

(7)               if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

(8)               to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Some Matters Regarding the Trustee”;

(9)           to pay the master servicer or servicer, as applicable, or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

(10)           to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the issuing entity by foreclosure or by deed-in-lieu of foreclosure;

(11)           if one or more elections have been made to treat the issuing entity or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the issuing entity or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICS—Prohibited Transactions and Other Possible REMIC Taxes”;

(12)           to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

(13)           to pay for the cost of various opinions of counsel obtained pursuant to the related

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(15)           pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

(14)           to pay to itself, the depositor, the Sponsor or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the issuing entity pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

(15)           to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement; and

(16)           to clear and terminate the Distribution Account upon the termination of the issuing entity.

The payment of fees and expenses to any independent reviewer identified in a prospectus supplement will be described in that prospectus supplement.

Distributions

Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and any other assets included in the related issuing entity that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder’s Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of

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rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans in the related issuing entity or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield Considerations”, exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer’s or applicable servicer’s servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans in the related issuing entity, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more

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classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans in the related issuing entity are received.

Pre-Funding Account

The pooling and servicing agreement or other agreement may provide for the transfer by the Sponsor of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the issuing entity as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

Prepayment premiums will generally be retained by the Sponsor as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans in any issuing entity will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage loans in any issuing entity (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. These allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

Advances

If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in

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the related Master Servicer Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer’s or a servicer’s own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer or servicer, as applicable, has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related issuing entity prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer or servicer, as applicable, to be in the best interest of the securityholders, or if in connection with a HAMP modification, the master servicer or servicer, as applicable, may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer’s and the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the Sponsor’s, master servicer’s or servicer’s, as applicable, standards as further described in the pooling and servicing agreement or servicing agreement. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. Any servicing modification with respect to a mortgage loan will be subject to the limitations described in the prospectus supplement.

As described under “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans,” in February 2012, 49 States’ Attorneys General reached a settlement with five leading bank mortgage servicers that requires those servicers to implement comprehensive reforms to their mortgage servicing practices. There can be no assurance as to whether national servicing standards will

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develop in the future that will require compliance by the master servicer or the servicer, as applicable. Any such standards may or may not be the same or similar to those outlined in the settlement agreement referred to above and in any case, will be described in the prospectus supplement and the pooling and servicing agreement or the servicing agreement, as applicable. In all cases the master servicer or the servicer, as applicable, will be required to service the mortgage loans in accordance with applicable law.

Any advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

Reports to Securityholders

With each distribution to securityholders of a particular class of offered securities, the related master servicer or servicer, as applicable, trustee or other specified person will make available to each holder of record of the class of securities a statement or statements with respect to the related issuing entity setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

•                     the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•                     the total cash flows received and the general sources thereof;

•                     the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•                     the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•                     the amount, if any, of the distribution allocable to principal (by class);

•                     the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•                     the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•                     interest rates, as applicable, to the pool assets and securities;

•                     the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•                     the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•                     the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

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•                     number and amount of pool assets, together with updated pool composition information;

•                     the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•                     if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•                     material breaches of pool asset representation or warranties or transaction covenants and results of any independent review;

•                     information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•                     information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

•                     any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

•                     the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period; and

•                     the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts.

In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related issuing entity. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the

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monthly reports will be posted on a website as described below under “Available Information” and “Reports to Securityholders.”

DESCRIPTION OF CREDIT ENHANCEMENT

General

As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy, a cash flow agreement or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement.” If specified in the applicable prospectus supplement, credit support for the offered securities of one loan group may cover the offered securities of one or more other loan groups.

In general, references to “mortgage loans” under this “Description of Credit Enhancement” section are to mortgage loans in an issuing entity. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

One or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. The subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

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Cross-Collateralization

If the mortgage loans in any issuing entity are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans within the issuing entity. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

Overcollateralization

Interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. Overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

A financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sponsor to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

Any mortgage pool insurance policy obtained by the depositor for an issuing entity will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under “Maintenance of Credit Enhancement,” the master servicer or servicer, as applicable, will use reasonable efforts to maintain, or, in the case of the master servicer, cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement.

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Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

Letter of Credit

If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for an issuing entity will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.” However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed-in-lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy

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that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Sponsor or the depositor.

Reserve Funds

If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related issuing entity. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the Sponsor, the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or servicer, as applicable, or any other person named in the related prospectus supplement.

Cash Flow Agreements

The issuing entity may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal

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terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer or servicer, as applicable, will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer or servicer, as applicable, will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer or servicer, as applicable, will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

If a letter of credit or alternate form of credit enhancement has been obtained for a series of securities, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer or servicer, as applicable, will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If coverage for Special Hazard Losses takes the form

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of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under “Description of Credit Enhancement—Special Hazard Insurance Policies.” The master servicer or servicer, as applicable, may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer or servicer, as applicable, obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

The master servicer or servicer, as applicable, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer or servicer, as applicable, under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer or servicer, as applicable, for ultimate deposit to the related Distribution Account.

If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer or servicer, as applicable, for its expenses and (2) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided pursuant to any form of credit enhancement may be reduced. The amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected.

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Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer or servicer, as applicable, nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer or servicer, as applicable, will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or servicer, as applicable, or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Derivatives

The issuing entity may include one or more derivative instruments, as described in this section. All derivative instruments included in any issuing entity will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below and 2) currency swaps.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of an issuing entity may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

The issuing entity may enter into one or more currency swaps with one or more currency swap providers when collections on the mortgage loans are denominated in a different currency than the payment obligations of the issuing entity on the offered securities in order to hedge its currency exposure. The actual swap agreements may vary for each series of securities. The prospectus supplement for each series will identify and describe the currency swaps and currency swap providers for that series and the terms for each currency swap. Each currency swap entered into will be confirmed by a written confirmation.

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Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the issuing entity to do so.

Purchase Obligations

Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events. The issuing entity will not issue any redeemable securities as defined under Section 2(a)(32) of the Investment Company Act of 1940. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

A purchase commitment is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified trust assets from the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events. A remarketing agreement is an obligation of a remarketing

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agent to sell specified trust assets on behalf of the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guaranty is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series upon the exercise of the option by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
CLAIMS THEREUNDER

General

The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan’s Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination.

While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

•                     the insured percentage of the Primary Insurance Covered Loss;

•                     the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

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•                     at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

•                     advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•                     in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

•                     tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any single family loan for which the coverage is required under the standard described above, the master servicer or servicer, as applicable, will maintain, or the master servicer will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or servicer, as applicable, or the Sponsor will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see “Description of Credit Enhancement—Mortgage Pool insurance Policies.”

Hazard Insurance Policies

The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer or servicer, as applicable, to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer or servicer, as applicable, to ensure that hazard insurance proceeds are appropriately applied may be dependent on it being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer or servicer, as applicable, by mortgagors or servicers.

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As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer’s or the servicer’s normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer or servicer, as applicable, may satisfy its obligation to cause hazard policies to be maintained by maintaining, or in the case of the master servicer, causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer or servicer, as applicable, will deposit, or will in the case of the master servicer, cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer or servicer, as applicable, to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See “Description of Credit Enhancement—Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer or servicer, as applicable, on behalf of the trustee and securityholders, is obligated to present claims, or, in the case of the master servicer, cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the

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mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA Mortgage Insurance

The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 203(k), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years’ duration for the purchase of one- to four-family dwelling units or for the refinance of indebtedness on existing one- to four-family housing. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase or refinance of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

The Section 203(k) program is HUD’s primary program for the rehabilitation and repair of one- to four-family dwellings that have been completed for at least one year and certain FHA-approved condominium projects. Section 203(k) insurance enables homebuyers and homeowners to finance both the purchase (or refinancing) of a house and the cost of its rehabilitation through a single mortgage loan at a long-term fixed (or adjustable) rate, or to finance the rehabilitation of their existing home. A portion of the loan proceeds is used to pay the seller, or, if a refinance, to pay off the existing mortgage. The remaining funds are placed in a rehabilitation escrow account insured by the Federal Deposit Insurance Corporation or the National Credit Union Administration and released as rehabilitation is completed.

Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes: (a) the unpaid principal amount of the mortgage loan; (b) any mortgage interest accrued and unpaid at the time of assignment; (c) reimbursement of any advances made under the mortgage and approved by HUD; (d) reimbursement for approved costs and attorney’s fees; and (e) debenture interest on the net claims amount (excluding mortgage interest) from the date of assignment to the date of payment. The insurance payment is reduced by the amount of any cash retained by the trust or any damage or insurance recovery.

When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee’s foreclosure costs. Any FHA insurance relating

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to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer or servicer, as applicable, will be required to take steps, or in the case of the master servicer, cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA Mortgage Guaranty

The Servicemen’s Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran’s home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser in most circumstances and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

THE DEPOSITOR

The depositor for each series of securities will be Shellpoint Mortgage Acceptance LLC.

The depositor was formed in the State of Delaware on October 10, 2012 as a wholly-owned subsidiary of Shellpoint Partners LLC, a Delaware corporation.

The depositor maintains its principal office at 2 Grand Central Tower, 140 E. 45th Street, 37th Floor, New York, New York 10017. Its telephone number is (212) 850-7701. For additional information regarding the depositor, please see the related prospectus supplement.

The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2012.

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THE AGREEMENTS

General

Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer, servicer or custodian. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans securing the notes will be serviced pursuant to a servicing agreement between the Issuing Entity and the master servicer or servicer, as applicable.

Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related issuing entity. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”. As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K simultaneously with or prior to the filing of the related prospectus supplement.

Certain Matters Regarding the Master Servicer, the Servicer and the Depositor

The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer or servicer, as applicable, may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s or the servicer’s, as applicable, responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

Each pooling and servicing agreement and servicing agreement will also provide that the master servicer or servicer, as applicable, the depositor and their directors, officers, employees or agents will not be under any liability to the issuing entity or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer or servicer, as applicable, the depositor, and any director, officer, employee or agent of the master servicer or servicer, as applicable, or the depositor are entitled to indemnification by the issuing entity and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of

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counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer or servicer, as applicable, nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or servicer, as applicable, or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the master servicer or servicer, as applicable, or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

Any person into which the master servicer or servicer, as applicable, may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer or servicer, as applicable, is a party or any person succeeding to the business of the master servicer or servicer, as applicable, will be the successor of the master servicer or servicer, as applicable, under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae, Freddie Mac, FHA or VA and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer or servicer, as applicable, may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer or servicer, as applicable, will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

Pooling and Servicing Agreement

Events of default under the pooling and servicing agreement in respect of a series of certificates will include:

•             any failure by the master servicer or servicer, as applicable, to make a required deposit to the Distribution Account (other than a monthly advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer or servicer, as applicable,;

•             any failure by the master servicer or servicer, as applicable, to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer or servicer, as applicable, by the trustee, or to the master servicer or servicer, as applicable, and the trustee by the holders of

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•             certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity;

•             events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer or servicer, as applicable, and some actions by the master servicer or servicer, as applicable, indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

•             any failure of the master servicer or servicer, as applicable, to make advances as described in this prospectus under “Description of the Securities—Advances,” by the date and time set forth in the pooling and servicing agreement;

•             any assignment or delegation by the master servicer or servicer, as applicable, of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

•             any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement.

So long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity the trustee shall, by written notification to the master servicer or servicer, as applicable, and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer or servicer, as applicable, under the pooling and servicing agreement (other than any rights of the master servicer or servicer, as applicable, as certificateholder) covering the issuing entity and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor’s consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer or servicer, as applicable, under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer or servicer, as applicable, but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer or servicer, as applicable, under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer or servicer, as applicable. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may result in the cost to the issuing entity being greater than the cost to the issuing entity of the compensation to the initial master servicer or servicer, as applicable, under the pooling and servicing agreement.

No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights)in the related issuing entity requested the trustee in writing to institute the proceeding in its own name as trustee, (3) the trustee receives reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (4) the trustee for a reasonable time after receipt of the request and indemnity has neglected or refused to institute any proceeding.

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The holders of certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates affected by a default or event of default may waive the default or event of default (other than a failure by the master servicer or servicer, as applicable, to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under “—Events of Default” above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

Servicing Agreement

For a series of notes, a servicing default under the related servicing agreement generally will include:

•                     any failure by the master servicer or servicer, as applicable, to make a required deposit to the Distribution Account or, if the master servicer or servicer, as applicable, is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer or servicer, as applicable, by the trustee or the Issuing Entity;

•                     any failure by the master servicer or servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of securities which continues unremedied for the time period set forth in the servicing agreement after the giving of written notice of the failure to the master servicer or servicer, as applicable, by the trustee or the Issuing Entity;

•                     events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer or servicer, as applicable, and some actions by the master servicer or servicer, as applicable, indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement; and

•                     any other servicing default as set forth in the servicing agreement.

So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer or servicer, as applicable, and to the Issuing Entity or the trustee or issuing entity, as applicable, terminate all of the rights and obligations of the master servicer or servicer, as applicable, under the servicing agreement (other than any right of the master servicer or servicer, as applicable, as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer or servicer, as applicable, under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer or servicer, as applicable, but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer or servicer, as applicable, under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing

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compensation to be paid, which in no event may exceed the cost to the issuing entity of the compensation to the initial master servicer or servicer, as applicable, under the servicing agreement.

Indenture

For a series of notes, an event of default under the indenture generally will include:

•                     a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

•                     failure to perform any other covenant of the Issuing Entity in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•                     any representation or warranty made by the Issuing Entity in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•                     events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity, as specified in the related indenture; or

•                     any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute

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a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

•             to cure any ambiguity,

•             to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

•             if a REMIC election has been made with respect to the related issuing entity, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the issuing entity as a REMIC or to avoid or minimize the risk of imposition of any tax on the related issuing entity, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

•             to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

•             to comply with any changes in the Code.

The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, at least 66 2/3% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or

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changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related issuing entity, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer or servicer, as applicable, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related issuing entity or cause the issuing entity to fail to qualify as a REMIC.

With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 66 2/3% of the voting rights, for any purpose; provided, however, that the amendment may not:

(1)               reduce in any manner the amount of or delay the timing of, payments received on issuing entity assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

(2)               adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 66 2/3% of the aggregate voting rights of the class or

(3)               reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

The master servicer or servicer, as applicable, and any director, officer, employee or agent of the master servicer or servicer, as applicable, may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the transaction documents.

Termination; Retirement of Securities

The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer or servicer, as applicable, and required to be paid to them pursuant to the Agreements following the earlier of (1) the

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final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan and/or REO property subject thereto and (2) the purchase by (a) the master servicer, a servicer, the depositor or its designee, (b) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see “Federal Income Tax Consequences” below) or (c) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates, from the issuing entity for the series of all remaining mortgage loans, REO properties. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes which provides for such purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the issuing entity may be sold, thereby effecting a retirement of the securities and the termination of the issuing entity, or the securities so purchased may be held or resold by the master servicer, a servicer, the depositor or its designee. In no event, however, will a trust created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer or servicer, as applicable, because of the termination.

The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer or servicer, as applicable, the depositor or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans in the issuing entity for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans for that series at the cut-off date or closing date, as specified in the prospectus supplement. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related issuing entity may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related issuing entity will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

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Following any optional termination, there will be no continuing direct or indirect liability of the issuing entity or any securityholder as sellers of the assets of the issuing entity.

The Trustee

The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $15,000,000 and subject to supervision or examination by federal or state authority.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the Agreement.

If an event of default shall occur, then, and in each and every such case, so long as such event of default shall not have been remedied, the trustee or the securityholders entitled to at least 51% of the voting rights, by notice in writing to the master servicer or servicer, as applicable (and to the trustee if given by such holders of certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the master servicer or servicer, as applicable, and in and to the issuing entity, other than its rights as a securityholder; provided, however, that the successor to the master servicer or servicer, as applicable, shall have accepted the duties of master servicer or servicer, as applicable, effective upon the resignation or termination of the master servicer or servicer, as applicable. On or after the delivery to the master servicer or servicer, as applicable, of such notice, all authority and power of the master servicer or servicer, as applicable, whether with respect to the securities (other than as a holder thereof) or the mortgage loans or otherwise, shall pass to and be vested in the trustee, and, without limitation, the trustee is authorized and empowered to execute and deliver, on behalf of the master servicer or servicer, as applicable, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise at the expense of the master servicer or servicer, as applicable. The master servicer or servicer, as applicable, agrees to cooperate with (and pay any related costs and expenses of) the trustee in effecting the termination of the master servicer’s or servicer’s, as applicable, responsibilities and right, including, without limitation, the transfer to the trustee or another successor master servicer or servicer, as applicable, for administration by it of (i) the property and amounts which are then or should be part of the issuing entity or which thereafter become part of the issuing entity; (ii) originals or copies of all documents of the master servicer or servicer, as applicable, reasonably requested by the trustee to enable a successor to assume the master servicer’s or servicer’s, as

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applicable, duties; (iii) the rights and obligations of the master servicer or servicer, as applicable, under the subservicing agreements with respect to the mortgage loans; and (iv) all cash amounts which shall at the time be deposited by the master servicer or servicer, as applicable, or should have been deposited to the Distribution Account or thereafter be received with respect to the mortgage loans.

Within 90 days of the time the master servicer or servicer, as applicable, receives a notice of termination, the trustee another successor appointed as set forth herein shall be the successor in all respects to the master servicer or servicer, as applicable, in its capacity as master servicer or servicer, as applicable, under the related Agreement and the transactions set forth or provided for therein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the master servicer or servicer, as applicable, including the obligation to make advances which have been or will be required to be made by the terms and provisions thereof; and provided further, that any failure to perform such duties or responsibilities caused by the master servicer’s or servicer’s, as applicable, failure to provide information required by the related Agreement shall not be considered a default by the successor master servicer or servicer, as applicable. As compensation therefor, the trustee or another successor master servicer or servicer, as applicable, shall be entitled to all funds relating to the mortgage loans which the master servicer or servicer, as applicable, would have been entitled to charge to the Distribution Account if the master servicer or servicer, as applicable, had continued to act. If the trustee has become the successor to the master servicer or servicer, as applicable, then notwithstanding the above, if the trustee shall be unwilling to so act, or shall be unable to so act, the trustee may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved (and, if applicable, FHA- or VA-approved) mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the master servicer or servicer, as applicable, in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer or servicer, as applicable. Pending appointment of a successor to the master servicer or servicer, as applicable, the trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the cost to the issuing entity of the compensation permitted the master servicer or servicer, as applicable under the pooling and servicing agreement or servicing agreement, as applicable. Each of the depositor, the trustee and such successor shall take such action, consistent with the related Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor master servicer or servicer, as applicable, be liable for the acts or omissions of the predecessor master servicer or servicer, as applicable.

Upon any such termination or appointment of a successor to the master servicer or servicer, as applicable, the trustee shall give prompt notice thereof to securityholders and to the Rating Agencies. Within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all securityholders notice of each such event of default hereunder known to the trustee, unless such event of default shall have been cured or waived.

Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under this Agreement, the trustee will afford such securityholders access during business hours to the most recent list of securityholders held by the trustee.

Some Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or servicer, as applicable, or other specified person or may be required to be borne by the related issuing entity.

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The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

YIELD CONSIDERATIONS

The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), and in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See “Maturity and Prepayment Considerations” below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the Sponsor, or conversions of ARM Loans to a fixed interest rate. See “The Mortgage Pools—Representations by Sponsor” and “Descriptions of the Securities—Assignment of Issuing Entity Assets” above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

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In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer or related servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”.

The issuing entity with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest

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rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to “lock in” a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

The issuing entity with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or, if required under the related pooling and servicing agreement and as described in the related prospectus supplement, repurchases by the Sponsor) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the Sponsor repurchases convertible ARM Loans, a mortgagor’s exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent the Sponsor fails to repurchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the fully-indexed mortgage rate as required under applicable law. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Mortgage Pools,” the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor’s ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor’s

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financial situation, prevailing mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, and the relative economic vitality of the area in which the mortgaged properties are located. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See “Servicing of Mortgage Loans—Collection and Other Servicing Procedures; Mortgage Loan Modifications” and “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions” for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” the rate or (2) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities and no representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related issuing entity, as described under “Description of the Securities—Pre-Funding Account” in this prospectus, and the issuing entity is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See “Yield Considerations.”

As described in this prospectus and in the prospectus supplement, the master servicer, a servicer, the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in an issuing entity and effect early retirement of the related series of securities. See “The Agreements—Termination; Retirement of Securities.”

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LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

Each single family loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and will have first priority. Mortgages and deeds to secure debt are referred to as “mortgages.” Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See “—Contracts” below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor or agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee’s authority under a deed of trust, the grantee’s authority under a deed to secure debt and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security

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agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative’s building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder’s proportional share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Shares of Cooperatives” below.

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Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Contracts

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

The master servicer or servicer, as applicable, will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor

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from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Sponsor and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Sponsor will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s or the Sponsor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Sponsor, as applicable.

In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the issuing entity, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor or Sponsor, as applicable, did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer or servicer, as applicable, will be obligated to, or in the case of the master servicer, to cause each of the servicers to, take these steps, at the master servicer’s or servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

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Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the Sponsor that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee’s sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Over the past few years, judicial foreclosure proceedings have become increasingly contested with challenges often raised to the right of the foreclosing party to maintain the foreclosure action. The resolution of these proceedings can be time-consuming.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds. It is common for the lender to purchase the property from the trustee, referee or other designated officer for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure. If the credit bid is equal to, or more than, the mortgagor’s obligations on the loan, the mortgagor’s debt will be extinguished. However, if the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and such a remedy is available under state law and the related loan documents, the mortgagor’s obligation will continue to the extent of the deficiency. Regardless of the purchase price paid by the foreclosing lender, the lender will be responsible to pay the costs, fees and expenses of the sale, which sums are generally added to the mortgagor’s indebtedness. In some states, there is a statutory minimum purchase price which the lender must offer for the property and generally, state law controls the maximum amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to

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remain in possession during any redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, as described above, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See “Description of Credit Enhancement”.

A junior mortgagee may not foreclose on the secured property unless it pays off or forecloses subject to any mortgage(s) that are senior in priority to the mortgage sought to be foreclosed. In other words, the junior mortgagee must either pay the entire amount due on the senior mortgage(s) prior to or at the time of the foreclosure sale or foreclose on the property ‘subject to’ any senior mortgage on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and, if it satisfies the senior mortgage(s) may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause, the junior mortgagee may be required to pay the full amount of the senior mortgage(s) to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender’s title may be subject to all senior liens and claims and governmental liens.

Foreclosure proceedings are governed by general equitable principles. Some of these equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Under certain loan modification programs, to the extent the master servicer or the servicer, as applicable, is considering qualifying the related mortgagor for a loan modification after foreclosure proceedings have already been initiated, the foreclosure proceedings must be halted until the master servicer or servicer, as applicable, has determined whether the mortgagor has qualified for the loan modification. This is a requirement under the February 2012 settlement agreement between 49 States’ Attorneys General and five leading bank mortgage servicers and, if the servicing standards outlined in the settlement agreement develop into national servicing standards in the future, this requirement may apply to the master servicer or the servicer, as applicable. In all cases the master servicer or the servicer, as applicable, will be required to service the mortgage loans in accordance with applicable law.

In response to an unusually large number of foreclosures in recent years, a growing number of states have enacted laws that subject the holder to certain notice and/or waiting periods prior to commencing a foreclosure. For example, in Massachusetts, the Attorney General’s office may review

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and possibly terminate the foreclosure of any single family residential mortgage that is secured by the borrower’s principal dwelling. In some instances, these laws require the servicer of the mortgage to consider modification of the mortgage or an alternative option prior to proceeding with foreclosure. The effect of these laws has been to delay foreclosure in particular jurisdictions.

The mortgages or assignments of mortgage for some of the mortgage loans have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, including the issuing entity. Subsequent assignments of those mortgages are registered electronically through the MERS system. The recording of mortgages in the name of MERS has been challenged in a number of states. Although many decisions have accepted MERS as mortgagee, some courts have held that MERS is not a proper party to conduct a foreclosure and have required that the mortgage be reassigned to the entity that is the economic owner of the mortgage loan before a foreclosure can be conducted. In states where such a rule is in effect, there may be delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of mortgaged properties. In addition, borrowers are raising new challenges to the recording of mortgages in the name of MERS, including challenges questioning the ownership and enforceability of mortgage loans registered in MERS. An adverse decision in any jurisdiction may delay the foreclosure process.

With respect to any mortgage loans registered on the MERS system, the master servicer or servicer, as applicable, will comply with all of the requirements of MERS regarding instituting foreclosure proceedings. In addition, if required by the Rating Agencies and if set forth in the related prospectus supplement, mortgage loans registered in the MERS system may be removed from the MERS system prior to the closing date or within a specified number of days after the closing date.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant-stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however,

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to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and other Limitations on Lenders” below.

Repossession with respect to Contracts

General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

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•                     Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

•                     Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

•                     Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property

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governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff’s sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

Single Family Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust. The redemption period is often a range and currently runs from a minimum of one month in Arizona and New Jersey to one year in Missouri, Montana and South Dakota. These redemption periods are based on several factors and could run as long as two years in Tennessee, however Tennessee allows the right of redemption to be waived in the mortgage.

Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

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Anti-Deficiency Legislation and Other Limitations on Lenders

Single Family Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor’s residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include

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reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor’s principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a

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mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of an issuing entity and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the depositor, the master servicer, nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors’ rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

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Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

Laws, rules and regulations have been adopted at the state and local levels that are similar to HOEPA in that they impose certain restrictions on loans on which certain points and fees or the APR exceeds specified thresholds, which generally are lower than under federal law. These restrictions include prohibitions on steering borrowers into loans with high interest rates and away from more affordable products, selling unnecessary insurance to borrowers, flipping or repeatedly refinancing loans and making loans without a reasonable expectation that the borrowers will be able to repay the loans. Compliance with some of these restrictions requires lenders to make subjective judgments, such as whether a loan will provide a “net tangible benefit” to the borrower. These restrictions expose a lender to risks of litigations and regulatory sanction no matter how carefully a loan is underwritten. The remedies for violations of these laws are not based on actual harm to the consumer and can result in damages that exceed the loan balance. In addition, an increasing number of these laws, rules and regulations seek to impose liability for violations on assignees, which may include our prior warehouse lenders and whole-loan buyers, regardless of whether the assignee knew of or participated in the violation.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

Local, state and federal legislatures, state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the Department of Justice, the Department of Housing and Urban Development and state and local governmental authorities have continued to focus on lending and servicing practices by some companies, primarily in the non-prime lending industry, sometimes referred to as “predatory lending” and “abusive servicing” practices. Sanctions have been imposed by various agencies for practices such as charging excessive fees, imposing higher interest rates than the

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credit risk of some borrowers warrant, failing to disclose adequately the material terms of loans to borrowers and abrasive servicing and collections practices.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”) was signed into law. The Reform Act, which is designed to improve accountability and transparency in the financial system and to protect consumers from abusive financial services practices, creates various new requirements affecting mortgage servicers, including mandatory escrow accounts for certain mortgage loans; notice requirements for consumers who waive escrow services; certain prohibitions related to mortgage servicing with respect to force-placed hazard insurance, qualified written requests, requests to correct certain servicing errors, and requests concerning the identity and contact information for an owner or assignee of a loan; requirements for prompt crediting of payments, processing of payoff statements, and monthly statements with certain disclosures for adjustable rate mortgage loans; and late fee restrictions on high cost loans. In addition, a new executive agency and consumer financial regulator, the Bureau of Consumer Financial Protection (“CFPB”), was established in the Federal Reserve System under the Reform Act. On July 21, 2011, the regulation of the offering and provision of consumer financial products or services, including mortgage servicing, under federal consumer financial laws, will be generally transferred and consolidated into the CFPB.

The Reform Act sets forth certain objectives for and the functions of the CFPB. The objectives of the CFPB, as identified under the Reform Act, are to ensure that: (1) consumers are provided with timely and understandable information to make responsible decisions about financial transactions; (2) consumers are protected from unfair, deceptive, or abusive acts and practices and from discrimination; (3) outdated, unnecessary, or unduly burdensome regulations are regularly identified and addressed in order to reduce unwarranted regulatory burdens; (4) federal consumer financial law is enforced consistently, without regard to the status of a person as a depository institution, in order to promote fair competition; and (5) markets for consumer financial products and services operate transparently and efficiently to facilitate access and innovation. The primary functions of the CFPB under the Reform Act are: (1) conducting financial education programs; (2) collecting, investigating, and responding to consumer complaints; (3) collecting, researching, monitoring, and publishing information relevant to the functioning of markets for consumer financial products and services to identify risks to consumers and the proper functioning of such markets; (4) subject to certain sections of the Reform Act, supervising covered persons for compliance with federal consumer financial law, and taking appropriate enforcement action to address violations of federal consumer financial law; (5) issuing rules, orders, and guidance implementing federal consumer financial law; and (6) performing such support activities as may be necessary or useful to facilitate the other functions of the CFPB.

Several federal, state and local laws, rules and regulations have been adopted, or are under consideration, that are intended to protect consumers from predatory lending and abusive servicing practices, and in some instances establish or propose a servicing standard and duty of care for mortgage servicers. On January 4, 2011, the CFPB implementation team entered into an information sharing memorandum of understanding with the Conference of State Bank Supervisors to promote state and federal cooperation and consistent examination procedures among regulators of providers of consumer financial products and services, including mortgage servicers.

Further, in a rule taking effect on April 1, 2011 under Regulation Z and future rule-making under the Reform Act, sweeping changes with respect to permissible and prohibited loan originator compensation are underway that will prohibit loan originator compensation based on loan terms or conditions (other than the amount of the principal), dual compensation of loan originators and various loan steering activities are underway.

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In 2008, Congress enacted the Mortgage Disclosure Improvement Act of 2008 (“MDIA”), which was initially part of the Housing and Economic Recovery Act of 2008 and then subsequently amended as part of the Emergency Economic Stabilization Act of 2008. As of July 30, 2009, the MDIA requires creditors to furnish early Truth in Lending (“TIL”) disclosures for all closed-end mortgage transactions that are secured by a consumer’s dwelling, including loans secured by primary, secondary or vacation homes, and regardless of whether the loans are for purchase money or non-purchase money transactions. While the early TIL disclosure must still be given within three business days of application, the MDIA and MDIA rule now require that the early TIL disclosure be provided at least seven business days prior to consummation of the transaction. Further, if the disclosed annual percentage rate (“APR”) exceeds certain tolerances as set forth in the Truth in Lending Act and Regulation Z, the creditor must provide corrected disclosures disclosing an accurate APR and all changed terms no later than 3 business days before consummation. Significantly, this means that multiple early TIL disclosures may be required.

In addition, the Federal Reserve Board adopted a final rule to amend Regulation Z on July 14, 2008 (the “July Rule”). Notably, the July Rule, which took effect on October 1, 2009: (i) created a new category of loans called “higher-priced mortgage loans”; (ii) instituted new protections for both this new category of “higher-priced mortgage loans” as well as for the existing category of “high cost mortgages” under the Home Ownership and Equity Protection Act; (iii) enacted certain prohibited acts and practices for all closed-end credit transactions secured by a consumer’s principal dwelling; (iv) revised the disclosures required in advertisements for credit secured by a consumer’s dwelling and prohibited certain practices in connection with closed-end mortgage advertising; and (v) required disclosures for closed-end mortgages secured by a consumer’s principal dwelling to be provided earlier in the transaction and before consumers pay any fee except for a fee for obtaining a consumer’s credit history.

Additional Consumer Protections Laws with Respect to Contracts

Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in an issuing entity will be subject to the requirements of the FTC Rule. Accordingly, the issuing entity, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Sponsor

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had or should have had knowledge of the claim or defense, the trustee will have the right to require the Sponsor to repurchase the Contract because of breach of its Sponsor’s representation and warranty that no claims or defenses exist that would affect the obligor’s obligation to make the required payments under the Contract.

Enforceability of Certain Provisions

Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer or servicer, as applicable, will, or in the case of the master servicer will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

In the case of a transfer of a Manufactured Home as to which the master servicer or the servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer’s or servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely

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made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges.

Subordinate Financing

When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender. In addition, the consent of the junior lender is required in connection with loan modifications, short sales and deeds-in-lieu of foreclosure, which may delay or prevent the loss mitigation actions taken by the senior lender.

Installment Contracts

The issuing entity assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the “lender”) retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the “borrower”) for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer’s equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may

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permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Applicability of Usury Laws

Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The OCC is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the issuing entity.

Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

As indicated above under “The Mortgage Pools—Representations by Sponsor,” each Sponsor of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the

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Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

Under the FTC Rule, which is described above under “Consumer Protection Laws”, the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the Sponsor fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, the servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Servicemembers Civil Relief Act

Under the terms of the Relief Act, various rights and protections apply to a mortgagor who is a servicemember that enters military service. For purposes of the application of the Relief Act to a servicemember, military service includes (i) active duty by a member of the Army, Navy, Air Force, Marine Corps or Coast Guard (including a member of the reserves called to active duty and a member of the National Guard activated under a Federal call to active duty), (ii) service by a member of the National Guard under a call to active service authorized by the President of the United States or the Secretary of Defense for a period of more than 30 consecutive days for purposes of responding to a national emergency declared by the President and supported by Federal funds, and (iii) active service by a commissioned officer of either the Public Health Service or the National Oceanic and Atmospheric Administration. In addition, certain provisions of the Relief Act also apply to (i) a member of a reserve component upon receipt of an order to report for military service and (ii) a person ordered to report for induction under the Military Selective Service Act upon receipt of an order for induction. Upon application to a court, a dependent of a servicemember is also entitled to certain limited protections under the Relief Act if the dependent’s ability to comply with an obligation is materially affected by reason of the servicemember’s military service. Because the Relief Act extends rights and protections to

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mortgagors who enter military service after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans or Contracts that may be affected by the Relief Act.

Among these rights and protections under the Relief Act, a mortgagor who enters military service after the origination of the mortgagor’s mortgage loan or Contract may not be charged interest (including service charges, renewal charges, fees or any other charges (except bona fide insurance) with respect to the mortgage loan or Contract) at a rate in excess of 6% per annum during the mortgagor’s period of military service and one year thereafter, unless a court orders otherwise upon application of the lender. Any such interest at a rate in excess of 6% per annum must be forgiven. Although the Relief Act requires the mortgagor to provide written notice and a copy of the mortgagor’s military orders in order for the mortgage loan or Contract to be subject to this interest rate limitation, the limitation is effective as of the date on which the mortgagor is called to military service. With respect to any mortgage loan or Contract subject to the Relief Act with an interest rate (inclusive of fees and charges, as described above) in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan or Contract. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans or Contracts, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement.

In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected mortgage loan or enforce rights under a Contract originated before the mortgagor’s period of military service. In an action filed during, or within nine months after, a mortgagor’s period of military service to enforce a mortgage loan or rights under a Contract, a court may stay the proceedings or adjust the mortgage loan or Contract to preserve the interests of all parties. Moreover, a sale, foreclosure or seizure of property for breach of a mortgage loan or Contract is not valid if made during, or within nine months after, the period of the mortgagor’s military service, except upon a court order granted before such sale, foreclosure or seizure or pursuant to a written waiver by the mortgagor. The Relief Act also provides that a period of military service may not be included in computing any period provided by law for the redemption of real property sold or forfeited to enforce an obligation. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan or Contract which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Certain states have enacted or may enact their own versions of the Relief Act, which may provide for greater rights and protections than those set forth in the Relief Act, including rights and protections for National Guard members called to active state service by a Governor.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property”, including the holders of mortgage loans.

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A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is the opinion of SNR Denton US LLP, counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuing entity) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.”

The following discussion addresses securities of three general types:

•                     REMIC Certificates representing interests in an issuing entity, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code,

•                     notes representing indebtedness of an issuing entity as to which no REMIC election will be made, and

•                     Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related issuing entity and, if this election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “securityholder,” “certificateholder” or a “holder” are to the beneficial owner of a security or certificate, as the case may be.

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The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, SNR Denton US LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related issuing entity (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related issuing entity’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any issuing entity as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the

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Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that issuing entity will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in that issuing entity will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount. A REMIC Regular Certificate may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or servicer, as applicable, or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

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The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the

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issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” for a description of this election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its “adjusted issue price,” in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular

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Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a

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REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

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Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be

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includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders’ after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than (or

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greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) described therein will not apply.

If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward

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indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders’ initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “—Sales of REMIC Certificates” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see “—Taxation of Owners of REMIC Residual Certificates—General” above.

Excess Inclusions. Any “excess inclusions” with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the “daily accruals” (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have “significant value.”

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For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, “—Foreign investors in REMIC Certificates,” below.

Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer’s excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the tentative minimum tax on excess inclusions.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of “noneconomic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “non-economic” REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic

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taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “noneconomic” residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered “noneconomic” will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual’s, estate’s or trust’s share of the fees and expenses will be added to the gross income of the holder and (2) the individual’s, estate’s or trust’s share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they

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exceed in the aggregate two percent of taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder’s gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.

Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount” and”—Premium.”

REMIC Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction

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generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such form.

Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by

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the related master servicer or servicer, as applicable, or trustee in either case out of its own funds, provided that the master servicer or servicer, as applicable, or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s or the servicer’s, as applicable, or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or servicer, as applicable, or the trustee will be charged against the related issuing entity resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a “disqualified organization” (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a “pass-through entity” (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an “electing large partnership,” all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

For these purposes, a “disqualified organization” means:

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•             the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

•             any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

•             any organization described in Section 1381(a)(2)(C) of the Code, or

•             an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the “tax matters person” with respect to the REMIC in all respects or (2) will be designated as and will act as the “tax matters person” with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

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Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

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Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, SNR Denton US LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the Notes (other than those certain classes, or portions of certain classes, of Notes which, at the time of their issuance, a qualified real estate investment trust, or REIT, subsidiaries acquires beneficial ownership thereof), will be classified as debt instruments and (2) depending on the structure of the transaction, either (A) the Issuing Entity, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool or (B) assuming compliance with the related agreements, for U.S. federal income tax purposes, despite the fact that the trust will be classified as a taxable mortgage pool, the trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries, 100% ownership interest in the Grantor Trust Certificates. For purposes of this tax discussion, references to a “noteholder” or a “holder” are to the beneficial owner of a note.

Status as Real Property Loans

Notes held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Sales of REMIC Certificates.”

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Grantor Trust Funds

Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, SNR Denton US LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or Certificate of beneficial ownership therein) which .. . .[are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for

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an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established “safe harbors.” The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any servicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than “qualified stated interest,” if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see “Sales of Grantor Trust Certificates”) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate

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(compounded based on the regular interval between distribution dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any servicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997 or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or servicer, as applicable, or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind

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that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and”—Market Discount” below.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or servicer, as applicable, or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a

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constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related issuing entity will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related issuing entity, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or servicer, as applicable, or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount,” that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the issuing entity in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

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Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method

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similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue discount.” It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates. The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID Regulations do not apply to “stripped coupons,” although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or servicer, as applicable, or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that

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the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules. The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated, regarding contingent payment debt instruments (the “Contingent Payment Regulations”), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the “noncontingent bond method.” Under the “noncontingent bond method,” the issuing entity of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuing entity’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the “applicable Federal rate” that, as of the issue date, reflects general market conditions, the credit quality of the issuing entity, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor

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Trust Strip Certificates”. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. The master servicer or servicer, as applicable, or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or servicer, as applicable, or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and servicer (if any) and any other customary factual information as the master servicer or servicer, as applicable, or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the issuing entity’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

On January 24, 2006, the Treasury published final regulations, which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed

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investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

•         a custodian of a person’s account,

•         a nominee, and

•         a broker holding an interest for a customer in street name.

The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these regulations. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these regulations.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or servicer, as applicable, or the trustee.

Backup Withholding. In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust Certificates.

Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in “—REMICS—Foreign Investors in REMIC Certificates” applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences”, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

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ERISA CONSIDERATIONS

Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having obtained specified relationships to a Plan, called Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan’s assets, or “Plan Assets,” and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the issuing entity were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan “fiduciary,” and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and Parties in Interest, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

Some transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in an issuing entity are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity, including an issuing entity, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the issuing entity), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of

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equity securities issued by the entity. In addition, the DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with “substantial equity features”), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the issuing entity). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

Class Exemptions

The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions and statutory exemptions under ERISA and the Code is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

•         PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager.

•         PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

•         PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

•         PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

•         PTCE 96-23, which exempts certain transaction approved on behalf of a Plan by an in-house investment manager.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The issuing entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the trust.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

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•         PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

•         PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of “mortgage pool pass-through certificates.” A “mortgage pool” is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A “mortgage pool pass-through certificate” is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

For the exemption to apply, PTCE 83-1 requires that:

•                     the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or the principal balance of the largest covered pooled mortgage loan;

•                     the trustee may not be an affiliate of the depositor;

•                     and the payments made and retained by the depositor in connection with the issuing entity, together with all funds inuring to the depositor’s benefit for administering the issuing entity, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the issuing entity.

In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer or servicer, as applicable, in connection with the servicing of the issuing entity are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

In the case of any Plan with respect to which the depositor, the master servicer or servicer, as applicable, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

•                     the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

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•                     the Plan pays no more for the certificates than would be paid in an arm’s length transaction;

•                     no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

•                     the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

•                     at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer or servicer, as applicable, and the special hazard insurer or pool insurer.

Before purchasing certificates, a fiduciary of a Plan should confirm that the issuing entity is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates,” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other “securities” underwritten by an underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section “ERISA Considerations”, the term “Underwriter” includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any single family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption

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will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a single family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

Fourth, the trustee cannot be an affiliate of any member of the “Restricted Group” other than the Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer, any counterparty to an “eligible swap” (as described below) and any obligor with respect to assets included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets in the issuing entity as of the date of initial issuance of the securities.

Fifth, the sum of all payments made to and retained by the Underwriter or Underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related issuing entity must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person’s services under the related Agreement and reimbursement of the person’s reasonable expenses in connection therewith.

Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

Insurance company general accounts.

In the event that securities which are certificates, but not notes, do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirements under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain permitted assets.

The Exemption permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the Exemption.

Permitted issuing entities include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

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If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the issuing entity assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets and (3) the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing, provided that: (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of securities does not exceed 25% of the outstanding securities in the class, (iii) after the Plan’s acquisition of the securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of an issuing entity containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group.

Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the issuing entity. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the issuing entity, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan’s ownership of securities.

The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered

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by an issuing entity, to be transferred to the issuing entity within the pre-funding period (as specified in the related prospectus supplement) instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

•                     as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

•                     all additional mortgage loans transferred to the related issuing entity after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the issuing entity, which terms and conditions have been approved by one of the Exemption Rating Agencies;

•                     the transfer of the additional mortgage loans to the issuing entity during the pre-funding period must not result in the securities to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities by the issuing entity;

•                     solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related issuing entity on the Closing Date and all additional mortgage loans transferred to the related issuing entity after the Closing Date at the end of the pre-funding period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the issuing entity on the Closing Date;

•                     either:

(1)               the characteristics of the additional mortgage loans transferred to the related issuing entity after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

(2)               an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related issuing entity after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the issuing entity as of the Closing Date;

•                     the pre-funding period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

•                     amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

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(1)               be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

(2)               have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies (“ERISA Permitted Investments”);

•                     the prospectus supplement must describe the duration of the pre-funding period;

•                     the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the issuing entity, must enforce all the rights created in favor of securityholders of the issuing entity, including employee benefit plans subject to ERISA.

Revolving pool features.

The Exemption only covers certificates backed by “fixed” pool of loans which require that all the loans must be transferred to the issuing entity or identified at closing (or transferred within the pre-funding period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by issuing entities which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

Other Exemptions

Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

ERISA Considerations Relating to Notes

Under the DOL Regulations, the assets of the issuing entity would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if Benefit Plan Investors acquire an “equity interest” of 25% or more of any class of equity securities in the issuing entity and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the issuing entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

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The Exemption permits issuing entities which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the issuing entity’s assets. The exemptive relief provided under the Exemption would not be necessary with respect to notes which are not treated as “equity interests” under the DOL Regulations. Nevertheless, because, as noted above, other prohibited transactions might be involved, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60 and PTCE 96-23 (collectively, the “Investor-Based Exemptions”) and section 408(b)(17) of ERISA. However, even if the conditions specified in these exemptions are met, the scope of the relief provided under such exemptions might or might not cover all acts which might be construed as prohibited transactions.

There can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating because of a withdrawal or downgrade to below investment grade rating. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2) (A) the acquisition and holding of the Notes by such purchaser will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All “excess inclusion” of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered “unrelated business taxable income” and thus will be subject to federal income tax. See “Federal Income Tax Consequences—REMICS—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.”

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Consultation with Counsel

There can be no assurance that the Exemption, the Investor-Based Exemptions or any other exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the issuing entity. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer or servicer, as applicable, nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Before purchasing an offered security in reliance on the Exemption, or an Investor-Based Exemption or any other exemption, a fiduciary of a Plan or other Plan Asset investor should itself confirm that (a) all the specific and general conditions set forth in the Exemption, an Investor-Based Exemption or other Exemption, would be satisfied and (b) in the case of a security purchased under the Exemption, the security constitutes a “security” for purposes of the Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, and Investor-Based Exemption or other Exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a Plan.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

LEGAL INVESTMENT MATTERS

Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute “mortgage related securities” for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

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SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

The OTS has been merged into the Office of the Comptroller of the Currency, or OCC, and the regulations of the OTS are now under the jurisdiction of the OCC, in some cases, and the Board of Governors of the Federal Reserve System, in other cases.

Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute “mortgage related securities” for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class

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thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

Each additional sale of securities will be from a segregated trust and will not be cross-collateralized or cross-defaulted with another series. New assets will not be added to an issuing entity except with respect to additions in connection with a prefunding and pool asset substitutions. In addition, after the closing date a reserve fund may be added to cover losses on the securities.

METHODS OF DISTRIBUTION

The certificates offered by this prospectus and by the related prospectus supplement will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

The depositor intends that offered securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered securities of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

•                     By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•                     By placements by the depositor with institutional investors through dealers; and

•                     By direct placements by the depositor with institutional investors.

If underwriters are used in a sale of any offered securities (other than in connection with an underwriting on a best efforts basis), the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

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In connection with the sale of the offered securities, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered securities may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all such securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

The depositor anticipates that the securities offered by this prospectus and the prospectus supplement will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of the certificates. Holders of offered securities are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

LEGAL MATTERS

Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by SNR Denton US LLP, New York, New York.

FINANCIAL INFORMATION

With respect to each series, a new issuing entity will be formed, and no issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any issuing entity will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a

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lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities — Reports to Securityholders” and “Servicing of Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the trustee’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the related trustee’s website will be set forth in the related prospectus supplement.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

REPORTS TO SECURITYHOLDERS

The master servicer or servicer, as applicable, or another designated person will be required to provide periodic unaudited reports concerning each issuing entity to all registered holders of offered securities of the related series with respect to each issuing entity as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the trustee’s website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of Mortgage Loans — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

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INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus and in the related prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to an issuing entity pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Shellpoint Mortgage Acceptance LLC, 2 Grand Central Tower, 140 E. 45th Street, 37th Floor, New York, New York 10017, or by telephone at (212) 850-7701. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

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GLOSSARY

Accrual Class — A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of such class will be increased to the extent such accrued interest is so allocated.

Accrual Security — A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

Agreement — An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

ARM Loan — A mortgage loan with an adjustable interest rate.

Bankruptcy Amount – The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

Bankruptcy Code — Title 11 of the United States Code, as amended from time to time.

Bankruptcy Loss — A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Beneficial Owner — A person acquiring an interest in any DTC Registered Security.

Benefit Plan Investors — An employee benefit plan subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include Plan Assets by reason of a plan’s investment in the entity within the meaning of Section 3(42) of ERISA.

CERCLA — The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

CFPB — The Bureau of Consumer Financial Protection.

Clearstream – Clearstream Banking, société anonyme, formerly known as Cedelbank SA.

Closing Date — With respect to any series of securities, the date on which the securities are issued.

Code — The Internal Revenue Code of 1986.

Commission — The Securities and Exchange Commission.

Committee Report — The Conference Committee Report accompanying the Tax Reform Act of 1986.

Conservation Act — The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

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Contract — Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

Contributions Tax — With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

Cooperative — With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

Crime Control Act — The Comprehensive Crime Control Act of 1984.

Defaulted Mortgage Loss — A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

Deferred Interest — If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

Deleted Mortgage Loan — A mortgage loan which has been removed from the related issuing entity.

Determination Date — The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

DIDMC — The Depository Institutions Deregulation and Monetary Control Act of 1980.

Distribution Account — One or more separate accounts for the collection of payments on the related mortgage loans constituting the related issuing entity, which may be a Master Servicer Collection Account.

DOL — The U.S. Department of Labor.

DOL Regulations — Regulations by the DOL promulgated at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

DTC – The Depository Trust Company.

DTC Registered Security — Any security initially issued through the book-entry facilities of the DTC.

Eligible Account — An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in

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writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

Equity Certificates — With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuing entity.

ERISA — The Employee Retirement Income Security Act of 1974, as amended.

ERISA Plans — Employee pension and welfare benefit plans subject to Sections 404 and 406 of ERISA.

Euroclear System — Euroclear.

Exemption — An individual prohibited transactions exemption issued by the DOL and amended by Prohibited Transaction Exemption (“PTE”) 2007-05, 72 Fed. Reg 13130 (March 20, 2007) or a substantially similar exemption issued by the DOL.

Exemption Rating Agency — Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc, Dominion Bond Rating Service Limited or Dominion Bond Rating Service, Inc.

Exchange Act — The Securities Exchange Act of 1934, as amended.

Extraordinary Loss — Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

Fannie Mae — The Federal National Mortgage Association.

FDIC — The Federal Deposit Insurance Corporation.

FHA — The Federal Housing Administration.

FICO Score — A statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW).

Fraud Loss — A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

Fraud Loss Amount — The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

Freddie Mac — The Federal Home Loan Mortgage Corporation.

FTC Rule — The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission.

Garn-St Germain Act — The Garn-St Germain Depository Institutions Act of 1982.

Ginnie Mae — The Government National Mortgage Association.

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Global Securities — The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

Grantor Trust Certificate — A certificate representing an interest in a Grantor Trust Fund.

Grantor Trust Fractional Interest Certificate — A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate — A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Grantor Trust Fund — An issuing entity as to which no REMIC election will be made and which qualifies as a “grantor trust” within the meaning of Subpart E, part I of subchapter J of the Code.

HAMP — The Home Affordable Modification Program.

HASP — The Home Affordability and Stability Plan.

High Cost Loans — Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

Homeownership Act —The Home Ownership and Equity Protection Act of 1994.

Housing Act — The National Housing Act of 1934, as amended.

HUD — The U.S. Department of Housing and Urban Development

Index — With respect to an ARM Loan, the related index, will be specified in the related prospectus supplement, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

Insurance Proceeds — Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer or servicer, as applicable (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

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Intermediary — An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

IRS — The Internal Revenue Service.

ISDA Credit Support Annex — The International Swaps and Derivatives Association Credit Support Annex.

Issue Premium — The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

Issuing Entity — With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

July Rule — The final rule amending Regulation Z that was adopted by the Federal Reserve Board on July 14, 2008.

LIBOR — London Interbank Offered Rate.

Liquidation Proceeds — (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the issuing entity through foreclosure or otherwise and (2) all proceeds of any mortgage loan purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer or servicer, as applicable, the depositor, the Sponsor or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under “The Mortgage Pools—Representations by Sponsor,” “Servicing of Mortgage Loans—Realization Upon and Sale of Defaulted Mortgage Loans,” “—Assignment of Issuing Entity Assets” above and “The Agreements—Termination.”

Loan-to-Value Ratio — With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

Manufactured Home — Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Master Servicer Collection Account — One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related issuing entity.

MDIA — The Mortgage Disclosure Improvement Act of 2008.

MERS — Mortgage Electronic Registration Systems, Inc.

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Net Mortgage Rate — With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

Nonrecoverable Advance — An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

Note Margin — With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

OCC — The Office of the Comptroller of the Currency.

OID Regulations — The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

OTS — The Office of Thrift Supervision.

Parties in Interest — With respect to a Plan, persons who have specified relationships to the Plans, either “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Section 4975 of the Code.

Percentage Interest — With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

Permitted Investments — United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

Plan Assets — “Plan assets” of a Plan, within the meaning of the DOL Regulations.

Plans — ERISA Plans and Tax Favored Plans.

Prepayment Assumption — With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

Prepayment Interest Shortfall — With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

Primary Insurance Covered Loss — With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

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Primary Insurance Policy — A primary mortgage guaranty insurance policy.

Primary Insurer — An issuer of a Primary Insurance Policy.

Protected Account — One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related issuing entity.

PTCE — Prohibited Transaction Class Exemption.

Qualified Substitute Mortgage Loan — A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under “The Mortgage Pools— Representations by Sponsor” in this prospectus.

Rating Agency — A “nationally recognized statistical rating organization” within the meaning of Section 3(a)(41) of the Exchange Act.

Realized Loss — Any loss on a mortgage loan attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note.

Record Date — The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

Reform Act — The Dodd-Frank Wall Street Reform and Consumer Protection Act.

Relief Act — The Servicemembers Civil Relief Act, as amended.

REMIC — A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC Administrator — The trustee, the master servicer or another specified party who administers the related REMIC.

REMIC Certificates — Certificates evidencing interests in an issuing entity as to which a REMIC election has been made.

REMIC Provisions — Sections 860A through 860G of the Code.

REMIC Regular Certificate — A REMIC Certificate designated as a “regular interest” in the related REMIC.

REMIC Regular Certificateholder — A holder of a REMIC Regular Certificate.

REMIC Residual Certificate — A REMIC Certificate designated as a “residual interest” in the related REMIC.

REMIC Residual Certificateholder — A holder of a REMIC Residual Certificate.

REMIC Regulations — The REMIC Provisions and the related Treasury regulations.

REO Mortgage Loan — A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

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Restricted Group — Consisting of any underwriter, the depositor, the master servicer, the special servicer, any servicer, any counterparty to an eligible swap and any obligor with respect to assets included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets in the issuing entity as of the date of initial issuance of the securities.

RICO — The Racketeer Influenced and Corrupt Organizations statute.

Securities Act — The Securities Act of 1933, as amended.

Single Family Property — An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

SMMEA — The Secondary Mortgage Market Enhancement Act of 1984.

Special Hazard Amount – The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

Special Hazard Loss — (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

Sponsor — New Penn Financial, LLC, an affiliate of the depositor and the seller of the mortgage loans included in an issuing entity to the depositor with respect a series of securities.

Strip Security — A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or (2) interest distributions, with disproportionate, nominal or no principal distributions.

Tax Favored Plans — Plans that meet the definition of “plan” in Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code and individual retirement accounts and annuities described in Section 408 of the Code.

TILA — The Federal Truth-in-Lending Act.

Title V — Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

Title VIII — Title VIII of the Garn-St Germain Act.

UCC — Uniform Commercial Code.

United States Person — A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I

138

of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

VA — The Department of Veterans Affairs.

Value — With respect to a mortgaged property securing a single family loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family loans, the “Value” of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the “Value” is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including “accessories” identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the “Value” is the least of the sale price, the appraised value, and the National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

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The information contained in this Prospectus Supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus Supplement is not an offer to sell these securities and is not soliciting of an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 14, 2013 [Version 1]

Prospectus Supplement (To Prospectus dated _____________, ____)

$_______________ (Approximate)

Mortgage Pass-Through Certificates, Series ____-__

Shellpoint Mortgage Acceptance Trust ____ _
Issuing Entity

[NAME OF MASTER SERVICER]
Master Servicer

New Penn Financial, LLC
Sponsor

SHELLPOINT MORTGAGE ACCEPTANCE LLC
Depositor

You should consider carefully the risk factors beginning on page S-___ in this prospectus supplement.

The certificates offered hereby represent an interest solely in the Issuing Entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

The Trust

The trust will consist primarily of a mortgage pool of single family
[fixed-rate] residential mortgage loans. The trust will be represented by
______ classes of certificates, ______ of which are offered under this prospectus supplement.

Credit Enhancement

• The offered certificates will have various forms of credit enhancement of the types described in this prospectus supplement, including [excess interest,] [overcollateralization,] [subordination,] [a bond insurance policy,] [and] [interest rate swap agreements]. [Forms of credit enhancement and providers to be described as applicable] See “Description of the Certificates—___________” in this prospectus supplement.

Class	Original Certificate Principal Balance(1)	Pass- Through Rate(2)	Class	Original Certificate Principal Balance(1)	Pass- Through Rate(2)
Class [A-1]	$ [__]	[__]	Class [X]	$ [__]	[__]
Class [A-2]	$ [__]	[__]	Class [PO]	$ [__]	[__]
Class [A-3]	$ [__]	[__]	Class [B-1]	$ [__]	[__]
Class [A-4]	$ [__]	[__]	[Class B-2	$ [__]	[__]
Class [A-5]	$ [__]	[__]	[Class B-3]	$ [__]	[__]
Class [A-6]	$ [__]	[__]	[Class R]	$ [__]	[__]

_________________

(1)      Approximate.
(2)      Calculated at the per annum rate of [________] as set forth under “Summary of Prospectus Supplement” and as described under “Description of the Certificates—Pass-Through Rates” in this prospectus supplement and subject to limitation or increase under certain circumstances.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately ___% of the aggregate principal balance of the offered certificates, less expenses which are estimated to be $_______. See “Method of Distribution” in this prospectus supplement.

Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the state of New York has not passed on or endorsed the merits of this offering.

Any representation to the contrary is unlawful.

[NAME OF UNDERWRITER]

Underwriter

Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and
•	this prospectus supplement, which describes the specific terms of this series of certificates.

The Depositor’s principal offices are located at Two Grand Central Tower, 140 E. 45th Street, 37th Floor, New York, New York 10017 and its phone number is (212) 850-7701.

S-2

PROSPECTUS SUPPLEMENT

S-3

ANNEX A - STATIC POOL INFORMATION	A-1
S-4

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a brief description of the important features of the offered certificates but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the prospectus.

Issuing Entity	Shellpoint Mortgage Acceptance Trust ____-_
Title of Series	Shellpoint Mortgage Acceptance LLC, Mortgage Pass-Through Certificates, Series ____-_.
Cut-off Date	__________ __, ____
Closing Date	On or about __________ __, ____
Originator	New Penn Financial, LLC
Sponsor	New Penn Financial, LLC
Depositor	Shellpoint Mortgage Acceptance LLC, an affiliate of New Penn Financial, LLC
Master Servicer	[Name of Master Servicer]
[Servicer]	[________________]. [Each affiliated and each unaffiliated servicer that services 10% or more of the pool assets will be identified.]
[Special Servicer]	[Name of Special Servicer].
Trustee	[Name of Trustee]
[Custodian]	[Name of Custodian]
[Credit Enhancement Provider]	[Name of Credit Enhancement Provider providing credit support for 10% or more of the pool assets]
[Swap Counterparty]	[Name of Swap Counterparty]
Distribution Dates	Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in _____________.
Final Scheduled Distribution Date	The final scheduled distribution date for each class of
S-5

Final Scheduled Distribution Date	certificates is the distribution date in _____________ ____.
Offered Certificates	The classes of offered certificates and their pass-through rates and certificate principal balances or notional amounts are set forth in the table below. The offered certificates [other than _______] will be issued in book-entry form, and will be issued in minimum denominations in principal amount of $[________] and integral multiples of $[_______] in excess thereof.
S-6

Class	Pass-Through Rate	Certificate Principal Balance(1)	Designation
A-1	_____%	$______________
A-2	_____%	$______________
A-3	_____%	$______________
A-4	_____%	$______________
A-5	_____%	$______________
A-6	_____%	$______________
X	_____%	$_____________ (2)
[PO	_____%	$_____________ (2)
B-1	_____%	$______________
B-2	_____%	$______________
B-3	_____%	$______________
R	_____%	$ 100

______________________

(1) Approximate.

(2) Approximate initial notional amount.

Non-Offered Certificates

Class	Pass-through Rate	Certificate Principal Balance(1)	Designation
A-IO-S	_____%(2)	$_____________(3)
B-4	_____%	$______________
B-5	_____%	$______________
B-6	_____%	$______________
PO	_____%	$______________

(1) Approximate.

(2) Approximate initial Pass-Through Rate.

(3) Approximate initial Notional Amount.

Note:

The certificates offered hereby represent interests solely in the Issuing Entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

S-7

The Trust

The depositor will establish a trust (the “Issuing Entity”) with respect to the Series ____-_ Certificates, pursuant to a pooling and servicing agreement dated as of __________ __, ____ among the depositor, the master servicer and the trustee. There are _____ classes of certificates representing the trust.

See “Description of the Certificates” in this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and/or principal on the offered certificates will be made only from payments received in connection with the mortgage loans described below.

The Originator

Approximately [__]% of the mortgage loans in the aggregate, were originated by New Penn Financial, LLC, or acquired from correspondents by New Penn Financial, LLC. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate.

The Mortgage Loans

The trust will contain approximately _____ conventional, single family, [fixed-rate/adjustable-rate] mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of _________ __ ____.

All descriptions of the mortgage loans in this prospectus supplement take into account the results of the Sponsor’s pre-offering review, as described in this prospectus supplement under “Pre-Offering Review of the Mortgage Loans.”

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of __________ __, ____.

Range of principal balances :	$_______to $_______
Average principal balance:	$_______
Range of mortgage rates:	____% to ____%
Weighted average mortgage rate:	____%
Weighted average remaining term to stated maturity:	___ months
Range of remaining terms to stated maturity:	____ months to ____ months
Range of original loan-to-value ratios:	_____% to _____%
Weighted average original loan-to-value ratio:	_____%
Weighted average seasoning:	______ months
Type of mortgaged properties One family dwellings: 2-4 family dwellings: Planned unit developments: Condominiums: Owner-occupied:	_____% _____% _____% _____% _____%
Loan purpose Purchase: Cash out refinance: Rate & term refinance:	_____% _____% _____%
Loan documentation Full Documentation: [Other Documentation Types, if any]:	_____% _____%
Senior lien loans:	______ loans ______%
Prime loans:	______ loans ______%
[Other Credit Types, if any]:	______ loans ______%
Weighted average current FICO score:	_____
Range of FICO scores:	_____ to _____
[Include statistical data regarding exceptions to Underwriting Standards]
[TO BE INCLUDED IF ANY LOANS HAVE BEEN THE SUBJECT OF MODIFICATIONS: Type of Modifications	______ loans

S-8

Interest rate reduction: Forgiveness of principal: Extension of the final maturity date: Capitalization of delinquent interest: Extension of the amortization of the mortgage loan:	_____% ______ loans _____% ______ loans _____% ______ loans _____% ______ loans _____%]

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this prospectus supplement.

[To be expanded to include the disclosure required by Item 1103(a)(5) of Regulation AB describing any pre-funding account, as applicable:

[All percentages with respect to the characteristics of the mortgage loans shown in this prospectus supplement include information pertaining to approximately $[____] of subsequent mortgage loans, representing up to [__]% of the mortgage pool, identified and expected to be transferred to the trust within ninety days of the closing date.]

[On the closing date, the depositor will deposit in an account, referred to in this prospectus supplement as the pre-funding account, an amount equal to approximately $[____], representing approximately [__]% of the asset pool. This amount is referred to in this prospectus supplement as the pre-funded amount. From the closing date up to and including [_____ __, 20__], referred to in this prospectus supplement as the pre-funding period, the depositor may sell and the trustee will be obligated to purchase, on behalf of the trust, from funds on deposit in the pre-funding account, subsequent mortgage loans to be included in the issuing entity backing all the classes of certificates, provided that such subsequent mortgage loans satisfy the requirements described in “The Mortgage Pool” in this prospectus supplement. The amount on deposit in the pre-funding account will be reduced by the amount thereof used to purchase such subsequent mortgage loans during the pre-funding period. Any amounts remaining in the pre-funding account after [_____ __, 20__] will be distributed to the classes of certificates on the distribution date immediately following the termination of the pre-funding period.]

[On the closing date, the depositor will deposit in an account to be held by the securities administrator, referred to in this prospectus supplement as the interest coverage account, an amount which will be applied by the securities administrator to cover shortfalls in the amount of interest generated by the subsequent mortgage loans attributable to the pre-funding feature. Any amounts remaining in the interest coverage account after [_____ __, 20__] will be distributed on the next distribution date to the depositor or its designee.]]

Removal and Substitution of a Mortgage Loan

The Trustee will acknowledge the sale, transfer and assignment of the Issuing Entity to it by the Depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the Trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the Sponsor will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a substitute mortgage loan (if within two years of the Closing Date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur

S-9

within 90 days from the date such breach was discovered.

The Sponsor has entered into an agreement with an independent reviewer to review the mortgage loans for compliance with the representations and warranties upon [description of review triggers to be included, which may include a review of disputed repurchase claims by the independent reviewer, a review of certain mortgage loans for representation and warranty breaches upon the satisfaction of various triggers and procedures for binding arbitration in the event the Sponsor does not agree with a determination made by the independent reviewer with respect to a repurchase demand for an alleged breach of a representation and warranty].

The Certificates

Offered Certificates. The offered certificates will have the characteristics shown in the table above in this prospectus supplement. The pass-through rates on each class of offered certificates (other than the Class X Certificates and Class PO Certificates) are [fixed] and shown in the table above.

The pass-through rate on the Class X Certificates is variable. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than ____% could result in the failure of these investors to fully recover their investments.

[The Class PO Certificates are not entitled to interest payments and their yield is extremely sensitive to the rate of prepayments on the mortgage loans.]

The non-offered certificates are not offered pursuant to this prospectus supplement.

Distributions on the Certificates

Interest Distributions

Distributions on each distribution date will be made to the extent of the Available Distribution Amount.

Distributions in respect of interest will be made (1) on each distribution date to the holders of the Class A-IO-S Certificates, the aggregate excess servicing fee for such distribution date, (2) on each distribution date to the holders of the related Senior Certificates and, on the first distribution date, to the holders of the Residual Certificates, in an aggregate amount equal to the Senior Interest Distribution Amount and (3) on each distribution date to the holders of the Subordinate Certificates, in an aggregate amount equal to the Subordinate Interest Distribution Amount, to the extent of the portion of the Available Distribution Amount remaining after distribution of the Senior Interest Distribution Amount and the Senior Principal Distribution Amount.

All distributions of interest will be based on a [360 day year consisting of twelve 30 day months]. Except as otherwise described in this prospectus supplement, on any distribution date, distributions of the Interest Distribution Amount for a class of interest-bearing Certificates will be made, to the extent provided in this prospectus supplement, on a pari passu basis, based on the Certificate Principal Balance or Notional Amount, as applicable, of the Certificates of each such class.

Distributions of the Subordinate Interest Distribution Amount on each distribution date will be made first, to the holders of the Class B-1 Certificates, second to the holders of the Class B-2 Certificates, third to the holders of the Class B-3 Certificates, and then to the holders of the remaining classes of Subordinate Certificates, in each case to the extent of available funds and in each case to the extent of the Interest Distribution Amount for these Certificates for the distribution date.

Principal Distributions

Principal Distributions on the Senior Certificates

S-10

Distributions in respect of principal will be made on each distribution date to the holders of the class or classes of the Senior Certificates then entitled to distributions in respect of principal, and on the first distribution date to the holders of the Residual Certificates, in an aggregate amount equal to the Senior Principal Distribution Amount.

Holders of the Class X Certificates and Class A-IO-S Certificates are not entitled to receive any distributions allocable to principal.

The Senior Percentage initially will equal approximately _____%, and will in no event exceed 100%.

Priority of Principal Distributions on the Class A Certificates and the Residual Certificates

Distributions of the Senior Principal Distribution Amount on the Class A Certificates and the Residual Certificates on each distribution date will be made as follows:

(1) First, concurrently, to the holders of each class of the Residual Certificates on the distribution date in ________ ____, an amount equal to the entire Certificate Principal Balance thereof;

(2) Second, to the holders of the Lockout Certificates, the Lockout Distribution Percentage of the Senior Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(3) Third, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(4) Fourth, to the holders of the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(5) Fifth, to the holders of the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(6) Sixth, to the holders of the Class A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(7) Seventh, to the holders of the Class A-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(8) Eighth, to the holders of the Lockout Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

[(9) Ninth, to the holders of the Class PO Certificates, until the Certificate Principal Balance thereof has been reduced to zero.]

Notwithstanding the foregoing priorities, upon the reduction of the Certificate Principal Balances of the Subordinate Certificates to zero, the priority of distributions of principal among the Senior Certificates will be disregarded and distributions allocable to principal will be paid on each succeeding distribution date to holders of the Senior Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof.

Principal Distribution on the Subordinate Certificates

Holders of each class of Subordinate Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after distribution of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Interest Distribution Amount, distributions allocable to principal in reduction of the Certificate Principal Balances.

All mortgagor prepayments not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Class B Certificates with the highest payment priority then outstanding and each other class of Class B Certificates for which certain loss levels established for such class in the Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class B-2, Class B-3, Class B-4, Class B-5 or

S-11

Class B-6 Certificates, respectively, only if the sum of the current percentage interests in the mortgage pool evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage pool evidenced by such class and each class, if any, subordinate thereto.

For purposes of all principal distributions described above and for calculating the Subordinate Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined after the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date.

As stated above under “Principal Distributions on the Senior Certificates”, for each distribution date occurring prior to the distribution date in ________ ____, the Senior Prepayment Percentage will equal 100%, and until the earlier of such date and the date on which the Class A Certificates are paid in full, no distributions based on principal prepayments or, in some instances, net liquidation proceeds, on the mortgage loans will be distributed to the Subordinate Certificates. Thereafter, unless the Certificate Principal Balances of the Senior Certificates have been reduced to zero, the Subordinate Prepayment Percentage may continue to be 0% or otherwise be disproportionately small relative to the Subordinate Percentage.

Distributions of the Subordinate Principal Distribution Amount on each distribution date will be made as follows: first to the holders of the Class B-1 Certificates, second to the holders of the Class B-2 Certificates, third to the holders of the Class B-3 Certificates, and then to the holders of the remaining classes of Subordinate Certificates, in each case to the extent of available funds and in each case to the extent of the portion of the Subordinate Principal Distribution Amount payable in respect of each such class of Subordinate Certificates for such distribution date.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates consists of subordination as described under “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford such certificates protection against realized losses on the mortgage loans.

[To be expanded to include descriptions of other types of credit enhancement, such as a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreement, cross-collateralization or overcollateralization, as applicable.]

Realized losses not covered by the subordination or other elements of the credit enhancement will be allocated as follows: first on a pro rata basis to the related class or classes of Class A Certificates, then on a pro rata basis to the unrelated class or classes of Class A Certificates.

Advances

Each servicer will make cash advances with respect to [up to ___] delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as servicer [through liquidation of the related mortgage loan], in general, to the extent that such servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the related servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this

S-12

prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Servicing Fee

With respect to each mortgage loan, the amount of the annual master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [insert the servicing fee rate] and (b) the outstanding principal balance of the mortgage loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a mortgage loan is computed. The obligation to pay the master servicing fee is limited to the interest portion of such monthly payments collected. The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders. The master servicer will pay the trustee fee and the servicing fees from its fee. With respect to each mortgage loan, the excess servicing fee, which is payable to the holders of the Class A-IO-S Certificates, accrues at the related “excess servicing fee rate” which is equal to the excess, if any, of [____%] per annum over the servicing fee rate for such mortgage loan.

Optional Termination

At its option, the Master Servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the mortgage loans (and properties acquired in respect thereof) remaining in the trust has been reduced to less than [10%] of the aggregate principal balance of the mortgage loans as of __________ __, ____. See “Pooling and Servicing Agreement—Termination” in this prospectus supplement.

[To be expanded to provide a summary of other events, if any, that can trigger liquidation or amortization of the asset pool or otherwise would alter the transaction structure or flow of funds, pursuant to Item 1103(a)(3)(viii) of Regulation AB.]

Federal Income Tax Consequences

An election will be made to treat the trust as one or more real estate mortgage investment conduits for federal income tax purposes.

See “Federal Income Tax Consequences” in this prospectus supplement.

Ratings

Each class of offered certificates is expected to receive a credit rating from one or more nationally recognized statistical rating organizations.

See “Yield on the Certificates” and “Ratings” in this prospectus supplement and “Yield Considerations” in the prospectus.

Legal Investment

The offered certificates (other than the Class ___ and Class ___ Certificates) will constitute “mortgage related securities” for purposes of SMMEA. The Class ___ Certificates and the Class ___ Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this prospectus supplement and in the prospectus.

ERISA Considerations

The offered certificates (other than the Class R Certificates) may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans are encouraged to consult with their legal advisors before investing in the offered certificates.

See “ERISA Considerations” in this prospectus supplement.

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TRANSACTION STRUCTURE

Mortgagors
originate loans
amount financed
loan payments
Originators
Servicers
Services loans
purchase loans
loan purchase price
loan payments
[___]
Sponsor
Purchases loans
Forms pool
[___]
Master Servicer
Aggregates collections
Calculates cashflows
Remits to investors
asset pool
net offering proceeds
[___]
Depositor
Creates issuing entity
net offering proceeds
certificates
[___]
Underwriter
Sells certificates to investors
offering proceeds
asset pool
certificates
[___]
Issuing Entity
Holds pool
Issues certificates
[___]
Trustee
Represents investors interests
Investors
certificates
monthly distributions

S-14

FLOW OF FUNDS

S-15

SUBORDINATE/CREDIT ENHANCEMENT\

Allocation of Realized Losses

Senior Certificates

(Losses are allocated on a pro rata basis based on current principal amounts; when the current principal amount equals zero, the loss is allocated to the next lowest numbered class.)

S-16

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

[Appropriate risk factors from the following list as necessary]

The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value

There can be no assurance that a secondary market for the offered certificates of any series will develop or, if it does develop, that it will provide offered certificateholders with liquidity of investment or that it will continue for the life of the offered certificates of any series. The prospectus supplement for any series of offered certificates may indicate that an underwriter specified therein intends to establish a secondary market in the offered certificates, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

Credit Enhancement Is Limited; the Failure of Credit Enhancement to Cover Losses on the Issuing Entity Assets May Result in Losses Allocated to the Offered Certificates

With respect to the offered certificates, credit enhancement will be provided in limited amounts to cover various types of losses on the underlying mortgage loans. Credit enhancement will be provided in one or more of the forms referred to in this prospectus supplement, including: subordination of any subordinate securities of the same series; a financial guaranty insurance policy; a letter of credit; a purchase obligation; a mortgage pool insurance policy; a special hazard insurance policy; overcollateralization; a reserve fund; a cash flow agreement; or any combination thereof. See “Description of Credit Enhancement” in the prospectus. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses or risks, and may provide no coverage as to other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, they will be borne by the holders of the related offered certificates in the order described in this prospectus supplement. The depositor, the master servicer or other specified person will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of offered certificates, if each applicable rating agency indicates that the then-current rating(s) thereof will not be adversely affected. The ratings of any series of offered certificates by any applicable rating agencies may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating(s) of any series of offered certificates. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in the prospectus.

No Primary Mortgage Insurance

None of the mortgage loans have primary mortgage insurance coverage. As a result, if a borrower defaults under a mortgage loan, foreclosure proceedings are brought by the related servicer, and the value of the mortgaged property is not adequate to pay principal and accrued interest on the mortgage loan

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along with related costs and expenses, there is unlikely to be any other source of payments available to reduce the amount of losses that would be incurred on that mortgage loan.

The Ratings on the Offered Certificates Are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and Are Subject to Withdrawal at Any Time, Which May Result in Losses on the Offered Certificates

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected.

The ratings of the certificates depend primarily on an assessment of the mortgage loans that are assets of the issuing entity, the credit enhancement provided to the certificates by more subordinate certificates and the ability of the servicers to service the mortgage loans. Rating agencies rate debt securities based upon their assessment of the likelihood of the receipt of principal and interest payments. Rating agencies do not consider the risks of fluctuations in market value or other factors that may influence the value of debt securities and, therefore, the assigned credit rating may not fully reflect the true risks of an investment in the certificates. Credit rating agencies may change their methods of evaluating credit risk and determining ratings on securities backed by mortgage loans. These changes may occur quickly and often.

The ratings of the certificates by a rating agency:

•	only address the likelihood of receipt by holders of certificates of distributions in the amount of scheduled payments on the mortgage loans;
•	do not take into consideration any of the tax aspects associated with the certificates;
•	do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated; and
•	do not comment as to the market price or suitability of the certificates for a particular investor.

See “Ratings” in this prospectus supplement and “Rating” in the prospectus.

Additional Ratings of the Certificates or a Withdrawal of the Ratings May Adversely Affect Their Value and/or Limit Your Ability to Sell Your Certificates

The Sponsor has hired two nationally recognized statistical rating agencies (each a “hired NRSRO”) and will pay each hired NRSRO fees to assign ratings on the offered certificates. The Sponsor has not hired any other nationally recognized statistical rating organization (each, a “non-hired NRSRO”) to assign ratings on the certificates. However, under newly effective Securities and Exchange Commission rules, information provided to the hired NRSROs for the purpose of assigning or monitoring the ratings on the certificates is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the certificates. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the

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sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings.

NRSROs, including the hired NRSROs, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the certificates, there can be no assurance that such rating will not be lower than the ratings provided by the hired NRSROs, which could adversely affect the market value of your certificates and/or limit your ability to sell your certificates. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to the hired NRSROs for the purpose of assigning or monitoring the ratings on the certificates, the hired NRSROs could withdraw their ratings on the certificates, which could adversely affect the market value of your certificates and/or limit your ability to sell your certificates.

Appraisals May Not Accurately Reflect the Value or Condition of the Mortgaged Property

In general, appraisals represent the analysis and opinion of the person performing the appraisal at the time the appraisal is prepared and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property, or that different valuations would not have been reached by any originator based on its internal review of such appraisals. Investors are encouraged to make their own determination as to whether an appraisal is an accurate representation of the value of a mortgaged property.

The appraisals obtained in connection with the origination of the mortgage loans sought to establish the amount a typically motivated buyer would pay a typically motivated seller at the time they were prepared. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distressed or liquidation sale. In addition, in many real estate markets property values may have declined since the time the appraisals were obtained, and therefore the appraisals may not be an accurate reflection of the current market value of the mortgaged properties. The mortgage loans were originated between ________ and ________ and the appraisals were generally prepared at the time of origination. The current market value of the mortgaged properties could be lower, and in some cases significantly lower, than the values indicated in the appraisals obtained at the origination of the mortgage loans and included in the original loan-to-value ratios reflected in this prospectus supplement.

Performing valuation and risk analysis of high-cost properties (such as the mortgaged properties) can involve challenges that are not generally present with respect to properties whose values fall within the average price range of their respective markets. There may be fewer substitute properties available (from which to derive comparative values) in the high-cost market, unique buyer attitudes and preferences, and more difficult to quantify “appeal” issues, any of which can make valuations in the high-cost home segment less precise than for more average-priced housing. In addition, differences exist between valuations due to the subjective nature of valuations and appraisals, particularly between different appraisers performing valuations at different points in time.

Loan-to-Value Ratios May Be Calculated Based on Appraised Value, Which May Not Be an Accurate Reflection of Current Market Value; Borrowers May Have, or May in the Future Incur, Additional Indebtedness Secured by Mortgaged Properties

As further described below under “The Mortgage Pool—General,” the loan-to-value ratios and original loan-to-value ratios that are disclosed in this prospectus supplement are determined, in the case of a purchase money loan, based on the lesser of the selling price of the mortgaged property and its appraised value at origination of such mortgage loan, or, in the case of a refinance loan, based on the

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appraised value of the mortgaged property at the time of origination of the refinanced mortgage loan. As described above, because appraisals may not accurately reflect the value or condition of the mortgaged property and because property values generally have declined since the time appraisals were obtained, the loan-to-value ratios and original loan-to-value ratios that are disclosed in this prospectus supplement may be lower, in some cases significantly lower, than the loan-to-value ratios that would be determined if current appraised values of the mortgaged properties were used to determine loan-to-value ratios. Investors are encouraged to make their own determination as to the degree of reliance they place on the loan-to-value and original loan-to-value ratios that are disclosed in this prospectus supplement.

In addition, mortgage loan borrowers may have, or may in the future incur, additional indebtedness secured by mortgaged properties. This additional indebtedness could increase the risk that the value of the mortgaged property is less than the total indebtedness secured by the mortgaged property and could increase the risk of default on the affected mortgage loan.

Underwriting Standards May Affect Risk of Loss on the Mortgage Loans

Some of the mortgage loans may not have been originated using underwriting standards that are as stringent as the underwriting standards applied by certain other first lien mortgage purchase programs, such as those of Fannie Mae and Freddie Mac. Applying less stringent underwriting standards creates additional risks that losses on the mortgage loans will occur and will be allocated to certificateholders.

Mortgage loans originated under the Originators’ underwriting criteria and which illustrate this additional risk include the following:

•	[mortgage loans secured by properties acquired as second homes or investments, which constitute approximately ____% of the mortgage pool by stated principal balance as of the cut-off date, may present a greater risk that the borrower will stop making monthly payments if the borrower’s financial condition deteriorates. This risk may be especially pronounced for borrowers with mortgage loans on more than two properties. Approximately _____% of the mortgage pool by stated principal balance as of the cut-off date are mortgage loans made to borrowers with mortgage loans on two or more properties, approximately _____% and _____% of the mortgage pool by stated principal balance as of the cut-off date are mortgage loans made to borrowers with two mortgage loans and three mortgage loans included in the mortgage pool, respectively;]
•	[mortgage loans made to borrowers who are self-employed, which constitute approximately _____% of the mortgage pool by stated principal balance as of the cut-off date, may present a greater risk that the borrower will default on the mortgage loan than mortgage loans made to salaried or commissioned borrowers because self-employed borrowers frequently have less predictable income, and self-employed borrowers who are small business owners may be personally liable for their business debt;] and
•	[mortgage loans with a stated principal balance over $1,000,000, which constitute approximately _____% of the mortgage pool by stated principal balance as of the cut-off date, may present a greater risk than mortgage loans with a lower principal balance because defaults on a mortgage loan with a larger principal balance may result in greater losses allocated to the certificateholders. A prepayment of these mortgage loans may result in a substantial reduction of the weighted average life of the senior certificates. A loss of the entire principal balance of these mortgage loans may result in a substantial realized loss, which maybe allocated to the offered certificates.]

We refer you to “Mortgage Loan Origination” in this prospectus supplement and “The Mortgage Pools—Underwriting Standards” in the prospectus.

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Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses

The Sponsor has undertaken certain limited loan review procedures with respect to various aspects of the mortgage loans underlying the certificates, including hiring one or more third party agents to conduct a review of the underwriting of all of the mortgage loans conducted by the Sponsor and verification of certain aspects of the mortgage loans. In conducting these review procedures, the third party agents relied on information and resources available to it (which were limited and which, in most cases, were not independently verified). These review procedures were intended to discover certain material discrepancies and possible material defects in the mortgage loans reviewed. However, these procedures did not constitute a re-underwriting of the loans, and were not designed or intended to discover every possible discrepancy or defect. In addition, the Sponsor engaged a third party to conduct procedures designed to verify the Sponsor’s data regarding characteristics of the mortgage loans, which data were used to generate the numerical information about the mortgage pools included in this prospectus supplement. In addition, the review included the recalculation by a third party of numerical disclosures regarding the mortgage loans selected by the Sponsor and appearing in this prospectus supplement. There can be no assurance that any review process conducted uncovered relevant facts that could be determinative of how the reviewed mortgage loans will perform.

Furthermore, to the extent that the limited review conducted by the Sponsor did reveal factors that could affect how the mortgage loans will perform, the Sponsor may have incorrectly assessed the potential severity of those factors. For example, in cases where a third party reviewed an original appraisal and determined that it did not support the original appraised value, the third party may have reviewed a Limited Desktop Appraisal Analysis or similar appraisal product, such as a field review, to determine whether the original appraisal was correct. The review of the analyses by the Sponsor may, erroneously, not have indicated a defect in the original appraisal, which could result in an increased risk that payments on these mortgage loans may not be received or recovered. Investors are encouraged to make their own determination as the extent to which they place reliance on the limited loan review procedures of the Sponsor.

See “Pre-Offering Review of the Mortgage Loans” in this prospectus supplement.

The Timing of Realized Losses May Impact Returns on the Certificates

The timing of realized losses may impact the return earned on the certificates, in particular on the subordinate certificates. The timing of realized losses could be affected by the creditworthiness of the borrower, the borrower’s willingness and ability to continue to make payments, and new legislation, legal actions or programs that allow for the modification of loans or for borrowers to obtain relief through bankruptcy or other avenues. Because realized losses will be applied to reduce the aggregate principal amount of the subordinate certificates before being allocated to the senior certificates, they also reduce the interest paid on those certificates. Therefore, the timing of realized losses, and not just the overall level of such realized losses, will impact the return on the subordinate certificates.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than The Mortgage Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to certificateholders. If a mortgaged property fails to provide adequate

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security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, In Some Instances, Limit the Amount That May Be Recovered By the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might Be Allocated to the Offered Certificates

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the prospectus.

Stricter Enforcement of Foreclosure Rules and Documentation Requirements May Cause Delays and Increase the Risk of Loss

Recently courts and administrative agencies have been enforcing more strictly existing rules regarding the conduct of foreclosures, and in some circumstances have been imposing new rules regarding foreclosures. Some courts have delayed or prohibited foreclosures based on alleged failures to comply with hypertechnical requirements. State legislatures have been enacting new laws regarding foreclosure procedures. In some cases, law enforcement personnel have been refusing to enforce foreclosure judgments. At least one county is reported to be refusing to allow foreclosure sales to be conducted on the courthouse steps. In addition, more borrowers are using legal actions, including filing for bankruptcy, to attempt to block or delay foreclosures. As a result, the servicers may be subject to delays in conducting foreclosures and the expense of foreclosures may increase, resulting in delays or reductions in payments on the certificates.

Borrowers have been increasingly successful in challenging or delaying foreclosures based on technical grounds, including challenges based on alleged defects in the mortgage loan documents and challenges based on alleged defects in the documents under which the mortgage loans were securitized. In a number of cases, such challenges have delayed or prevented foreclosures. [Although the Custodian will conduct a review of the mortgage files such measures may not be sufficient to prevent document defects that could cause delays or prevent a foreclosure.] It is possible that there will be an increase in the number of successful challenges to foreclosures by borrowers. Curing defective documents required to conduct a foreclosure will cause delays and increase costs, resulting in losses on the certificates.

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The Value of the Mortgage Loans May be Affected By, Among Other Things, a Decline in Real Estate Values and Changes in the Borrowers’ Financial Condition, Which May Result in Losses on the Offered Certificates

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, mortgage loans with high loan-to-value ratios will be affected by any decline in real estate values. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

The Mortgage Loans Have Variable Payments, Which May Result in Losses with Respect to These Mortgage Loans

Some of the types of loans included in the mortgage pool may involve additional uncertainties not present in traditional types of loans. Some of the mortgage loans may provide for escalating or variable payments by the mortgagor, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances, mortgagors may not be able to make their loan payments as payments increase and thus the likelihood of default will increase.

Any risks associated with the variable payments of the mortgage loans may affect the yield to maturity of the offered certificates to the extent of losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

Special Assessments and Energy Efficiency Liens May Take Priority Over the Mortgage Lien

Mortgaged properties securing the mortgage loans may be subject to the lien of special property taxes and/or special assessments. These liens are superior to the liens securing the mortgage loans, irrespective of the date of the mortgage. In some instances, individual borrowers may be able to elect to enter into contracts with governmental agencies for Property Assessed Clean Energy (PACE) or similar assessments that are intended to secure the payment of energy and water efficiency and distributed energy generation improvements that are permanently affixed to their properties, possibly without notice to or the consent of the mortgagee. These assessments also have lien priority over the mortgages securing mortgage loans. No assurance can be given that any mortgaged property so assessed will increase in value to the extent of the assessment lien. Additional indebtedness secured by the assessment lien would reduce the amount of the value of the mortgaged property available to satisfy the affected mortgage loan.

Some of the Mortgage Loans Were Made to Foreign Nationals

With respect to ____ mortgage loans, constituting _____% of the mortgage loans, the mortgagor is a foreign national, and not a citizen of, the United States. These mortgagors may not have FICO scores or social security numbers or ITINs (as defined in this prospectus supplement) and as a result, the mortgage loans were underwritten using an alternative credit review as further described under “Mortgage Loan Origination—Underwriting Standards.” Investors are urged to consider the impact of an alternative credit review on the level of defaults and delinquencies on these mortgage loans.

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The Mortgage Loans Are Concentrated in the State of [Name of State], Which May Result in Losses with Respect to These Mortgage Loans

Approximately ___% of the mortgage loans are in the state of [Name of State.] Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as flooding, severe storms, hurricanes, landslides, wildfires, earthquakes or other natural disasters or the effects of global climate change (which may include flooding, drought or severe weather) or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Moreover, as described below, any mortgage loan for which a breach of a representation or warranty exists will remain in the related issuing entity in the event that a Sponsor is unable, or disputes its obligation, to repurchase the mortgage loan and the breach does not also constitute a breach of any representation made by any other person. In this event, any resulting losses will be borne by the related form of credit enhancement, to the extent available. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by [credit enhancement] are allocated to the offered certificates.

[Tornadoes hitting the midwest and southern regions of the United States in February and March, 2012 may have adversely affected mortgaged properties in those areas.][INCLUDE ANY OTHER MATERIAL NATURAL DISASTERS]

Some of the Mortgage Loans Provide for Balloon Payments at Maturity, Which May Result in a Greater Risk of Loss with Respect to These Mortgage Loans

Approximately ___% of the mortgage loans are balloon loans. These mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment, although recently enacted regulations require that the mortgagor’s ability to make a balloon payment be taken into account as part of the credit underwriting of the related mortgage loan. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties. Any risks associated with the balloon loans may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

The Return on Your Certificates Could Be Reduced by Shortfalls Due to the Servicemembers Civil Relief Act

The Servicemembers Civil Relief Act, or “Relief Act,” provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the

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period of the borrower’s active duty. Current or future military operations of the United States may result in an increase in the number of borrowers who may be in active military service, and the activation of additional U.S. military reservists or members of the National Guard, which may in turn significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Relief Act. In addition, mortgage loans in the mortgage pool that have not been identified as such may already be subject to the Relief Act. The amount of interest available for payment to certificateholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Relief Act or similar state or local laws and neither the servicers nor any other party will be required to fund any interest shortfall caused by any these reductions. Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will be applied to reduce accrued interest on each class of the certificates on a pro rata basis in accordance with the amount of interest due on each class on the applicable distribution date.

The Relief Act also limits the ability of the servicers to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the class of certificates with a certificate principal amount greater than zero with the lowest payment priority.

On February 9, 2012, the Department of Justice, the Department of Housing and Urban Development, and attorneys general representing 49 states and the District of Columbia reached a settlement agreement with five large mortgage servicers in connection with servicing and foreclosure issues. Consent judgments implementing the agreement were filed in the U.S. District Court in Washington, D.C. in March, 2012. The settlement agreement provides additional relief to servicemembers and veterans, including requiring the five servicers to compensate servicemembers who were foreclosed on in violation of the Relief Act since 2006 or who were charged interest in excess of 6% per annum, and to implement procedures designed to prevent delinquencies and foreclosures. While none of the servicers servicing mortgage loans included in the mortgage pool are subject to the settlement agreement, it is possible that the terms of the settlement agreement will become applicable to the mortgage loans in the future, through additional settlements or rules and regulations of general applicability, which could cause delays in payments to or increase losses to the certificateholders.

We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar legislation or regulations.

See “Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses with Respect to These Mortgage Loans

Approximately ____% of the mortgage loans (by aggregate outstanding principal balance of the mortgage loans as of the cut-off date) have an initial interest only period of [____ years]. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the offered certificates from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these

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mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates.

The performance of interest only mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans

Some or all of the mortgage loans included in the issuing entity will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. In addition, in light of the current regulatory environment, servicers may be reluctant to pursue deficiency judgments, even where permitted by applicable law. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement, or covered by the repurchase or substitution remedies with respect to breaches of representations and warranties, are allocated to the offered certificates.

The Rate of Prepayments on the Issuing Entity Assets and the Purchase Price You Paid for the Offered Certificates May Cause Your Yield to Be Lower than Anticipated

The yield to maturity of the offered certificates of each series will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable rate loans to fixed interest rate loans or breaches of representations and warranties) on the related mortgage loans and the price paid by offered certificateholders. The yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related mortgage loans. The yield to maturity on interest only offered certificates will be extremely sensitive to the rate of prepayments (or draws if applicable) on the related mortgage loans. In addition, the yield to maturity on other types of classes of offered certificates, including offered certificates with an accrual feature, offered certificates with an interest rate which fluctuates based on an index or inversely with an index or other classes in a series including more than one class of offered certificates, may be relatively more sensitive to the rate of prepayment (or draws if applicable) on the related mortgage loans than other classes of offered certificates. In addition, to the extent amounts in any funding account have not been used to purchase additional mortgage loans, holders of the offered certificates may receive an additional prepayment. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

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Investors Will Be Dependent on Certain Third Parties Performing Their Responsibilities in an Accurate and Timely Manner

The mortgage loans held by the issuing entity are serviced by third-party servicers. The obligation of each servicer to fund advances on behalf of a delinquent borrower is limited to the extent that it does not expect to recover the advances from the ultimate disposition of the mortgaged property securing the mortgage loan, which could therefore affect the timing and amount of payments available for distribution to the certificateholders. In addition, as with any external service provider, investors are subject to the risks associated with inadequate or untimely services for reasons such as errors or miscalculations. In the current economic environment, many servicers are experiencing higher delinquencies and defaults than they have in the past and, as a result, there is a risk that their operational infrastructures cannot properly process this increased volume. To the extent a servicer fails to fully perform its obligations or is unable to provide any required indemnities to the trust, the certificates could experience losses. In addition, certificateholders generally do not have the right to directly enforce remedies against a servicer or the issuing entity and instead must rely on the trustee to enforce their rights or take other actions as may be required under the pooling and servicing agreement. If the trustee is not required to take action under the terms of the pooling and servicing agreement, or if the trustee fails to take action, certificateholders could experience losses.

The Rate and Timing of Principal Distributions on the Offered Certificates Will Be Affected by Prepayment Speeds

The rate and timing of distributions allocable to principal on the Class A Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. The rate and timing of distributions allocable to principal on the other classes of offered certificates, other than the Class X Certificates, will depend in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on all of the mortgage loans and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. In addition, certain governmental programs that facilitate the refinancing of mortgage loans may impact the rate of prepayments on the mortgage loans. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. See “The Mortgage Pool” in this prospectus supplement.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the Class A Certificates at a time when reinvestment at higher prevailing rates would be desirable. A decrease in the prepayment rates on all of the mortgage loans will result in a reduced rate of return of principal to investors in the other classes of offered certificates, other than the Class X Certificates, at a time when reinvestment at higher prevailing rates would be desirable.

Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the related Class A Certificates, at time when reinvestment at comparable yields may not be possible. An increase in the prepayment rates on all of the mortgage loans will result in a greater rate of return of principal to investors in the other classes of offered certificates, other than the Class X Certificates, at a time when reinvestment at comparable yields may not be possible.

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Prior to the distribution date in _______ ____, the subordinate certificates will be entitled to receive distributions allocable to principal based on a disproportionately small percentage of principal prepayments on the mortgage loans, and the Class A Certificates will be entitled to receive distributions allocable to principal based on a disproportionately large percentage (which may be 100%) of principal prepayments on the mortgage loans. To the extent that no principal prepayments or a disproportionately small percentage of prepayments are distributed on the subordinate certificates, the subordination afforded to the Class A Certificates, in the absence of losses allocated to the Class A Certificates, will be increased.

For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see “Yield on the Certificates” in this prospectus supplement, including the table entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” in this prospectus supplement.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans

To the extent the master servicer for a mortgage loan acquires title to any related mortgaged property with contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

[INCLUDE IF NO MERS LOANS AND ASSIGNMENTS NOT RECORDED: Non-recordation of Assignments of Mortgage Could Increase Risk of Loss

While assignments of mortgage (other than certain mortgage loans recorded in the name of MERS) will be prepared in blank and delivered to the custodian under the terms of the mortgage loan purchase agreement, no one is required to complete and record these assignments of mortgage unless or until the servicer begins foreclosure proceedings. While the beneficial ownership of the mortgage loans, including the related mortgages, has been transferred to the issuing entity, record title to the related mortgages has not been assigned to the issuing entity but rather remains in the name of the related mortgagee of record.

Under the Uniform Commercial Code, the recordation of the assignments of the mortgages in favor of the issuing entity is not necessary to effect a transfer of the mortgage loans and the related mortgages to the issuing entity. However, the failure to record the assignments of the mortgages in the name of the issuing entity could result in the loss of the underlying mortgage liens. For example, the mortgage lien could be discharged, if the existing mortgagee of record filed a release or satisfaction of such mortgage lien, whether inadvertently or intentionally. A loss of the underlying mortgage lien also could occur if a governmental authority foreclosed on the mortgaged property and notice to the existing mortgagee of record was not received by the servicer in a timely manner to protect the interests of the certificateholders. Because the seller or an affiliate remains as the mortgagee of record, there is an increased risk that the servicer will not timely receive, if at all, such notices.

In addition, the failure to complete and record assignments of mortgage could impair the ability of the servicer to take timely servicing actions with respect to the mortgage loans, which could have a negative impact on the value realized from such mortgage loans, and thus, the interests of the certificateholders in such mortgage loans. The servicer will have to complete and record the related assignments of mortgage prior to filing a foreclosure proceeding. Failure of the servicer to timely record

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an assignment of mortgage can interfere with the ability to foreclose. In addition, while it is common practice in transfers of mortgage loans to deliver an assignment of mortgage in blank, signed by the mortgagee of record, with the intent that such assignment can be completed and recorded by the noteholder at a later date as needed in connection with foreclosure proceedings, there can be no assurance that such an assignment will be accepted in every jurisdiction, and the servicer may need to use other forms of documentation to demonstrate its legal standing to foreclose on behalf of the issuing entity. Furthermore, the inability of the servicer to timely release the lien of the mortgage on a mortgage loan that has been paid in full could expose the Issuing Entity to claims and liability for violations or breaches of applicable law.]

[INCLUDE IF ASSIGNMENTS RECORDED: Delays in Endorsing Notes and Recording Assignments of Mortgage Could Increase Risk of Loss

After the closing date, assignments of mortgages to the trustee will be prepared and delivered to the custodian, and these assignments of mortgage will be recorded. As a result, for some period of time after the closing date, record title to each mortgage will not have been assigned to the trustee. Similarly, the mortgage notes will not be endorsed to the trustee until after the closing date.

The delay in recording the assignments of the mortgages in the name of the trustee could result in the loss of the underlying mortgage liens. For example, prior to the recording of the assignments, the mortgage lien could be discharged if the record owner filed a release or satisfaction of such mortgage lien, whether inadvertently or intentionally. A loss of the underlying mortgage lien also could occur if a governmental authority foreclosed on the mortgaged property and notice to the record owner was not forwarded to the servicer in a timely manner.

In addition, the delay in recording assignments of mortgage could impair the ability of the servicer to take timely servicing actions with respect to the mortgage loans, which could reduce the value realized from such mortgage loans. Some of the assignments may be assignments in blank that have been filled in. Questions have been raised about the validity and enforceability of assignments in blank. The servicer may have to record the related assignments of mortgage prior to filing a foreclosure proceeding. The expenses of recording will be treated as servicing advances and will reduce the amount available to make payments on the certificates. There could be delays in commencing the foreclosure proceedings as a result of the need to record assignments of mortgages, which could lead to delays or reductions in payments on the certificates. If the related assignments cannot be located at the time of foreclosure or if an assignment in blank that has been filled in cannot be recorded, it may not be possible to foreclose.

It may not be possible to commence foreclosure proceedings until the related mortgage note has been endorsed to the trustee. If a necessary endorsement is missing and cannot be obtained, it may not be possible to foreclose.

Furthermore, the inability of a servicer, because it is not the mortgagee of record, to timely release the lien of the mortgage on a mortgage loan that has been paid in full could expose the issuing entity to claims and liability for violations of applicable law, thus reducing the amount available to make payments on the certificates.

If the prior owner that is the mortgagee of record were to go into bankruptcy or similar proceedings within 90 days (or in some cases, one year) after the post-closing recording of any assignment, it may be possible for the recorded assignment to be avoided as a preferential transfer, so that there is no effective assignment of record, possibly leading to consequences of the type described above. There may be other consequences of a failure to record assignments if the prior owner goes into bankruptcy or similar proceedings before the relevant assignments are recorded. If the prior owner is a

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bank that goes into conservatorship or receivership, a failure to record assignments may permit the FDIC as receiver or conservator of the prior owner to challenge the transfer.

The occurrence of any of these circumstances could result in delays or reductions in payments on the certificates, or other losses.]

[INCLUDE IF MERS LOANS: The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Offered Certificates

The mortgages or assignments of mortgage for certain of the mortgage loans have been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”), solely as nominee for the Sponsor and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

The recording of mortgages in the name of MERS has been challenged through the judicial system. Although most decisions have accepted MERS as mortgagee, its right to notice of actions and its authority to foreclose as mortgagee, has been found by the Kansas Supreme Court recently to be not contingently necessary in a mortgage foreclosure suit because MERS did not have an interest that was impaired by its failure to receive notice of the foreclosure suit. While the Court specifically did not decide whether MERS was entitled to notice and service of the foreclosure action, a lower Kansas court or a court in another jurisdiction could follow the dicta in this case and declare invalid the MERS system with MERS as nominee for the mortgagee, as MERS has no right to repayment of the mortgage debt. In addition, the United States Bankruptcy Court for the Eastern District of New York recently issued a memorandum decision addressing whether the alleged holder of a mortgage loan had sufficient status as a secured creditor to seek relief from the automatic stay to pursue a foreclosure action. After resolving the primary issue in controversy on purely procedural grounds and granting the requested relief, the court analyzed whether an entity that acquires its interest in a mortgage loan through an assignment from MERS is a valid, secured creditor. The Court noted that (i) neither the mortgage loan servicer (acting on behalf of the current lender, a trustee for a securitization trust) nor MERS (as intervenor in the case) had delivered any evidence that the trustee was the holder or owner of the related mortgage note and (ii) when MERS executed the assignment of the mortgage, it did so only on behalf of the original lender, even though the original lender at that time was no longer owner and holder of the mortgage note. The Court, therefore, concluded that MERS lacked sufficient legal authority to validly assign the mortgage to the trustee. While the Court’s analysis of MERS was not essential to the actual holding of the case, it was intended to provide guidance in other cases regarding assignments of mortgage from MERS to a current lender so that a current lender can foreclose on the related mortgaged property.

On February 3, 2012, the New York State Attorney General filed a lawsuit against JPMorgan Chase Bank, N.A., Bank of America, N.A., Wells Fargo Bank, N.A. and MERS charging that the creation and use of MERS has resulted in a wide range of deceptive and fraudulent foreclosure filings in New York state and federal courts, harming homeowners and undermining the integrity of the judicial foreclosure process. The New York State Attorney General alleges that, among other things, many assignments purported to assign mortgages from MERS to a foreclosing party were automatically generated and signed by individuals who did not review the underlying property ownership records, confirm the documents’ accuracy, or even read the documents and that gaps in the chain of title and the foreclosing party's inability to establish its authority to foreclose were hidden.

The Washington supreme court recently ruled that if MERS is not the holder of the mortgage note, then it is not considered to be the beneficiary for purposes of non-judicial foreclosures in Washington state. To the extent non-judicial foreclosures are commenced in the state of Washington with MERS as beneficiary rather than as agent for the holder of the mortgage note, such foreclosures would

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need to be restarted. MERS had, however, instructed its users to record assignments of mortgage out of its name prior to foreclosure in the summer of 2011.

While the requirement to assign mortgage loans out of MERS prior to commencing a foreclosure proceeding may help reduce the number of challenges to the MERS system, challenges to the validity of the ownership of a mortgage loan held through MERS continue to exist and such challenges to MERS could result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of mortgaged properties. Under the pooling and servicing agreement, the servicer will be required to record assignments of mortgage out of the name of MERS prior to initiating any foreclosure action. This additional expense of recordation will be treated as a servicing advance and will reduce the amounts available to make payments on the offered certificates. These delays and additional costs could in turn delay the payment of liquidation proceeds to certificateholders and increase the severity of losses on the mortgage loans.]

The [Class ___ Certificates] Are ERISA-Restricted, Which by Restricting the Market, May Affect the Liquidity of the Offered Certificates

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of plans. Due to the complexity of regulations that govern these plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See “ERISA Considerations” in this prospectus supplement and in the prospectus.

[Some Mortgage Loans Are Delinquent as of the Cut-off Date, Which May Present a Greater Risk of Loss with Respect to These Mortgage Loans

Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of _______ __, ____. Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _________ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, have a first payment date occurring on or after _________ __, ____ and, therefore, these mortgage loans could not have been delinquent as of ________ __, ____].

The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors

The yield to maturity on the offered certificates, particularly the Class X Certificates, will depend, in general, on:

•	the applicable purchase price; and
•	the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the certificate principal balance or notional amount of the offered certificates, as well as other factors.

The yield to investors on the offered certificates will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

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In general, if the offered certificates, other than the Class X Certificates, are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates, other than the Class X Certificates, are purchased at a discount and principal distributions occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a prepayment assumption of ____% of the standard prepayment assumption, and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. See “Yield on the Certificates” in this prospectus supplement.

The Multiple Class Structure of the Offered Certificates Causes the Yield of Some Classes to Be Particularly Sensitive to Changes in the Rates of Prepayment of the Related Mortgage Loans and Other Factors

Class X Certificates: The Class X Certificates will receive a portion of the interest payments ONLY from mortgage loans that have net mortgage rates higher than ____%. Therefore, the yield on the Class X Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans. Investors in the Class X Certificates should be aware that mortgage loans with higher mortgage rates may prepay faster than mortgage loans with lower mortgage rates. If the mortgage loans that have net mortgage rates higher than ____% are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the Class X Certificates will be adversely affected. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than ____% could result in the failure of these investors to fully recover their investments.

[Class PO Certificates: The Class PO Certificates are extremely sensitive to the rate of prepayments on the mortgage loans. A slower than expected rate of principal prepayments may result in a negative yield to investors in the Class PO Certificates.]

Subordinate Certificates: The weighted average lives of, and the yield to maturity on, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to losses due to defaults on the mortgage loans (and the timing thereof), to the extent these losses are not covered by subordinate certificates with a higher numerical class designation (including covered by the Class B-4, Class B-5 and Class B-6 Certificates which are not offered by this prospectus supplement). Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by any class of subordinate certificates may be adversely affected by losses even if this class does not ultimately bear this loss].

The Residual Certificates Will Receive Limited Distributions of Principal and Interest and May Have Significant Tax Liabilities

Holders of the Class R Certificates are entitled to receive distributions of principal and interest as described in this prospectus supplement, but the holders of the Class R Certificates are not expected to receive any distributions after the first distribution date. In addition, holders of the Class R Certificates will have tax liabilities with respect to their certificates during the early years of the term of the trust that substantially exceed the principal and interest payable during or prior to that time. See “Federal Income

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Tax Consequences” below and in the prospectus and “Yield on the Certificates—Additional Yield Considerations Applicable Solely to the Residual Certificates” in this prospectus supplement.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;
•	the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and
•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the originator to damages and administrative enforcement. See “Legal Aspects of the Mortgage Loans” in the prospectus.

The Sponsor will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

FICO Scores Mentioned in this Prospectus Supplement are Not an Indicator of Future Performance of Borrowers

Investors should be aware that FICO scores are based on past payment history of the borrower over a limited period of time. Investors should not rely on FICO scores as an indicator or predictor of future borrower performance, particularly in light of the term to maturity of most of the mortgage loans ([30 years]). See “The Mortgage Pools — FICO Scores” in the base prospectus.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of the Offered Certificates

Ratings Downgrades

Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the offered certificates. Residential mortgage-backed securities (“RMBS”) backed by mortgage loans originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies. Additionally,

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the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future. There can be no assurance that the Offered Certificates will not be downgraded in the future.

Downgrades of the United States, Fannie Mae & Freddie Mac

On August 8, 2011, S&P announced that it had downgraded Fannie Mae and Freddie Mac senior unsecured debt from “AAA” to “AA+” with a negative outlook. This announcement followed a similar action by S&P taken on August 5, 2011 on the United States sovereign long term debt rating. Such downgrades could have an adverse affect on the real estate market, the value of RMBS such as the Offered Certificates, and sources of liquidity for the residential housing market.

Increases in Defaults and Delinquencies

Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may continue to increase in the future. The increase in delinquencies, defaults and foreclosures has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit. The increase in delinquencies has also affected “Alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation. In addition, originators’ underwriting standards generally allowed for exceptions with compensating factors. These factors, however, may not be adequate to compensate for the exception to the standard.

Recent recessive economic trends in the United States continue to be a primary indicator of future defaults and delinquencies. The lasting impact of the Great Recession, as it is referred to, could increase the likelihood of additional delinquencies and defaults. A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Although economic indicators are beginning to show that the United States has emerged from the Great Recession, delinquencies and defaults on loans underlying RMBS may continue to rise, or may remain at high levels, as a result of factors such as: persistent, high unemployment rates, high levels of foreclosures and large inventories of unsold properties. In addition, during this period, housing prices and appraisal values have declined, often severely, after extended periods of significant appreciation, and housing inventory for sale generally has increased. As residential real estate values generally or in a particular geographic area decline, often substantially, many mortgagors have little or no equity in their mortgaged properties, and many have negative equity in their mortgaged properties, in all cases hindering their ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties, and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

The servicer will have the authority under the Pooling and Servicing Agreement to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the Offered Certificates and subject to the overall servicing standard. Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is

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reduced due to lower property values and/or extended timelines to complete foreclosure. A significant number of loan modifications could result in a significant reduction in cash flows to the Offered Certificates on an ongoing basis. In addition, pursuant to the Pooling and Servicing Agreement, the servicer is permitted to enter into “short sales” of the mortgaged property related to a mortgage loan that is in default or for which default is reasonably foreseeable. Any such short sale will produce a realized loss that will be allocated to the most subordinate outstanding class of Certificates. Furthermore, as described below under “—Governmental Actions May Limit the Ability of the Servicer to Foreclose,” increased government regulation may limit or delay the foreclosure process and certain servicers, including the servicer, are subject to consent orders with various States Attorneys’ General, further limiting the ability of the related servicer to foreclose on the related mortgage loans.

Increased Sensitivity to Changing Economic Conditions

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market to changes in economic conditions. In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing. As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income. In connection with the origination of low or no documentation loans, lenders were often willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.

Home Price Depreciation

In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Home prices began to depreciate in late 2007. Although home prices in some geographic areas seem to have stabilized, home prices in other geographic areas have continued to depreciate. Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in defaults and loss severities above those that would have been realized had property values remained the same or continued to increase.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing

To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

Inability to Refinance or Sell

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. In the past four years, in response to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase

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from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing. While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

Increase in Proposed Regulations

There are a number of regulatory proposals that have been issued for comment, which give rise to questions about the legal environment for securitizations going forward. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010 which mandates, among other financial reform regulations, the imposition of new requirements on securitization, including requiring that the applicable regulatory agencies prescribe new regulations for risk retention. While the ultimate outcome of these proposals and new regulations remains uncertain, it is possible that these proposals and new regulations could significantly affect the economics or practicability of future securitizations, which in turn could affect the market value and liquidity of structured finance products generally. The impact of the Dodd-Frank Act will depend significantly upon the content and implementation of the rules and regulations issued on its mandate. It is not yet clear how the Dodd-Frank Act and its associated rules and regulations will impact the mortgage-backed securities market and residential mortgage lending generally, and the issuing entity, the Sponsor, the Depositor, the Servicer and their respective businesses and assets specifically. No assurance can be given that the new regulations will not have an adverse impact on these entities or the value of the Certificates.

In March 2011, the SEC and other agencies issued a release soliciting public comment on proposed rules pursuant to the Dodd-Frank Act that, if adopted, would require, among other things, that the Sponsor or an affiliate of the Sponsor retain at least 5% of the credit risk of a non-exempt securitization, and in general prohibit the transfer or hedging, and restrict the pledge, of the retained credit risk. In April 2010, the SEC proposed rules, some of which were re-proposed in July 2011, that, if adopted, would further revise substantially Regulation AB and other rules regarding the offering process, disclosure and reporting for publicly-issued asset-backed securities. Among other things, the proposed changes would require (i) enhanced disclosure of loan level information at the time of securitization and on an ongoing basis, (ii) that the transaction agreements provide for review of the underlying assets by an independent credit risk manager if certain trigger events occur and (iii) periodic assessments of an asset-backed security issuing entity’s continued ability to conduct shelf offerings. We cannot predict what effect the proposed rules will have, if adopted, on the marketability of asset-backed securities such as the Certificates. In addition, if the proposed rules are adopted, your Certificates, which may not be subject to all of the requirements included in the proposed rules, may be less marketable than those that are offered in compliance with the proposed rules.

Additionally, the SEC has proposed rules to remove references to credit ratings from its regulations and to substitute alternative standards of creditworthiness, as required under the Dodd-Frank Act. Among other things, these proposed rules would remove the credit rating requirement in the term “mortgage related security” for purposes of SMMEA, and would require a replacement standard to go into effect on July 21, 2012. While the SEC has not determined an alternative standard of creditworthiness, and the proposed rules have not been finalized, it is possible the Certificates will not constitute “mortgage related securities” for purposes of SMMEA if an alternative standard is adopted in the future. This could have a negative impact on the liquidity of your Certificates.

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In addition, federal, state and local authorities have proposed new legislation, rules and regulations relating to the origination, servicing and bankruptcy treatment of mortgage loans. If enacted, these initiatives could result in delayed or reduced collections from mortgagors, higher loss severities upon liquidation, limitations on the foreclosure process, generally increased servicing costs and increased illiquidity in the market for RMBS. Certain of these initiatives could also permit the servicer to take actions, such as with respect to the modification of the mortgage loans, that might otherwise be prohibited by the terms of the Pooling and Servicing Agreement, which may adversely affect the Offered Certificates, without any remedy or compensation to the holders thereof.

The County Board of Supervisors of San Bernardino, California adopted a resolution on April 10, 2012, later amended on June 19, 2012, that approved a joint exercise of powers agreement among the County of San Bernardino, California, the City of Ontario, California and the City of Fontana, California to establish a joint powers authority (the “Authority”) to implement a program to assist homeowners in those jurisdictions who are obligated on residential mortgage loans with outstanding balances in excess of the market value of the mortgaged properties and who are not delinquent in payments. The program may include authorization for the Authority to acquire any such mortgage loans by voluntary purchase or eminent domain and to refinance those mortgage loans to allow homeowners to continue to own and occupy their homes. Any such acquisition could involve a substantial loss to the holders of the mortgage loans so acquired.

There is no certainty as to whether the Authority will take steps to acquire any mortgage loans under the program, whether any mortgage loans sought to be purchased will be mortgage loans held in securitization trusts, what purchase price would be paid for any such mortgage loans, and whether other governmental entities within or outside of California may pass similar legislation or implement similar programs. Any such actions could have a material adverse affect on the market value, performance and rating of residential mortgage-backed certificates such as the Certificates. [Any such actions could also potentially affect mortgage loans included in the Issuing Entity. Approximately _____% of the mortgage loans are located in the County of San Bernardino, California and other counties in which governmental entities have passed similar legislation or implemented similar programs]. There is also no certainty as to whether any such action without the consent of investors would face legal challenge, and, if so, the outcome of any such challenge.

The U.S. Congress and various state and local legislatures are considering or have adopted legislation, which, among other things, would permit limited assignee liability for certain violations in the mortgage loan origination process. We cannot predict whether or in what form the U.S. Congress or various state and local legislatures may enact such legislation or how such legislation might impact your Certificates. We are also unable to predict how changes by federal, state or local authorities to regulations currently in effect relating to assignee liability may affect your Certificates.

Market Exit of Originators and Servicers

Since late 2006, a large number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in many cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties. Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation. The value of many residual interests retained by sellers of mortgage loans in the securitization market have also been declining in these market conditions. Overall origination volumes

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are down significantly in the current economic environment. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. In the event of any financial difficulty on the part of the Sponsor, the Sponsor may be unable to repurchase mortgage loans in the event of [early payment defaults and other] loan representation and warranty breaches which may also affect the value of the Offered Certificates. Financial difficulties may also have a negative effect on the ability of the servicer to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. If the trustee is required to find a successor servicer due to financial difficulties impacting the servicer, any additional costs associated with hiring a successor servicer may result in interest shortfalls that are allocated to the Offered Certificates.

Additional Developments

Fannie Mae and Freddie Mac (the “GSEs”) were placed in conservatorship in September 2008. Since that time, the GSEs’ market share of new and refinanced residential mortgage loans has increased dramatically, and the availability of mortgage credit for loans that do not meet GSE guidelines has decreased sharply. Moreover, from November 2008 through March 2010, a large portion of newly issued GSE mortgage backed securities was funded by direct purchases under the MBS Purchase Program managed by the Federal Reserve Bank of New York. This program has had the effect of keeping interest rates low, and maintaining the availability of funding, for new and refinanced mortgage loans that meet GSE guidelines. The phasing out of this program may result in higher interest rates, and reduced availability to borrowers of mortgage credit. In addition, as a result of more stringent underwriting standards mortgage credit is generally less available to borrowers. This in turn may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent the phasing out of this program will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities. A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators, as well as the availability of mortgage credit. In addition, any decline in the value of GSE securities may affect the value and liquidity of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger or failure of a number of major investment banks and commercial banks. In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system. These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments, and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets. In addition, due to perceived flaws in the ability of the rating agencies to accurately assess the level of risk associated with an investment in RMBS, in November 2009 the National Association of Insurance Commissioners, the regulatory body for the insurance industry in the United States comprising the insurance commissioners of the 50 states, appointed PIMCO Advisory, in place of the rating agencies, to assess the holdings of non-agency RMBS by insurance companies in order to determine the appropriate amount of risk-adjusted capital to be held by United States insurers for RMBS on their balance sheets.

The global markets have seen an increase in volatility due to uncertainty surrounding the level and sustainability of sovereign debt of certain countries that are part of the European Union, including Greece, Spain, Ireland, Portugal and Italy, as well as the sustainability of the European Union itself. In addition, widespread protests in North Africa and the Middle East have led to regime change in Tunisia

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and Egypt, as well as unrest in Iran, Libya, Bahrain, Yemen, Syria and other countries. In addition, Libya's political unrest has escalated to the point that in March 2011, a coalition of nations led by France, Britain and the United States began military airstrikes over Libya. The ultimate extent of this military action is not known at this time. It is uncertain what effects these events will have and what effects any regime change or military action might have on the United States and world financial markets, particular business segments, world commodities prices or otherwise. There can be no assurance that this uncertainty will not lead to further disruption of the credit markets in the United States.

Prospective investors should independently assess and determine whether they are directly or indirectly subject to Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC (as amended)) (“Article 122a”) as implemented by the Member States of the European Union. Any prospective investor that is subject to Article 122a should independently assess and determine their ability to comply with the initial and ongoing obligations imposed by Article 122a and the regulatory capital treatment that is required with respect to the purchase of an Offered Certificate and what impact any such regulatory capital treatment may have on the liquidity or market value of the Offered Certificates, in particular in the event that the minimum risk retention requirement or other obligations imposed by Article 122a are found to be not in compliance. [Although the Sponsor or one or more affiliates will purchase certain of the Offered Certificates on the closing date, the Sponsor is under no obligation to satisfy the minimum 5% net economic interest with respect to the Offered Certificates in one of the forms prescribed by Article 122a, there is no obligation on the part of the Sponsor to maintain any level of risk retention in a manner that would comply with Article 122a, and none of the Sponsor or affiliates of the Sponsor make any representation or assurance to retain any such level of risk retention after the closing date. Investors who are subject to Article 122a should consider carefully investing in the Offered Certificates as a failure to comply with one or more of the requirements set out in Article 122a will result in the imposition of a penal capital charge in respect of the offered certificates acquired by the relevant investor. The Sponsor has not taken, and does not intend to take, any steps to comply with the requirements of Article 122a. The fact that the offering of the Offered Certificates has not been structured to comply with Article 122a is likely to limit the ability of EU-regulated credit institutions to purchase the Offered Certificates, which may adversely affect the liquidity of the Offered Certificates in the secondary market and therefore the ability of certificateholders to transfer the Offered Certificates or the price they may receive upon their sale of the Offered Certificates.]

These adverse changes in market and credit conditions collectively have had, and, even if the market stabilizes, may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally. These developments may increases losses by reducing the amount of principal and interest payments owing by borrowers and/or reducing liquidation proceeds in connection with foreclosures following defaults, and reduce the yield and value of the Offered Certificates as well as the amount of investment proceeds to which the Offered Certificates would indirectly be entitled.

Mortgage Loan Modifications May Reduce the Amount of Interest and Principal Available for Distribution on the Offered Certificates and/or Increase the Losses Allocated Thereto

General

The servicer will be responsible for servicing the mortgage loans regardless of whether such mortgage loans are performing or have become delinquent or are otherwise in default. As a result, as delinquencies or defaults occur or are reasonably foreseeable, the servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or

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in maximizing proceeds to the issuing entity, the servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of the mortgage loans implemented by the servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the offered certificates, reduced distributions of interest or principal on the offered certificates, an extension of the weighted average life of the offered certificates or an allocation of a realized loss to the offered certificates. In addition, failure by the servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the offered certificates. While loan modifications (including short sales) are required to beneficial to the issuing entity in the aggregate, they may be adverse to an investor in a particular class of offered certificates.

Any modification resulting in a reduction of the mortgage rate of a mortgage loan will result in a lower pass-through rate on the Offered Certificates. In the event that the servicer enters into a principal forgiveness or principal forbearance plan with a borrower, such loss of principal will be treated as a realized loss at the time of modification. To the extent such principal is ultimately recovered from the related mortgage loan, it will be treated as a subsequent recovery at the time such amounts are received from the borrower.

The existence of a second lien on a mortgaged property may affect the ability of the servicer to modify the first lien mortgage loan included in the issuing entity, and, if the servicer determines that the modification is in the best interest of the certificateholders in the aggregate, the servicer may make a payment to the junior lien holder to waive its rights. The cost of any amount payable to the holder of a junior lien in order to modify a first lien mortgage loan will be reimbursable to the servicer as a servicing advance.

The servicer will have the ability to rent REO property pending sale, to provide additional cash flow to the issuing entity. The servicer may use any rental amounts to reimburse itself for servicing advances prior to distribution to certificateholders. The servicer may enter into “rent-to-own” arrangements with renters, in which case the payments will constitute REO rental income, and the eventual purchase of the property will constitute a final liquidation. Due to the excess supply of REO property it may be difficult for the servicer to sell any REO property and even if the servicer is able to sell REO property, any such sale may be produce liquidation proceeds that are significantly less than the outstanding principal balance of the related mortgage loan at the time it became REO.

To the extent the servicer capitalizes unreimbursed servicing advances at the time of a modification, the amount of such reimbursement will be added to the principal balance of the related mortgage loan. In that event, the servicer will be entitled to reimbursement for such advances at the time of modification from principal collected on all of the mortgage loans.

The servicer’s ability to modify the mortgage loans may be limited by several factors. First, the servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification. Second, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers. Investors in each class of Offered Certificates should consider the importance of the role of

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the servicer in maximizing collections for the issuing entity and the impediments the servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans. See “—Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of the Offered Certificates” above. In some cases, failure by the servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the Offered Certificates.

Investors should note that modifications are designed to maximize collections to the certificateholders in the aggregate but may adversely affect a particular class of offered certificates. The servicer will not consider the interests of individual classes of offered certificates. Investors should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to the servicer from the issuing entity as servicing advances and paid from amounts received on the modified mortgage loan or from other mortgage loans but in each case, prior to distributions being made on the Offered Certificates.

The recently enacted Helping Families Save Their Homes Act of 2009 provides that, notwithstanding any other provision of law, any duty that a securitization servicer has to maximize recoveries on a pool of securitized mortgage loans applies for the benefit of all investors and not “any individual party or group of parties,” and further provides that a servicer will be deemed to have satisfied any duty to investors if the servicer implements a “qualified loss mitigation plan” (which is defined to include a modification made under HAMP guidelines described below) that meets certain criteria. These provisions further include protections against liability, that apply to servicers as well as trustees and other parties. Investors should consider that the Helping Families Save Their Homes Act of 2009 may cause the servicer to increase its modification activities in such a manner that may be beneficial to the certificateholders in the aggregate, but may be adverse to an investor in a particular class of offered certificates.

The Helping Families Save Their Homes Act of 2009, Public Law 111-22, 123 Stat. 1632, effective as of May 20, 2009, amends the Truth in Lending Act to require purchasers or assignees of mortgage loans secured by a borrower’s principal dwelling to mail or deliver notice to borrowers of the sale or transfer of their mortgage loan no later than 30 days after a sale or transfer. The sale of the mortgage loans from the depositor to the issuing entity will require that these notices be mailed or delivered reflecting the ownership of the mortgage loans by the issuing entity. Failure to comply with these notice requirements may result in civil claims for compensatory and punitive damages against the issuing entity. Any judgment against, or settlement by, the issuing entity relating to these violations would reduce the funds otherwise available for distribution to investors, and may result in shortfalls or losses on your certificates. The servicing agreements will require the servicers to deliver the required notices to borrowers.

[The Home Affordable Modification Program

In May 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan (“HASP”). Modifications under HAMP are potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single family properties, with a principal balance not greater than specified limits ($729,750 for a one unit property). New borrowers may be accepted under the program until December 31, 2012. [The servicer intends to modify delinquent mortgage loans or mortgage loans for which default is reasonably foreseeable in accordance with HAMP; provided, that, the servicer will

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have the discretion under the pooling and servicing agreement to enter into non-HAMP modifications of such mortgage loans.]

HAMP provides for financial incentives and cost-sharing to servicers, lenders and investors to encourage loan modifications. Unlike the refinancing program under HASP, HAMP extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie Mac, including the mortgage loans.

Under HAMP, borrowers under loans that meet the program criteria, and who are either already in default or are at risk of imminent default, will be eligible for a mortgage loan modification. Under the program, a servicer would first determine a proposed modification under a specified protocol referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis. The objective of the waterfall is to determine a proposed loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio (“DTI”) based on current verified income. Under the waterfall, in order to achieve a DTI of 31%, servicers will take the following steps after having capitalized any arrearages: first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, and third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance. HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance. Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

Once the proposed modification terms are set, the servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification. If the modification is NPV positive, under the program the servicer is required to offer the modification. If NPV negative, the modification is optional, unless prohibited under the pooling and servicing or similar agreement pursuant to which an eligible mortgage loan is being serviced. Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement. Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program

For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI. Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors in order to encourage mortgage loan modifications. For each eligible modification, servicers will receive a one-time payment of $500 (in the case of a loan that is still current but at risk of imminent default), an upfront payment of $1,000 and up to $1,000 each year for up to three years as long as the borrower stays current on the modified loan. In addition, investors in a mortgage loan modified under HAMP will receive a one-time payment of $1,500 (in the case of a loan that is still current but at risk of imminent default). Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, they will be entitled to accrue up to $1,000 each year for up to five years, which will be payable as principal balance reductions.

The adoption of HAMP has led to a significant increase in the number of mortgage loan modifications taking place. It has been announced that over 106 servicers have signed servicer participation agreements under HAMP, and that participating servicers cover more than 85% of all

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residential mortgage loans in the United States. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the Offered Certificates, as described above.

There can be no assurance as to whether the servicers or master servicer, as applicable, will follow the HAMP guidelines. In addition, investors should note that there may be uncertainties as to how the various cash incentives under HAMP will be applied under the terms of the issuing entity, and how these payments may be allocated among the various classes in the issuing entity.]

Governmental Actions May Limit the Servicer’s Ability to Foreclose

The federal government, state and local governments, consumer advocacy groups and others continue to urge servicers to be aggressive in modifying mortgage loans to avoid foreclosure and federal, state and local governmental authorities have proposed numerous laws, regulations and rules relating to mortgage loans generally, including the servicing of mortgage loans, and foreclosure actions particularly. If enacted, any of these laws, regulations and rules may provide new defenses to foreclosure or otherwise delay the foreclosure process, insulate the servicer from liability for modification of loans (without regard to the terms of the servicing agreement) or result in limitations on upward adjustment of mortgage interest rates, reduced payments by mortgagors, permanent forgiveness of debt, increased prepayments due to the availability of government-sponsored refinancing initiatives and/or increased reimbursable servicing expenses, all of which are likely to result in delays and may result in reductions in the payments to be made to certificateholders. In addition, several courts and state and local governments and their elected or appointed officials also have taken unprecedented steps to slow the foreclosure process or prevent foreclosure altogether. Certificateholders will bear the risk that future regulatory and legal developments may result in situations where principal and interest received on the mortgage loans are insufficient to pay one or more classes of certificates all principal and interest to which they are entitled. The effect on the Offered Certificates will likely be more severe if these future legal and regulatory developments occur in one or more states in which there is a significant concentration of mortgaged properties.

Investors in the Offered Certificates should note that several major servicers of mortgage loans have recently announced that they were suspending foreclosures or stopping foreclosure sales in certain states pending the resolution of issues related to possible document deficiencies in connection with foreclosure, although some have resumed the foreclosure process in certain states. The deficiencies giving rise to these voluntary suspensions primarily relate to procedures for verification of statements made in affidavits used in connection with foreclosure. However, issues may also be raised as to whether the relevant documentation clearly indicates the ownership (and therefore standing to foreclose) of mortgage loans included in securitization trusts. There can be no assurance that the servicer will not suspend foreclosures for some period of time.

In addition, certain federal regulatory agencies recently announced that enforcement actions may be taken against several financial institutions in connection with their mortgage-servicing practices. A group of state attorneys general and certain federal regulatory agencies have provided a term sheet of a proposed settlement to various financial institutions, requiring changes to mortgage servicing practices and loss mitigation procedures, including mandatory principal forgiveness in cases where forbearance or forgiveness is available under a loss mitigation program. It is uncertain whether a settlement will be reached and what the terms of that settlement would be. It is also uncertain what specific enforcement actions, if any, will be taken if there is no settlement, but these actions may include, among other things, the levying of fines against these financial institutions and the promulgation of new rules and regulations intended to correct deficiencies in the servicing process. These settlement terms or enforcement actions, if implemented, could result in delays in foreclosures by the implicated financial institutions and financial difficulties for such financial institutions, which may include the servicer, and could result in reduced

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distributions on the Offered Certificates and/or an increase in the allocation of losses thereon. In addition, certain servicers are subject to consent orders with various States Attorneys’ General, further limiting the ability of the related servicer to foreclose on the related mortgage loans.

Any resulting delays in foreclosure proceedings may be significant, and may also reduce the recovery value of foreclosed properties or increase the costs of foreclosure, resulting in increased loss severities. In addition, the amount of servicing advances recoverable by the servicer, if any, from any liquidation may increase as a result of the delay, resulting in a larger realized loss than would otherwise be the case. In addition, the costs of resolving these issues may be allocated to the issuing entity. In addition, rating agencies may reduce or withdraw the servicer ratings of the servicer.

In February 2012, 49 States’ Attorneys General reached a settlement with five leading bank mortgage servicers that requires those servicers to implement comprehensive reforms to their mortgage servicing practices. The new servicing standards outlined in the settlement agreement include (i) preventing mortgage servicers from engaging in robo-signing and other improper foreclosure practices, (ii) requiring servicers to offer loss mitigation alternatives to borrowers before pursuing foreclosure, (iii) increasing the transparency of the loss mitigation process, (iv) imposing timelines for servicers to respond to borrowers, and (v) restricting the practice of “dual tracking,” where foreclosure is initiated despite the borrower’s engagement in a loss mitigation process. There can be no assurance as to whether national servicing standards will develop in the future that will require compliance by the master servicer or the servicer, as applicable. Any such standards may or may not be the same or similar to those outlined in the settlement agreement referred to above. In all cases the master servicer or the servicer, as applicable, will be required to service the mortgage loans in accordance with applicable law.

On August 9, 2012, the Consumer Financial Protection Bureau published two notices of proposed rulemakings implementing the Dodd-Frank Act’s amendments to TILA and RESPA. The proposed rulemakings are part of a broader effort to establish minimum national standards for mortgage servicing. Among other things, the proposed rulemaking under RESPA incorporates many of the provisions of the servicing settlement discussed above, targets early intervention with borrowers following initial delinquency and imposes detailed requirements applicable in each step of a servicer’s loss mitigation process. We cannot predict what effect the proposed rules will have, if adopted, on the servicer or the value or marketability of the offered certificates.

Bankruptcy or Insolvency of the Servicer Could Result in Losses on the Certificates

The servicer will be permitted to commingle collections on the mortgage loans with its own funds for up to two business days. In addition, each servicer will deposit collections in an account that is not under the control of the trustee, and collections will be held in this account before they are remitted each month to the trustee. In the event the servicer goes into bankruptcy or becomes the subject of a receivership or conservatorship, the issuing entity, the trustee and the holders of the certificates may not have a perfected or priority interest in any collections on mortgage loans that are in the servicer’s possession or have not been remitted to the trustee at the time of the commencement of the bankruptcy or similar proceeding. The servicer may not be required to remit to the trustee any collections on mortgage loans that are in its possession or have not been remitted to the trustee at the time it goes into bankruptcy or becomes subject to a similar proceeding.

To the extent that the servicer has commingled collections of mortgage loans with its own funds, the holders of the certificates may be required to return to the servicer as preferential transfer payments received on the certificates.

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If the servicer were to go into bankruptcy or become the subject of a receivership or conservatorship, it may stop performing its functions as servicer, and it may be difficult to find a third party to act as successor servicer. Alternatively, the servicer may take the position that unless the amount of its compensation is increased or the terms of its obligations are otherwise altered, it will stop performing its functions as servicer. If it would be difficult to find a third party to act as successor servicer, the parties, as a practical matter, may have no choice but to agree to the demands of such servicer. The servicer may also have the power, with the approval of the court or the receiver or conservator, to assign its rights and obligations as servicer to a third party without the consent, and even over the objection, of the parties, and without complying with the requirements of the applicable documents.

If the servicer is in bankruptcy or the subject of a receivership or conservatorship, then the parties may be prohibited (unless authorization is obtained from the court or the receiver or conservator) from taking any action to enforce any obligations of such servicer under the applicable documents or to collect any amount owing by such servicer under the applicable documents.

If the servicer is in bankruptcy or the subject of a receivership or conservatorship, then, despite the terms of the documents, the parties may be prohibited from terminating the servicer and appointing a successor servicer.

It is possible that a period of adverse economic conditions resulting in high defaults and delinquencies on the mortgage loans will pose a potential bankruptcy risk to the servicer if its servicing compensation is less than its cost of servicing.

The occurrence of any of these events could result in delays or reductions in distributions on, or other losses with respect to, the certificates. There may also be other possible effects of a bankruptcy, receivership or conservatorship of the servicer that could result in delays or reductions in distributions on, or other losses with respect to, the certificates. Regardless of any specific adverse determinations in a bankruptcy, receivership or conservatorship of the servicer, the fact that such a proceeding has been commenced could have an adverse effect on the value of the mortgage loans and the liquidity and value of the certificates.

The Trustee May Not Have a Perfected Interest in Collections Held by a Servicer

The servicer will be permitted to commingle collections on the mortgage loans with its own funds for up to two business days. In addition, the servicer will deposit collections in an account that is not under the control of the trustee, and collections will be held in this account before they are remitted each month to the trustee. If a servicer is unable to, or fails to, turn over collections as required by the transaction documents, then the issuing entity, the trustee and the holders of the certificates may not have a perfected or priority interest in any collections that are in such servicer’s possession or have not been remitted to the securities administrator.

The Sponsor, Depositor, Master Servicer, Servicer or Trustee May Become Subject to Litigation

Recently, there has been an increase in litigation against sponsors, originators, depositors and servicers of mortgage-backed securities. If the Servicer, the Master Servicer or the Trustee becomes subject to litigation relating to the mortgage loans, this may increase the costs of the Servicer in servicing the mortgage loans or the expenses of the Trustee. These expenses may be paid from payments on the mortgage loans prior to payment of the Offered Certificates. In addition, if the Servicer is subject to litigation, this may affect the ability of the Servicer to perform its servicing obligations, even if such litigation is not related to a mortgage loan in the mortgage pool. If the Sponsor become subject to

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litigation, this may affect its ability to perform its obligations to repurchase mortgage loans with respect to which there has been a breach of representations and warranties or a missing or defective mortgage loan document. This could result in a delay in or reduction of payments on the Offered Certificates. No assurance can be made as to the effect such litigation, if any, may have on payments in respect of the mortgage loans or the Offered Certificates.

The Certificateholders Have Limited Control over Amendments, Modifications and Waivers to the Pooling and Servicing Agreement

Certain amendments, modifications or waivers to the Pooling and Servicing Agreement may require the consent of holders representing only a certain percentage interest of the Certificates and certain amendments, modifications or waivers to the Pooling and Servicing Agreement may not require the consent of any certificateholder. As a result, certain amendments, modifications or waivers to the Pooling and Servicing Agreement may be effected even without your consent.

Downgrade of Long-term Ratings of Eurozone Nations May Adversely Affect the Market Value of the Offered Certificates

In response to the economic situation facing the European Economic and Monetary Union, or Eurozone, based on factors including tightening credit conditions, higher risk premiums on Eurozone sovereigns and disagreement among European policy makers as to how best to address the declining market confidence with respect to the Eurozone, on January 13, 2012, S&P downgraded the long-term credit ratings on nine members of the Eurozone, including Austria, Cyprus, France, Italy, Malta, Portugal, Slovakia, Slovenia and Spain. The outlooks on the ratings on Austria, Belgium, Cyprus, Estonia, France, Ireland, Italy, Luxembourg, Malta, the Netherlands, Portugal, Slovenia and Spain are negative. In addition, S&P lowered the long-term issuer credit rating on the European Financial Stability Facility from ‘AAA’ to ‘AA+’. It is not yet clear how these downgrades and outlooks will impact the market price or the marketability of the Offered Certificates, and no assurance can be given that these ratings actions will not have an adverse effect on the value of the Offered Certificates.

Combination or “Layering” of Multiple Risk Factors May Significantly Increase Your Risk of Loss

Although the various risks discussed in this prospectus supplement are generally described separately, prospective investors in the Offered Certificates should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased. [For example, the mortgage pool includes mortgage loans that not only have relatively high loan-to-value ratios but also may have large unpaid principal. Certain of these mortgage loans are secured by properties in regions that are experiencing home price depreciation.] There are many other circumstances in which layering of multiple risks with respect to the mortgage loans and the Offered Certificates may magnify the effect of those risks. In considering the potential effects of layered risks, you should carefully review the descriptions of the mortgage loans and the Offered Certificates.

There May Be Conflicts of Interest Among Various Classes of Certificates

There may be conflicts of interest among classes of certificates due to differing payment priorities and terms. Investors in the offered certificates should consider that certain decisions may not be in the best interests of each class of certificateholders and that any conflict of interest among different certificateholders may not be resolved in favor of investors in the offered certificates. For example, certificateholders may exercise their voting rights so as to maximize their own interests, resulting in certain actions and decisions that may not be in the best interests of different certificateholders.

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Changes in the Market Value of the Certificates May Not Be Reflective of the Performance or Anticipated Performance of the Mortgage Loans Underlying the Certificates

The market value of the certificates can be volatile. These market values can change rapidly and significantly and changes can result from a variety of factors. However, a decrease in market value may not necessarily be the result of deterioration in the performance or anticipated performance of the mortgage loans underlying the certificates. For example, changes in interest rates, perceived risk, supply and demand for similar or other investment products, accounting standards, capital requirements that apply to regulated financial institutions, and other factors that are not directly related to the mortgage loans underlying the certificates can adversely and materially affect the market value of the certificates.

THE MORTGAGE POOL

General

References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date.

The mortgage pool will consist of approximately _____ conventional, single family, [fixed-rate/adjustable-rate,] fully-amortizing mortgage loans secured by first liens on mortgaged properties and having an aggregate principal balance as of the Cut-off Date of approximately $___________, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus __%. The mortgage loans have original terms to maturity of not greater than [30] years. All references to the principal balances of the mortgage loans as of the Cut-off Date assume that all scheduled payments due on or before the Cut-off Date have been made. All statements in this prospectus supplement regarding delinquency status of the mortgage loans at any time are based on actual payment activity.

The mortgage loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on single family residential properties consisting of single family dwelling units, townhouses, individual condominium units and individual units in planned unit developments. The mortgage loans to be included in the mortgage pool will be acquired by the depositor from the Sponsor.

All of the mortgage loans have scheduled monthly payments due on the Due Date. Each mortgage loan will contain a customary “due-on-sale” clause.

Approximately _____% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Generally, these mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within one year, five years or other period as provided in the related mortgage note from the date of origination of the mortgage loan. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, five years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding __% of the original principal balance of the mortgage loan. With respect to _____% of the mortgage loans, the amount of the prepayment charge will generally be equal to ___ months’ advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of __% of the original principal balance of the mortgage loan for a period of five years and one year, respectively. The _____________ will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the Certificates. The Master Servicer may, in its discretion, waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, and accordingly,

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there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

The average principal balance of the mortgage loans at origination was approximately $______. No mortgage loan had a principal balance at origination of greater than approximately $_______ or less than approximately $______. The average principal balance of the mortgage loans as of the Cut-off Date was approximately $______. No mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $_______ or less than approximately $______.

As of the Cut-off Date, the mortgage loans had mortgage rates ranging from approximately _____% per annum to approximately ______% per annum and the weighted average mortgage rate was approximately _____% per annum. The weighted average remaining term to stated maturity of the mortgage loans will be approximately __ years and __ months as of the Cut-off Date. None of the mortgage loans will have a first Due Date prior to ________ ____ or after _________ ____, or will have a remaining term to maturity of less than __ years and __ months or greater than __ years as of the Cut-off Date. The latest maturity date of any mortgage loan is ________ ____.

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately ______%. No loan-to-value ratio at origination was greater than approximately _____% or less than approximately ____%.

[As of the cut-off date, not more than [  ]% of the mortgage loans were more than 30 days delinquent in payments of principal and interest. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent two times during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent one time during the twelve months preceding the cut-off date.][As of the cut-off date, none of the mortgage loans have been delinquent in payments of principal and interest.] No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent two times during the twelve months preceding the cut-off date.][No mortgage loan will be more than 30 days delinquent as of the Cut-off Date. A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

The mortgage loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Originator Concentrations in the Mortgage Properties

Originator	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Loan Group 1 Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio
[________]
[________]
Total

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Servicer Concentrations in the Mortgage Properties

Servicer	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Loan Group 1 Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio
[________]
[________]
Total

Principal Balances of the Mortgage Loans at Origination
Original Range ($) Principal Balance	Number of Loans	% of Aggregate Original Principal Balance	% of Aggregate Principal Balance

Total

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Principal Balances of the Mortgage Loans as of the Cut-off Date
As of Range ($) Cut- off Date	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Mortgage Rates of the Mortgage Loans as of the Cut-off Date
Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans
Maximum Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans
Minimum Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Gross Margins of the Adjustable Rate Mortgage Loans
Gross Margin (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Original Loan-to-Value Ratios of the Mortgage Loans
Loan-to-Value Ratio (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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Geographic Distribution of the Mortgaged Properties
Location	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Mortgaged Property Types of the Mortgage Loans
Property Type	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Mortgaged Property Occupancy Status of the Mortgage Loans
Occupancy Status	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total
The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

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Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Loan Programs of the Mortgage Loans
Loan Program	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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Next Adjustment Dates for the Adjustable Rate Mortgage Loans
Month of Next Adjustment Date	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Exceptions to Underwriting Standards at Origination
Exception Type	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date	Summary of Compensating Factors

Total

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Type of Loan Product
Type of Loan Product	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Delinquency and Loss Information

[[No] mortgage loan is currently more than 30 days delinquent and [no] mortgage loan has been 30 or more days delinquent since origination.]

[The following tables set forth the historical delinquency experience of the mortgage loans. The historical delinquency information is based on the delinquency of each mortgage loan over a period equal to the lesser of (1) the time since the origination of the mortgage loan, (2) the past three years or (3) the period for which information is known or reasonably available to the Depositor. The loans are categorized in the tables below based on the longest period of delinquency during the period on which the table is based. None of the loans will have been delinquent 120 days or more, during the period on which the table is based.]

Historical Delinquency of the Mortgage Loans Since Origination

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to- Value Ratio	Weighted Average Adjusted Original Loan-to- Value Ratio	Weighted Average Credit Score
Never Delinquent	[__]	$ [__]	[__]%	$ [__]	[__]%	[__]%	[__]%	[__]
30-59 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
60-89 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
90-119 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
Total	[__]	$ [__]	100.00%	$ [__]	[__]%	[__]%	[__]%	[__]

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Delinquency Status of the Mortgage Loans as of the Cut-off Date

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to- Value Ratio	Weighted Average Adjusted Original Loan-to- Value Ratio	Weighted Average Credit Score
Current	[__]	$ [__]	[__]%	$ [__]	[__]%	[__]%	[__]%	[__]
30-59 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
60-89 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
90-119 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
Total	[__]	$ [__]	100.00%	$ [__]	[__]%	[__]%	[__]%	[__]

ADDITIONAL INFORMATION

The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before this date. Prior to the issuance of the Certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems this removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Certificates unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary.

If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement as a result of changes in the pool composition as described above, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

PRE-OFFERING REVIEW OF THE MORTGAGE LOANS

Introduction

The Sponsor, prior to including the mortgage loans in the mortgage pool, conducted a review for the purpose of providing reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects. In conducting the review, the Sponsor engaged third parties to assist it with certain elements of the review. The review conducted by the Sponsor, including the portions of the review conducted with the assistance of the third parties, is referred to herein as the “Sponsor’s pre-offering review.” The Sponsor determined the nature, extent and timing of the Sponsor’s pre-offering review and the level of assistance provided by any third party. The Sponsor does

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not attribute any of the findings and conclusions of the Sponsor’s pre-offering review to any of the third parties. The review conducted with the assistance of third parties was conducted with respect to 100% of the mortgage loans included in the final mortgage pool. The results of the reviews prepared by the third parties were shared with the underwriter. The underwriter reviewed these findings in connection with its preparation for the offering of the offered certificates.

[The Sponsor’s pre-offering review included a credit and compliance component and a component consisting of a review of the independent appraisals of the mortgaged properties obtained by the originators in connection with the origination of the mortgage loans (referred to herein as the “original appraisals”), as more fully described below. None of the procedures conducted as part of the Sponsor’s pre-offering review constituted, either separately or in combination, an independent underwriting of the mortgage loans. In addition, the procedures conducted as part of the review of the original appraisals were not re-appraisals of the mortgaged properties. To the extent that valuation tools were used as part of the appraisal review process they should not be relied upon as providing an assessment of value of the mortgaged properties comparable to that which an appraisal might provide. They also are not an assessment of the current value of any of the mortgaged properties.]

[The Sponsor’s pre-offering review also included a component consisting of procedures designed to verify the Sponsor’s data regarding the characteristics of the mortgage loans, which data were used to generate the numerical information about the mortgage pool included in this prospectus supplement. In addition, the review included the recalculation by a third party of numerical disclosures regarding the mortgage loans selected by the Sponsor and appearing in this prospectus supplement.]

[See “—Limitations of the Pre-offering Review Process” below and “Risk Factors—Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses” for additional information regarding the limitations of the Sponsor’s pre-offering review.

Credit and Compliance Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Appraisal Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Mortgage Loan Characteristics Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Limitations of the Pre-offering Review Process

[As noted above under the Risk Factor captioned “Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses,” there can be no assurance that the Sponsor’s pre-offering review uncovered all relevant factors relating to the origination of the mortgage loans, their compliance with applicable law and regulation and the original appraisals relating of the mortgaged properties or uncovered all relevant factors that could affect the future performance of the mortgage loans. The mortgage loans that were included in the pre-offering review may have characteristics that were not discovered, noted or analyzed as part of the pre-offering review that could, nonetheless, result in those mortgage loans failing to perform in the future.]

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[Investors are encouraged, in particular, to note the following with respect to the appraisal review that was conducted as part of the Sponsor’s pre-offering review.

• Differences may exist among and between estimated valuations due to the subjective nature of estimated valuations and appraisals, particularly between different appraisers estimating valuations or performing appraisals at different points in time, as well as among appraisers and other persons reviewing the appraisals or other valuations.

• Estimating or appraising the value of, and performing other analyses of, high-cost properties (such as most of the mortgaged properties) can involve challenges that may not generally be present with respect to properties whose values fall within the average price range of their respective markets. There may be fewer substitute properties available (from which to derive comparative values) in the high-cost residential property market, unique buyer attitudes and preferences, and more difficult to quantify “appeal” issues, any of which can make valuations in the high-cost home segment less precise than for more average-priced housing.

• Estimates of value for high-cost properties (such as the above-described) are imprecise. The unique nature of some of these properties, the use in some cases of highly customized and top-quality materials, overall interior design/appeal issues, and in many cases limited notations in the original appraisal report regarding key elements that drove the original property valuation, pose challenges for a subsequent reviewer. Also, the reviewer (or the preparer of an Limited Desktop Appraisal Analysis) does not typically have independent access to an interior inspection of the property and therefore is not able to independently analyze the interior appointments and amenities associated with the valuation of these types of properties.

• Appraisals and other valuations represent the analysis and opinion of the person performing the appraisal or valuation at the time it is prepared, and are not guarantees of, and may not be indicative of, the present or future value of the mortgaged property.]

Investors are encouraged to make their own determination as the extent to which they place reliance on the limited loan review procedures carried out as part of the Sponsor’s pre-offering review.

STATIC POOL INFORMATION

[Static pool information with respect to mortgage loans similar to the mortgage loans of the issuing entity is attached as Annex A to this prospectus supplement.]

[The Depositor does not have any material static pool information with respect to any mortgage loans of the same type as those included in the trust estate originated by the originator.]

There can be no assurance that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the Issuing Entity.

MORTGAGE LOAN ORIGINATION

General

[All] of the mortgage loans were originated by New Penn Financial, LLC, a Delaware limited liability company, referred to herein as New Penn, the Originator or the Sponsor, or acquired by New Penn from Correspondents (as defined below). All of the mortgage loans originated by New Penn or

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acquired by New Penn from Correspondents will be serviced by [Name of Servicer]. [Identify any Correspondents or other third-party originator that originated 10% or more of the mortgage loans.] [The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.]

New Penn

New Penn has been an originator of mortgage loans since February 2008 and has originated mortgage loans of the type backing the certificates offered hereby since July 2011. In total, New Penn originated approximately $__billion of mortgage loans in 2008 (its first year of origination), $__billion of mortgage loans in 2009, $__billion of mortgage loans in 2010, $__billion of mortgage loans in 2011, and, as of [September 30, 2012], $__ billion of mortgage loans in 2012. Of these originations, approximately (i) $__ billion were originated pursuant to Fannie Mae underwriting guidelines, (ii) $__ billion were originated pursuant to HUD (i.e., FHA, VA or USDA) underwriting guidelines, and (iii) $__ million were originated pursuant to the underwriting guidelines applicable to the mortgage loans included in the mortgage pool (the “Underwriting Standards”). The remainder of the mortgage loans originated by New Penn or acquired from Correspondents by New Penn have been originated generally to underwriting guidelines of third-party investors.

New Penn originates residential mortgage loans in the states where it is properly licensed through four different productions channels: Call Center, Retail, Wholesale and Correspondent. The relative contribution of each of these sources to New Penn’s origination business, measured by the volume of loans generated, fluctuates over time. Historical volumes are set forth in the table below.

Call Center. New Penn’s Call Center origination channel employs direct response marketing and analytics in a “direct-to-consumer” business model, using internet, direct and indirect mail, email and telephone and various media strategies to source customers. As of [September 30, 2012], New Penn operates its Call Center business primarily out of __ offices located in __states.

Retail. New Penn’s Retail origination channel sources customers through traditional referrals from realtors and builders. As of [September 30, 2012], New Penn operates its Retail business primarily out of __ branches located in __states.

Wholesale. New Penn’s Wholesale origination channel sources customers from select independent mortgage brokers. Mortgage brokers must pass New Penn’s detailed evaluation process and meet and maintain minimum financial, operational, ethical and other criteria in order to qualify for approval to source loans for this channel. New Penn’s Wholesale channel also develops origination business by building relationships with local community banks and credit unions and providing mortgage loan options to their customers. New Penn underwrites and closes loans originated through its Wholesale channel in its own name and does not allow mortgage brokers to make any credit decisions. In addition, New Penn will revalidate any credit documentation provided to it by a mortgage broker in connection with the related mortgage loan application, and that documentation must comply with the requirements of the Underwriting Standards. As of [September 30, 2012], New Penn operates its Wholesale business primarily out of __ offices located in __states.

Correspondent. New Penn acquires qualifying mortgage loans from other unaffiliated originators (“Correspondents”). In order to qualify for participation in New Penn’s Correspondent purchase program, lending institutions undergo a detailed qualifying review and must meet prescribed criteria. Among other things, Correspondent lenders must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans and (iii) meet and maintain certain operational standards. Although New Penn requires each Correspondent to comply

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with New Penn’s underwriting guidelines and to provide comprehensive representations and warranties in support of its originations, New Penn nevertheless generally re-underwrites Correspondent mortgage loans concurrently with the Correspondent or prior to closing of the mortgage loan in order to ensure compliance with New Penn’s underwriting guidelines.

[The following table describes the size, composition and growth of New Penn’s total residential mortgage loan production, by production channel, over the past three years and recent stub-period.]

	December 31, 2009		December 31, 2010		December 31, 2011		September 30, 2012
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans - Call Center
Residential Mortgage Loans - Retail
Residential Mortgage Loans - Wholesale
Residential Mortgage Loans - Correspondent
Residential Mortgage Loans - Total

Approximately [__]% of the mortgage loans in the mortgage pool have been originated generally in accordance with the Underwriting Standards. [Disclosure of types of exceptions to the Underwriting Standards and statistical data regarding the exceptions to the extent material]. The Underwriting Standards are applied in accordance with applicable federal and state laws and regulations.

New Penn Loan Products

The majority of New Penn’s mortgage loan originations consist of residential mortgage loans originated and underwritten generally in accordance with Fannie Mae, Freddie Mac or HUD (FHA, VA and USDA) underwriting guidelines.

New Penn also originates non-agency mortgage loans, including the mortgage loans included in the mortgage pool. The mortgage loans included in the mortgage pool were [all] originated under the Underwriting Standards and consist of Core and Core Plus products (collectively, “Core and Core Plus Products”). Within Core Plus, two types of loan products are available: Foreign National and Investor. Borrowers who are non-United States citizens with (i) valid passports, (ii) valid visas, (iii) valid Social Security numbers or Individual Taxpayer Identification Numbers (“ITIN”) and (iv) a FICO score based on credit scores and reports issued by one of the [three standard United States credit bureaus], are eligible for a Core or Foreign National loan, and are evaluated pursuant to the Underwriting Standards applicable to each of those products (see “–Underwriting Standards” below). Foreign national borrowers who do not have a United States FICO score and either a Social Security number or an ITIN may only qualify for a Foreign National loan. Permanent resident aliens that have an alien registration receipt card are eligible for financing on the same terms as U.S. citizens, provided that the application file contains acceptable evidence of lawful permanent residency and otherwise qualifies under the Underwriting Standards. All references to a “Foreign National” borrower in this prospectus supplement shall mean a borrower that is only eligible for, and qualifies and obtains, a Foreign National loan.

New Penn offers the following Core and Core Plus loan products:

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• Fixed-rate, fully-amortizing first lien mortgage loans providing for level monthly payments of principal and interest and terms at origination of 10, 15, 20, 25 or 30 years;

• Fully-amortizing adjustable-rate first lien mortgage loans having an original term to maturity of 30 years, with an initial fixed-rate period of 5, 7 or 10 years and a related mortgage rate that adjusts in intervals of 1 year;

• Fixed-rate, fully-amortizing first lien mortgage loans with an initial interest-only period of 10 years and terms at origination of 30 years (not available for Investor loans); and

• Fully-amortizing adjustable-rate first lien mortgage loans having an original term to maturity of 30 years, with an initial fixed-rate period of 10 years during which only payments in respect of interest are due (not available for Investor loans).

A description of the Underwriting Standards applicable to Core and Core Plus Products is set forth below.

Underwriting Standards

General

Core and Core Plus Products are designed for borrowers with strong credit and disposable income and significant reserves, and provide flexible financing solutions for such borrowers.

In determining whether to approve a particular mortgage loan, New Penn evaluates many aspects of the mortgage loan beyond merely a “check the box” approach. In examining the characteristics of the mortgage loan, New Penn employs a variety of tools and processes and generally focuses on the borrower’s current credit, his or her willingness and ability to repay the mortgage loan and the property being used as collateral for the mortgage loan. New Penn also focuses on fraud prevention and compliance with applicable lending laws. Compensating factors such as length of employment, residual income, reserves and time in the residence may be used in some cases to mitigate risk in lending decisions when applicable. Equally important to the credit, willingness/ability to repay and collateral analysis, New Penn has a no-tolerance policy with respect to fraud. Mortgage loans as to which the loan files contain fraudulent documentation or information are immediately declined.

As described more fully below under “–Full Documentation: Income, Assets, Employment”, New Penn’s Underwriting Standards for Core and Core Plus Products require full documentation for all borrowers, and do not permit limited, stated, alternative or no documentation options. New Penn’s full documentation policy also requires verification of income, employment and assets as provided in the Underwriting Standards.

Credit Requirements

New Penn originates mortgage loans using a “best execution” model, offering borrowers the most competitive loan products for which they qualify. The Core and Core Plus Products are generally available for borrowers with strong credit and significant reserves, income, and/or other compensating factors who do not qualify under agency guidelines. If a Core or Core Plus mortgage loan has a conforming balance, New Penn requires documentation in the credit file describing the reason the borrower does not qualify for an agency loan.

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In each case, minimum and maximum guideline requirements may be increased or decreased subject to a cap or floor, respectively, based on the presence or absence of compensating factors, such as residual income or reserves, and other basic characteristics like loan-to-value ratio (“LTV”), debt-to-income ratio (“DTI”), FICO and loan balance. In addition, loan features such as an interest only option may increase certain minimum requirements, such as FICO, and/or decrease certain maximum requirements, such as LTV. Failure to meet a minimum or maximum requirement under the Underwriting Standards in the absence of an authorized and documented exception will result in the decline of an application.

Generally, the Underwriting Standards require a minimum loan balance of $100,000 and all mortgage loans must be first lien mortgage loans. All mortgage loans generally require a minimum of six months’ PITI liquid reserves and all mortgage loans of $1 million or greater generally require a minimum of 12 months’ PITI liquid reserves. Any personal bankruptcies of a borrower must have been discharged at least 48 months prior to the related loan application, and any previous foreclosures must have been settled at least 96 months prior to the related loan application. The Underwriting Standards prohibit lending to politically exposed persons and persons who do not pass a comprehensive watchlist screening, including without limitation the OFAC SDN List and various governmental exclusionary lists. Generally, prepayment penalties are required on Investor mortgage loans, subject to applicable law.

Core Product

Core mortgage loans are generally subject to the following minimum and maximum requirements for purchase and refinance transactions, in each case subject to the effect of compensating factors and overall loan features as described herein and more fully in the Underwriting Standards.

Purchase

•           Primary residences: maximum 85% LTV, with a minimum FICO score of 700 (680 with respect to a 10- or 15-year fixed rate mortgage loan). As LTV declines, FICO requirements may also decline; the minimum FICO score for a primary residence is 680 (660 with respect to a 10- or 15-year fixed rate mortgage loan) at a maximum LTV of 80%. Second homes: maximum LTV of 80%, with a minimum FICO score of 740 (700 with respect to a 10- or 15-year fixed rate mortgage loan). As LTV declines, FICO requirements may also decline; the minimum FICO score for a second home is 680 at a maximum LTV of 75% (660 at a maximum LTV of 70% with respect to 10- or 15-year fixed rate mortgage loans).

•           Maximum front-end DTI of 35% and back-end DTI of 45%. Expanded DTI, to maximum front end/back end limits of 48%/58% (40%/50% for investment properties), are allowable with a minimum 18 months’ PITI liquid reserves.

•           Maximum loan amount of (i) $2,000,000 for primary residences, (ii) $1.5 million for second homes and (iii) $650,000 for investment properties. Maximum loan amount generally decreases as the LTV and/or DTI increases and/or the FICO score decreases, and is also subject to other compensating factors.

Rate and Term Refinance

•           Primary residences: maximum 85% LTV, with a minimum FICO score of 720 (700 with respect to a 10- or 15-year fixed rate mortgage loan). As LTV declines, FICO requirements may also decline; the minimum FICO score for a primary residence is 680

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at a maximum LTV of 80% (660 at a maximum LTV of 75% with respect to 10- or 15-year fixed rate mortgage loans). Second homes: maximum LTV of 75% (80% with respect to 10- or 15-year fixed rate mortgage loans), with a minimum FICO score of 700. As LTV declines, FICO requirements may also decline; the minimum FICO score for a second home is 680 at a maximum LTV of 70% (75% LTV with respect to 10- or 15-year fixed rate mortgage loans).

•           Maximum front-end DTI of 35% and back-end DTI of 45%. Expanded DTI, to maximum front end/back end limits of 48%/58% (40%/50% for investment properties), are allowable with a minimum 18 months’ PITI liquid reserves.

•           Maximum loan amount of (i) $2,000,000 for primary residences, (ii) $1.5 million for second homes and (iii) $650,000 for investment properties. Maximum loan amount generally decreases as the LTV and/or DTI increases and/or the FICO score decreases, and is also subject to other compensating factors.

Cash-out Refinance

•           Primary residences: maximum 85% LTV, with a minimum FICO score of 740 (720 with respect to a 10- or 15-year fixed rate mortgage loan). As LTV declines, FICO requirements may also decline; the minimum FICO score for a primary residence is 680 at a maximum LTV of 75%. Second homes: maximum LTV of 70%, with a minimum FICO score of 680 (700 at a maximum LTV of 75% with respect to 10- or 15-year fixed rate mortgage loans). Generally, LTV and FICO requirements remain constant for cash-out refinances on second homes, except with respect to 10- or 15-year fixed rate mortgage loans, for which the minimum FICO score is 680 at a maximum LTV of 70%.

•           Maximum front-end DTI of 35% and back-end DTI of 45%. Expanded DTI, to maximum front end/back end limits of 48%/58% (40%/50% for investment properties), are allowable with a minimum 18 months’ PITI liquid reserves.

•           Maximum loan amount of (i) $1,000,000 for primary residences, (ii) $500,000 for second homes and (iii) $500,000 for investment properties. Maximum loan amount generally decreases as the LTV and/or DTI increase and/or the FICO score decreases, and is also subject to other compensating factors.

Core Select Product

New Penn also offers a “Core Select” product, which is a subset of its Core Product. Eligibility for a Core Select mortgage loan is generally more stringent in comparison to a Core mortgage loan. In addition to all requirements for Core mortgage loans, Core Select mortgage loans are also subject to additional requirements under the Underwriting Standards, including without limitation the following:

•           Maximum loan amount of $1,000,000.

•           Only 15- and 30-year fixed rate purchase or rate and term refinance loans available (with no interest only option).

•           Primary residences: maximum 70% LTV (cap), with a minimum FICO score of 740 (floor). Second homes: maximum 60% LTV (cap), with a minimum FICO score of 740 (floor). Maximum front-end DTI of 33% and back-end DTI of 38%, with exceptions

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made on back-end DTI up to 40% if there are strong compensating factors (e.g., low LTV, larger reserves).

•           Minimum 12 months PITI reserves (at least 6 months of which must be liquid).

•           Must have a minimum of 24 months prior mortgage payment history, with no delinquencies.

•           84 months since bankruptcy discharge, if applicable.

•           Escrows for taxes and insurance are required unless prohibited by applicable law.

•           Foreign nationals who might otherwise qualify for a Core mortgage loan are not eligible.

All references to Core mortgage loans in this prospectus supplement also include Core Select mortgage loans to the extent not inconsistent with the foregoing description.

Core Plus Products

Foreign National Mortgage Loans

A foreign national borrower who is a non-United States citizen with (i) a valid passport, (ii) a valid visa, (iii) a valid Social Security number or ITIN and (iv) a FICO score based on credit scores and reports issued by one of the [three standard United States credit bureaus] may be eligible for a Core mortgage loan. A foreign national borrower who is a non-United States citizen and either has or does not have the items listed in clauses (i) through (iv) of the previous sentence may be eligible for a Foreign National mortgage loan.

Foreign National mortgage loans generally have a maximum loan amount of $650,000 and a maximum LTV of 65% for purchase transactions and 55% for refinance transactions (which may only be rate and term and cannot be cash-out refinance transactions). Foreign National borrowers may not have any previous bankruptcies or foreclosures. In determining whether the borrower has sufficient monthly income to meet his or her monthly obligation on the proposed mortgage loan and to meet monthly housing expenses and other financial obligations (including the borrower’s monthly obligations on the proposed mortgage loan), assets owned by the prospective borrower are not taken into account for income calculations.

Foreign National loans require front-end/back-end DTI ratios of 35%/45%. Expanded DTIs are generally not available. A minimum of 24 months PITI liquid reserves is required with a minimum of 12 months’ PITI liquid reserves in a U.S. FDIC-insured bank or NCUSIF-insured credit union. Automated debit for monthly payments from a U.S. financial institution is also required for Foreign National loans.

A domestic tri-merge credit report is run on all Foreign National borrowers. If this score is available, a minimum score of 680 is required, which floor may be increased depending on other factors. New Penn will also generally obtain an international credit report on borrowers residing in countries where such reports are available. If translation is required, as with all documentation completed in a foreign language, the translation must be completed by a qualified translator.

Investor Product

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Investor mortgage loans are tailored to borrowers with proven experience in residential real estate investing who generally do not qualify for an agency investor product. An investor mortgage loan may have a maximum LTV of 65% if the borrower has a minimum FICO score of 680. As LTV declines, FICO requirements may also decline. The minimum FICO score for a borrower under an investor mortgage loan is 640, with a maximum LTV on the corresponding loan of 60%. The borrower must demonstrate a history and proficiency in residential real estate investing. New Penn will allow up to 20 properties in total for certain investor borrowers, although New Penn will finance no more than five of these properties, subject to a $2.5 million aggregate balance cap. As part of New Penn’s standard underwriting philosophy, New Penn may require more conservative standards within minimum and maximum thresholds based on various loan and borrower characteristics. Interest only loans are not available under the investor program, and a prepayment penalty is required as a disincentive to flipping. Investor program loans authorize the mortgagee to appoint a receiver in the event of delinquency (as further described in the applicable loan documentation).

First-Time Home Buyers

New Penn employs additional credit requirements for first-time home buyers, requiring, among other things, (i) a maximum loan amount of $1 million, (ii) primary residence only, (iii) a minimum of twelve months’ PITI liquid reserves, (iv) a 720 minimum FICO score, (v) a 75% maximum LTV and (vi) a maximum payment shock limitation for ARM loans. First-time home buyers are only eligible for Core mortgage loans.

Condominiums

The Underwriting Standards permit mortgage loans on condominiums, subject to certain additional requirements for condominiums in certain areas or for which the mortgage loans do not satisfy Fannie Mae criteria relating to condominiums. Condominium loan amounts are generally limited to $500,000 except in certain major metro areas and as may otherwise be authorized on a case-by-case basis by senior management.

Full Documentation: Income, Employment and Assets

New Penn’s Underwriting Standards require full documentation and verification of a borrower’s income, employment and assets to determine whether the borrower reasonably can be expected to be able to repay the mortgage loan. This determination is based on the borrower’s income sources, employment history and past credit experience, which must be commensurate with the loan request. For example, information on the borrower’s credit report must corroborate information on the application. Prudent underwriting and analysis of credit and loan characteristics may warrant requests for additional information or documentation. If information is inconsistent (e.g., occupancy, employment, income, etc.), the mortgage loan may be declined, but in any case, additional information is gathered to understand the inconsistency. Compensating or additional supporting information disclosed in the file may be taken into consideration. All files must include the completed initial application.

The documentation submitted by the borrower in connection with an application must have been dated within 90 days of the closing of the mortgage loan.

The Underwriting Standards provide for salaried/wage earners, self-employed borrowers and borrowers who are on a fixed income or who earn non-taxable income (e.g., Social Security income, retirement or pension income, alimony, child support, foster care payments, etc.). To qualify, the borrower’s income must be from a source likely to generate sufficient income to repay the debt and must demonstrate consistency, such that the amounts and sources used to qualify the borrower are reasonably

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expected to remain stable and continue. Each source of income must also be reviewed with regard to the borrower’s ability to meet his or her total debt obligation. Varying types and levels of income documentation may be necessary for different types of income and loan programs. Generally, if a borrower’s income can be verified as received for a reasonable time period (i.e., one or more years) and is likely to continue for at least three more years based upon the totality of the circumstances, the income may be used as qualifying income.

Employment must be stable to qualify a borrower, generally showing at least a two year history in the same job or jobs in the same or related field. Self-employed borrowers must be in the same business and the same field for the most recent four years, although two years may be considered if the borrower has been in the same field for four years. Other circumstances may also be acceptable on a case-by-case basis as long as the borrower demonstrates sufficient employment stability. For example, a borrower who changes jobs to advance within the same line of work may receive favorable treatment if this advancement can be verified; however, job changes without advancement or in different fields of work are reviewed carefully to ensure consistent or increasing income levels and the likelihood of continued stable employment. Additionally, borrowers are generally required to explain, in writing, any job gaps that exceed one month, and borrowers who re-enter the workforce with less than a two-year employment history must have been employed with their current employer for a minimum of six months, and provide a fully documented previous employment history.

A borrower must also provide evidence of sufficient funds for the down payment, closing costs and reserves, when applicable. The fiscal position of the borrower, including accumulation of verifiable assets, is a strong indication of creditworthiness. An established pattern of savings demonstrates skill in financial management. Evidence that the savings are liquid also strengthens the loan transaction as these funds are readily available to repay debt obligations, pay unexpected expenses and provide protection against short term interruption of income.

Core and Investor mortgage loans allow certain assets to be used for income qualification and do not require these assets to be withdrawn for this purpose. Different assets are subject to different formulas as provided under the Underwriting Standards. If an asset is being used in the calculation of any other type of income (e.g., dividends, interest, capital gains, etc.), the asset must be excluded from the “assets for income” calculation. Assets do not qualify for income calculations for Foreign National borrowers.

For Foreign National borrowers, generally a minimum of 24 months’ PITI liquid reserves is required with a minimum of 12 months in a U.S. FDIC-insured bank or an NCUSIF-insured national credit union. Assets held in a foreign account are calculated to the current exchange rate with verification of the exchange rate provided in the loan file. Gift funds are not allowed in qualifying borrowers under the Foreign National loan guidelines.

Income and Employment Verification

New Penn employs a number of controls and requirements in verifying income and employment for non-self-employed borrowers. Generally, New Penn requires independent, written verification of employment from the employer’s human resources department or an officer or owner of the company, along with the most recent three months of pay stubs. Any W-2 submitted as proof of income or employment must contain all schedules, be computer-generated or typewritten and accompanied by an IRS Form 4506-T signed by the borrower. Additional validity checks are done on all submitted documentation.

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The Underwriting Standards generally provide for a conservative approach in calculating income when income is declining or inconsistent, requiring further documentation and review. If the decline or inconsistency cannot be shown to be isolated or nonrecurring in nature, then the lowest annual compensation over the 2-year period prior to the date of loan application is used to qualify the borrower, assuming consistency of income can be established. If the borrower is paid on an hourly basis or does not work a regular 40 hour work week throughout the year, the borrower’s income generally must be averaged over the minimum employment history required. If there is an indication of declining income, the current income is used instead of the average, assuming consistency of income can be established. Bank statements (whether business or personal) are generally not allowed as income verification.

For Foreign National mortgage loans, the Underwriting Standards permit salaried, retired and self-employed borrowers. Salaried borrowers must provide a letter from their employer stating current monthly salary and year-to-date earnings, as well as two months of valid pay stubs (although pay stubs may be waived if (i) the borrower is not employed within the United States, (ii) the employer does not provide pay stubs and (iii) alternative proof of employment is provided that is satisfactory under the Underwriting Standards). New Penn employs several controls and verification processes to ensure the accuracy and validity of the letter and other income and employment documentation. Generally, tax returns filed in foreign countries are not required and an executed IRS Form 4506-T is not required if the borrower is not required to file United States tax returns.

Self-employed Foreign National borrowers are eligible under the Underwriting Standards, but borrowers generally must show self-employment for a minimum of four years. Unearned income is generally not counted as qualifying income but may be considered on a case-by-case basis. While Core mortgage loans and Investor mortgage loans allow income from a non-US source to be considered only if such income is paid by a corporate entity and is not subject to tax in any jurisdiction outside of the US, reasonable exceptions to this requirement are allowable under the Foreign National program.

A verbal or electronic verification of employment (a “VOE”) is required for each Core and Core Plus Product mortgage loan. For non-self employed borrowers, a verbal VOE must be obtained within 10 calendar days of funding. New Penn employs controls to ensure the validity of the VOE. If the borrower has seasonal employment and (i) the verification occurs during the off season and (ii) the borrower is not currently working for that business, independent verification satisfactory to New Penn that the business exists and that the borrower worked for that business as stated on the loan application is required.

For self-employed borrowers, New Penn requires submission of contact and other identifying information regarding the borrower’s business that New Penn independently verifies within 30 days prior to funding the mortgage loan. Satisfactory verification includes confirmation of the validity of this information by a qualified third party, such as a CPA, regulatory agency or an applicable licensing bureau (with all pertinent information documented if such confirmation is verbal), and through independent sources such as the Yellow Pages and/or the internet.

New Penn employs similar requirements and controls for Foreign National borrowers. Additionally, for all Core and Core Plus Product mortgage loans, New Penn may in its discretion accept income and employment verification reports via approved third-party verification services on a case-by-case basis in lieu of standard income and employment documentation, but will maintain the same philosophical approach embedded in the Underwriting Standards and document any exceptions to the Underwriting Standards.

Asset Verification

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Assets must be sourced and seasoned for at least 90 days prior to closing and may be verified using (i) direct written verification, completed by the applicable depository, or (ii) recent and consecutive account statements covering a period of three months for each bank, investment portfolio or brokerage or mutual fund account. In each case, New Penn requires comprehensive information regarding the assets and accounts, and employs controls to ensure the validity of all such information.

For Foreign National borrowers, a letter of reference on company letterhead from a financial or banking institution is also required to prove assets. Among other information, the letter must contain a description of the type of relationship between the borrower and the institution and how the accounts are held. New Penn employs controls to ensure the validity of all such information.

The verification of assets (including the source of funds) for all Core and Core Plus Product mortgage loans generally may not be greater than 90 days old at the time of closing. If the funds are required for closing, then the most recent account statement or statements will be required for validation of funds.

Appraisals

New Penn appraisals must be AIR compliant and also comply with the standards and practices established under applicable law, including USPAP and FIRREA. The appraiser must not have a direct or indirect interest, financial or otherwise, in the property or in the transaction. Selection criteria should ensure that the appraiser is independent of the transaction and is capable of rendering an unbiased opinion.

An appraisal prepared by an individual who was selected or engaged by a borrower, property seller, real estate agent or other interested party is not acceptable. Transferred or “re-addressed appraisals” or appraisal reports that are altered by the appraiser to replace any references to the original client with the lender’s name are not acceptable. Additionally, the borrower, property seller, real estate agent or other interested party is not allowed to select an appraiser with respect to any Core and Core Plus Product mortgage loan.

New Penn employs internal controls to ensure that only qualified and adequately trained underwriters, who are not involved in the loan production process, review appraisals. The underwriting review must confirm this independence and entail a comprehensive technical review of the appraiser’s analysis prior to making a final credit decision.

New Penn underwriters use various fraud and valuation tools when reviewing appraisals. The required products vary in accordance with New Penn’s appraisal review process. The data as well as the appraisal report will be reviewed when determining acceptability of the appraisal report.

Appraisals must be ordered through a New Penn-approved Appraisal Management Company (“AMC”). An AMC must pass a comprehensive application process and maintain certain standards to be a New Penn-approved AMC. All mortgage loans must also be reviewed against New Penn’s “Ineligible Appraiser List.” If an appraisal is completed though an appraiser on that list, additional appraisal products may be required. With respect to mortgage loans originated by New Penn, New Penn may, but is not required to, use E Street Appraisal Management LLC, a wholly-owned subsidiary of New Penn’s direct parent, Shellpoint Partners LLC. E Street Appraisal Management LLC is subject to the same requirements as any third-party AMC.

If a property shows excessive appreciation over the last 12 months, New Penn requires a satisfactory explanation from the appraiser for the increase in value. Additional appraisal products may

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be required at the underwriter’s discretion based on a review of the increase, the explanation provided to support the increase, an analysis of market trends, and a review of information provided via automated valuation tools. Generally, New Penn underwriters may request additional valuation information at any time during the underwriting process in their discretion.

The Underwriting Standards require an independent review by an approved-AMC prior to delivery for underwriting review, and may require a further independent desk review by an approved-AMC certified staff appraiser based on results of the appraisal review in the underwriting process.

The Underwriting Standards may require two appraisals under certain circumstances, including (i) for Core mortgage loans with a principal balance in excess of $750,000, and (ii) for Core Plus mortgage loans with a principal balance in excess of $500,000. The lower of the two appraised values will be used to determine LTV, unless the sales price is lower than both appraisals (in which case the sales price will be used to determine LTV). Appraisals must be completed by two different independent appraisers selected by two different New Penn-approved AMCs; provided, however, that under certain circumstances, one appraisal may be a transferred appraisal subject to a field review.

For Correspondent mortgage loans, the Underwriting Standards require two appraisals, however only one of the appraisals is required to be acquired through a New Penn-approved AMC, provided that the appraiser providing the other appraisal is not on New Penn’s ineligible appraiser list and meets all of the other requirements set forth in the Underwriting Standards.

Any appraisal considered in the underwriting process must be completed within 120 days of closing.

Exceptions to the Underwriting Standards

Exceptions to Underwriting Standards must be reviewed and approved by New Penn’s [Chief Credit Officer], and must be documented and maintained in the related credit file. Exceptions may be based on compensating or mitigating factors or may reflect pending underwriting guideline changes that have been approved but not yet released. Exceptions with respect to the mortgage loans included in the mortgage pool are detailed in this prospectus supplement.

[INCLUDE DISCLOSURE REQUIRED BY ITEM 1110(b) OF REGULATION AB FOR ANY CORRESPONDENT OR OTHER THIRD-PARTY ORIGINATOR THAT ORIGINATED 20% OR MORE OF THE MORTGAGE LOANS IN THE MORTGAGE POOL]

DESCRIPTION OF THE CERTIFICATES

General

The Series ____-___ Certificates will consist of ________ classes of certificates. Only the offered certificates are offered by this prospectus supplement.

The Certificates represent in the aggregate the entire beneficial ownership interest in an issuing entity consisting primarily of a mortgage pool of mortgage loans and an aggregate principal balance as of the Cut- off Date, after application of scheduled payments due whether or not received, of approximately $___________, subject to a permitted variance as described in this prospectus supplement under “The Mortgage Pool”.

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Each class of the offered certificates will have the approximate initial Certificate Principal Balance or Notional Amount, as applicable, as set forth on the cover hereof and will have the Pass-Through Rate initially set forth on page [S-7] and determined as provided under “Description of the Certificates—Pass-Through Rates” in this prospectus supplement. The Residual Certificates also represent the right to receive additional distributions in respect of the issuing entity on any distribution date after all required payments of principal and interest have been made on this date in respect of the other classes of Certificates, although it is not anticipated that funds will be available for any additional distribution. The Class B-4 Certificates, Class B-5 Certificates and Class B-6 Certificates have in the aggregate an initial Certificate Principal Balance of approximately $__________ and a fixed Pass-Through Rate for each distribution date of ____% per annum. The Class B-4 Certificates, the Class B-5 Certificates, the Class B-6 Certificates and Class A-IO-S Certificates, which are not being offered by this prospectus supplement, will be sold by the depositor to _________________________ on the Closing Date.

The Class A Certificates (other than the Class A-IO-S Certificates) will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $_____ and integral multiples of $____ in excess thereof. The Class X Certificates, Subordinate Certificates and Class A-IO-S Certificates will be issued in registered, certificated form, in minimum percentage interests corresponding to initial Certificate Principal Balances or notional amounts, as applicable, of $______ and integral multiples of $_____ in excess thereof, except that one Certificate of each of these classes may be issued evidencing an amount equal to either (1) the sum of an otherwise authorized denomination thereof plus the remainder of the aggregate initial Certificate Principal Balance or Notional Amount, as applicable, for the class or (2) the remainder. The Residual Certificates will be offered in registered, certificated form, in minimum denominations of $___ and integral multiples thereof.

The Book-Entry Certificates will initially be represented by one or more global certificates registered in the name of a nominee of DTC. The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person’s interest, except as set forth below under “—Definitive Certificates”. Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See “—Registration of the Book-Entry Certificates” and “—Definitive Certificates” in this prospectus supplement.

The Class X Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Residual Certificates and the definitive certificates will be transferable and exchangeable at the offices of the Trustee. The Subordinate Certificates and the Residual Certificates may not be purchased by or transferred to a Plan except upon delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See “—Restrictions on Transfer of the Residual Certificates” and “ERISA Considerations” in this prospectus supplement. Transfer of the Residual Certificates will be subject to additional restrictions and transfer of the Residual Certificates to any non-United States person will be prohibited, in each case as described under “Federal Income Tax Consequences—Special Tax Considerations Applicable to Residual Certificates” in this prospectus supplement and under “Federal Income Tax Consequences—REMICs—Tax On Transfers of REMIC Residual Certificates to Certain Organizations” and “—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the prospectus. No service charge will be

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imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All distributions to holders of the Certificates, other than the final distribution on any class of Certificates, will be made on each distribution date by or on behalf of the Trustee to the persons in whose names the Certificates are registered at the close of business on the related Record Date. Distributions will be made either (a) by check mailed to the address of each certificateholders as it appears in the Certificate Register or (b) upon written request to the Trustee at least five business days prior to the relevant Record Date by any holder of Certificates having an aggregate initial Certificate Principal Balance or Notional Amount, as applicable, that is in excess of the lesser of (1) $5,000,000 or (2) two-thirds of the initial aggregate Certificate Principal Balance or Notional Amount, as applicable, of the class of Certificates, by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of the class at the corporate trust office of the Trustee or any other location specified in the notice to certificateholders of the final distribution.

Registration of the Book-Entry Certificates

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC participants. The Trustee will forward payments to DTC in same day funds and DTC will forward payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing the payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience

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delays in their receipt of payments since distribution will be made by the Trustee to Cede & Co., as nominee for DTC.

Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights, authorize divergent action.

The depositor, the Master Servicer and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Certificates

Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Book-Entry Certificates and the depositor is unable to locate a qualified successor, (2) the depositor, at its option, elects to terminate the book-entry system through DTC, or (3) after the occurrence of a servicer event of default, Certificate Owners representing in the aggregate not less than 51% of the voting rights of the Book-Entry Certificates advise the Trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Certificate Owners through participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Trustee will recognize the holders of definitive certificates as certificateholders under the Agreement. Definitive certificates will be issued in minimum denominations of $______, except that any beneficial ownership represented by a Book-Entry Certificate in an amount less than $______ immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount of the beneficial ownership.

Pass-Through Rates

The Pass-Through Rate for each class of Certificates (other than the Class X Certificates, Class A-IO-S Certificates and the Class PO Certificates) is ____% per annum. The Pass-Through Rate applicable to the calculation of the Interest Distribution Amount for the Class X Certificates for any distribution date is the rate per annum expressed as the percentage equivalent of a fraction, the numerator of which is equal to (1) (A) the amount of interest accrued on the mortgage loans for the immediately preceding calendar month at the Net Mortgage Rate minus (B) the aggregate amount of interest payable on the Certificates (other than the X Certificates), and the denominator of which is equal to (2) the Notional Amount of the Class X Certificates. The initial variable Pass-Through Rate for the Class X Certificates is approximately ______% per annum. The Pass-Through Rate applicable to the calculation of the Interest Distribution Amount for the Class A-IO-S Certificates is equal to weighted average of the

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Excess Servicing Fee Rates for each of the mortgage loans. The initial variable Pass-Through Rate for the Class A-IO-S Certificates is approximately ____% per annum.

Interest Distributions

Distributions on each distribution date will be made to the extent of the Available Distribution Amount.

Distributions in respect of interest will be made (1) on each distribution date to the holders of the Class A-IO-S Certificates, the aggregate excess servicing fee for such distribution date, (2) on each distribution date to the holders of the related Senior Certificates and, on the first distribution date, to the holders of the Residual Certificates, in an aggregate amount equal to the Senior Interest Distribution Amount and (3) on each distribution date to the holders of the Subordinate Certificates, in an aggregate amount equal to the Subordinate Interest Distribution Amount, to the extent of the portion of the Available Distribution Amount remaining after distribution of the Senior Interest Distribution Amount and the Senior Principal Distribution Amount.

All distributions of interest will be based on a 360-day year consisting of twelve 30-day months. Except as otherwise described in this prospectus supplement, on any distribution date, distributions of the Interest Distribution Amount for a class of Certificates will be made, to the extent provided in this prospectus supplement, on a pari passu basis, based on the Certificate Principal Balance or Notional Amount, as applicable, of the Certificates of each such class.

Distributions of the Subordinate Interest Distribution Amount on each distribution date will be made first, to the holders of the Class B-1 Certificates, second to the holders of the Class B-2 Certificates, third to the holders of the Class B-3 Certificates, and then to the holders of the remaining classes of Subordinate Certificates, in each case to the extent of available funds and in each case to the extent of the Interest Distribution Amount for these Certificates for the distribution date.

Principal Distributions on the Senior Certificates

Distributions in respect of principal will be made on each distribution date to the holders of the class or classes of the Class A Certificates then entitled to distributions in respect of principal, and on the first distribution date to the holders of the Residual Certificates, in an aggregate amount equal to the Senior Principal Distribution Amount.

Holders of the Class A Certificates then entitled to distributions in respect of principal will be entitled to receive on each distribution date, and holders of the Residual Certificates will be entitled to receive on the first distribution date, distributions allocable to principal in reduction of the Certificate Principal Balances of the Class A Certificates, and on the first distribution date the Residual Certificates, equal to the sum of the following:

(1)               the product of (A) the then applicable Senior Percentage and (B) the aggregate of the following amounts:

(2)               the principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, whether or not received;

(3)               the principal portion of all proceeds received in respect of the repurchase of a mortgage loan (or, in the case of a substitution, amounts received representing a principal adjustment) as required by the Agreement during the related Prepayment Period; and

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(4)               the principal portion of all other unscheduled collections (other than amounts described in clauses (2) and (3) hereof), including insurance proceeds and liquidation proceeds, received during the related Prepayment Period, to the extent applied as recoveries of principal;

(5)               the product of (A) the then applicable Senior Prepayment Percentage and (B) the aggregate of all full and partial principal prepayments received during the related Prepayment Period;

(6)               with respect to the net liquidation proceeds received and allocable to principal of any mortgage loan that was finally liquidated during the related Prepayment Period, the lesser of (a) the then applicable Senior Prepayment Percentage multiplied by these net liquidation proceeds and (b) the then applicable Senior Percentage multiplied by the Scheduled Principal Balance of the mortgage loan at the time of liquidation; and

(7)               any amounts allocable to principal for any previous distribution date (calculated pursuant to the three preceding clauses) that remain undistributed, to the extent that any of these amounts are not attributable to Realized Losses that were allocated to the Subordinate Certificates.

Holders of the Class X Certificates and Class A-IO-S Certificates are not entitled to receive any distributions allocable to principal.

The Senior Percentage initially will equal approximately _____%, and will in no event exceed 100%.

The disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates (other than the Class X Certificates) while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the issuing entity of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

If on any distribution date the allocation to the Class A Certificates of full and partial principal prepayments and other amounts in the percentage required above would reduce the aggregate outstanding Certificate Principal Balance of the Class A Certificates below zero, the Senior Prepayment Percentage for the distribution date will be limited to the percentage necessary to reduce the aggregate Certificate Principal Balance of the Class A Certificates to zero.

For purposes of all principal distributions described above and for calculating the Senior Percentage, the Subordinate Percentage and the Senior Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined after the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under “—Allocation of Losses; Subordination” below.

Priority of Principal Distributions on the Class A Certificates and the Residual Certificates

Distributions of the Senior Principal Distribution Amount on the Class A Certificates and the Residual Certificates on each distribution date will be made as follows:

(1)               First, concurrently, to the holders of each class of the Residual Certificates on the distribution date in ________ ____, an amount equal to the entire Certificate Principal Balance thereof;

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(2)               Second, to the holders of the Lockout Certificates, the Lockout Distribution Percentage of the Senior Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(3)               Third, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(4)               Fourth, to the holders of the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(5)               Fifth, to the holders of the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(6)               Sixth, to the holders of the Class A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(7)               Seventh, to the holders of the Class A-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(8)               Eighth, to the holders of the Lockout Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

Notwithstanding the foregoing priorities, upon the reduction of the Certificate Principal Balances of the Subordinate Certificates to zero, the priority of distributions of principal among the Class A Certificates will be disregarded and distributions allocable to principal will be paid on each succeeding distribution date to holders of the Class A Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof.

Principal Distributions on the Subordinate Certificates

Holders of each class of Subordinate Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after distribution of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Interest Distribution Amount, distributions allocable to principal in reduction of the Certificate Principal Balances thereof equal to the sum of the following:

(1)               the product of (A) the then applicable related Class B Percentage and (B) the aggregate of the following amounts:

(2)               the principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, whether or not received;

(3)               the principal portion of all proceeds received in respect of the repurchase of a mortgage loan (or, in the case of a substitution, amounts received representing a principal adjustment) as required by the Agreement during the related Prepayment Period; and

(4)               the principal portion of all other unscheduled collections (other than amounts described in clauses (2) and (3) hereof), including insurance proceeds and liquidation proceeds, received during the related Prepayment Period, to the extent applied as recoveries of principal;

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(5)               the portion allocable to such class of Subordinate Certificates, as described below, of the product of (A) the then applicable Subordinate Prepayment Percentage and (B) the aggregate of all full and partial principal prepayments received during the related Prepayment Period;

(6)               the portion allocable to such class of Subordinate Certificates, as described below, of net liquidation proceeds received and allocable to principal of any mortgage loan that was finally liquidated during the related Prepayment Period, to the extent of the amount, if any, by which such net liquidation proceeds exceed the amount distributable to the Class A Certificates in respect of such net liquidation proceeds pursuant to clause (3) of the definition of Senior Principal Distribution Amount; and

(7)               any amounts allocable to principal for any previous distribution date (calculated pursuant to the three preceding clauses) that remain undistributed, to the extent that any of these amounts are not attributable to Realized Losses that were allocated to classes of the Subordinate Certificates bearing a higher numerical class designation.

All mortgagor prepayments not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Class B Certificates with the highest payment priority then outstanding and each other class of Class B Certificates for which certain loss levels established for such class in the Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificates, respectively, only if the sum of the current percentage interests in the mortgage pool evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage pool evidenced by such class and each class, if any, subordinate thereto.

For purposes of all principal distributions described above and for calculating the Subordinate Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined after the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under “—Allocation of Losses; Subordination” below.

As stated above under “—Principal Distributions on the Senior Certificates”, for each distribution date occurring prior to the distribution date in ________ ____, the Senior Prepayment Percentage will equal 100%, and until the earlier of such date and the date on which the Class A Certificates are paid in full, no distributions based on principal prepayments or, in some instances, net liquidation proceeds, on the mortgage loans will be distributed to the Subordinate Certificates. Thereafter, unless the Certificate Principal Balances of the Senior Certificates have been reduced to zero, the Subordinate Prepayment Percentage may continue to be 0% or otherwise be disproportionately small relative to the Subordinate Percentage. See “—Principal Distributions on the Senior Certificates” in this prospectus supplement.

Distributions of the Subordinate Principal Distribution Amount on each distribution date will be made as follows: first to the holders of the Class B-1 Certificates, second to the holders of the Class B-2 Certificates, third to the holders of the Class B-3 Certificates, and then to the holders of the remaining classes of Subordinate Certificates, in each case to the extent of available funds and in each case to the extent of the portion of the Subordinate Principal Distribution Amount payable in respect of each such class of Subordinate Certificates for such distribution date. The portion of the Subordinate Principal Distribution Amount distributed to each class of Class B Certificates will be reduced, in reverse order of priority, by the amount of Capitalization Reimbursement Amount remaining for such distribution date.

P&I Advances

Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each distribution date its own funds, or funds in the Distribution Account that

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are not included in the Available Distribution Amount for such distribution date, in an amount equal to the P&I Advances for such distribution date.

P&I Advances relating to a mortgage loan are required to be made [for up to ____ monthly payments][through liquidation of the related mortgaged property] and only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

All P&I Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Master Servicer out of any funds in the Distribution Account prior to the distributions on the Certificates. In the event the Master Servicer fails in its obligation to make any such advance, the Trustee will be obligated to make any such advance, to the extent required in the Agreement.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the Issuing Entity, while the Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Master Servicing Fee(1)(2)(3)	___bp	Mortgage Loan Interest Collections
Trustee Fee	___bp	[Mortgage Loan Interest Collections]

(1)	The master servicing fee including securities administrator, paying agent and certificate registrar fees. The Master Servicer receives a single combined fee that covers all of these functions. The Master Servicer performs these functions.
(2)	The Master Servicer pays servicer fees out of its fee.
(3)	The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

Expenses and indemnity amounts of the Trustee, the Master Servicer, the securities administrator, [paying agent, certificate registrar] and the custodian that are permitted to be reimbursed under the Pooling and Servicing Agreement will be paid by the issuing entity prior to any distributions to certificateholders, subject to an aggregate annual cap of $[_______] and subject to an annual cap of $[_______] with respect to aggregate amounts reimbursable to the Trustee.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, as described under “—Allocation of Losses; Subordination” below. [To be expanded to include descriptions of other types of credit enhancement, such as a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreement, cross-collateralization or overcollateralization, as applicable.]

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[Additional information with respect to credit enhancement providers meeting the applicable thresholds, required pursuant to Item 1114(b) or Item 1115 of Regulation AB, will be provided if applicable.]

Allocation of Losses; Subordination

Realized Losses will be allocated on any distribution date as follows: first, to the Class B-6 Certificates; second, to the Class B-5 Certificates; third, to the Class B-4 Certificates; fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; and sixth, to the Class B-1 Certificates, in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, such Realized Losses will be allocated on any distribution date among the Class A Certificates on a Pro rata basis. Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

An allocation of a Realized Loss on a pro rata basis among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such distribution date.

With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for P&I Advances, Servicing Fees and servicing advances) towards interest and principal owing on the mortgage loan. Such amount of loss realized, and any principal due on the mortgage loan that has been written off by the Servicer and any Principal Forbearance Amount with respect to a mortgage loan that has been the subject of a servicing modification, are referred to in this prospectus supplement as “Realized Losses”.

In the event that Realized Losses are incurred that are covered by subordination, such losses will be allocated to the most subordinate class of Certificates then outstanding. The priorities for distribution of cash flows described in this prospectus supplement, in some circumstances, may result in cash flow shortfalls to any class of Subordinate Certificates even if it is not the most subordinate class of Certificates then outstanding; however, the interest portion of any such shortfall would be distributable as unpaid Interest Distribution Amount on future distribution dates as cash flows allow, to the extent of available funds, and the principal portion of any such shortfall would not result in a reduction of the Certificate Principal Balance of such class. In such event, the percentage interest represented by such class would increase relative to the respective Certificate Principal Balances of the more subordinate classes of Certificates. With respect to the most subordinate class of the Certificates outstanding at the time any Realized Loss is incurred, the total amount of the Realized Loss allocated to such class may be greater than the concurrent reduction in the Certificate Principal Balance thereof because such reduction will not reflect any undistributed Interest Distribution Amount on such class. Such undistributed Interest Distribution Amount on the most subordinate class of the Certificates outstanding will not be distributable on any future distribution date. As a result, it is possible that the total amount of Realized Losses that may be allocated to any class of Subordinate Certificates may exceed the initial Certificate Principal Balance thereof.

In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount and the Senior Principal Distribution Amount, on each distribution date, holders of Senior Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of

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the holders of the Subordinate Certificates, to the extent necessary to satisfy the Senior Interest Distribution Amount and the Senior Principal Distribution Amount.

The application of the Senior Prepayment Percentage (when it exceeds the Senior Percentage) to determine the Senior Principal Distribution Amount will accelerate the amortization of the Class A Certificates relative to the actual amortization of the mortgage loans. To the extent that the Class A Certificates are amortized faster than the mortgage loans, in the absence of offsetting Realized Losses allocated to the Subordinate Certificates, the percentage interest evidenced by the Class A Certificates in the issuing entity will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Senior Certificates by the Subordinate Certificates.

Subsequent Recoveries will be distributed to the certificates still outstanding, in accordance with the priorities described under “—Priority of Principal Distributions on the Class A Certificates and the Residual Certificates” and “—Principal Distributions on the Subordinate Certificates” and the Certificate Principal Balance of each class of certificates then outstanding that has been reduced due to application of a Realized Loss will be increased, sequentially in order of seniority, by the lesser of (i) the amount of such Subsequent Recovery (reduced by any amounts applied for this purpose to senior ranking certificates) and (ii) the Realized Loss previously allocated to such class. Any Subsequent Recovery that is received during a Prepayment Period will be distributed together with the Available Distribution Amount for the related distribution date.

Restrictions on Transfer of the Residual Certificates

The Residual Certificates may not be purchased by or transferred to a Plan except upon the delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See “ERISA Considerations” in this prospectus supplement. In addition, the Residual Certificates will be subject to additional restrictions described under “Federal Income Tax Consequences—Special Tax Considerations Applicable to the Residual Certificates” in this prospectus supplement and “Federal Income Tax Consequences—REMICs—Tax on Transfers of REMIC Residual Certificates to Certain Organizations” and “—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the prospectus.

The initial owner of the Residual Certificates is ______________.

YIELD ON THE CERTIFICATES

Delay in Distributions on the Offered Certificates

The effective yield to holders of the offered certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because (1) on the first distribution date one month’s interest is payable even though __ days will have elapsed from the date on which interest begins to accrue, (2) on each succeeding distribution date the interest payable is the interest accrued during the month preceding the month of the distribution date, which ends __ days prior to the distribution date and (3) during each Interest Accrual Period (other than the first Interest Accrual Period), interest accrues on a Certificate Principal Balance or Notional Amount that is less than the Certificate Principal Balance or Notional Amount of the class actually outstanding for the first __ days of this Interest Accrual Period.

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Shortfalls in Collections of Interest

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus. The Master Servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans master serviced by it, but only to the extent of its aggregate Servicing Fee [(including the excess servicing fee)] for the related Due Period. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement. Accordingly, the effect of (1) any principal prepayments on the mortgage loans, to the extent that any resulting Prepayment Interest Shortfall exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Certificates. Any resulting shortfalls will be allocated among the Certificates as provided in this prospectus supplement under “Description of the Certificates—Interest Distributions”.

General Prepayment Considerations

The rate of principal payments on each class of offered certificates (other than the Class X Certificates), the aggregate amount of distributions on each class of offered certificates and the yield to maturity of each class of offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the Sponsor or the Master Servicer, as the case may be). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this prospectus supplement, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a prepayment charge. All of the mortgage loans contain due-on-sale clauses. As described under “Description of the Certificates—Principal Distributions on the Senior Certificates” in this prospectus supplement, prior to the distribution date in ________ ____, all principal prepayments on the mortgage loans will be allocated to the Senior Certificates (other than the Class X Certificates). Thereafter, as further described in this prospectus supplement, during some periods, subject to loss and delinquency criteria described in this prospectus supplement, the Senior Prepayment Percentage may continue to be disproportionately large (relative to the Senior Percentage) and the percentage of principal prepayments payable to the Subordinate Certificates may continue to be disproportionately small.

Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of offered certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”), no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of any class of offered certificates (other than the Class X Certificates) may vary from the anticipated yield will depend upon the degree to which they are purchased

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at a discount or premium and the degree to which the timing of payments on the offered certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of the interest only certificates. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. The yield to maturity on the Class X Certificates will therefore be extremely sensitive to prepayments on the mortgage loans generally, and most sensitive to prepayments on mortgage loans with relatively high mortgage rates. Extremely rapid prepayments may result in the failure of such Certificateholders to recoup their original investment. See “—Yield Sensitivity of the Class X Certificates” in this prospectus supplement.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the offered certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

Because principal distributions are paid to some classes of offered certificates before other classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses (because the offered certificates will represent an increasing percentage interest in the issuing entity during the period prior to the commencement of distributions of principal thereon) than holders of classes having earlier priorities for distribution of principal. In particular with respect to the Lockout Certificates, as described under “Description of the Certificates—Principal Distributions on the Senior Certificates” in this prospectus supplement, during some periods, no principal payments or a disproportionately small portion of the Senior Principal Distribution Amount will be distributed on the Lockout Certificates, and during other periods, a disproportionately large portion of the Senior Principal Distribution Amount will be distributed on the Lockout Certificates. Unless the Certificate Principal Balances of the Class A Certificates (other than the Lockout Certificates) have been reduced to zero, the Lockout Certificates will not be entitled to receive any distributions of principal payments prior to the distribution date in ________ ____.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

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In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available. See “Risk Factors—The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans” in this prospectus supplement.

MARKET INTEREST RATE AND SUBORDINATION YIELD CONSIDERATIONS

Because the mortgage rates on the mortgage loans and the Pass-Through Rates on the offered certificates (other than the Class X Certificates) are fixed, these rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yields for securities similar to these offered certificates were to rise, the market value of these offered certificates may decline.

As described under “Description of the Certificates—Allocation of Losses; Subordination”, amounts otherwise distributable to holders of the Subordinate Certificates may be made available to protect the holders of the Senior Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by P&I Advances, and amounts otherwise distributable to holders of the Subordinate Certificates with a higher numerical class designation may be made available to protect the holders of Subordinate Certificates with a lower numerical class designation against interruptions in distributions. Delinquencies may affect the yield to investors on the Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Subordinate Certificates. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of the Subordinate Certificates if it delays the scheduled reduction of the Senior Prepayment Percentage, triggers an increase of the Senior Prepayment Percentage to [100]% or triggers a lockout of one or more classes of Subordinate Certificates from distributions of portions of the Subordinate Principal Distribution Amount. See “Description of the Certificates—Principal Distributions on the Senior Certificates” and “—Principal Distributions on the Subordinate Certificates” in this prospectus supplement

Final Scheduled Distribution Date

The final scheduled distribution date for each class of Certificates is the distribution date in  ________ ___ , ____. The final scheduled distribution date in each case is the distribution date in the month following the month of the latest scheduled maturity date of any of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the final scheduled distribution date.

Weighted Average Life

Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the offered certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof.

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Except as otherwise described under “Description of the Certificates—Principal Distributions on the Senior Certificates” in this prospectus supplement, distributions of principal will be made to the classes of Class A Certificates according to the priorities described in this prospectus supplement, rather than on a Pro rata basis among the Class A Certificates, unless the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero. The timing of commencement of principal distributions and the weighted average life of each class of Class A Certificates will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on each class of Class A Certificates. Moreover, because the Lockout Certificates do not receive (unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero) any portion of principal payments prior to the distribution date occurring in ________ ____ and thereafter will receive (unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero) a disproportionately small or large portion of principal payments, the weighted average life of the Lockout Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of Class A Certificates entitled to principal distributions.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is [the Prepayment Assumption]. No representation is made that the mortgage loans in the mortgage pool will prepay at the above-described rates or any other rate. CPR refers to the Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year.

The tables following the next paragraph indicate the percentage of the initial Certificate Principal Balance of the indicated classes of Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life of the indicated class of Certificates. The table is based on the following modeling assumptions (the “structuring assumptions”):

(1)               the mortgage pool consists of ____ mortgage loans with the characteristics set forth in the table below,

(2)               distributions on the indicated Certificates are received, in cash, on the ___ day of each month, commencing in ________ ____,

(3)               the mortgage loans prepay at the constant percentages of the Prepayment Assumption indicated,

(4)               no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act are incurred,

(5)               none of the depositor, the Sponsor, the Master Servicer or any other person purchases from the issuing entity any mortgage loan pursuant to any obligation or option under the Agreement (except as indicated in footnote (2) in the tables),

(6)               scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in ________ ____, and are computed prior to giving effect to any prepayments received in the prior month,

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(7)               prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in _______ ____, and include 30 days’ interest,

(8)               the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate and remaining term to maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity,

(9)               the Certificates are purchased on _______ __, ____, and

(10)           the Servicing Fee Rate is ____% per annum and the Trustee’s Fee Rate is _____% per annum.

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ASSUMED MORTGAGE LOAN CHARACTERISTICS

Principal Balance as of The Cut-off Date	Mortgage Rate	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)
$	%
$	%
$	%
$	%

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the table below. Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balances outstanding (and the weighted average lives) of the classes of Certificates set forth in the table. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the table below, the classes of Certificates set forth below may mature earlier or later than indicated by the table below. Based on the foregoing structuring assumptions, the table below indicates the weighted average life of each class of the Class A Certificates and the Subordinate Certificates and sets forth the percentage of the initial Certificate Principal Balance of each of these Certificates that would be outstanding after each of the dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the issuing entity. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Principal Balance (and weighted average lives) shown in the following table. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the Prepayment Assumption.

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Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class A-1 Certificates
Prepayment Assumption Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year) and thereafter
Weighted Average Life in years (to Maturity)*

(*)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
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Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class A-2 Certificates
Prepayment Assumption Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year) and thereafter
Weighted Average Life in years (to Maturity)*

(*)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
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Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class A-3 Certificates
Prepayment Assumption Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year) and thereafter
Weighted Average Life in years (to Maturity)*

(*)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
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Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class A-4 Certificates
Prepayment Assumption Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year) and thereafter
Weighted Average Life in years (to Maturity)*

(*)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
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Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class A-5 Certificates
Prepayment Assumption Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year) and thereafter
Weighted Average Life in years (to Maturity)*

(*)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
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Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class A-6 Certificates
Prepayment Assumption Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year) and thereafter
Weighted Average Life in years (to Maturity)*

(*)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
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Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class B-1, B-2 and Class B-3 Certificates
Prepayment Assumption Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year) and thereafter
Weighted Average Life in years (to Maturity)*

(*)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the Prepayment Assumption indicated in the table above or to any other level, or that the actual weighted average life of any class of Certificates will conform to any of the weighted average lives set forth in the table above. Furthermore, the information contained in the table with respect to the weighted average life

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of each specified class of Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the Prepayment Assumption until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

The yield to maturity of the Class X Certificates will be extremely sensitive to the prepayment, repurchase and default experience on the mortgage loans, which may fluctuate significantly from time to time. A rapid rate of principal payments on the mortgage loans will have a materially negative effect on the yield to maturity of the Class X Certificates, and principal prepayments on mortgage loans with higher mortgage rates will have a greater negative impact on the yield to maturity of the Class X Certificates than principal prepayments on mortgage loans with lower mortgage rates. There can be no assurance that the mortgage loans will prepay at any particular rate. Prospective investors in the Class X Certificates should fully consider the associated risks, including the risk that they may not fully recover their initial investment.

The following table indicates the sensitivity of the yield of the Class X Certificates to various rates of prepayment on the mortgage loans and the corresponding pre-tax yield on a corporate bond equivalent basis. The table set forth below has been prepared based on the structuring assumptions.

Pre-tax Yield to Maturity on the Class X Certificates at Various Percentages of the Prepayment Assumption
0%	25%	50%	75%	100%	125%	150%

On the basis of a constant prepayment rate of approximately ___% of the Prepayment Assumption and the purchase price assumed above, the yield to maturity of the Class X Certificates would be approximately __%. If the actual prepayment rate were to exceed this rate, initial investors in the Class X Certificates would not fully recover their initial investment.

The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of these assumed stream of cash flows to equal the assumed purchase price of the Class X Certificates, and by converting the monthly rates to corporate bond equivalent rates. This calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) on the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates and consequently does not purport to reflect the return on any investment in the Class X Certificates when the reinvestment rates are considered.

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The characteristics of the mortgage loans will differ from those assumed in preparing the table above. There can be no assurance that the cash flows on the Class X Certificates will correspond to those used to determine the pre-tax yields shown above or that the aggregate purchase price of the Class X Certificates will be as assumed. It is unlikely that any mortgage loan will prepay at the specified percentages of the Prepayment Assumption until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. The portion of interest payments on the mortgage loans distributable to the Class X Certificates will vary from mortgage loan to mortgage loan, and will be greater with respect to mortgage loans with higher mortgage rates. Accordingly, the yield on the Class X Certificates will be lower than indicated in the applicable table above with respect to any particular average prepayment rate if mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates, assuming no variation in mortgage loan principal balance. Moreover, the variable Pass-Through Rate on the Class X Certificates will generally decrease as the Certificate Principal Balances of Class A Certificates with lower fixed Pass-Through Rates decline. There can be no assurance that the mortgage loans will prepay at any of the rates shown in the table or at any other particular rate, or that mortgage loans with relatively high mortgage rates will prepay at the same rate as the mortgage loans generally. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X Certificates.

YIELD SENSITIVITY OF THE SUBORDINATE CERTIFICATES

If the Certificate Principal Balances of the Class B-6 Certificates, Class B-5 Certificates, Class B-4 Certificates, Class B-3 Certificates and Class B-2 Certificates have been reduced to zero, the yield to maturity on the Class B-1 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-1 Certificates. If the Certificate Principal Balances of the Class B-6 Certificates, Class B-5 Certificates, Class B-4 Certificates and Class B-3 Certificates have been reduced to zero, the yield to maturity on the Class B-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-2 Certificates. If the Certificate Principal Balances of the Class B-6 Certificates, Class B-5 Certificates and Class B-4 Certificates have been reduced to zero, the yield to maturity on the Class B-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-3 Certificates. The initial undivided interest in the issuing entity evidenced by the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates is approximately ____%, approximately ____%, approximately ____%, approximately ____%, approximately ____% and approximately ____%, respectively. Investors in the Subordinate Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE
RESIDUAL CERTIFICATES

The certificateholders’ after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates during the early years of the REMIC’s term that substantially exceed any distributions payable thereon during or

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prior to any such period. In addition, holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

The Residual Certificateholders are encouraged to consult their own tax advisors as to the effect of taxes and the receipt of any payments made to these holders in connection with the transfer of the Residual Certificates on after-tax rates of return on the Residual Certificates. See “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the Certificates containing a copy of the Agreement as executed will be filed by the depositor with the Securities and Exchange Commission simultaneously with or prior to the filing of this prospectus supplement. The issuing entity created under the Agreement will consist of (1) all of the depositor’s right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, (2) all payments on or collections in respect of the mortgage loans due after the Cut-off Date, together with any proceeds thereof, (3) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (4) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement and (5) the rights of the depositor under the mortgage loan purchase agreement among the depositor and the Sponsor (other than certain rights of the depositor to indemnification by the Sponsor). Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the issuing entity, the terms and conditions of the Agreement and the offered certificates. The offered certificates will be transferable and exchangeable at the corporate trust offices of the Trustee, located in ___________________. The depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the _____________, Shellpoint Mortgage Acceptance LLC, Two Grand Central Tower, 140 E. 45th Street, 37th Floor, New York, New York 10017, and its phone number is (212) 850-7701.

Assignment of the Mortgage Loans

The depositor will deliver to the Trustee or to a custodian with respect to each mortgage loan, the related mortgage loan file which will include (1) the mortgage note endorsed without recourse to the Trustee to reflect the transfer of the mortgage loan, (2) the original mortgage with, in the case of mortgage loans not registered with MERS, evidence of recording indicated thereon and (3) in the case of mortgage loans not registered with MERS, an assignment of the mortgage in recordable form to the Trustee, reflecting the transfer of the mortgage loan. [Such assignments of mortgage loans are required to be recorded by or on behalf of the depositor in the name of the trust in the appropriate offices for real property records.]

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Representations and Warranties

In the mortgage loan purchase agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee will be assigned all right, title and interest in the mortgage loan purchase agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

•           The information set forth in the mortgage loan schedule is true and correct in all material respects;

•           Immediately prior to the sale of the mortgage loan pursuant to the mortgage loan purchase agreement, the Sponsor was the sole owner and holder of the mortgage loan. The mortgage loan is not assigned or pledged, and the Sponsor has good and marketable title thereto, and has full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest not specifically set forth in the related mortgage loan schedule and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan pursuant to the terms of the mortgage loan purchase agreement;

•           The mortgage is a valid, subsisting and enforceable first lien and first priority security interest on the mortgaged property, including all improvements on the mortgaged property, subject only to (i) the lien of non-delinquent current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (B) which do not adversely affect the appraised value (as evidenced by an appraisal referred to in such definition) of the mortgaged property; and (iii) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

•           There is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and the originator and its affiliates have not waived any default, breach, violation or event permitting acceleration;

•           No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the mortgage loan has taken place on the part of any originator or servicer or the mortgagor or on the part of any other party involved in the origination of the mortgage loan;

•           Each mortgage loan secured by a first priority mortgage, other than any mortgage loan secured by a mortgaged property located in any jurisdiction as to which an opinion of counsel in lieu of title insurance is instead received, is covered by an ALTA lender’s title insurance policy or other form of policy or insurance generally acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the mortgaged property is located;

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•           All payments due on each mortgage loan have been made and no mortgage loan was more than 30 days past due more than once in the preceding 12 months and any such delinquency did not exceed one payment;

•           All taxes and government assessments which previously became due and owing have been paid by the borrower, or escrow funds from the borrower have been established to pay any such items;

•           There is no offset, defense, counterclaim to any mortgage note, except as stated in the mortgage loan purchase agreement

•           Each mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, hurricane, flood, tornado or other casualty adversely affecting the value of the mortgaged property;

•           All requirements of all provisions of statutes, ordinances, rules and regulations, interpretations and orders, and regulatory guidance of governmental bodies or regulatory agencies applicable to the origination, servicing or transfer of mortgage loans or any related activity thereto, have been complied with in all material respects;

•           All hazard insurance required under the Pooling and Servicing Agreement has been obtained and remains in full force and effect;

•           The mortgage note and the related mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws;

•           Each mortgage loan is a “qualified mortgage” within Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

•           None of the mortgage loans are high-cost as defined by the applicable local, state and federal predatory and abusive lending laws;

•           Each mortgage loan either (i) was underwritten in compliance with the originator’s underwriting guidelines in effect at the time of origination without regard to any underwriter discretion or (ii) if not underwritten in conformance with the originator’s underwriting guidelines, has compensating factors. The methodology used in underwriting the extension of credit for the mortgage loan includes objective mathematical principles that relate to the relationship between the borrower’s income, assets and liabilities and the proposed payment;

•           The originator has given due consideration to factors, including but not limited to, other real estate owned by a borrower, commuting distance to work and appraiser comments and notes to evaluate whether the occupancy status of the property as represented by the borrower is reasonable;

•           With respect to each mortgage loan, the originator verified the borrower’s income, employment, and/or assets in accordance with its written underwriting guidelines and employed procedures designed to authenticate the documentation supporting the income, employment and/or assets. This verification may include the transcripts received from the Internal Revenue Service pursuant to a filing of IRS Forms 4506 or 4506-T and, in some cases, may include public and/or commercially available information acceptable to the Sponsor; and

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•           Each mortgage file contains a written appraisal prepared by an appraiser licensed, certified or recognized by the applicable governmental body in which the mortgaged property is located an in accordance with the requirements of Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989. The appraisal was written, in form and substance, to (i) customary Fannie Mae or Freddie Mac standards or forms for mortgage loans of the same type as the related mortgage loans and (ii) Uniform Standards of Professional Appraisal Practice standards, and satisfies applicable legal and regulatory requirements. The appraisal was made and signed prior to the final approval of the mortgage loan application. The person performing any property valuation (including an appraiser) had no ownership interest, direct or indirect, in the mortgaged property or in any loan made on the security thereof and received no benefit from, and that person’s compensation or flow of business from the originator was not affected by, the approval or disapproval of the mortgage loan. The selection of the person performing the property valuation met Fannie Mae’s or Freddie Mac’s criteria for selecting an independent appraiser.

In the case of a breach of any representation or warranty set forth above that materially and adversely affects the interests of certificateholders or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Depositor or the Sponsor, the Sponsor will (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Trustee’s sole and exclusive remedy respecting a breach of such representations and warranties.

Independent Reviewer

The Sponsor has entered into an agreement with [______] (the “Independent Reviewer”) to review the mortgage loans for compliance with the related representations and warranties upon the occurrence of certain events.

[Include description of review triggers to be included, which may include a review of disputed repurchase claims by the independent reviewer, a review of certain mortgage loans for representation and warranty breaches upon the satisfaction of various triggers and procedures for binding arbitration in the event the Sponsor does not agree with a determination made by the independent reviewer with respect to a repurchase demand for an alleged breach of a representation and warranty].

THE SPONSOR

The Sponsor is New Penn Financial, LLC. The Sponsor was originally formed in the State of Delaware in April 2007 as a corporation named Stenton Mortgage, Inc., and converted to a limited liability company in July 2008 and was renamed New Penn Financial LLC. The Sponsor was purchased by Shellpoint Partners LLC on June 1, 2011. Each of the Sponsor and the Depositor are wholly-owned subsidiaries of Shellpoint Partners LLC. The Sponsor was organized for the purpose of, among other things, originating, selling and securitizing loans.

The Sponsor maintains its principal office at 4000 Chemical Road, Plymouth Meeting, Pennsylvania 19462. Its telephone number is (888) 673-5521.

[The Sponsor has been securitizing residential mortgage loans since 201[3] and does not have significant securitization history.] [The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.]

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[ ] 2012
Loan Type	Number	Total Portfolio of Loans
Prime ARM
Prime Fixed
[Other]

[None of the prior securitizations organized by the Sponsor has experienced an event of default and none of the prior securitizations organized by the Sponsor has experienced an early amortization or triggering event.]

[During the period __________ to __________ [insert either (a) for prospectus supplements filed prior to February 14, 2013, the period representing the most recent 4 calendar quarters ending at least 45 days prior to the date of filing of the prospectus supplement, (b) for prospectus supplements filed on or after February 14, 2013 but prior to February 14, 2014, the period representing the most recent 8 calendar quarters ending at least 45 days prior to the date of filing of the prospectus supplement or (c) for prospectus supplements filed on or after February 14, 2014, the period representing the most recent 12 calendar quarters ending at least 45 days prior to the date of filing of the prospectus supplement], no mortgage loans securitized by the Sponsor were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets contained in the related underlying transaction documents, or any related activity, for all asset-backed securities held by non-affiliates of the Sponsor during such calendar year. The most recent Form ABS-15G was filed by the Sponsor on [_________]. The Sponsor’s CIK number is [__________].]

THE DEPOSITOR

The Depositor was formed in the State of Delaware on October 10, 2012 as a wholly-owned subsidiary of Shellpoint Partners LLC, a Delaware limited liability company. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit.

The Depositor maintains its principal office at Two Grand Central Tower, 140 E. 45th Street, 37th Floor, New York, New York 10017. Its telephone number is (212) 850-7701.

The Depositor has been securitizing residential mortgage loans since 201[3] and does not have a significant operating history. The following table describes size, composition and growth of the Depositor’s total portfolio of assets it has securitized as of the dates indicated.

[ ] 2012
Loan Type	Number	Total Portfolio of Loans
Prime ARM
Prime Fixed
[Other]

[None of the prior securitizations organized by the Depositor has experienced an early amortization or triggering event.]

The Depositor will be responsible for filing certain current reports with the SEC on behalf of the issuing entity with respect to the certificates.

For additional information regarding the Depositor, see the accompanying prospectus.

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The Trustee

___________________, a [national banking association], will act as Trustee for the Certificates pursuant to the Agreement. The Trustee’s offices for notices under the Agreement are located at [address].

Trustee’s Responsibilities. The Trustee will be responsible for performing the trustee functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:

•          acting as authentication agent, calculation agent, paying agent and registrar with respect to the certificates;

•          collecting monthly remittances from the servicers for deposit in the distribution account and paying all amounts on deposit in the distribution account in accordance with the priority of payments on each payment date;

•          preparing and distributing to certificateholders the monthly distribution date statement based on mortgage loan data provided by the servicers and the master servicer;

•          preparing and filing periodic reports with the SEC on behalf of the issuing entity with respect to the certificates;

•          preparing and distributing annual investor reports necessary to enable certificateholders to prepare their tax returns;

•          preparing and filing annual federal and (if required) state tax returns on behalf of the issuing entity; and

•          in certain circumstances as described herein, pursuing an action against an originator in respect of an alleged breach of a representation and warranty, or against the seller if the seller has an obligation to cure a breach, or repurchase or substitute for or make an indemnification payment with respect to a mortgage loan as described herein.

The issuing entity’s annual reports on Form 10-K, periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to these reports will be posted on the trustee’s internet website as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and Exchange Commission. The address of the trustee’s website is: __________. See “Additional Information” in the prospectus.

If [_____] or more Certificateholders, or [___]% or more of the Certificateholders, apply in writing to the [Trustee] that such Certificateholders desire to communicate with other holders with respect to their rights under the pooling and servicing agreement or under the Certificates, then the [Trustee] shall, within five business days after the receipt of such application, send, at such Certificateholders’ expense, the written communication proffered by such Certificateholders to all Certificateholders at their addresses as they appear in the certificate register.

[Description of the extent of Trustee’s prior experience serving as a trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by single family residential real properties and individual condominium units.]

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The Trustee, prior to the occurrence of a servicer event of default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee, including:

1.                  Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.                  Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If a servicer event of default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include:

1.                  Execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Master Servicer, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

2.                  The Trustee shall automatically become the successor in all respects to the Master Servicer after the Master Servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Pooling and Servicing Agreement.

3.                  Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

For further discussion of the duties of the Trustee, please see “The Agreements—Duties of the Trustee” in the prospectus.

The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be equal to the Trustee’s Fee. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the issuing entity and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s performance in accordance with the provisions of the Agreement) incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (1) resulting from a breach of either of the Master Servicer’s obligations and duties under the Agreement, (2) that constitutes a specific liability of Trustee under the Agreement or (3) incurred by reason of willful misfeasance, bad faith or negligence in

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the performance of the Trustee’s duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee’s obligations and duties under the Agreement.

For further discussion of the duties of the Trustee, please see “The Agreements—Resignation and Removal of the Trustee” in the prospectus.

The Issuing Entity

Shellpoint Mortgage Acceptance Trust ____-_ is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the Depositor, Sponsor, Master Servicer and the Trustee, dated as of [____], 2012 (the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 66-2/3% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Agreements — Amendment” in the base prospectus.

The assets of the Issuing Entity will consist of the mortgage loans and certain related assets.

The Issuing Entity’s fiscal year end is [December 31].

The Master Servicer and the Servicers

Servicing and Master Servicing Responsibilities

The servicers and the master servicer will have the following responsibilities with respect to the issuing entity:

Servicers. Performing the servicing functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the applicable servicing agreement, including, but not limited to:

•          collecting monthly remittances of principal and interest on the mortgage loans from the related borrowers, depositing such amounts (net of the related servicing fees) in the applicable custodial account, and delivering all amounts on deposit in the applicable custodial account to the securities administrator for deposit in the distribution account on the Servicer Remittance Date;

•          collecting amounts in respect of taxes and insurance from the related borrowers for mortgage loans subject to escrows, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

•          funding monthly advances with respect to delinquent payments of principal and interest on the mortgage loans, to the extent the servicer believes these monthly advances will be recoverable;

•          funding servicing advances in respect of reasonable and customary “out of pocket” costs and expenses;

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•          providing monthly loan-level reports to the [securities administrator][ trustee];

•          maintaining certain insurance policies relating to the mortgage loans; and

•          initiating foreclosure proceedings and other methods of default resolution.

Master Servicing Responsibilities. Performing the master servicing functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the applicable servicing agreement, including, but not limited to:

•          monitoring the servicers’ performance and enforcing the servicers’ obligations under the servicing agreements;

•          overseeing certain matters relating to the servicing of defaulted mortgage loans including, but not limited to, approving certain loan modifications, reviewing environmental reports relating to foreclosed properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO property and approving the release of the original borrower in connection with mortgage loan assumptions;

•          gathering the monthly loan-level reports delivered by the servicers and providing a comprehensive loan-level report to the [securities administrator][trustee] with respect to the mortgage loans;

•          terminating the rights and obligations of any servicer and the servicing administrator, if in the master servicer’s judgment it determines that such servicer or servicing administrator should be terminated in accordance with the related servicing agreement, giving notice thereof to the trustee and the rating agencies and taking such other action as it deems appropriate;

•          upon the termination of a servicer, appointing a successor servicer or servicing the related mortgage loans itself, as provided in the related servicing agreement;

•          upon the failure of a servicer to fund advances with respect to a mortgage loan in accordance with the related servicing agreement, funding those monthly advances, to the extent provided in the related servicing agreement; and

•          upon the failure of a servicer to pay prepayment interest shortfalls, paying such shortfalls, up to the amount of the master servicing fee for the related period.

General

[Name of Master Servicer], referred to in this prospectus supplement as [Name of Master Servicer] or the Master Servicer, will act as the Master Servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor, the Master Servicer, [the Securities Administrator] and the Trustee.

Primary servicing of the mortgage loans will be provided for in accordance with various sale and servicing agreements or similar agreements, which are collectively referred to in this prospectus supplement as the Servicing Agreements. Each of the Servicing Agreements will be assigned to the trust pursuant to various assignment, assumption and recognition agreements among the related Servicer, the Sponsor and the Trustee on behalf of the Certificateholders. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against

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the Servicer, and shall either find a successor Servicer or shall assume primary servicing obligations for the related mortgage loans itself.

The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement, accepted servicing practices, all applicable laws, regulations and orders, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The master servicer or servicer may also waive or modify any term of a loan so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related securityholders, the master servicer or servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable, in each case consistent with accepted servicing practices, all applicable laws, regulations and orders. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

[INCLUDE IF MODIFIED LOANS INCLUDED IN MORTGAGE POOL: Approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to an interest rate reduction, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a forgiveness of principal, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a forgiveness of interest, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to an extension of the final maturity date, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a principal forbearance, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a capitalization of delinquent interest, and approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to an extension of the amortization of the mortgage loan.]

The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. All collections of principal and interest on any mortgage loans, including but not limited to principal prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Protected Account, held by a designated depository

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institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders. Amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two business days of receipt of notification of such loss but not later than the second business day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders. On the date specified in the related Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Master Servicer Collection Account the available funds. See “Description of the Securities–Distribution Account” in the prospectus.

The information set forth in the following paragraphs with respect to the Master Servicer and the Servicers has been provided by the respective party.

The Master Servicer

[Name of Master Servicer] (“[Name of Master Servicer]”) will act as [Securities Administrator and] Master Servicer under the Agreement. [Name of Master Servicer] is a [form of organization]. [Description of Master Servicer’s business]. The [Depositor, the Sponsor and the Servicer] may maintain banking and other commercial relationships with [Name of Master Servicer] and its affiliates. [Name of Master Servicer]’s principal corporate trust offices are located at _______________________ and its office for certificate transfer services is located at ___________________.

[Name of Master Servicer] acts as Master Servicer pursuant to the Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective [Servicing Agreements]. In addition, upon the occurrence of certain Servicer events of default under the terms of [any Servicing Agreement], the Master Servicer may be required to enforce certain remedies on behalf of the Trust [and at the direction of the Trustee] against such defaulting Servicer. As of __________, [Name of Master Servicer] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

[The following table describes size, composition and growth of [Name of Master Servicer]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2008		December 31, 2009		December 31, 2010		[ ] 2011
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [Name of Master Servicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any

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default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

The Master Servicer shall not be under any liability to the Issuing Entity or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment except that the Master Servicer shall be liable for any breach of warranties or representations made in the Pooling and Servicing Agreement. In addition the Master Servicer shall be liable for willful misfeasance, bad faith or gross negligence in the performance of its duties or for reckless disregard of its obligations and duties under the transaction documents. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified and held harmless by the Issuing Entity, against any loss, liability or expense incurred in connection with the Pooling and Servicing Agreement or the Certificates or the mortgage loans (including, without limitation, reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to the Master Servicer’s failure to perform its master servicing obligations with respect to any specific mortgage loan or mortgage loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Pooling and Servicing Agreement) or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by reason of reckless disregard of obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer according to the terms of the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall, in the case of successor master servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the pooling and servicing agreement and any custodial agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect obtained by the Master Servicer at its expense and delivered to the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer’s certificate and an opinion of counsel (at the expense of the Master Servicer), each stating that all conditions precedent to such action have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

The Servicers

[Name of Servicer] and [Additional Servicers] will service the related mortgage loans in accordance with the related Servicing Agreements, each of which will be assigned to the trust on the Closing Date.

The following table shows the percentage of the mortgage loans which are or will be serviced by each of, [Name of Servicer] and [Additional Servicers], collectively referred to herein as the Servicers in the aggregate.

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Name of Servicer	Total
[Name of Servicer]
[Additional Servicers]

[Name of Servicer]

The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer’s form of organization].

[Name of Servicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans. As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

[The following table describes size, composition and growth of [Name of Servicer]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2008		December 31, 2009		December 31, 2010		[ ] 2011
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [Name of Servicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

[Additional Servicers]

[Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its servicing activities for the Certificates will be equal to the Servicing Fee. As additional servicing compensation, the Master Servicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans master serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Distribution Account and any escrow accounts in respect of mortgage loans master serviced by it. The Master Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans on any distribution date with Compensating Interest to the extent of its aggregate Servicing Fee [(including the excess servicing fee)] for such distribution date. The Master Servicer is obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans and incurred by the Master Servicer in connection with its responsibilities under the Agreement. However, the Master Servicer is entitled to reimbursement therefor as provided in the Agreement. See “Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses; Retained Interest” in the prospectus for information regarding expenses payable by the Master Servicer

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and “Federal Income Tax Consequences” in this prospectus supplement regarding taxes payable by the Master Servicer.

Servicing of Delinquent Mortgage Loans

The Servicer will be required to act with respect to delinquent mortgage loans in accordance with procedures set forth in the Pooling and Servicing Agreement, accepted servicing practices, all applicable laws, regulations and orders. These procedures, as followed with respect to any delinquent mortgage loan, may, among other things, result in (i) foreclosing on such mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under such mortgage loan a modification or forbearance or (iv) accepting payment from the borrower under such mortgage loan of an amount less than the principal balance of such mortgage loan in final satisfaction of such mortgage loan. These procedures are intended to lead to the alternative that would result in the recovery by the trust of the highest net present value of proceeds on such mortgage loan. However, there can be no assurance that following such procedures will have that result or that following such procedures will lead to the alternative that is in the best interests of the Certificateholders. If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

Permitted Investments

To the extent provided in the Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the [Securities Administrator] on behalf of the Trustee for the benefit of Certificateholders and not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two business days of receipt of notification of such loss but not later than the second business day prior to the Servicer Remittance Date on which the moneys so invested are required to be distributed to the [Securities Administrator].

Voting Rights

At all times, __% of all voting rights will be allocated among the holders of the Certificates (other than the Class X Certificates, Class A-IO-S Certificates and the Residual Certificates) in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, __% and __%, respectively, of all voting rights will be allocated among the holders of the Class X Certificates and Class A-IO-S Certificates in proportion to the then outstanding Notional Amounts of their respective Certificates and __% of all voting rights will be allocated among the holders of the Residual Certificates in proportion to the percentage interests in each such class evidenced by their respective Certificates.

Termination

The circumstances under which the obligations created by the Agreement will terminate in respect of the Certificates are described in “The Agreements--Termination; Retirement of Securities” in the prospectus. The Master Servicer will have the right to purchase the mortgage loans and any properties acquired in respect thereof on any distribution date, once the aggregate principal balance of the mortgage loans and such properties at the time of purchase is reduced to less than __% of the aggregate principal

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balance of the mortgage loans as of the Cut-off Date. If the Master Servicer elects to exercise the foregoing option, it will effect the termination of the issuing entity and the early retirement of the Certificates. In the event the Master Servicer exercises this option, notwithstanding the terms of the prospectus, the purchase price payable in connection therewith generally will be equal to par plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which the repurchase price is distributed, and the portion of the purchase price allocable to the Certificates of each class will be, to the extent of available funds, (1) in the case of the Certificates of any class, other than the Class X Certificates, 100% of the then outstanding Certificate Principal Balance thereof, plus (2) in the case of the Certificates of any class, one month’s interest on the then outstanding Certificate Principal Balance or Notional Amount thereof at the then applicable Pass-Through Rate for such class plus any previously accrued but unpaid interest thereon. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See “The Agreements--Termination; Retirement of Securities” in the prospectus. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Agreement. See “The Agreements--Termination; Retirement of Securities” in the prospectus.

Amendment

A recent federal district court ruling on a motion to dismiss (Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012)) held that the Trust Indenture Act of 1939 (the “TIA”) was applicable to certain agreements, similar to the Agreement, under which mortgage pass-through certificates are issued. As noted in the ruling, the “TIA covers only debt securities, and does not apply to equity securities.” The ruling is based on the court’s conclusion that the mortgage pass-through certificates at issue in the case are debt securities. The ruling is contrary to the guidance of the SEC’s Division of Corporation Finance in its Compliance and Disclosure Interpretation 202.01 as published prior to the ruling, which was revised on May 3, 2012 to indicate that the staff is considering this interpretation in light of this ruling. The ruling is also contrary to historical industry practice. Because the certificates are not in the form of debt securities, and consistent with CDI 202.01 prior to this ruling as well as historical industry practice, the Agreement has not been qualified under the TIA.

In addition to the provisions described in the base prospectus under “The Agreements - Amendment”, the Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates, if the depositor informs the trustee that it has determined that the TIA does apply to the Agreement or that qualification under the TIA is required, to modify, eliminate or add to the provisions of the Agreement to the extent necessary to (A) effect the qualification of the Agreement under the TIA and to add to the Agreement any other provisions as may be expressly required by the TIA, and (B) modify the other provisions of the Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

If the TIA were to apply to the Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Agreement (and the Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Agreement have agreed that, to the extent permitted under the TIA, the Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Agreement or would otherwise alter the provisions of the Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Agreement. Generally, the mandatory TIA provisions include provisions regarding the eligibility requirements of the trustee, disqualification of the trustee, preferential collection of claims against an obligor, access to bondholder lists, reports by the trustee, reports by obligors (including evidence of compliance with Agreement provisions), duties of the trustee prior to and after default,

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directions and waivers of bondholders, prohibition of impairment of holder's right to payment and certain other powers of the trustee and duties of payment. While investors should understand the potential for such amendments, investors should not purchase certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

[Special Servicer

[____________________] is a [_______________] with executive offices located at [________________] [and special servicing offices located at [_________________]].  The Special Servicer is engaged in the business of [special servicing single-family residential mortgage loans secured by properties located in all 50 states and the District of Columbia]. The special servicer will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. [Insert description of special servicer role in transaction including fees paid to the Special Servicer and the responsibilities of the Special Servicer under the servicing criterion set forth in Item 1122(d) of Regulation.]]

FEDERAL INCOME TAX CONSEQUENCES

An election will be made to treat the issuing entity as one or more REMICs for federal income tax purposes. Upon the issuance of the offered certificates, SNR Denton US LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the REMIC will qualify as a REMIC under Sections 860A through 860G of the Code.

For federal income tax purposes, (1) the Class R Certificates will be the sole class of “residual interests” in the REMIC and (2) the Senior Certificates and the Subordinate Certificates will evidence the “regular interests” in, and will be treated as debt instruments of, the REMIC. See “Federal Income Tax Consequences—REMIC—Classification of REMICs” in the prospectus.

For federal income tax reporting purposes, the Class X Certificates and the Class PO Certificates will, the Class __ Certificates may, and all other classes will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the mortgage loans will prepay at a rate equal to ____% of the prepayment assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class X Certificates should be aware that the OID Regulations do not adequately address some issues relevant to, or are not applicable to, securities such as the Class X Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on a variable rate such as the Class X Certificates. Prospective purchasers of the Class X Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

If the method of computing original issue discount described in the prospectus results in a negative amount for any period with respect to any certificateholders (in particular, the holders of the Class X Certificates), the amount of original issue discount allocable to such period would be zero, and such certificateholders will be permitted to offset such amounts only against the respective future income

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(if any) from such Certificate. Although uncertain, a certificateholders may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such certificateholders is entitled, assuming no further prepayments of the mortgage loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

The OID Regulations suggest that original issue discount with respect to securities such as the Class X Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Class X Certificates will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all such uncertificated regular interests as a single debt instrument as set forth in the OID Regulations.

The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuing entity. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

Some classes of Certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such Certificates and will be applied as an offset against such interest payments. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the prospectus.

The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the related issuing entity would be so treated. In addition, interest on the offered certificates will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code, generally to the extent that the offered certificates are treated as “real estate assets” under Section 856(c)(4)(A) of the Code. The offered certificates (other than the Residual Certificates) also will be treated as “qualified mortgages” under Section 860G(a)(3) of the Code. See “Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates” in the prospectus.

It is not anticipated that the REMIC will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on the REMIC, such tax will be borne (1) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement, (2) by the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Agreement and (3) otherwise by the issuing entity, with a resulting reduction in amounts otherwise distributable to holders of the related offered certificates. See “Description of the Securities— General” and “Federal Income Tax Consequences—REMICs—Prohibited Transactions and Other Possible REMIC Taxes” in the prospectus.

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The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the issuing entity would be so treated. In addition, to the extent an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that Certificate would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code.

The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See “Federal Income Tax Consequences—REMICs—Reporting and Other Administrative Matters” in the prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

Special Tax Considerations Applicable to Residual Certificates

The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The Agreement includes other provisions regarding the transfer of Residual Certificates, including:

•	the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:
	•	is not a disqualified organization;
	•	is not acquiring the Residual Certificate on behalf of a disqualified organization; and
	•	will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;
•	a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

In addition, under the Agreement, the Residual Certificates may not be transferred to non-United States persons.

The REMIC regulations also provide that a transfer to a United States person of “noneconomic” residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of “noneconomic” residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless “no significant purpose of the transfer was to impede the assessment or collection of tax.” Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual Certificates will be restricted in accordance with the terms of the Agreement that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an

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applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. See “Federal Income Tax Consequences —REMICs—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the prospectus.

The Residual Certificateholders’ may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of each REMIC that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the respective REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders’ should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMICs’ term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMICs’ earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the “wash sale” rules of Section 1091 of the Internal Revenue Code may cause the Residual Certificateholders’ after-tax rate of return to be zero or negative even if the Residual Certificateholders’ pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders’ resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee’s fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder’s regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder’s alternative minimum tax liability. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” in the prospectus.

Potential investors in Residual Certificates should also be aware that under the terms of the Agreement, the holders of the largest percentage interest in the Residual Certificates shall, by their acceptance of such Certificates, agree to irrevocably appoint the Trustee as their agent to perform all of the duties of the tax matters person for the REMIC.

Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

For further information regarding the federal income tax consequences of investing in the Residual Certificates, see “Yield on the Certificates—Additional Yield Considerations Applicable Solely to the Residual Certificates” in this prospectus supplement and “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates” in the prospectus.

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METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, dated _________ __, ____, the depositor has agreed to sell, and the Underwriter has agreed to purchase the offered certificates. The Underwriter is obligated to purchase all offered certificates of the respective classes offered by this prospectus supplement if it purchases any. The Underwriter is an affiliate of the depositor.

Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately _________% of the aggregate initial Certificate Principal Balance of the offered certificates, plus accrued interest on the offered certificates. In connection with the purchase and sale of the offered certificates, the Underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts. The expenses payable by the depositor in connection with the offered certificates are estimated to be $___________.

The offered certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Book-Entry Certificates will be made through the facilities of DTC, and that delivery of each other class of offered certificates and the Residual Certificates will be made at the offices of the Underwriter, [Address], in each case, on or about the Closing Date.

The underwriting agreement provides that the depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

SECONDARY MARKET

There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under “Description of the Securities—Reports to Securityholders”, which will include information as to the outstanding principal balance of the offered certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the Offered Certificates will be passed upon for the depositor by SNR Denton US LLP, New York, New York and for the Underwriter by [______________________].

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the

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Certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

Each of the Sponsor and the Depositor is a wholly-owned subsidiary of the Shellpoint Partners LLC. The Issuing Entity is [an affiliate] [a wholly-owed] subsidiary of the [Depositor] [Sponsor]. [There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator (other than New Penn)], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor’s understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

RATINGS

The Depositor expects that the Offered Certificates will receive credit ratings from two nationally recognized statistical rating organizations that have been hired to rate the certificates (the “hired NRSROs”).

The ratings assigned by the hired NRSROs do not constitute a statement regarding frequency of prepayments of the mortgage loans. The ratings of the hired NRSROs do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

The ratings assigned to the certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the hired NRSROs.

The issuing entity is not requesting a rating of the certificates by any rating agency other than the hired NRSROs referred to above; there can be no assurance, however, as to whether any other rating agency will rate the certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the certificates could be lower than the ratings assigned by the hired NRSROs.

In preparing for the offering of the certificates, the Sponsor engaged the hired NRSROs to provide ratings on the Offered Certificates. Accordingly, the Sponsor executed an engagement letter with each hired NRSRO setting forth the terms on which each hired NRSRO would provide such ratings. Although the engagement letter with each hired NRSRO states that its fees are not contingent upon the issuance of the certificates, if the certificates are not issued under certain circumstances a portion of the fees of each hired NRSRO may not be payable. In addition, the fees paid to each hired NRSRO at closing include a fee for ongoing surveillance by each hired NRSRO for so long as the certificates are outstanding. However, the hired NRSROs are under no obligation to continue to monitor or provide a rating on the certificates.

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LEGAL INVESTMENT

The Senior Certificates and the Class B-1 Certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the prospectus) and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in “mortgage related securities” provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class B-2 Certificates and the Class B-3 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

A fiduciary of any Plan and any person investing Plan Assets of any Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

The U.S. Department of Labor has issued an Exemption, as described under “ERISA Considerations” in the prospectus, to the Underwriter. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least “BBB-“ (or its equivalent) by the Exemption Rating Agencies at the time of purchase and underwritten by the Underwriter, such as the offered certificates, and the servicing and operation of asset pools, such as the mortgage pool, provided that the conditions of the Exemption are satisfied. The purchase of the offered certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption, as amended and as currently in effect. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an offered certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of certificates be “BBB-“ or higher at the time of purchase.

Any fiduciary or other investor of “Plan Assets” that proposes to acquire or hold the offered certificates on behalf of or with “Plan Assets” of any Plan is encouraged to consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of the ERISA and the Code to the proposed investment. See “ERISA Considerations” in the prospectus.

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The sale of any class of offered certificates to a Plan is in no respect a representation by the depositor, the Trustee or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

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GLOSSARY

AIR — Appraiser Independence Requirements developed by Fannie Mae, FHFA, Freddie Mac and industry participants that became effective October 15, 2010.

ALTA — American Land Title Association.

Available Distribution Amount — For any distribution date, an amount which generally includes scheduled payments on the mortgage loans due during the related Due Period and received on or prior to the related Determination Date, prepayments and other unscheduled collections received on the mortgage loans during the related Prepayment Period, any P&I Advances made by the Master Servicer for such distribution date and with respect to each mortgage loan with a first payment date occurring in _________ ____, a cash amount equal to interest on such mortgage loan, net of the amount of any prepayment charges received on the mortgage loans and net of fees payable to the Master Servicer and the Trustee (but including the excess servicing fee) and amounts reimbursable to the Master Servicer, the depositor and the Trustee as provided in the Agreement.

Book-entry Certificates — The Class A Certificates issued, maintained and transferred at the DTC.

Capitalization Reimbursement Amount — As to any distribution date, the amount of P&I Advances and/or servicing advances that were added to the stated principal balance of all mortgage loans during the related Due Period and reimbursed to the Servicer on or prior to such distribution date pursuant to the Pooling and Servicing Agreement, plus the related Capitalization Reimbursement Shortfall Amount remaining unreimbursed from any prior distribution date and reimbursed to the Servicer on or prior to such distribution date.

Capitalization Reimbursement Shortfall Amount — As to any distribution date, the amount, if any, by which the amount of P&I Advances and/or servicing advances that were added to the stated principal balance of all mortgage loans during the related Due Period in connection with servicing modifications by the Servicer exceeds the amount of principal payments on the mortgage loans included in the Available Distribution Amount for that distribution date.

Certificates — The certificate issued by the Issuing Entity pursuant to the Pooling and Servicing Agreement.

Certificate Owner — The person acquiring a beneficial ownership interest in a Certificate.

Certificateholder — The person in whose name a Certificate is registered in the Certificate Register.

Certificate Register — The register maintained by the certificate registrar in which the certificate registrar will provide for the registration of Certificates and of transfers and exchanges of Certificates.

Certificate Principal Balance — With respect to any Certificate (other than a Class X Certificate or Class A-IO-S Certificate), the then maximum amount that the holder thereof is thereafter entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity. The Certificate Principal Balance of any class of Certificates (other than the Class X Certificates or Class A-IO-S Certificates) as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) without duplication of amounts described in clause (a) above, any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations thereto of Realized Losses on the mortgage loans as described below;

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provided, however, that on any distribution date on which a Subsequent Recovery is distributed, the Certificate Principal Balance of any Certificate then outstanding to which a Realized Loss has been applied will be increased, sequentially in order of seniority, by an amount equal to the lesser of (i) the principal portion of any Realized Loss previously allocated to that Certificate to the extent not previously recovered and (ii) the principal portion of any Subsequent Recovery allocable to such Certificate, after application (for this purpose) to more senior classes of certificates.

Class A Certificates — The Lockout Certificates together with the Senior Sequential Certificates and the Class A-IO-S Certificates.

Class B Percentage — For the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates initially will equal approximately ____%, approximately ____%, approximately ____%, approximately ____%, approximately ____% and approximately ____%, respectively, and will in no event exceed 100%, and will be adjusted for each distribution date to be the percentage equal to the Certificate Principal Balance of the related class of Subordinate Certificates immediately prior to such distribution date divided by the aggregate of the Scheduled Principal Balance of each of the mortgage loans immediately prior to such distribution date.

Compensating Interest — Any payments made by the Master Servicer from its own funds to cover Prepayment Interest Shortfalls.

CPR — A constant rate of prepayment on the mortgage loans.

Cut-off Date— [Date]

Depositor — Shellpoint Mortgage Acceptance LLC.

Determination Date — With respect to any distribution date is on the 15th day of the month in which such distribution date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Date — With respect to each mortgage loans, the first day of the month.

Due Period — With respect to any distribution date commences on the second day of the month immediately preceding the month in which such distribution date occurs and ends on the first day of the month in which such distribution date occurs.

Excess Servicing Fee Rate — With respect to each mortgage loan the excess, if any, of [____]% per annum over the Servicing Fee Rate for such mortgage loan.

Exemption — Prohibited Transaction Exemption __-__.

Foreign National — A borrower that is only eligible for, and qualifies and obtains, a Foreign National loan.

FIRREA — Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Industry — DTC’s participants and other members of the financial community.

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Interest Accrual Period — For each class of Certificates for any distribution date, the one-month period preceding the month in which such distribution date occurs.

Interest Distribution Amount — With respect to the Certificates of any class on any distribution date, is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance or Notional Amount, as applicable, of such Certificates immediately prior to such distribution date at the then applicable Pass-Through Rate for such class, plus, in the case of each such class, any such amount remaining unpaid from previous distribution dates, and reduced (to not less than zero), in the case of each such class, by the allocable share for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer, shortfalls resulting from the application of the Relief Act and other interest shortfalls not covered by the subordination provided by more subordinate classes of Certificates. Any Prepayment Interest Shortfalls for any distribution date to the extent not covered by Compensating Interest paid by the Master Servicer will be allocated among the holders of the Certificates on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such distribution date. In addition, any shortfalls resulting from the application of the Relief Act will be allocated among the holders of all of the Certificates on a pro rata basis as described above.

Issuing Entity — Shellpoint Mortgage Acceptance Trust ____-_.

ITIN — An Individual Taxpayer Identification Number.

Lockout Certificates — The Class A-6 Certificates.

Lockout Certificate Percentage — As calculated for each distribution date, the percentage equal to the aggregate Certificate Principal Balance of the Lockout Certificates divided by the sum of the aggregate Certificate Principal Balances of the Class A Certificates.

Lockout Distribution Percentage — For any distribution date occurring prior to the distribution date in _________ ____ will be equal to 0%. The “Lockout Distribution Percentage” for any distribution date occurring after the first ____ years following the Closing Date will be as follows: for any distribution date during the _______ year after the Closing Date, __% of the Lockout Certificate Percentage for such distribution date; for any distribution date during the ______ year after the Closing Date, __% of the Lockout Certificate Percentage for such distribution date; for any distribution date during the _______ year after the Closing Date, ___% of the Lockout Certificate Percentage for such distribution date, and for any distribution date thereafter, the lesser of (x) 300% of the Lockout Certificate Percentage and (y) 100%. Notwithstanding the foregoing, if the Certificate Principal Balances of the Class A Certificates (other than the Lockout Certificates) have been reduced to zero, the Lockout Distribution Percentage will be equal to 100%.

Master Servicer— [Name of Master Servicer].

NCUSIF — National Credit Union Share Insurance Fund.

Net Mortgage Rate — On any mortgage loan, the then applicable mortgage rate thereon minus the sum of (1) the Servicing Fee Rate, (2) the Excess Servicing Fee Rate and (3) the Trustee’s Fee Rate.

Notional Amount — With respect to the Class X Certificates or Class A-IO-S Certificates as of any date of determination, the aggregate principal balance of the then outstanding mortgage loans. Reference to the Notional Amount of the Class X Certificates is solely for convenience in calculations and does not represent the right to receive any distributions allocable to principal.

S-120

OFAC SDN List — The Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

Offered Certificates — The Senior Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Residual Certificates.

P&I Advance — The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans master serviced by it and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or by deed in lieu of foreclosure.

Pass-Through Rate — With respect to any class of Certificates other than the Class X Certificates and Class A-IO-S Certificates, the fixed rate set forth on the cover hereof. The Pass-Through Rate applicable to the calculation of the Interest Distribution Amount for the Class X Certificates for any distribution date is the rate per annum expressed as the percentage equivalent of a fraction, the numerator of which is equal to (1)(A) the amount of interest accrued on the mortgage loans for the immediately preceding calendar month at the Net Mortgage Rate minus (B) the aggregate amount of interest payable on the Certificates (other than the X Certificates), and the denominator of which is equal to (2) the Notional Amount of the Class X Certificates. The initial variable Pass-Through Rate for the Class X Certificates is approximately _______% per annum. The Pass-Through Rate applicable to the calculation of the Interest Distribution Amount for the Class A-IO-S Certificates is equal to weighted average of the Excess Servicing Fee Rates for each of the mortgage loans. The initial variable Pass-Through Rate for the Class A-IO-S Certificates is approximately ___% per annum.

PITI — With respect any mortgage loan, the aggregate monthly payment of (i) principal and interest, (ii) hazard, flood and/or mortgage insurance premiums, (iii) real estate taxes, (iv) ground lease payments (if any), (v) special assessments (if any), (vi) association dues (if any) and (vii) any payments on subordinate mortgages loans secured by the related mortgaged property.

Pooling and Servicing Agreement — The pooling and servicing agreement between the Depositor, Sponsor, Master Servicer and the Trustee, dated as of [____], 2012.

Prepayment Assumption — A prepayment rate for the mortgage loans of ___% of the Prepayment Vector.

Prepayment Period — With respect to any distribution date is [the calendar month immediately preceding the month in which such distribution date occurs][the period from the 16th calendar day of the calendar month immediately preceding the month in which such distribution date occurs to and including the 15th calendar day of the calendar month in which such distribution date occurs].

Prepayment Vector — A ___% Prepayment Vector assumes that the outstanding balance of a pool of mortgage loans prepays at a rate of ____% CPR in the first month of the life of such pool, such rate increasing by an additional approximate ____% CPR (precisely __/__, expressed as a percentage) each month thereafter through the eleventh month of the life of such pool, and such rate thereafter remaining constant at __% CPR for the remainder of the life of such pool. An __% Prepayment Vector assumes, for example, that the outstanding balance of a pool of mortgage loans prepays at a rate of ____% CPR in the first month of the life of such pool, such rate increasing by an additional approximate ____% CPR (precisely _____/__, expressed as a percentage) each month thereafter through the ________ month of the life of the pool, and such rate thereafter remaining constant at __% CPR for the remainder of the life of the pool.

S-121

Principal Forbearance Amount — With respect to a mortgage loan that was the subject of a servicing modification, the amount of principal of the mortgage loan that has been deferred and that does not accrue interest.

Rating Agencies — Each of the hired NRSROs.

Record Date — For each distribution date (1) with respect to any Book-Entry Certificate will be the close of business on the business day immediately preceding such distribution date or (2) with respect to any other class of Certificates, including any definitive certificates, will be the close of business on the last business day of the month preceding the month in which such distribution date occurs.

Repurchase Price — With respect to any mortgage loan required to be purchased by the Sponsor, an amount equal to the sum of (i) 100% of the unpaid principal balance of the mortgage loan on the date of such purchase, (ii) accrued unpaid interest thereon at the applicable mortgage rate from the date through which interest was last paid by the mortgagor to the due date in the month in which the Repurchase Price is to be distributed to Certificateholders, (iii) any unreimbursed servicing advances and (iv) any costs and damages actually incurred and paid by or on behalf of the Issuing Entity in connection with relating to the violation of a predatory or abusive lending law applicable to such mortgage loan.

Residual Certificateholder — The Certificateholder of the Residual Certificates.

Residual Certificates — The Class R Certificates.

RESPA — The Real Estate Settlement Procedures Act.

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

Scheduled Principal Balance — With respect to any mortgage loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date (after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received), reduced by (x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and (z) any Realized Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

Senior Certificates — The Class A Certificates and the Class X Certificates.

Senior Interest Distribution Amount — On each distribution date, the aggregate of the Interest Distribution Amounts for such distribution date on all of the Senior Certificates and, on the first distribution date, the Residual Certificates.

Senior Interest Distribution Amount — On each distribution date, the aggregate of the Interest Distribution Amounts for such distribution date on all of the Senior Certificates and, on the first distribution date, the Residual Certificates.

Senior Percentage — The percentage equal to the aggregate Certificate Principal Balances of the Class A Certificates immediately prior to such distribution date divided by the aggregate of the Scheduled Principal Balance of each of the mortgage loans immediately prior to such distribution date.

Senior Prepayment Percentage — Except as described below, the Senior Prepayment Percentage for any distribution date occurring prior to the distribution date in ________ ____ will equal ___%. Except as

S-122

described below, the Senior Prepayment Percentage for any distribution date occurring after the first five years will be as follows: for any distribution date during the _____ year after the Closing Date, the Senior Percentage for such distribution date plus ___% of the Subordinate Percentage for such distribution date; for any distribution date during the _______ year after the Closing Date, the Senior Percentage for such distribution date plus __% of the Subordinate Percentage for such distribution date; for any distribution date during the ______ year after the Closing Date, the Senior Percentage for such distribution date plus __% of the Subordinate Percentage for such distribution date; for any distribution date during the _______ year after the Closing Date, the Senior Percentage for such distribution date plus __% of the Subordinate Percentage for such distribution date; and for any distribution date thereafter, the Senior Percentage for such distribution date (unless on any such distribution date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such distribution date will equal ___%). Any scheduled reduction to the Senior Prepayment Percentage described above shall not be made as of any distribution date unless (1) the outstanding principal balance of mortgage loans delinquent 60 days or more (including real estate owned and mortgage loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (2) Realized Losses on the mortgage loans to date are less than the then applicable Trigger Amount. The Trigger Amount for any distribution date occurring after the first ____ years will be as follows: for any distribution date during the _____ year after the Closing Date, __% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; for any distribution date during the seventh year after the Closing Date, __% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; for any distribution date during the ______ year after the Closing Date, __% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; and for any distribution date during the _____ year after the Closing Date, __% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates. Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates to zero, the Senior Prepayment Percentage will equal 0%.

Senior Principal Distribution Amount — With respect to any distribution date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount is distributed and (b) the sum of the amounts described in clauses (1) through (4) in section ___________ minus any Capitalization Reimbursement Amounts, to the extent not covered by the Subordinate Principal Distribution Amount.

Senior Sequential Certificates — The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates.

Servicer — With respect to ____ ___ mortgage loans, _________________, and with respect to _____ ____ mortgage loans, _________________.

Servicer Remittance Date — For any mortgage loan serviced by the servicer, the __th day of any month, or if such __th day is not a business day, the first business day immediately following that __th day, and for any other mortgage loan, the __th day of any month, or if such __th day is not a business day, the first business day immediately following that __th day.

Servicing Fee — With respect to each mortgage loan, accrued interest at the Servicing Fee Rate with respect to the mortgage loan on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

Servicing Fee Rate — With respect to each mortgage loan, [insert per annum servicing fee rate].

Sponsor— New Penn Financial, LLC.

S-123

Subordinate Certificates — The Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates

Subordinate Percentage — As of any date of determination, a percentage equal to ___% minus the Senior Percentage.

Subordinate Interest Distribution Amount — On each distribution date, is equal to the aggregate of the Interest Distribution Amounts on all of the Subordinate Certificates.

Subordinate Prepayment Percentage — For any distribution date will equal 100% minus the Senior Prepayment Percentage.

Subordinate Principal Distribution Amount — With respect to any distribution date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Interest Distribution Amount and (b) the aggregate of the sum for each class of Subordinate Certificates of the amounts described in clauses (1) through (4) of “______” minus any Capitalization Reimbursement Amounts.

Subsequent Recovery — Any amount recovered by a Servicer (i) with respect to a Liquidated Mortgage Loan (after reimbursement of any unreimbursed advances or expenses relating to such Liquidated Mortgage Loan as well as any previously Liquidated Mortgage Loans) with respect to which a Realized Loss was incurred after the liquidation or disposition of such mortgage loan or (ii) as a Principal Forbearance Amount.

[Swap Counterparty — Name of Swap Counterparty]

Systems — Computer applications, systems and similar items for processing data.

TIA — Trust Indenture Act of 1939.

Trustee — [Name of Trustee].

[Trustee’s Fee — Accrued interest at the Trustee’s Fee Rate of ______% per annum on the Stated Principal Balance of each mortgage loan.]

[Trustee’s Fee Rate — On each mortgage loan, a rate equal to ______% per annum.]

Underwriter — [Name of Underwriter].

USDA — U.S. Department of Agriculture.

USPAP — Uniform Standards of Professional Appraiser Practice.

S-124

ANNEX A - STATIC POOL INFORMATION

The following tables set forth static pool information with respect to securitizations of residential mortgage loans comparable to the mortgage loans included in the issuing entity that were sponsored by New Penn Financial, LLC.

All data should be reviewed in light of the following notes:

Calculations:

3 month CPR = 1-(1-(current balance from two periods prior - current period’s current balance)/(current balance from two periods prior))^(4)

Cumulative CPR = 1-(1-(current balance from first period - current period’s current balance)/(current balance from first period))^(12/total number of periods)

[Shellpoint Mortgage Acceptance Trust Series 2013-__]

Original Pool Characteristics

Total Stated Principal Balance	$[____________]
Number of Mortgage Loans	[_________]
Average Stated Principal Balance	$[____________]
Weighted Average Mortgage Rate	[_______]%
Weighted Average Remaining Term to Maturity	[_______] months
Weighted Average FICO Score	[_____]
Weighted Average Loan-to-Value Ratio	[_______]%

Mortgage Rate Range

[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%

Product Type

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

A-1

Geographic Distribution (by State)

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

Occupancy

Primary	[_____]%
Secondary Home	[_____]%
Investor Property	[_____]%

Property Type

Single Family	[_____]%
PUD Detached	[_____]%
PUD Attached	[_____]%
Condo Hi-Rise	[_____]%
Condo Low-Rise	[_____]%
Cooperative	[_____]%
Townhouse	[_____]%

A-2

Series 2013-[__]	Ending Balance ($)	30 Day Delq #	30 Day Delq Balance ($)	30 Day Delq Balance (%)	60 Day Delq #	60 Day Delq Balance ($)	60 Day Delq Balance (%)	90+ Day Delq #	90+ Day Delq Balance ($)	90+ Day Delq Balance (%)	Cumulative Loss Amount ($)	Prepayment Amount ($)	Cumulative Prepayment Amount ($)	3 Month CPR (%)	Cumulative CPR (%)
Jan-13
Feb-13
Mar-13
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13

A-3

[Shellpoint Mortgage Acceptance Trust Series 2013-__]

Original Pool Characteristics

Total Stated Principal Balance	$[____________]
Number of Mortgage Loans	[_________]
Average Stated Principal Balance	$[____________]
Weighted Average Mortgage Rate	[_______]%
Weighted Average Remaining Term to Maturity	[_______] months
Weighted Average FICO Score	[_____]
Weighted Average Loan-to-Value Ratio	[_______]%

Mortgage Rate Range

[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%

Product Type

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

Geographic Distribution (by State)

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

Occupancy

Primary	[_____]%
A-4

Secondary Home	[_____]%
Investor Property	[_____]%

Property Type

Single Family	[_____]%
PUD Detached	[_____]%
PUD Attached	[_____]%
Condo Hi-Rise	[_____]%
Condo Low-Rise	[_____]%
Cooperative	[_____]%
Townhouse	[_____]%
A-5

Series 2013-[__]	Ending Balance ($)	30 Day Delq #	30 Day Delq Balance ($)	30 Day Delq Balance (%)	60 Day Delq #	60 Day Delq Balance ($)	60 Day Delq Balance (%)	90+ Day Delq #	90+ Day Delq Balance ($)	90+ Day Delq Balance (%)	Cumulative Loss Amount ($)	Prepayment Amount ($)	Cumulative Prepayment Amount ($)	3 Month CPR (%)	Cumulative CPR (%)
Jan-13
Feb-13
Mar-13
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13
A-6

[Shellpoint Mortgage Acceptance Trust Series 2013-__]

Original Pool Characteristics

Total Stated Principal Balance	$[____________]
Number of Mortgage Loans	[_________]
Average Stated Principal Balance	$[____________]
Weighted Average Mortgage Rate	[_______]%
Weighted Average Remaining Term to Maturity	[_______] months
Weighted Average FICO Score	[_____]
Weighted Average Loan-to-Value Ratio	[_______]%

Mortgage Rate Range

[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%

Product Type

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

Geographic Distribution (by State)

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

Occupancy

Primary	[_____]%
Secondary Home	[_____]%
Investor Property	[_____]%

A-7

Property Type

Single Family	[_____]%
PUD Detached	[_____]%
PUD Attached	[_____]%
Condo Hi-Rise	[_____]%
Condo Low-Rise	[_____]%
Cooperative	[_____]%
Townhouse	[_____]%

A-8

Series 2013-[__]	Ending Balance ($)	30 Day Delq #	30 Day Delq Balance ($)	30 Day Delq Balance (%)	60 Day Delq #	60 Day Delq Balance ($)	60 Day Delq Balance (%)	90+ Day Delq #	90+ Day Delq Balance ($)	90+ Day Delq Balance (%)	Cumulative Loss Amount ($)	Prepayment Amount ($)	Cumulative Prepayment Amount ($)	3 Month CPR (%)	Cumulative CPR (%)
Jan-13
Feb-13
Mar-13
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13
A-9

$____________ (APPROXIMATE)

SHELLPOINT MORTGAGE ACCEPTANCE LLC
DEPOSITOR

MORTGAGE PASS-THROUGH CERTIFICATES
SERIES ____-__

PROSPECTUS SUPPLEMENT

DATED _________ ___, ____

[NAME OF MASTER SERVICER]
MASTER SERVICER

[NAME OF UNDERWRITER]

UNDERWRITER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ ___, ____.

The information contained in this Prospectus Supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus Supplement is not an offer to sell these securities and is not soliciting of an offer to buy

Subject to Completion, Dated February 14, 2013 [Version 2]

Prospectus Supplement (To Prospectus dated __________, ____)

$_______________ (APPROXIMATE)

MORTGAGE-BACKED NOTES, SERIES ____-__

SHELLPOINT MORTGAGE ACCEPTANCE TRUST SERIES ____-__

Issuing Entity

[NAME OF MASTER SERVICER]

Master Servicer

new penn financial, llc

Sponsor

SHELLPOINT MORTGAGE ACCEPTANCE LLC

Depositor

You should consider carefully the risk factors beginning on page S-___ in this prospectus supplement.

The notes offered hereby represent an interest solely in the Issuing Entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Distributions on the offered notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

The Trust

The trust will consist primarily of a mortgage pool of single family fixed-rate and adjustable-rate residential mortgage loans. The trust will be represented by ______ classes of notes, ______ of which are offered by this prospectus supplement.

Credit Enhancement

The offered notes will have various forms of credit enhancement of the types described in this prospectus supplement, including [overcollateralization,] [subordination,] [a bond insurance policy,] [and] [interest rate swap agreements]. [Forms of credit enhancement and related providers to be described as applicable] See “Description of the Notes—___________” in this prospectus supplement.

Class	Original Note Balance(1)	Interest Rate(2)
Class [A]	$ [__]	[__]
Class [M-1]	$ [__]	[__]
Class [M-2]	$ [__]	[__]
Class [M-3]	$ [__]	[__]

_________________

(1) Approximate.
(2) Calculated at the per annum rate of [________] as set forth under “Summary of Prospectus Supplement” and as described under “Description of the Notes—Note Interest Rates” in this prospectus supplement and subject to limitation or increase under certain circumstances.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the Depositor from the offering will be ___% of the aggregate principal balance of the offered notes, less expenses equal to $_______. See “Method of Distribution” in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered notes or determined that this prospectus supplement or the prospectus is truthful or complete. Any Representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

[NAME OF UNDERWRITER]

Underwriter

Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered notes in two separate documents that progressively provide more detail:

the accompanying prospectus, which provides general information, some of which may not apply to this series of notes; and

this prospectus supplement, which describes the specific terms of this series of notes.

The Depositor’s principal offices are located at Two Grand Central Tower, 140 E. 45th Street, 37th Floor, New York, New York 10017 and its phone number is (212) 850-7701.

A-1

Prospectus Supplement

S-3

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a brief description of the important features of the Notes offered by this prospectus supplement but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered notes, read carefully this entire prospectus supplement and the entire accompanying prospectus. Capitalized terms used but not defined in this prospectus supplement have the meanings assigned to them in the prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the prospectus.

Title of Series	Shellpoint Mortgage Acceptance LLC, Mortgage-Backed Notes, Series ____-_
Cut-off Date	__________ __, ____
Closing Date	On or about __________ __, ____
Issuing Entity	Shellpoint Mortgage Acceptance Trust Series ____-__
Depositor	Shellpoint Mortgage Acceptance LLC, an affiliate of New Penn Financial, LLC
Master Servicer	[Name of Master Servicer]
Securities Administrator	[Name of Securities Administrator]
[Servicer]	[________________]. [Each affiliated and each unaffiliated servicer that services 10% or more of the pool assets will be identified.]
[Special Servicer]	[Name of Special Servicer]
Originator	New Penn Financial, LLC
Sponsor	New Penn Financial, LLC
Owner Trustee	[Name of Owner Trustee.]
Indenture Trustee	[Name of Indenture Trustee.]
Custodian[s]	[Name of Custodian[s]]
[Credit Enhancement Provider]	[Name of Credit Enhancement Provider providing credit support for 10% or more of the pool assets]
Payment Dates	Payment on the offered notes will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in ______ ____.
Final Scheduled Payment Date	The final scheduled Payment Date for each class of notes is the Payment Date in _____________ ____.
S-4

Offered Notes	The classes of offered notes and their interest rates, note balances and final maturity date are shown in the table below. The offered notes [other than _______] will be issued in book-entry form, and will be issued in minimum denominations in principal amount of $[________] and integral multiples of $[_______] in excess thereof.
S-5

Offered Notes
Class	Initial Note Balance(1)	Note Interest Rate	Final Maturity Date
A_______	$	Variable(2)
M-1	$
M-2	$
M-3	$

_______________

(1)	Approximate.
(2)	Calculated at the per annum rate of One-Month LIBOR plus __%, as set forth for each class in “Description of the Notes—Note Interest Rates” in this prospectus supplement and subject to limitation or increase under certain circumstances.

Non-Offered Notes
Class	Initial Note Balance(1)	Note Interest Rate	Final Maturity Date
M-4	$	Variable(2)
B_______	$

_____________

(1)	Approximate.
(2)	Calculated at the per annum rate of One-Month LIBOR plus __%, as set forth for each class in “Description of the Notes—Note Interest Rates” in this prospectus supplement and subject to limitation or increase under certain circumstances.

Note:

The notes offered hereby represent interests solely in the Issuing Entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

S-6

The Issuing Entity

The notes will be issued by [Shellpoint Mortgage Acceptance] Trust Series ____-__, a Delaware statutory trust established pursuant to an owner trust agreement between the Depositor and the owner trustee. The Issuing Entity will issue _____ classes of notes representing non-recourse debt obligations of the Issuing Entity secured by the trust estate.

See “Description of the Notes” in this prospectus supplement.

Distributions of interest and/or principal on the offered notes will be made only from payments received in connection with the mortgage loans described below.

The Mortgage Loans

The trust will contain approximately _____ conventional, single family, fixed-rate and adjustable-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of _________ __ ____.

All descriptions of the mortgage loans in this prospectus supplement take into account the results of the Sponsor’s pre-offering review, as described in this prospectus supplement under “Pre-Offering Review of the Mortgage Loans.”

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of __________ __, ____.

Range of principal balances :	$_______to $_______
Average principal balance:	$_______
Range of mortgage rates:	____% to ____%
Weighted average mortgage rate:	____%
Weighted average remaining term to stated maturity:	___ months
Range of remaining terms to stated maturity:	____ months to ____ months
Range of original loan-to-value ratios:	_____% to _____%
Weighted average original loan-to-value ratio:	_____%
Weighted average seasoning:	______ months
Type of mortgaged properties One family dwellings: 2-4 family dwellings: Planned unit developments: Condominiums: Owner-occupied:	_____% _____% _____% _____% _____%
Loan purpose Purchase: Cash out refinance: Rate & term refinance:	_____% _____% _____%
Loan documentation Stated Income / Verified Asset: Stated Income / Stated Asset: Full Documentation: No Ratio: [Other Documentation Types, if any]:	_____% _____% _____% _____% _____%
Senior lien loans:	______ loans ______%
Prime loans:	______ loans ______%
[Other Credit Types, if any]:	______ loans ______%
Weighted average current FICO score:	_____
Range of FICO Scores:	____ to ____
[Include statistical data regarding exceptions to Underwriting Standards]
[TO BE INCLUDED IF ANY LOANS HAVE BEEN THE SUBJECT OF MODIFICATION]
Type of Modifications
Interest rate reduction:	______ loans _____%
Forgiveness of principal:	______ loans _____%

S-7

Extension of the final maturity date: Capitalization of delinquent interest: Extension of the amortization of the mortgage loan:	______ loans _____% ______ loans _____% ______ loans _____%

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this prospectus supplement.

[To be expanded to include the disclosure required by Item 1103(a)(5) of Regulation AB describing any pre-funding account, as applicable.]

Removal and Substitution of a Mortgage Loan

The Indenture Trustee will acknowledge the sale, transfer and assignment of the Trust Estate to it by the Depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the Indenture Trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the Indenture Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Indenture Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Noteholders in the related mortgage loan, the Sponsor will, in accordance with the terms of the Indenture, within 90 days of the date of notice, provide the Indenture Trustee with a substitute mortgage loan (if within two years of the Closing Date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

The Sponsor has entered into an agreement with an independent reviewer to review the mortgage loans for compliance with the representations and warranties upon [description of review triggers to be included, which may include a review of disputed repurchase claims by the independent reviewer, a review of certain mortgage loans for representation and warranty breaches upon the satisfaction of various triggers and procedures for binding arbitration in the event the Sponsor does not agree with a determination made by the independent reviewer with respect to a repurchase demand for an alleged breach of a representation and warranty].

The Notes

Offered Notes. The offered notes will have the characteristics shown in the table above in this prospectus supplement. The interest rates on each class of offered notes are variable and are calculated for each Payment Date as described in this prospectus supplement under “Description of the Notes—Interest Rates”.

Distributions on the Notes

Interest Distributions

To the extent of the Current Interest Payment Amount, in the priorities listed below, the holders of each class of notes will be entitled to receive on each Payment Date interest payments in an amount equal to the Interest Payment Amount for that class. On each Payment Date, the Current Interest Payment Amount will be distributed in the following order of priority:

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First, to the holders of the Class A Notes, the Interest Payment Amount for those notes;

Second, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to the holders of the Class M-1 Notes, the Interest Payment Amount for those Notes;

Third, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the Interest Payment Amount for those notes; and

Fourth, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the Interest Payment Amount for those notes.

With respect to any Payment Date, to the extent that the aggregate of the Interest Payment Amounts for the notes is limited by the Current Interest Payment Amount for the related Due Period, the holders of some classes of notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for those classes and that Payment Date. The Interest Carry Forward Amount, if any, for any class of the notes for any Payment Date is payable to the extent of available funds remaining after some other payments on the notes on that Payment Date, but before any payments on the Equity Certificates on that Payment Date.

All payments of interest on the notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

The Note Balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the Trust Estate.

Principal Distributions

On each Payment Date, the Principal Payment Amount will be distributed to the holders of the notes then entitled to payments of principal. In no event will the Principal Payment Amount with respect to any Payment Date be (x) less than zero or (y) greater than the then-outstanding aggregate Note Balance of the notes. The Principal Payment Amount for the first Payment Date will include approximately $_________ collected by the Servicers in respect of prepayments on the mortgage loans during the _________ ____ Prepayment Period.

On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed: first, to the Class A Notes, until the Note Balance thereof has been reduced to zero; second, to the Class M-1 Notes, until the Note Balance thereof has been reduced to zero; third, to the Class M-2 Notes, until the Note Balance thereof has been reduced to zero; and fourth, to the Class M-3 Notes, until the Note Balance thereof has been reduced to zero.

On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Class A Notes and the Subordinate Notes shall be entitled to receive payments in respect of principal to the extent of the

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Principal Payment Amount in the following amounts and order of priority:

First, the lesser of (x) the Principal Payment Amount and (y) the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Notes, until the Note Balance thereof has been reduced to zero;

Second, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the amount distributed to the holders of the Class A notes pursuant to clause first above and (y) the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Notes, until the Note Balance thereof has been reduced to zero;

Third, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause first above and to the holders of the Class M-1 Notes pursuant to clause second above and (y) the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Notes, until the Note Balance thereof has been reduced to zero; and

Fourth, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause first above, to the holders of the Class M-1 Notes pursuant to clause second above and to the holders of the Class M-2 Notes pursuant to clause third above and (y) the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until the Note Balance thereof has been reduced to zero.

On the Final Maturity Date or the Payment Date immediately following the acceleration of the notes due to any Event of Default principal will be payable on each class of notes in an amount equal to the Note Balance thereof on that Payment Date. On the Final Maturity Date or the Payment Date immediately following the acceleration of the notes due to any Event of Default, amounts in respect of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of notes in the priorities listed in the Indenture. There can be no assurance, however, that sufficient funds will be available on that date to retire the Note Balances and pay those other amounts.

The allocation of payments in respect of principal to the Class A Notes on each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Notes and the Overcollateralized Amount. Increasing the respective percentage interest in the Trust Estate of the Subordinate Notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes and the Overcollateralized Amount.

The holders of the Equity Certificates will be entitled to all prepayment charges received on the mortgage loans and those amounts will not be available for distribution on the notes.

Credit Enhancement

1. Subordination

The rights of the holders of the Mezzanine Notes to receive payments will be subordinated, to the extent described in this

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prospectus supplement, to the rights of the holders of the Class A Notes.

In addition, the rights of the holders of Mezzanine Notes with higher numerical class designations to receive payments will be subordinated to the rights of the holders of the Mezzanine Notes with lower numerical class designations, in each case to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular payments on the more senior notes in respect of interest and principal and to afford such notes protection against realized losses on the mortgage loans.

We refer you to “Description of the Notes—Allocation of Losses; Subordination” in this prospectus supplement for additional information.

2. Overcollateralization

The weighted average mortgage rate for the mortgage loans (adjusted to reflect the Master Servicing Fee, the Servicing Fees and the Indenture Trustee Fee payable from interest received or advanced on the mortgage loans) is generally expected to be higher than the weighted average of the Note Interest Rates on the notes, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest payments on the notes. The Indenture requires that, on each Payment Date, the Net Monthly Excess Cashflow, if any, be applied on that Payment Date as an accelerated payment of principal on the class or classes of notes then entitled to receive payments in respect of principal, but only to the limited extent hereafter described. We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

We refer you to “Description of the Notes—Overcollateralization Provisions” in this prospectus supplement for additional information.

[To be expanded to include descriptions of other types of credit enhancement, such as a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreement, cross-collateralization or overcollateralization, as applicable.]

Realized losses not covered by the subordination or other elements of the credit enhancement will be allocated as follows: first on a pro rata basis to the related class or classes of Class A Notes, then on a pro rata basis to the unrelated class or classes of Class A Notes.

Advances

Each servicer will make cash advances with respect to [up to ____] delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as servicer [through liquidation of the related mortgage loan], in general, to the extent that such servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the related servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the notes and are not intended to guarantee or insure against losses.

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Servicing Fee

With respect to each mortgage loan, the amount of the annual master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [insert servicing fee rate] and (b) the outstanding principal balance of the mortgage loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a mortgage loan is computed. The obligation to pay the master servicing fee is limited to the interest portion of such Monthly Payments collected. The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to noteholders. The master servicer will pay the indenture trustee’s fee and the servicing fees from its fee.

Optional Redemption

At its option, the majority holder of the Equity Certificates may redeem the notes and thereby effect termination and early retirement of the notes, after the aggregate Note balance has been reduced to less than [__%] of the aggregate initial note balance.

See “Optional Redemption” in this prospectus supplement and “Agreements—Termination; Retirement of Securities” in the prospectus.

[To be expanded to provide a summary of other events, if any, that can trigger liquidation or amortization of the asset pool or otherwise would alter the transaction structure or flow of funds, pursuant to Item 1103(a)(3)(viii) of Regulation AB.]

Federal Income Tax Consequences

Upon the issuance of the notes, SNR Denton US LLP, counsel to the Depositor, will deliver its opinion generally to the effect that the notes will be characterized as indebtedness and The Issuing Entity will not be classified as an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool.

For further information regarding the federal income tax consequences of investing in the offered notes, see “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

Ratings

Each class of Offered Notes is expected to receive a credit rating from one or more nationally recognized statistical rating organization.

See “Yield on the Notes” and “Ratings” in this prospectus supplement and “Yield Considerations” in the prospectus.

Legal Investment

The offered notes (other than the Class ___ and Class ___ Notes) will constitute “mortgage related securities” for purposes of SMMEA. The Class ___ Notes and the Class ___ Notes will not constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this prospectus supplement and “Legal Investment Matters” in the prospectus.

ERISA Considerations

Subject to important considerations, the notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts

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which are deemed to make the representations set forth in “ERISA Considerations”. Plans are encouraged to consult with their legal advisors before investing.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

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TRANSACTION STRUCTURE

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FLOW OF FUNDS

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SUBORDINATE/CREDIT ENHANCEMENT

Allocation of Realized Losses

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RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered notes:

[Appropriate risk factors from the following list are particular to the securitization represented by this version of the prospectus supplement]

The Offered Notes Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value

There can be no assurance that a secondary market for the offered notes of any series will develop or, if it does develop, that it will provide offered noteholders with liquidity of investment or that it will continue for the life of the offered notes of any series. The prospectus supplement for any series of offered notes may indicate that an underwriter specified therein intends to establish a secondary market in the offered notes, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered note in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered notes will not be listed on any securities exchange.

[The Class M-1, Class M-2 and Class M-3 Notes Will be particularly sensitive to losses on the mortgage loans

The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2 and Class M-3 Notes will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in one of the Class M-1, Class M-2 or Class M-3 Notes, the actual yield to maturity of the note may be lower than the yield anticipated by the holder based on the investor’s assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Losses on the mortgage loans in any due period, to the extent they exceed the overcollateralized amount following payments of principal on the related payment date, will reduce the note balance of the class of notes then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on the class of subordinate notes than would otherwise be the case].

[The Class M-1, Class M-2 and Class M-3 Notes will generally not be entitled to receive principal payments until all principal payments have been made on the Class A notes which may result in losses on those notes

Unless the note balance of the Class A Notes has been reduced to zero, the Class M-1, Class M-2 and Class M-3 Notes will not be entitled to any principal payments until _________ ____ or a later period as described in this prospectus supplement. As a result, the weighted average lives of these notes will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer

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weighted average lives of these notes, the holders of these notes have a greater risk of suffering a loss on their investments. Further, because these notes might not receive any principal if certain delinquency levels occur, it is possible for these notes to receive no principal payments even if no losses have occurred on the mortgage pool].

[The Notes are obligations of the issuing entity only

The notes will not represent an interest in or obligation of the originators, the depositor, the master servicer, the sponsor, _________, the owner trustee, the indenture trustee or any of their respective affiliates. The only obligations of the foregoing entities with respect to the notes or any mortgage loan will be the obligations of the sponsor pursuant to the limited representations and warranties made with respect to the mortgage loans and of the servicers with respect to their servicing obligations under the related servicing agreement (including the limited obligation to make advances, as described in this prospectus supplement). Neither the notes nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the originators, the depositor, the master servicer, the sponsor, ________, the owner trustee, the indenture trustee or any of their respective affiliates. Proceeds of the assets included in the issuing entity (including the mortgage loans) will be the sole source of payments on the notes, and there will be no recourse to the originators, the depositor, the master servicer, the sponsor, _______, the owner trustee, the indenture trustee or any of their respective affiliates or any other entity in the event that the proceeds of the issuing entity are insufficient or otherwise unavailable to make all payments provided for under the notes].

[The difference between the interest rates on the Notes and the mortgage loans may result in interest shortfalls allocated to the Notes

The note interest rate for each class of the notes adjusts monthly based on a particular index, subject to the limitations described in this prospectus supplement. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually (after an initial fixed rate period in the case of some of the adjustable rate mortgage loans) based on the index (which may not move in tandem with the index), subject to periodic and lifetime limitations as described in this prospectus supplement. As a result of the foregoing as well as other factors like the prepayment behavior of the mortgage pool, relative increases in the index or relative decreases in the weighted average of the mortgage rates on the mortgage loans (i) could cause the amount of interest generated by the mortgage pool to be less than the aggregate of the amount of interest that would otherwise be payable on the notes, leading one or more classes of notes to receive payments of interest at a later date, as described in this prospectus supplement or (ii) could cause the maximum note interest rate to apply to one or more classes of notes, as described in this prospectus supplement.

Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index and the related gross margin, these rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments. In particular, investors should note that approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for two years following origination and approximately

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_____% of the adjustable rate mortgage loans have their interest rates fixed for three years following origination, in each case by aggregate principal balance as of _________ __, ___. The weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for two years is _______ ____, and the weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for three years is _______ ____].

[The rate and timing of principal distributions on the offered notes will be affected by prepayment speeds

The rate and timing of distributions allocable to principal on the offered notes will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to pay principal on the offered notes as provided in this prospectus supplement. As is the case with mortgage securities generally, the offered notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. See “The Mortgage Pool” in this prospectus supplement.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered notes at a time when reinvestment at these higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered notes at a time when reinvestment at comparable yields may not be possible.

Distributions of principal will be made to the subordinate notes according to the priorities described in this prospectus supplement. The timing of commencement of principal distributions and the weighted average life of each of these classes of notes will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on the class. For further information regarding the effect of principal prepayments on the weighted average lives of the offered notes, see “Yield on the Notes” in this prospectus supplement and the table entitled “Percent of Initial Note Balance Outstanding at the Following Percentages of the Prepayment Assumption” herein.

[The yield to maturity on the Offered Notes will depend on a variety of factors

The yield to maturity on the offered notes will depend, in general, on:

•          the applicable note interest rate and note accrual rate thereon from time to time;

•          the applicable purchase price; and

•          the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the

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•           mortgage loans and the allocation thereof to reduce the note balance of the notes, as well as other factors.

The yield to investors on any class of offered notes will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

In general, if the offered notes are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered notes are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the offered notes were determined based on a number of assumptions, including a prepayment assumption of __% of the [constant prepayment rate model] and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at this particular rate or at any other rate. The yield assumptions for the offered notes will vary as determined at the time of sale].

Credit Enhancement Is Limited; the Failure of Credit Enhancement to Cover Losses on the Issuing Entity Assets May Result in Losses Allocated to the Offered Notes

With respect to the offered notes, credit enhancement will be provided in limited amounts to cover various types of losses on the underlying mortgage loans. Credit enhancement will be provided in one or more of the forms referred to in this prospectus supplement, including: subordination of any subordinate securities of the same series; a financial guaranty insurance policy; a letter of credit; a purchase obligation; a mortgage pool insurance policy; a special hazard insurance policy; overcollateralization; a reserve fund; a cash flow agreement; or any combination thereof. See “Description of Credit Enhancement” in the prospectus. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses or risks, and may provide no coverage as to other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, they will be borne by the holders of the related offered notes in the order described in this prospectus supplement. The depositor, the master servicer or other specified person will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of offered notes, if each applicable rating agency indicates that the then-current rating(s) thereof will not be adversely affected. The ratings of any series of offered notes by any applicable rating agencies may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating(s) of any series of offered notes. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in the prospectus.

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No Primary Mortgage Insurance

None of the mortgage loans have primary mortgage insurance coverage. As a result, if a borrower defaults under a mortgage loan, foreclosure proceedings are brought by the related servicer, and the value of the mortgaged property is not adequate to pay principal and accrued interest on the mortgage loan along with related costs and expenses, there is unlikely to be any other source of payments available to reduce the amount of losses that would be incurred on that mortgage loan.

The Ratings on the Offered Notes Are Not a Recommendation to Buy, Sell or Hold the Offered Notes and Are Subject to Withdrawal at Any Time, Which May Result in Losses on the Offered Notes

It is a condition to the issuance of the offered notes that each class of offered notes be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered note, and, accordingly, there can be no assurance that the ratings assigned to any offered note on the date on which the offered notes are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered notes may be adversely affected.

The ratings of the notes depend primarily on an assessment of the mortgage loans that are assets of the issuing entity, the credit enhancement provided to the notes by more subordinate notes and the ability of the servicers to service the mortgage loans. Rating agencies rate debt securities based upon their assessment of the likelihood of the receipt of principal and interest payments. Rating agencies do not consider the risks of fluctuations in market value or other factors that may influence the value of debt securities and, therefore, the assigned credit rating may not fully reflect the true risks of an investment in the notes. Credit rating agencies may change their methods of evaluating credit risk and determining ratings on securities backed by mortgage loans. These changes may occur quickly and often.

The ratings of the notes by a rating agency:

•	only address the likelihood of receipt by holders of notes of distributions in the amount of scheduled payments on the mortgage loans;
•	do not take into consideration any of the tax aspects associated with the notes;
•	do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated; and
•	do not comment as to the market price or suitability of the notes for a particular investor.

See “Ratings” in this prospectus supplement and “Rating” in the prospectus.

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Additional Ratings of the Notes or a Withdrawal of the Ratings May Adversely Affect Their Value and/or Limit Your Ability to Sell Your Notes

The Sponsor has hired two nationally recognized statistical rating agencies (each a “hired NRSRO”) and will pay each hired NRSRO fees to assign ratings on the offered notes. The Sponsor has not hired any other nationally recognized statistical rating organization (each, a “non-hired NRSRO”) to assign ratings on the notes. However, under newly effective Securities and Exchange Commission rules, information provided to the hired NRSROs for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings.

NRSROs, including the hired NRSROs, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired NRSROs, which could adversely affect the market value of your notes and/or limit your ability to sell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to the hired NRSROs for the purpose of assigning or monitoring the ratings on the notes, the hired NRSROs could withdraw their ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to sell your notes.

Appraisals May Not Accurately Reflect the Value or Condition of the Mortgaged Property

In general, appraisals represent the analysis and opinion of the person performing the appraisal at the time the appraisal is prepared and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property, or that different valuations would not have been reached by any originator based on its internal review of such appraisals. Investors are encouraged to make their own determination as to whether an appraisal is an accurate representation of the value of a mortgaged property.

The appraisals obtained in connection with the origination of the mortgage loans sought to establish the amount a typically motivated buyer would pay a typically motivated seller at the time they were prepared. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distressed or liquidation sale. In addition, in many real estate markets property values may have declined since the time the appraisals were obtained, and therefore the appraisals may not be an accurate reflection of the current market value of the mortgaged properties. The mortgage loans were originated between ________ and ________ and the appraisals were generally prepared at the time of origination. The current market value of the mortgaged properties could be lower, and in some cases significantly lower, than the values indicated in the appraisals obtained at the origination of the mortgage loans and included in the original loan-to-value ratios reflected in this prospectus supplement.

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Performing valuation and risk analysis of high-cost properties (such as the mortgaged properties) can involve challenges that are not generally present with respect to properties whose values fall within the average price range of their respective markets. There may be fewer substitute properties available (from which to derive comparative values) in the high-cost market, unique buyer attitudes and preferences, and more difficult to quantify “appeal” issues, any of which can make valuations in the high-cost home segment less precise than for more average-priced housing. In addition, differences exist between valuations due to the subjective nature of valuations and appraisals, particularly between different appraisers performing valuations at different points in time.

Loan-to-Value Ratios May Be Calculated Based on Appraised Value, Which May Not Be an Accurate Reflection of Current Market Value; Borrowers May Have, or May in the Future Incur, Additional Indebtedness Secured by Mortgaged Properties

As further described below under “The Mortgage Pool—General,” the loan-to-value ratios and original loan-to-value ratios that are disclosed in this prospectus supplement are determined, in the case of a purchase money loan, based on the lesser of the selling price of the mortgaged property and its appraised value at origination of such mortgage loan, or, in the case of a refinance loan, based on the appraised value of the mortgaged property at the time of origination of the refinanced mortgage loan. As described above, because appraisals may not accurately reflect the value or condition of the mortgaged property and because property values generally have declined since the time appraisals were obtained, the loan-to-value ratios and original loan-to-value ratios that are disclosed in this prospectus supplement may be lower, in some cases significantly lower, than the loan-to-value ratios that would be determined if current appraised values of the mortgaged properties were used to determine loan-to-value ratios. Investors are encouraged to make their own determination as to the degree of reliance they place on the loan-to-value and original loan-to-value ratios that are disclosed in this prospectus supplement.

In addition, mortgage loan borrowers may have, or may in the future incur, additional indebtedness secured by mortgaged properties. This additional indebtedness could increase the risk that the value of the mortgaged property is less than the total indebtedness secured by the mortgaged property and could increase the risk of default on the affected mortgage loan.

Underwriting Standards May Affect Risk of Loss on the Mortgage Loans

Some of the mortgage loans may not have been originated using underwriting standards that are as stringent as the underwriting standards applied by certain other first lien mortgage purchase programs, such as those of Fannie Mae and Freddie Mac. Applying less stringent underwriting standards creates additional risks that losses on the mortgage loans will occur and will be allocated to noteholders.

Mortgage loans originated under the Originators’ underwriting criteria and which illustrate this additional risk include the following:

•	[mortgage loans secured by properties acquired as second homes or investments, which constitute approximately ____% of the mortgage pool by stated principal balance as of the cut-off date, may present a greater risk that the borrower will stop making monthly payments if the borrower’s
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financial condition deteriorates. This risk may be especially pronounced for borrowers with mortgage loans on more than two properties. Approximately _____% of the mortgage pool by stated principal balance as of the cut-off date are mortgage loans made to borrowers with mortgage loans on two or more properties, approximately _____% and _____% of the mortgage pool by stated principal balance as of the cut-off date are mortgage loans made to borrowers with two mortgage loans and three mortgage loans included in the mortgage pool, respectively;]
•	[mortgage loans made to borrowers who are self-employed, which constitute approximately _____% of the mortgage pool by stated principal balance as of the cut-off date, may present a greater risk that the borrower will default on the mortgage loan than mortgage loans made to salaried or commissioned borrowers because self-employed borrowers frequently have less predictable income, and self-employed borrowers who are small business owners may be personally liable for their business debt;] and
•	[mortgage loans with a stated principal balance over $1,000,000, which constitute approximately _____% of the mortgage pool by stated principal balance as of the cut-off date, may present a greater risk than mortgage loans with a lower principal balance because defaults on a mortgage loan with a larger principal balance may result in greater losses allocated to the noteholders. A prepayment of these mortgage loans may result in a substantial reduction of the weighted average life of the senior notes. A loss of the entire principal balance of these mortgage loans may result in a substantial realized loss, which maybe allocated to the offered notes.]

We refer you to “Mortgage Loan Origination” in this prospectus supplement and “The Mortgage Pools—Underwriting Standards” in the prospectus.

Pre-offering Review of the Mortgage Loans Underlying the Notes May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses

The Sponsor has undertaken certain limited loan review procedures with respect to various aspects of the mortgage loans underlying the notes, including hiring one or more third party agents to conduct a review of the underwriting of all of the mortgage loans conducted by the Sponsor and verification of certain aspects of the mortgage loans. In conducting these review procedures, the third party agents relied on information and resources available to it (which were limited and which, in most cases, were not independently verified). These review procedures were intended to discover certain material discrepancies and possible material defects in the mortgage loans reviewed. However, these procedures did not constitute a re-underwriting of the loans, and were not designed or intended to discover every possible discrepancy or defect. In addition, the Sponsor engaged a third party to conduct procedures designed to verify the Sponsor’s data regarding characteristics of the mortgage loans, which data were used to generate the numerical information about the mortgage pools included in this prospectus supplement. In addition, the review included the recalculation by a third party of numerical disclosures regarding the mortgage loans selected by the Sponsor and appearing in this prospectus supplement. There can be no assurance that any review process conducted uncovered relevant facts that could be determinative of how the reviewed mortgage loans will perform.

Furthermore, to the extent that the limited review conducted by the Sponsor did reveal factors that could affect how the mortgage loans will perform, the Sponsor may have incorrectly assessed the potential severity of those factors. For example, in cases where a third party reviewed an original appraisal and determined that it did not support the original appraised value,

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the third party may have reviewed a Limited Desktop Appraisal Analysis or similar appraisal product, such as a field review, to determine whether the original appraisal was correct. The review of the analyses by the Sponsor may, erroneously, not have indicated a defect in the original appraisal, which could result in an increased risk that payments on these mortgage loans may not be received or recovered. Investors are encouraged to make their own determination as the extent to which they place reliance on the limited loan review procedures of the Sponsor.

See “Pre-Offering Review of the Mortgage Loans” in this prospectus supplement.

The Timing of Realized Losses May Impact Returns on the Notes

The timing of realized losses may impact the return earned on the notes, in particular on the subordinate notes. The timing of realized losses could be affected by the creditworthiness of the borrower, the borrower’s willingness and ability to continue to make payments, and new legislation, legal actions or programs that allow for the modification of loans or for borrowers to obtain relief through bankruptcy or other avenues. Because realized losses will be applied to reduce the aggregate principal amount of the subordinate notes before being allocated to the senior notes, they also reduce the interest paid on those notes. Therefore, the timing of realized losses, and not just the overall level of such realized losses, will impact the return on the subordinate notes.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than The Mortgage Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to noteholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, In Some Instances, Limit the Amount That May Be Recovered By the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might Be Allocated to the Offered Notes

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The

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effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered notes. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the prospectus.

Stricter Enforcement of Foreclosure Rules and Documentation Requirements May Cause Delays and Increase the Risk of Loss

Recently courts and administrative agencies have been enforcing more strictly existing rules regarding the conduct of foreclosures, and in some circumstances have been imposing new rules regarding foreclosures. Some courts have delayed or prohibited foreclosures based on alleged failures to comply with hypertechnical requirements. State legislatures have been enacting new laws regarding foreclosure procedures. In some cases, law enforcement personnel have been refusing to enforce foreclosure judgments. At least one county is reported to be refusing to allow foreclosure sales to be conducted on the courthouse steps. In addition, more borrowers are using legal actions, including filing for bankruptcy, to attempt to block or delay foreclosures. As a result, the servicers may be subject to delays in conducting foreclosures and the expense of foreclosures may increase, resulting in delays or reductions in payments on the notes.

Borrowers have been increasingly successful in challenging or delaying foreclosures based on technical grounds, including challenges based on alleged defects in the mortgage loan documents and challenges based on alleged defects in the documents under which the mortgage loans were securitized. In a number of cases, such challenges have delayed or prevented foreclosures. [Although the Custodian will conduct a review of the mortgage files such measures may not be sufficient to prevent document defects that could cause delays or prevent a foreclosure.] It is possible that there will be an increase in the number of successful challenges to foreclosures by borrowers. Curing defective documents required to conduct a foreclosure will cause delays and increase costs, resulting in losses on the notes.

The Value of the Mortgage Loans May be Affected By, Among Other Things, a Decline in Real Estate Values and Changes in the Borrowers’ Financial Condition, Which May Result in Losses on the Offered Notes

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, mortgage loans with high loan-to-value ratios will be affected by any decline in real estate values. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered notes.

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The Mortgage Loans Have Variable Payments, Which May Result in Losses with Respect to These Mortgage Loans

Some of the types of loans included in the mortgage pool may involve additional uncertainties not present in traditional types of loans. Some of the mortgage loans may provide for escalating or variable payments by the mortgagor, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances, mortgagors may not be able to make their loan payments as payments increase and thus the likelihood of default will increase.

Any risks associated with the variable payments of the mortgage loans may affect the yield to maturity of the offered notes to the extent of losses caused by these risks which are not covered by credit enhancement are allocated to the offered notes.

Special Assessments and Energy Efficiency Liens May Take Priority Over the Mortgage Lien

Mortgaged properties securing the mortgage loans may be subject to the lien of special property taxes and/or special assessments. These liens are superior to the liens securing the mortgage loans, irrespective of the date of the mortgage. In some instances, individual borrowers may be able to elect to enter into contracts with governmental agencies for Property Assessed Clean Energy (PACE) or similar assessments that are intended to secure the payment of energy and water efficiency and distributed energy generation improvements that are permanently affixed to their properties, possibly without notice to or the consent of the mortgagee. These assessments also have lien priority over the mortgages securing mortgage loans. No assurance can be given that any mortgaged property so assessed will increase in value to the extent of the assessment lien. Additional indebtedness secured by the assessment lien would reduce the amount of the value of the mortgaged property available to satisfy the affected mortgage loan.

Some of the Mortgage Loans Were Made to Foreign Nationals

With respect to ____ mortgage loans, constituting _____% of the mortgage loans, the mortgagor is a foreign national, and not a citizen of, the United States. These mortgagors may not have FICO scores or social security numbers or ITINs (as defined in this prospectus supplement) and as a result, the mortgage loans were underwritten using an alternative credit review as further described under “Mortgage Loan Origination—Underwriting Standards.” Investors are urged to consider the impact of an alternative credit review on the level of defaults and delinquencies on these mortgage loans.

The Mortgage Loans Are Concentrated in the State of [Name of State], Which May Result in Losses with Respect to These Mortgage Loans

Approximately ___% of the mortgage loans are in the state of [Name of State.] Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as flooding, severe storms, hurricanes, landslides, wildfires, earthquakes or other natural disasters or the effects of global

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climate change (which may include flooding, drought or severe weather) or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered notes may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Moreover, as described below, any mortgage loan for which a breach of a representation or warranty exists will remain in the related issuing entity in the event that a Sponsor is unable, or disputes its obligation, to repurchase the mortgage loan and the breach does not also constitute a breach of any representation made by any other person. In this event, any resulting losses will be borne by the related form of credit enhancement, to the extent available. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered notes to the extent losses caused by these risks which are not covered by [credit enhancement] are allocated to the offered notes.

[Tornadoes hitting the midwest and southern regions of the United States in February and March, 2012 may have adversely affected mortgaged properties in those areas.][INCLUDE ANY OTHER MATERIAL NATURAL DISASTERS]

Some of the Mortgage Loans Provide for Balloon Payments at Maturity, Which May Result in a Greater Risk of Loss with Respect to These Mortgage Loans

Approximately ___% of the mortgage loans are balloon loans. These mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment, although recently enacted regulations require that the mortgagor’s ability to make a balloon payment be taken into account as part of the credit underwriting of the related mortgage loan. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties. Any risks associated with the balloon loans may affect the yield to maturity of the offered notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered notes.

The Return on Your Notes Could Be Reduced by Shortfalls Due to the Servicemembers Civil Relief Act

The Servicemembers Civil Relief Act, or “Relief Act,” provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. Current or future military operations of the United States may result in an increase in the number of borrowers who may be in active military service, and the activation of additional U.S. military reservists or members of the

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National Guard, which may in turn significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Relief Act. In addition, mortgage loans in the mortgage pool that have not been identified as such may already be subject to the Relief Act. The amount of interest available for payment to noteholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Relief Act or similar state or local laws and neither the servicers nor any other party will be required to fund any interest shortfall caused by any these reductions. Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will be applied to reduce accrued interest on each class of the notes on a pro rata basis in accordance with the amount of interest due on each class on the applicable distribution date.

The Relief Act also limits the ability of the servicers to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the class of notes with a note amount greater than zero with the lowest payment priority.

On February 9, 2012, the Department of Justice, the Department of Housing and Urban Development, and attorneys general representing 49 states and the District of Columbia reached a settlement agreement with five large mortgage servicers in connection with servicing and foreclosure issues. Consent judgments implementing the agreement were filed in the U.S. District Court in Washington, D.C. in March, 2012. The settlement agreement provides additional relief to servicemembers and veterans, including requiring the five servicers to compensate servicemembers who were foreclosed on in violation of the Relief Act since 2006 or who were charged interest in excess of 6% per annum, and to implement procedures designed to prevent delinquencies and foreclosures. While none of the servicers servicing mortgage loans included in the mortgage pool are subject to the settlement agreement, it is possible that the terms of the settlement agreement will become applicable to the mortgage loans in the future, through additional settlements or rules and regulations of general applicability, which could cause delays in payments to or increase losses to the noteholders.

We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar legislation or regulations.

See “Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses with Respect to These Mortgage Loans

Approximately ____% of the mortgage loans (by aggregate outstanding principal balance of the mortgage loans as of the cut-off date) have an initial interest only period of [____ years]. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the offered notes from these mortgage loans during their interest only period except in the case of a prepayment.

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After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered notes.

The performance of interest only mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans

Some or all of the mortgage loans included in the issuing entity will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. In addition, in light of the current regulatory environment, servicers may be reluctant to pursue deficiency judgments, even where permitted by applicable law. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered notes to the extent losses caused by these risks which are not covered by credit enhancement, or covered by the repurchase or substitution remedies with respect to breaches of representations and warranties, are allocated to the offered notes.

The Rate of Prepayments on the Issuing entity Assets and the Purchase Price You Paid for the Offered Notes May Cause Your Yield to Be Lower than Anticipated

The yield to maturity of the offered notes of each series will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable rate loans to fixed interest rate loans or breaches of representations and warranties) on the related mortgage loans and the price paid by offered noteholders. The yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related mortgage loans. The yield to maturity on interest only offered notes will be extremely sensitive to the rate of prepayments (or draws if applicable) on the related mortgage loans. In addition, the yield to maturity on other types of classes of offered notes, including offered notes with an accrual feature, offered notes with an interest rate which

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fluctuates based on an index or inversely with an index or other classes in a series including more than one class of offered notes, may be relatively more sensitive to the rate of prepayment (or draws if applicable) on the related mortgage loans than other classes of offered notes. In addition, to the extent amounts in any funding account have not been used to purchase additional mortgage loans, holders of the offered notes may receive an additional prepayment. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Investors Will Be Dependent on Certain Third Parties Performing Their Responsibilities in an Accurate and Timely Manner

The mortgage loans held by the issuing entity are serviced by third-party servicers. The obligation of each servicer to fund advances on behalf of a delinquent borrower is limited to the extent that it does not expect to recover the advances from the ultimate disposition of the mortgaged property securing the mortgage loan, which could therefore affect the timing and amount of payments available for distribution to the noteholders. In addition, as with any external service provider, investors are subject to the risks associated with inadequate or untimely services for reasons such as errors or miscalculations. In the current economic environment, many servicers are experiencing higher delinquencies and defaults than they have in the past and, as a result, there is a risk that their operational infrastructures cannot properly process this increased volume. To the extent a servicer fails to fully perform its obligations or is unable to provide any required indemnities to the trust, the notes could experience losses. In addition, noteholders generally do not have the right to directly enforce remedies against a servicer or the issuing entity and instead must rely on the trustee to enforce their rights or take other actions as may be required under the pooling and servicing agreement. If the trustee is not required to take action under the terms of the pooling and servicing agreement, or if the trustee fails to take action, noteholders could experience losses.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans

To the extent the master servicer for a mortgage loan acquires title to any related mortgaged property with contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered notes, to the extent not covered by credit enhancement, may be affected.

[INCLUDE IF NO MERS LOANS AND ASSIGNMENTS NOT RECORDED: Non-recordation of Assignments of Mortgage Could Increase Risk of Loss

While assignments of mortgage (other than certain mortgage loans recorded in the name of MERS) will be prepared in blank and delivered to the custodian under the terms of the mortgage loan purchase agreement, no one is required to complete and record these assignments of mortgage unless or until the servicer begins foreclosure proceedings. While the beneficial ownership of the mortgage loans, including the related mortgages, has been transferred to the

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issuing entity, record title to the related mortgages has not been assigned to the issuing entity but rather remains in the name of the related mortgagee of record.

Under the Uniform Commercial Code, the recordation of the assignments of the mortgages in favor of the issuing entity is not necessary to effect a transfer of the mortgage loans and the related mortgages to the issuing entity. However, the failure to record the assignments of the mortgages in the name of the issuing entity could result in the loss of the underlying mortgage liens. For example, the mortgage lien could be discharged, if the existing mortgagee of record filed a release or satisfaction of such mortgage lien, whether inadvertently or intentionally. A loss of the underlying mortgage lien also could occur if a governmental authority foreclosed on the mortgaged property and notice to the existing mortgagee of record was not received by the servicer in a timely manner to protect the interests of the noteholders. Because the seller or an affiliate remains as the mortgagee of record, there is an increased risk that the servicer will not timely receive, if at all, such notices.

In addition, the failure to complete and record assignments of mortgage could impair the ability of the servicer to take timely servicing actions with respect to the mortgage loans, which could have a negative impact on the value realized from such mortgage loans, and thus, the interests of the noteholders in such mortgage loans. The servicer will have to complete and record the related assignments of mortgage prior to filing a foreclosure proceeding. Failure of the servicer to timely record an assignment of mortgage can interfere with the ability to foreclose. In addition, while it is common practice in transfers of mortgage loans to deliver an assignment of mortgage in blank, signed by the mortgagee of record, with the intent that such assignment can be completed and recorded by the noteholder at a later date as needed in connection with foreclosure proceedings, there can be no assurance that such an assignment will be accepted in every jurisdiction, and the servicer may need to use other forms of documentation to demonstrate its legal standing to foreclose on behalf of the issuing entity. Furthermore, the inability of the servicer to timely release the lien of the mortgage on a mortgage loan that has been paid in full could expose the Issuing Entity to claims and liability for violations or breaches of applicable law.]

[INCLUDE IF ASSIGNMENTS RECORDED: Delays in Endorsing Notes and Recording Assignments of Mortgage Could Increase Risk of Loss

After the closing date, assignments of mortgages to the trustee will be prepared and delivered to the custodian, and these assignments of mortgage will be recorded. As a result, for some period of time after the closing date, record title to each mortgage will not have been assigned to the trustee. Similarly, the mortgage notes will not be endorsed to the trustee until after the closing date.

The delay in recording the assignments of the mortgages in the name of the trustee could result in the loss of the underlying mortgage liens. For example, prior to the recording of the assignments, the mortgage lien could be discharged if the record owner filed a release or satisfaction of such mortgage lien, whether inadvertently or intentionally. A loss of the underlying mortgage lien also could occur if a governmental authority foreclosed on the mortgaged property and notice to the record owner was not forwarded to the servicer in a timely manner.

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In addition, the delay in recording assignments of mortgage could impair the ability of the servicer to take timely servicing actions with respect to the mortgage loans, which could reduce the value realized from such mortgage loans. Some of the assignments may be assignments in blank that have been filled in. Questions have been raised about the validity and enforceability of assignments in blank. The servicer may have to record the related assignments of mortgage prior to filing a foreclosure proceeding. The expenses of recording will be treated as servicing advances and will reduce the amount available to make payments on the notes. There could be delays in commencing the foreclosure proceedings as a result of the need to record assignments of mortgages, which could lead to delays or reductions in payments on the notes. If the related assignments cannot be located at the time of foreclosure or if an assignment in blank that has been filled in cannot be recorded, it may not be possible to foreclose.

It may not be possible to commence foreclosure proceedings until the related mortgage note has been endorsed to the trustee. If a necessary endorsement is missing and cannot be obtained, it may not be possible to foreclose.

Furthermore, the inability of a servicer, because it is not the mortgagee of record, to timely release the lien of the mortgage on a mortgage loan that has been paid in full could expose the issuing entity to claims and liability for violations of applicable law, thus reducing the amount available to make payments on the notes.

If the prior owner that is the mortgagee of record were to go into bankruptcy or similar proceedings within 90 days (or in some cases, one year) after the post-closing recording of any assignment, it may be possible for the recorded assignment to be avoided as a preferential transfer, so that there is no effective assignment of record, possibly leading to consequences of the type described above. There may be other consequences of a failure to record assignments if the prior owner goes into bankruptcy or similar proceedings before the relevant assignments are recorded. If the prior owner is a bank that goes into conservatorship or receivership, a failure to record assignments may permit the FDIC as receiver or conservator of the prior owner to challenge the transfer.

The occurrence of any of these circumstances could result in delays or reductions in payments on the notes, or other losses.]

[INCLUDE IF MERS LOANS: The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Offered Notes

The mortgages or assignments of mortgage for certain of the mortgage loans have been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”), solely as nominee for the Sponsor and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

The recording of mortgages in the name of MERS has been challenged through the judicial system. Although most decisions have accepted MERS as mortgagee, its right to notice of actions and its authority to foreclose as mortgagee, has been found by the Kansas Supreme Court recently to be not contingently necessary in a mortgage foreclosure suit because MERS did not have an interest that was impaired by its failure to receive notice of the foreclosure suit. While the Court specifically did not decide whether MERS was entitled to notice and service of

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the foreclosure action, a lower Kansas court or a court in another jurisdiction could follow the dicta in this case and declare invalid the MERS system with MERS as nominee for the mortgagee, as MERS has no right to repayment of the mortgage debt. In addition, the United States Bankruptcy Court for the Eastern District of New York recently issued a memorandum decision addressing whether the alleged holder of a mortgage loan had sufficient status as a secured creditor to seek relief from the automatic stay to pursue a foreclosure action. After resolving the primary issue in controversy on purely procedural grounds and granting the requested relief, the court analyzed whether an entity that acquires its interest in a mortgage loan through an assignment from MERS is a valid, secured creditor. The Court noted that (i) neither the mortgage loan servicer (acting on behalf of the current lender, a trustee for a securitization trust) nor MERS (as intervenor in the case) had delivered any evidence that the trustee was the holder or owner of the related mortgage note and (ii) when MERS executed the assignment of the mortgage, it did so only on behalf of the original lender, even though the original lender at that time was no longer owner and holder of the mortgage note. The Court, therefore, concluded that MERS lacked sufficient legal authority to validly assign the mortgage to the trustee. While the Court’s analysis of MERS was not essential to the actual holding of the case, it was intended to provide guidance in other cases regarding assignments of mortgage from MERS to a current lender so that a current lender can foreclose on the related mortgaged property.

On February 3, 2012, the New York State Attorney General filed a lawsuit against JPMorgan Chase Bank, N.A., Bank of America, N.A., Wells Fargo Bank, N.A. and MERS charging that the creation and use of MERS has resulted in a wide range of deceptive and fraudulent foreclosure filings in New York state and federal courts, harming homeowners and undermining the integrity of the judicial foreclosure process. The New York State Attorney General alleges that, among other things, many assignments purported to assign mortgages from MERS to a foreclosing party were automatically generated and signed by individuals who did not review the underlying property ownership records, confirm the documents’ accuracy, or even read the documents and that gaps in the chain of title and the foreclosing party's inability to establish its authority to foreclose were hidden.

The Washington supreme court recently ruled that if MERS is not the holder of the mortgage note, then it is not considered to be the beneficiary for purposes of non-judicial foreclosures in Washington state. To the extent non-judicial foreclosures are commenced in the state of Washington with MERS as beneficiary rather than as agent for the holder of the mortgage note, such foreclosures would need to be restarted. MERS had, however, instructed its users to record assignments of mortgage out of its name prior to foreclosure in the summer of 2011.

While the requirement to assign mortgage loans out of MERS prior to commencing a foreclosure proceeding may help reduce the number of challenges to the MERS system, challenges to the validity of the ownership of a mortgage loan held through MERS continue to exist and such challenges to MERS could result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of mortgaged properties. Under the pooling and servicing agreement, the servicer will be required to record assignments of mortgage out of the name of MERS prior to initiating any foreclosure action. This additional expense of recordation will be treated as a servicing advance and will reduce the amounts available to make payments on the offered notes. These delays and

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additional costs could in turn delay the payment of liquidation proceeds to noteholders and increase the severity of losses on the mortgage loans.]

[Some Mortgage Loans Are Delinquent as of the Cut-off Date, Which May Present a Greater Risk of Loss with Respect to These Mortgage Loans

Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of _______ __, ____. Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _________ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, have a first payment date occurring on or after _________ __, ____ and, therefore, these mortgage loans could not have been delinquent as of ________ __, ____].

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;
•	the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and
•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the originator to damages and administrative enforcement. See “Legal Aspects of the Mortgage Loans” in the prospectus.

The Sponsor will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

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FICO Scores Mentioned in this Prospectus Supplement are Not an Indicator of Future Performance of Borrowers

Investors should be aware that FICO scores are based on past payment history of the borrower over a limited period of time. Investors should not rely on FICO scores as an indicator or predictor of future borrower performance, particularly in light of the term to maturity of most of the mortgage loans ([30 years]). See “The Mortgage Pools — FICO Scores” in the base prospectus.

Recent developments in the residential mortgage market may adversely affect the performance or market value of the Offered Notes.

Ratings Downgrades

Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the Offered Notes. Residential mortgage-backed securities (“RMBS”) backed by mortgage loans originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies. Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future. There can be no assurance that the offered notes will not be downgraded in the future.

Downgrades of the United States, Fannie Mae & Freddie Mac

On August 8, 2011, S&P announced that it had downgraded Fannie Mae and Freddie Mac senior unsecured debt from “AAA” to “AA+” with a negative outlook. This announcement followed a similar action by S&P taken on August 5, 2011 on the United States sovereign long term debt rating. Such downgrades could have an adverse affect on the real estate market, the value of RMBS such as the Offered Notes, and sources of liquidity for the residential housing market.

Increases in Defaults and Delinquencies

Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may continue to increase in the future. The increase in delinquencies, defaults and foreclosures has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit. The increase in delinquencies has also affected “Alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation. In addition, originators’ underwriting standards generally allowed for exceptions with compensating factors. These factors, however, may not be adequate to compensate for the exception to the standard.

Recent recessive economic trends in the United States continue to be a primary indicator of future defaults and delinquencies. The lasting impact of the Great Recession, as it is referred

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to, could increase the likelihood of additional delinquencies and defaults. A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Although economic indicators are beginning to show that the United States has emerged from the Great Recession, delinquencies and defaults on loans underlying RMBS may continue to rise, or may remain at high levels, as a result of factors such as: persistent, high unemployment rates, high levels of foreclosures and large inventories of unsold properties. In addition, during this period, housing prices and appraisal values have declined, often severely, after extended periods of significant appreciation, and housing inventory for sale generally has increased. As residential real estate values generally or in a particular geographic area decline, often substantially, many mortgagors have little or no equity in their mortgaged properties, and many have negative equity in their mortgaged properties, in all cases hindering their ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties, and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

[The servicer will have the authority under the Servicing Agreement to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the offered notes and subject to the overall servicing standard. Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values and/or extended timelines to complete foreclosure. A significant number of loan modifications could result in a significant reduction in cash flows to the Offered Notes on an ongoing basis. In addition, pursuant to the Servicing Agreement, the servicer is permitted to enter into “short sales” of the mortgaged property related to a mortgage loan that is in default or for which default is reasonably foreseeable. Furthermore, as described below under “—Governmental Actions May Limit the Servicer’s Ability to Foreclose,” increased government regulation may limit or delay the foreclosure process and certain servicers, including the servicer, are subject to consent orders with various States Attorneys’ General, further limiting the ability of the related servicer to foreclose on the related mortgage loans.]

Increased Sensitivity to Changing Economic Conditions

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market to changes in economic conditions. In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing. As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income. In connection with the origination of low or no documentation loans, lenders were often willing to make such loans by relying primarily on the

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value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.

Home Price Depreciation

In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Home prices began to depreciate in late 2007. Although home prices in some geographic areas seem to have stabilized, home prices in other geographic areas have continued to depreciate. Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in defaults and loss severities above those that would have been realized had property values remained the same or continued to increase.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing

To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

Inability to Refinance or Sell

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. In the past four years, in response to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing. While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

Increase in Proposed Regulations

There are a number of regulatory proposals that have been issued for comment, which give rise to questions about the legal environment for securitizations going forward. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into

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law on July 21, 2010 which mandates, among other financial reform regulations, the imposition of new requirements on securitization, including requiring that the applicable regulatory agencies prescribe new regulations for risk retention. While the ultimate outcome of these proposals and new regulations remains uncertain, it is possible that these proposals and new regulations could significantly affect the economics or practicability of future securitizations, which in turn could affect the market value and liquidity of structured finance products generally. The impact of the Dodd-Frank Act will depend significantly upon the content and implementation of the rules and regulations issued on its mandate. It is not yet clear how the Dodd-Frank Act and its associated rules and regulations will impact the mortgage-backed securities market and residential mortgage lending generally, and the issuing entity, the Sponsor, the Depositor, the Servicer and their respective businesses and assets specifically. No assurance can be given that the new regulations will not have an adverse impact on these entities or the value of the Notes.

In March 2011, the SEC and other agencies issued a release soliciting public comment on proposed rules pursuant to the Dodd-Frank Act that, if adopted, would require, among other things, that the Sponsor or an affiliate of the Sponsor retain at least 5% of the credit risk of a non-exempt securitization, and in general prohibit the transfer or hedging, and restrict the pledge, of the retained credit risk. In April 2010, the SEC proposed rules, some of which were re-proposed in July 2011, that, if adopted, would further revise substantially Regulation AB and other rules regarding the offering process, disclosure and reporting for publicly-issued asset-backed securities. Among other things, the proposed changes would require (i) enhanced disclosure of loan level information at the time of securitization and on an ongoing basis, (ii) that the transaction agreements provide for review of the underlying assets by an independent credit risk manager if certain trigger events occur and (iii) periodic assessments of an asset-backed security issuer’s continued ability to conduct shelf offerings. We cannot predict what effect the proposed rules will have, if adopted, on the marketability of asset-backed securities such as the Notes. In addition, if the proposed rules are adopted, your Notes, which may not be subject to all of the requirements included in the proposed rules, may be less marketable than those that are offered in compliance with the proposed rules.

Additionally, the SEC has proposed rules to remove references to credit ratings from its regulations and to substitute alternative standards of creditworthiness, as required under the Dodd-Frank Act. Among other things, these proposed rules would remove the credit rating requirement in the term “mortgage related security” for purposes of SMMEA, and would require a replacement standard to go into effect on July 21, 2012. While the SEC has not determined an alternative standard of creditworthiness, and the proposed rules have not been finalized, it is possible the Notes will not constitute “mortgage related securities” for purposes of SMMEA if an alternative standard is adopted in the future. This could have a negative impact on the liquidity of your Notes.

In addition, federal, state and local authorities have proposed new legislation, rules and regulations relating to the origination, servicing and bankruptcy treatment of mortgage loans. If enacted, these initiatives could result in delayed or reduced collections from mortgagors, higher loss severities upon liquidation, limitations on the foreclosure process, generally increased servicing costs and increased illiquidity in the market for RMBS. Certain of these initiatives could also permit the servicer to take actions, such as with respect to the modification of the mortgage loans, that might otherwise be prohibited by the terms of the Servicing Agreement,

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which may adversely affect the Offered Notes, without any remedy or compensation to the holders thereof.

The County Board of Supervisors of San Bernardino, California adopted a resolution on April 10, 2012, later amended on June 19, 2012, that approved a joint exercise of powers agreement among the County of San Bernardino, California, the City of Ontario, California and the City of Fontana, California to establish a joint powers authority (the “Authority”) to implement a program to assist homeowners in those jurisdictions who are obligated on residential mortgage loans with outstanding balances in excess of the market value of the mortgaged properties and who are not delinquent in payments. The program may include authorization for the Authority to acquire any such mortgage loans by voluntary purchase or eminent domain and to refinance those mortgage loans to allow homeowners to continue to own and occupy their homes. Any such acquisition could involve a substantial loss to the holders of the mortgage loans so acquired.

There is no certainty as to whether the Authority will take steps to acquire any mortgage loans under the program, whether any mortgage loans sought to be purchased will be mortgage loans held in securitization trusts, what purchase price would be paid for any such mortgage loans, and whether other governmental entities within or outside of California may pass similar legislation or implement similar programs. Any such actions could have a material adverse affect on the market value, performance and rating of residential mortgage-backed notes such as the Notes. [Any such actions could also potentially affect mortgage loans included in the Issuing Entity. Approximately _____% of the mortgage loans are located in the County of San Bernardino, California and other counties in which governmental entities have passed similar legislation or implemented similar programs.] There is also no certainty as to whether any such action without the consent of investors would face legal challenge, and, if so, the outcome of any such challenge.

The U.S. Congress and various state and local legislatures are considering or have adopted legislation, which, among other things, would permit limited assignee liability for certain violations in the mortgage loan origination process. We cannot predict whether or in what form the U.S. Congress or various state and local legislatures may enact such legislation or how such legislation might impact your Notes. We are also unable to predict how changes by federal, state or local authorities to regulations currently in effect relating to assignee liability may affect your Notes.

Market Exit of Originators and Servicers

Since late 2006, a large number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in many cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties. Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation. The

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value of many residual interests retained by sellers of mortgage loans in the securitization market have also been declining in these market conditions. Overall origination volumes are down significantly in the current economic environment. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. In the event of any financial difficulty on the part of the Sponsor, the Sponsor may be unable to repurchase mortgage loans in the event of [early payment defaults and other] loan representation and warranty breaches which may also affect the value of the Offered Notes. Financial difficulties may also have a negative effect on the ability of the servicer to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. If the trustee is required to find a successor servicer due to financial difficulties impacting the servicer, any additional costs associated with hiring a successor servicer may result in interest shortfalls that are allocated to the Offered Notes.

Additional Developments

Fannie Mae and Freddie Mac (the “GSEs”) were placed in conservatorship in September 2008. Since that time, the GSEs’ market share of new and refinanced residential mortgage loans has increased dramatically, and the availability of mortgage credit for loans that do not meet GSE guidelines has decreased sharply. Moreover, from November 2008 through March 2010, a large portion of newly issued GSE mortgage backed securities was funded by direct purchases under the MBS Purchase Program managed by the Federal Reserve Bank of New York. This program has had the effect of keeping interest rates low, and maintaining the availability of funding, for new and refinanced mortgage loans that meet GSE guidelines. The phasing out of this program may result in higher interest rates, and reduced availability to borrowers of mortgage credit. In addition, as a result of more stringent underwriting standards mortgage credit is generally less available to borrowers. This in turn may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent the phasing out of this program will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities. A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators, as well as the availability of mortgage credit. In addition, any decline in the value of GSE securities may affect the value and liquidity of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger or failure of a number of major investment banks and commercial banks. In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system. These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments, and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets. In addition, due to perceived flaws in the ability of the rating agencies to accurately assess the level of risk associated with an investment in RMBS, in November 2009 the National

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Association of Insurance Commissioners, the regulatory body for the insurance industry in the United States comprising the insurance commissioners of the 50 states, appointed PIMCO Advisory, in place of the rating agencies, to assess the holdings of non-agency RMBS by insurance companies in order to determine the appropriate amount of risk-adjusted capital to be held by United States insurers for RMBS on their balance sheets.

The global markets have seen an increase in volatility due to uncertainty surrounding the level and sustainability of sovereign debt of certain countries that are part of the European Union, including Greece, Spain, Ireland, Portugal and Italy, as well as the sustainability of the European Union itself. In addition, widespread protests in North Africa and the Middle East have led to regime change in Tunisia and Egypt, as well as unrest in Iran, Libya, Bahrain, Yemen, Syria and other countries. In addition, Libya's political unrest has escalated to the point that in March 2011, a coalition of nations led by France, Britain and the United States began military airstrikes over Libya. The ultimate extent of this military action is not known at this time. It is uncertain what effects these events will have and what effects any regime change or military action might have on the United States and world financial markets, particular business segments, world commodities prices or otherwise. There can be no assurance that this uncertainty will not lead to further disruption of the credit markets in the United States.

Prospective investors should independently assess and determine whether they are directly or indirectly subject to Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC (as amended)) (“Article 122a”) as implemented by the Member States of the European Union. Any prospective investor that is subject to Article 122a should independently assess and determine their ability to comply with the initial and ongoing obligations imposed by Article 122a and the regulatory capital treatment that is required with respect to the purchase of an Offered Notes and what impact any such regulatory capital treatment may have on the liquidity or market value of the Offered Notes, in particular in the event that the minimum risk retention requirement or other obligations imposed by Article 122a are found to be not in compliance. [Although the Sponsor or one or more affiliates will purchase certain of the Offered Notes on the closing date, the Sponsor is under no obligation to satisfy the minimum 5% net economic interest with respect to the Offered Notes in one of the forms prescribed by Article 122a, there is no obligation on the part of the Sponsor to maintain any level of risk retention in a manner that would comply with Article 122a, and none of the Sponsor or affiliates of the Sponsor make any representation or assurance to retain any such level of risk retention after the closing date. Investors who are subject to Article 122a should consider carefully investing in the Offered Notes as a failure to comply with one or more of the requirements set out in Article 122a will result in the imposition of a penal capital charge in respect of the Offered Notes acquired by the relevant investor. The Sponsor has not taken, and does not intend to take, any steps to comply with the requirements of Article 122a. The fact that the offering of the Offered Notes has not been structured to comply with Article 122a is likely to limit the ability of EU-regulated credit institutions to purchase the Offered Notes, which may adversely affect the liquidity of the Offered Notes in the secondary market and therefore the ability of noteholders to transfer the Offered Notes or the price they may receive upon their sale of the Offered Notes.]

These adverse changes in market and credit conditions collectively have had, and, even if the market stabilizes, may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally. These developments may

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increases losses by reducing the amount of principal and interest payments owing by borrowers and/or reducing liquidation proceeds in connection with foreclosures following defaults, and reduce the yield and value of the Offered Notes as well as the amount of investment proceeds to which the Offered Notes would indirectly be entitled.

Mortgage loan modifications may reduce the amount of interest and principal available for distribution on the Offered Notes and/or increase the losses allocated thereto

General

The servicer will be responsible for servicing the mortgage loans regardless of whether such mortgage loans are performing or have become delinquent or are otherwise in default. As a result, as delinquencies or defaults occur or are reasonably foreseeable, the servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of the mortgage loans implemented by the servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the Offered Notes, reduced distributions of interest or principal on the Offered Notes, an extension of the weighted average life of the Offered Notes or an allocation of a realized loss to the Offered Notes. In addition, failure by the servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the Offered Notes. While loan modifications (including short sales) are required to beneficial to the issuing entity in the aggregate, they may be adverse to an investor in a particular class of Offered Notes.

Any modification resulting in a reduction of the mortgage rate of a mortgage loan will result in a lower pass-through rate on the Offered Notes. In the event that the servicer enters into a principal forgiveness or principal forbearance plan with a borrower, such loss of principal will be treated as a realized loss at the time of modification. To the extent such principal is ultimately recovered from the related mortgage loan, it will be treated as a subsequent recovery at the time such amounts are received from the borrower.

The existence of a second lien on a mortgaged property may affect the ability of the servicer to modify the first lien mortgage loan included in the issuing entity, and, if the servicer determines that the modification is in the best interest of the noteholders in the aggregate, the servicer may make a payment to the junior lien holder to waive its rights. The cost of any

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amount payable to the holder of a junior lien in order to modify a first lien mortgage loan will be reimbursable to the servicer as a servicing advance.

The servicer will have the ability to rent REO property pending sale, to provide additional cash flow to the issuing entity. The servicer may use any rental amounts to reimburse itself for servicing advances prior to distribution to noteholders. The servicer may enter into “rent-to-own” arrangements with renters, in which case the payments will constitute REO rental income, and the eventual purchase of the property will constitute a final liquidation. Due to the excess supply of REO property it may be difficult for the servicer to sell any REO property and even if the servicer is able to sell REO property, any such sale may be produce liquidation proceeds that are significantly less than the outstanding principal balance of the related mortgage loan at the time it became REO.

To the extent the servicer capitalizes unreimbursed servicing advances at the time of a modification, the amount of such reimbursement will be added to the principal balance of the related mortgage loan. In that event, the servicer will be entitled to reimbursement for such advances at the time of modification from principal collected on all of the mortgage loans.

The servicer’s ability to modify the mortgage loans may be limited by several factors. First, the servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification. Second, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers. Investors in each class of Offered Notes should consider the importance of the role of the servicer in maximizing collections for the issuing entity and the impediments the servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans. See “—Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance or Market Value of the Offered Notes” above. In some cases, failure by the servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the Offered Notes.

The servicer will not consider the interests of individual classes of Offered Notes. Investors should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to the servicer from the issuing entity as servicing advances and paid from amounts received on the modified mortgage loan or from other mortgage loans but in each case, prior to distributions being made on the Offered Notes.

The Helping Families Save Their Homes Act of 2009, Public Law 111-22, 123 Stat. 1632, effective as of May 20, 2009, amends the Truth in Lending Act to require purchasers or assignees of mortgage loans secured by a borrower’s principal dwelling to mail or deliver notice to borrowers of the sale or transfer of their mortgage loan no later than 30 days after a sale or transfer. The sale of the mortgage loans from the depositor to the issuing entity will require that these notices be mailed or delivered reflecting the ownership of the mortgage loans by the issuing entity. Failure to comply with these notice requirements may result in civil claims for compensatory and punitive damages against the issuing entity. Any judgment against, or settlement by, the issuing entity relating to these violations would reduce the funds otherwise

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available for distribution to investors, and may result in shortfalls or losses on your notes. The servicing agreements will require the servicers to deliver the required notices to borrowers.

[The Home Affordable Modification Program

In May 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan (“HASP”). Modifications under HAMP are potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single family properties, with a principal balance not greater than specified limits ($729,750 for a one unit property). New borrowers may be accepted under the program until December 31, 2012. [The servicer intends to modify delinquent mortgage loans or mortgage loans for which default is reasonably foreseeable in accordance with HAMP; provided, that, the servicer will have the discretion under the Servicing Agreement to enter into non-HAMP modifications of such mortgage loans.]

HAMP provides for financial incentives and cost-sharing to servicers, lenders and investors to encourage loan modifications. Unlike the refinancing program under HASP, HAMP extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie Mac, including the mortgage loans.

Under HAMP, borrowers under loans that meet the program criteria, and who are either already in default or are at risk of imminent default, will be eligible for a mortgage loan modification. Under the program, a servicer would first determine a proposed modification under a specified protocol referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis. The objective of the waterfall is to determine a proposed loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio (“DTI”) based on current verified income. Under the waterfall, in order to achieve a DTI of 31%, servicers will take the following steps after having capitalized any arrearages: first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, and third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance. HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance. Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

Once the proposed modification terms are set, the servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification. If the modification is NPV positive, under the program the servicer is required to offer the modification. If NPV negative, the modification is optional, unless prohibited under the sservicing or similar agreement pursuant to which an eligible mortgage loan is being serviced. Servicers are generally required under the program to adhere to the contractual restrictions

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included in the applicable servicing agreement. Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program

For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI. Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors in order to encourage mortgage loan modifications. For each eligible modification, servicers will receive a one-time payment of $500 (in the case of a loan that is still current but at risk of imminent default), an upfront payment of $1,000 and up to $1,000 each year for up to three years as long as the borrower stays current on the modified loan. In addition, investors in a mortgage loan modified under HAMP will receive a one-time payment of $1,500 (in the case of a loan that is still current but at risk of imminent default). Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, they will be entitled to accrue up to $1,000 each year for up to five years, which will be payable as principal balance reductions.

The adoption of HAMP has led to a significant increase in the number of mortgage loan modifications taking place. It has been announced that over 106 servicers have signed servicer participation agreements under HAMP, and that participating servicers cover more than 85% of all residential mortgage loans in the United States. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the Offered Notes, as described above.

There can be no assurance as to whether the servicers or master servicer, as applicable, will follow the HAMP guidelines. In addition, investors should note that there may be uncertainties as to how the various cash incentives under HAMP will be applied under the terms of the issuing entity, and how these payments may be allocated among the various classes in the issuing entity.]

Governmental actions may limit the Servicer’s ability to foreclose

The federal government, state and local governments, consumer advocacy groups and others continue to urge servicers to be aggressive in modifying mortgage loans to avoid foreclosure and federal, state and local governmental authorities have proposed numerous laws, regulations and rules relating to mortgage loans generally, including the servicing of mortgage loans, and foreclosure actions particularly. If enacted, any of these laws, regulations and rules may provide new defenses to foreclosure or otherwise delay the foreclosure process, insulate the servicer from liability for modification of loans (without regard to the terms of the servicing agreement) or result in limitations on upward adjustment of mortgage interest rates, reduced payments by mortgagors, permanent forgiveness of debt, increased prepayments due to the availability of government-sponsored refinancing initiatives and/or increased reimbursable servicing expenses, all of which are likely to result in delays and may result in reductions in the payments to be made to noteholders. In addition, several courts and state and local governments and their elected or appointed officials also have taken unprecedented steps to slow the

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foreclosure process or prevent foreclosure altogether. Noteholders will bear the risk that future regulatory and legal developments may result in situations where principal and interest received on the mortgage loans are insufficient to pay one or more classes of notes all principal and interest to which they are entitled. The effect on the Offered Notes will likely be more severe if these future legal and regulatory developments occur in one or more states in which there is a significant concentration of mortgaged properties.

Investors in the Offered Notes should note that several major servicers of mortgage loans have recently announced that they were suspending foreclosures or stopping foreclosure sales in certain states pending the resolution of issues related to possible document deficiencies in connection with foreclosure, although some have resumed the foreclosure process in certain states. The deficiencies giving rise to these voluntary suspensions primarily relate to procedures for verification of statements made in affidavits used in connection with foreclosure. However, issues may also be raised as to whether the relevant documentation clearly indicates the ownership (and therefore standing to foreclose) of mortgage loans included in securitization trusts. There can be no assurance that the servicer will not suspend foreclosures for some period of time.

In addition, certain federal regulatory agencies recently announced that enforcement actions may be taken against several financial institutions in connection with their mortgage-servicing practices. A group of state attorneys general and certain federal regulatory agencies have provided a term sheet of a proposed settlement to various financial institutions, requiring changes to mortgage servicing practices and loss mitigation procedures, including mandatory principal forgiveness in cases where forbearance or forgiveness is available under a loss mitigation program. It is uncertain whether a settlement will be reached and what the terms of that settlement would be. It is also uncertain what specific enforcement actions, if any, will be taken if there is no settlement, but these actions may include, among other things, the levying of fines against these financial institutions and the promulgation of new rules and regulations intended to correct deficiencies in the servicing process. These settlement terms or enforcement actions, if implemented, could result in delays in foreclosures by the implicated financial institutions and financial difficulties for such financial institutions, which may include the servicer, and could result in reduced distributions on the Offered Notes and/or an increase in the allocation of losses thereon. In addition, certain servicers are subject to consent orders with various States Attorneys’ General, further limiting the ability of the related servicer to foreclose on the related mortgage loans.

Any resulting delays in foreclosure proceedings may be significant, and may also reduce the recovery value of foreclosed properties or increase the costs of foreclosure, resulting in increased loss severities. In addition, the amount of servicing advances recoverable by the servicer, if any, from any liquidation may increase as a result of the delay, resulting in a larger realized loss than would otherwise be the case. In addition, the costs of resolving these issues may be allocated to the issuing entity. In addition, rating agencies may reduce or withdraw the servicer ratings of the servicer.

In February 2012, 49 States’ Attorneys General reached a settlement with five leading bank mortgage servicers that requires those servicers to implement comprehensive reforms to their mortgage servicing practices. The new servicing standards outlined in the settlement

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agreement include (i) preventing mortgage servicers from engaging in robo-signing and other improper foreclosure practices, (ii) requiring servicers to offer loss mitigation alternatives to borrowers before pursuing foreclosure, (iii) increasing the transparency of the loss mitigation process, (iv) imposing timelines for servicers to respond to borrowers, and (v) restricting the practice of “dual tracking,” where foreclosure is initiated despite the borrower’s engagement in a loss mitigation process. There can be no assurance as to whether national servicing standards will develop in the future that will require compliance by the master servicer or the servicer, as applicable. Any such standards may or may not be the same or similar to those outlined in the settlement agreement referred to above. In all cases the master servicer or the servicer, as applicable, will be required to service the mortgage loans in accordance with applicable law.

On August 9, 2012, the Consumer Financial Protection Bureau published two notices of proposed rulemakings implementing the Dodd-Frank Act’s amendments to TILA and RESPA. The proposed rulemakings are part of a broader effort to establish minimum national standards for mortgage servicing. Among other things, the proposed rulemaking under RESPA incorporates many of the provisions of the servicing settlement discussed above, targets early intervention with borrowers following initial delinquency and imposes detailed requirements applicable in each step of a servicer’s loss mitigation process. We cannot predict what effect the proposed rules will have, if adopted, on the servicer or the value or marketability of the offered notes.

Bankruptcy or insolvency of the Servicer could result in losses on the Offered Notes

The servicer will be permitted to commingle collections on the mortgage loans with its own funds for up to two business days. In addition, each servicer will deposit collections in an account that is not under the control of the trustee, and collections will be held in this account before they are remitted each month to the trustee. In the event the servicer goes into bankruptcy or becomes the subject of a receivership or conservatorship, the issuing entity, the trustee and the holders of the notes may not have a perfected or priority interest in any collections on mortgage loans that are in the servicer’s possession or have not been remitted to the trustee at the time of the commencement of the bankruptcy or similar proceeding. The servicer may not be required to remit to the trustee any collections on mortgage loans that are in its possession or have not been remitted to the trustee at the time it goes into bankruptcy or becomes subject to a similar proceeding.

To the extent that the servicer has commingled collections of mortgage loans with its own funds, the holders of the notes may be required to return to the servicer as preferential transfer payments received on the notes.

If the servicer were to go into bankruptcy or become the subject of a receivership or conservatorship, it may stop performing its functions as servicer, and it may be difficult to find a third party to act as successor servicer. Alternatively, the servicer may take the position that unless the amount of its compensation is increased or the terms of its obligations are otherwise altered, it will stop performing its functions as servicer. If it would be difficult to find a third party to act as successor servicer, the parties, as a practical matter, may have no choice but to agree to the demands of such servicer. The servicer may also have the power, with the approval of the court or the receiver or conservator, to assign its rights and obligations as servicer to a

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third party without the consent, and even over the objection, of the parties, and without complying with the requirements of the applicable documents.

If the servicer is in bankruptcy or the subject of a receivership or conservatorship, then the parties may be prohibited (unless authorization is obtained from the court or the receiver or conservator) from taking any action to enforce any obligations of such servicer under the applicable documents or to collect any amount owing by such servicer under the applicable documents.

If the servicer is in bankruptcy or the subject of a receivership or conservatorship, then, despite the terms of the documents, the parties may be prohibited from terminating the servicer and appointing a successor servicer.

It is possible that a period of adverse economic conditions resulting in high defaults and delinquencies on the mortgage loans will pose a potential bankruptcy risk to the servicer if its servicing compensation is less than its cost of servicing.

The occurrence of any of these events could result in delays or reductions in distributions on, or other losses with respect to, the notes. There may also be other possible effects of a bankruptcy, receivership or conservatorship of the servicer that could result in delays or reductions in distributions on, or other losses with respect to, the notes. Regardless of any specific adverse determinations in a bankruptcy, receivership or conservatorship of the servicer, the fact that such a proceeding has been commenced could have an adverse effect on the value of the mortgage loans and the liquidity and value of the notes.

The Indenture Trustee may not have a perfected interest in collections held by a Servicer

The servicer will be permitted to commingle collections on the mortgage loans with its own funds for up to two business days. In addition, the servicer will deposit collections in an account that is not under the control of the trustee, and collections will be held in this account before they are remitted each month to the trustee. If a servicer is unable to, or fails to, turn over collections as required by the transaction documents, then the issuing entity, the trustee and the holders of the notes may not have a perfected or priority interest in any collections that are in such servicer’s possession or have not been remitted to the securities administrator.

The Sponsor, Depositor, Master Servicer, Servicer or Indenture Trustee may become subject to litigation

Recently, there has been an increase in litigation against sponsors, originators, depositors and servicers of mortgage-backed securities. If the Servicer, the Master Servicer, Owner Trustee or the Indenture Trustee becomes subject to litigation relating to the mortgage loans, this may increase the costs of the Servicer in servicing the mortgage loans or the expenses of the Owner Trustee or the Indenture Trustee. These expenses may be paid from payments on the mortgage loans prior to payment of the Offered Notes. In addition, if the Servicer is subject to litigation, this may affect the ability of the Servicer to perform its servicing obligations, even if such litigation is not related to a mortgage loan in the mortgage pool. If the Sponsor become subject to litigation, this may affect its ability to perform its obligations to repurchase mortgage loans with respect to which there has been a breach of representations and warranties or a missing or

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defective mortgage loan document. This could result in a delay in or reduction of payments on the Offered Notes. No assurance can be made as to the effect such litigation, if any, may have on payments in respect of the mortgage loans or the Offered Notes.

The Noteholders have limited control over amendments, modifications and waivers to the Indenture

Certain amendments, modifications or waivers to the Indenture may require the consent of holders representing only a certain percentage interest of the Notes and certain amendments, modifications or waivers to the Indenture may not require the consent of any noteholder. As a result, certain amendments, modifications or waivers to the Indenture may be effected even without your consent.

Downgrade of long-term ratings of Eurozone nations may adversely affect the market value of the Offered Notes

In response to the economic situation facing the European Economic and Monetary Union, or Eurozone, based on factors including tightening credit conditions, higher risk premiums on Eurozone sovereigns and disagreement among European policy makers as to how best to address the declining market confidence with respect to the Eurozone, on January 13, 2012, S&P downgraded the long-term credit ratings on nine members of the Eurozone, including Austria, Cyprus, France, Italy, Malta, Portugal, Slovakia, Slovenia and Spain. The outlooks on the ratings on Austria, Belgium, Cyprus, Estonia, France, Ireland, Italy, Luxembourg, Malta, the Netherlands, Portugal, Slovenia and Spain are negative. In addition, S&P lowered the long-term issuer credit rating on the European Financial Stability Facility from ‘AAA’ to ‘AA+’. It is not yet clear how these downgrades and outlooks will impact the market price or the marketability of the Offered Notes, and no assurance can be given that these ratings actions will not have an adverse effect on the value of the notes.

Combination or “layering” of multiple risk factors may significantly increase your risk of loss

Although the various risks discussed in this prospectus supplement are generally described separately, prospective investors in the Offered Notes should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased. [For example, the mortgage pool includes mortgage loans that not only have relatively high loan-to-value ratios but also may have large unpaid principal. Certain of these mortgage loans are secured by properties in regions that are experiencing home price depreciation.] There are many other circumstances in which layering of multiple risks with respect to the mortgage loans and the Offered Notes may magnify the effect of those risks. In considering the potential effects of layered risks, you should carefully review the descriptions of the mortgage loans and the Offered Notes.

There May Be Conflicts of Interest Among Various Classes of Notes

There may be conflicts of interest among classes of notes due to differing payment priorities and terms. Investors in the offered certificates should consider that certain decisions may not be in the best interests of each class of noteholders and that any conflict of interest

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among different noteholders may not be resolved in favor of investors in the offered note. For example, noteholders may exercise their voting rights so as to maximize their own interests, resulting in certain actions and decisions that may not be in the best interests of different noteholders.

Changes in the market value of the Offered Notes may not be reflective of the Performance or anticipated performance of the mortgage loans underlying the Offered Notes

The market value of the notes can be volatile. These market values can change rapidly and significantly and changes can result from a variety of factors. However, a decrease in market value may not necessarily be the result of deterioration in the performance or anticipated performance of the mortgage loans underlying the notes. For example, changes in interest rates, perceived risk, supply and demand for similar or other investment products, accounting standards, capital requirements that apply to regulated financial institutions, and other factors that are not directly related to the mortgage loans underlying the notes can adversely and materially affect the market value of the notes.

THE MORTGAGE POOL

General

The mortgage pool will consist of approximately _____ conventional, single family, fixed rate mortgage loans and approximately _____ conventional, single family, adjustable rate mortgage loans, in each case secured by first liens on residential real properties and having an aggregate principal balance as of Cut-off Date of approximately $___________ after application of scheduled payments due on or before the Cut-off Date whether or not received, subject to a permitted variance of plus or minus [5]%. The mortgage loans have original terms to maturity of not greater than [30] years. References to percentages of the mortgage loans, unless otherwise noted, are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date. All references to the principal balances of the mortgage loans as of the Cut-off Date assume that all scheduled payments due on or before the Cut-off Date have been made. All statements in this prospectus supplement regarding delinquency status of the mortgage loans at any time are based on actual payment activity. The mortgage loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties consisting of attached, detached or semi-detached, single family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing.

The mortgage loans to be included in the mortgage pool will be acquired by the Depositor on the Closing Date from the Sponsor, who will have originated the mortgage loans or acquired the mortgage loans from Correspondents. On the Closing Date, the Sponsor will sell the mortgage loans to the depositor pursuant to the mortgage loan purchase agreement, who in turn will sell the mortgage loans to the Issuing Entity pursuant to the Owner Trust Agreement. For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see “Mortgage Loan Origination—New Penn—Underwriting Standards”.

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[As of the cut-off date, not more than [  ]% of the mortgage loans were more than 30 days delinquent in payments of principal and interest. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent two times during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent one time during the twelve months preceding the cut-off date. [As of the cut-off date, none of the mortgage loans have been delinquent in payments of principal and interest.] No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent two times during the twelve months preceding the cut-off date.] [No mortgage loan will be more than 30 days delinquent as of the Cut-off Date. A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

Each adjustable rate mortgage loan provides for semi-annual adjustment to the mortgage rate on that adjustable rate mortgage loan and for corresponding adjustments to the monthly payment amount due on that adjustable rate mortgage loan, in each case on each Adjustment Date applicable thereto; provided, however, that in the case of approximately _____% and approximately _____% of the adjustable rate mortgage loans by aggregate principal balance as of the Cut-off Date, the first Adjustment Date will occur after an initial period of approximately ____ years and approximately ______ years, respectively, from the date of origination of that adjustable rate mortgage loan. On each Adjustment Date, the mortgage rate on each adjustable rate mortgage loan will be adjusted to equal the sum, rounded as provided in the related mortgage note, of the Index (as described below) and the Gross Margin; provided, however, that the mortgage rate on each adjustable rate mortgage loan, including each Delayed First Adjustment Mortgage Loan, will generally not increase or decrease by more than the Periodic Rate Cap on any related Adjustment Date and will not exceed the Maximum Mortgage Rate or be less than the Minimum Mortgage Rate. For Adjustment Dates other than the first Adjustment Date after origination, the Periodic Rate Cap for the majority of the adjustable rate mortgage loans is 1.00% per annum, and with respect to substantially all of the adjustable rate mortgage loans, for Adjustment Dates other than the first Adjustment Date after origination, the Periodic Rate Cap will not exceed ____% per annum. Effective with the first monthly payment due on each adjustable rate mortgage loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related adjustable rate mortgage loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the mortgage rate on each mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and Gross Margin, calculated as described in this prospectus supplement. See “—The Index” in this prospectus supplement. None of the adjustable rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate on that adjustable rate mortgage loan to a fixed mortgage rate. As to each mortgage loan, the related servicer will be responsible for calculating and implementing interest rate adjustments.

The mortgage loans generally have scheduled monthly payments due on each Due Date. Each mortgage loan will contain a customary “due-on-sale” clause or will be assumable by a creditworthy purchaser of the related mortgaged property.

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Approximately ______% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on voluntary prepayments in full made within one to five years from the date of origination of those mortgage loans. The amount of the prepayment charge is as provided in the related mortgage note. Prepayment charge obligations generally expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with prepayment charges is _________ ____. The holders of the Equity Certificates will be entitled to all prepayment charges received on the mortgage loans, and that amount will [not] be available for distribution on the notes. Under some instances, as described in the related Servicing Agreement, the related Servicer may waive the payment of any otherwise applicable prepayment charge, and accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

None of the mortgage loans are buydown mortgage loans.

Approximately ____% of the mortgage loans are Balloon Loans. Each Balloon Loan is a fixed rate mortgage loan that amortizes over ___ months, but the Balloon Payment on each Balloon Loan is due and payable on the ___ month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment on that Balloon Loan for the period prior to the Due Date of that Balloon Payment.

The average principal balance of the mortgage loans at origination was approximately $_______. No mortgage loan had a principal balance at origination greater than approximately $________ or less than approximately $______. The average principal balance of the mortgage loans as of the Cut-off Date was approximately $_______.

The mortgage loans had mortgage rates as of the Cut-off Date ranging from approximately ____% per annum to approximately _____% per annum, and the weighted average mortgage rate was approximately ______% per annum. The weighted average loan-to-value ratio of the mortgage loans at origination was approximately _____%. At origination, no mortgage loan will have a loan-to-value ratio greater than approximately _____% or less than approximately ____%.

The weighted average remaining term to maturity of the mortgage loans will be approximately __ years and __ months as of the Cut-off Date. None of the mortgage loans will have a first Due Date prior to _______ ____ or after ___________ ____, or will have a remaining term to maturity of less than __ years or greater than __ years as of the Cut-off Date. The latest maturity date of any mortgage loan is __________ ____.

As of the Cut-off Date, the adjustable rate mortgage loans had Gross Margins ranging from approximately ____% to approximately ____%, Minimum Mortgage Rates ranging from approximately ____% per annum to approximately _____% per annum and Maximum Mortgage Rates ranging from approximately _____% per annum to approximately _____% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately ______%, the weighted average Minimum Mortgage Rate was approximately _____% per annum and the weighted average Maximum Mortgage Rate was approximately _______% per annum. The latest first Adjustment Date following the Cut-off Date on any adjustable rate mortgage loan occurs in

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_______ ____ and the weighted average next Adjustment Date for all of the mortgage loans following the Cut-off Date is _______ ____.

The mortgage loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

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Originator Concentrations in the Mortgage Properties

Originator	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Loan Group 1 Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio
[________]
[________]
Total

Servicer Concentrations in the Mortgage Properties

Originator	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Loan Group 1 Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio
[________]
[________]
Total

Principal Balances of the Mortgage Loans at Origination
Original Range ($) Principal Balance	Number of Loans	% of Aggregate Original Principal Balance	% of Aggregate Principal Balance

Total

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Principal Balances of the Mortgage Loans as of the Cut-off Date
As of Range ($) Cut-off Date	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Mortgage Rates of the Mortgage Loans as of the Cut-off Date
Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans
Maximum Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans
Minimum Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Gross Margins of the Adjustable Rate Mortgage Loans
Gross Margin (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Original Loan-to-Value Ratios of the Mortgage Loans
Loan-to-Value Ratio (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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Geographic Distribution of the Mortgaged Properties
Location	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Mortgaged Property Types of the Mortgage Loans
Property Type	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Mortgaged Property Occupancy Status of the Mortgage Loans
Occupancy Status	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total
The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application

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Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Loan Programs of the Mortgage Loans
Loan Program	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Next Adjustment Dates for the Adjustable Rate Mortgage Loans
Month of Next Adjustment Date	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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Exceptions to Underwriting Standards at Origination
Exception Type	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date	Summary of Compensating Factors

Total

Type of Loan Product
Type of Loan Product	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Delinquency and Loss Information

[[No] mortgage loan is currently more than 30 days delinquent and [no] mortgage loan has been 30 or more days delinquent since origination.]

[The following tables set forth the historical delinquency experience of the mortgage loans. The historical delinquency information is based on the delinquency of each mortgage loan over a period equal to the lesser of (1) the time since the origination of the mortgage loan, (2) the past three years or (3) the period for which information is known or reasonably available to the Depositor. The loans are categorized in the tables below based on the longest period of delinquency during the period on which the table is based. None of the loans will have been delinquent 120 days or more, during the period on which the table is based.]

Historical Delinquency of the Mortgage Loans Since Origination

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to- Value Ratio	Weighted Average Adjusted Original Loan-to- Value Ratio	Weighted Average Credit Score
Never Delinquent	[__]	$ [__]	[__]%	$ [__]	[__]%	[__]%	[__]%	[__]
30-59 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
60-89 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
90-119 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
Total	[__]	$ [__]	100.00%	$ [__]	[__]%	[__]%	[__]%	[__]

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Delinquency Status of the Mortgage Loans as of the Cut-off Date

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to- Value Ratio	Weighted Average Adjusted Original Loan-to- Value Ratio	Weighted Average Credit Score
Current	[__]	$ [__]	[__]%	$ [__]	[__]%	[__]%	[__]%	[__]
30-59 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
60-89 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
90-119 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
Total	[__]	$ [__]	100.00%	$ [__]	[__]%	[__]%	[__]%	[__]

PRE-OFFERING REVIEW OF THE MORTGAGE LOANS

Introduction

The Sponsor, prior to including the mortgage loans in the mortgage pool, conducted a review for the purpose of providing reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects. In conducting the review, the Sponsor engaged third parties to assist it with certain elements of the review. The review conducted by the Sponsor, including the portions of the review conducted with the assistance of the third parties, is referred to herein as the “Sponsor’s pre-offering review.” The Sponsor determined the nature, extent and timing of the Sponsor’s pre-offering review and the level of assistance provided by any third party. The Sponsor does not attribute any of the findings and conclusions of the Sponsor’s pre-offering review to any of the third parties. The review conducted with the assistance of third parties was conducted with respect to 100% of the mortgage loans included in the final mortgage pool. The results of the reviews prepared by the third parties were shared with the underwriter. The underwriter reviewed these findings in connection with its preparation for the offering of the Offered Notes.

[The Sponsor’s pre-offering review included a credit and compliance component and a component consisting of a review of the independent appraisals of the mortgaged properties obtained by the originators in connection with the origination of the mortgage loans (referred to

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herein as the “original appraisals”), as more fully described below. None of the procedures conducted as part of the Sponsor’s pre-offering review constituted, either separately or in combination, an independent underwriting of the mortgage loans. In addition, the procedures conducted as part of the review of the original appraisals were not re-appraisals of the mortgaged properties. To the extent that valuation tools were used as part of the appraisal review process they should not be relied upon as providing an assessment of value of the mortgaged properties comparable to that which an appraisal might provide. They also are not an assessment of the current value of any of the mortgaged properties.]

[The Sponsor’s pre-offering review also included a component consisting of procedures designed to verify the Sponsor’s data regarding the characteristics of the mortgage loans, which data were used to generate the numerical information about the mortgage pool included in this prospectus supplement. In addition, the review included the recalculation by a third party of numerical disclosures regarding the mortgage loans selected by the Sponsor and appearing in this prospectus supplement.]

[See “—Limitations of the Pre-offering Review Process” below and “Risk Factors—Pre-offering Review of the Mortgage Loans Underlying the Offered Notes May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses” for additional information regarding the limitations of the Sponsor’s pre-offering review.

Credit and Compliance Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Appraisal Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Mortgage Loan Characteristics Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Limitations of the Pre-offering Review Process

[As noted above under the Risk Factor captioned “Pre-offering Review of the Mortgage Loans Underlying the Offered Notes May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses,” there can be no assurance that the Sponsor’s pre-offering review uncovered all relevant factors relating to the origination of the mortgage loans, their compliance with applicable law and regulation and the original appraisals relating of the mortgaged properties or uncovered all relevant factors that could affect the future performance of the mortgage loans. The mortgage loans that were included in the pre-offering review may have characteristics that were not discovered, noted or analyzed as part of the pre-offering review that could, nonetheless, result in those mortgage loans failing to perform in the future.]

[Investors are encouraged, in particular, to note the following with respect to the appraisal review that was conducted as part of the Sponsor’s pre-offering review.

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•           Differences may exist among and between estimated valuations due to the subjective nature of estimated valuations and appraisals, particularly between different appraisers estimating valuations or performing appraisals at different points in time, as well as among appraisers and other persons reviewing the appraisals or other valuations.

•           Estimating or appraising the value of, and performing other analyses of, high-cost properties (such as most of the mortgaged properties) can involve challenges that may not generally be present with respect to properties whose values fall within the average price range of their respective markets. There may be fewer substitute properties available (from which to derive comparative values) in the high-cost residential property market, unique buyer attitudes and preferences, and more difficult to quantify “appeal” issues, any of which can make valuations in the high-cost home segment less precise than for more average-priced housing.

•           Estimates of value for high-cost properties (such as the above-described) are imprecise. The unique nature of some of these properties, the use in some cases of highly customized and top-quality materials, overall interior design/appeal issues, and in many cases limited notations in the original appraisal report regarding key elements that drove the original property valuation, pose challenges for a subsequent reviewer. Also, the reviewer (or the preparer of a Limited Desktop Appraisal Analysis) does not typically have independent access to an interior inspection of the property and therefore is not able to independently analyze the interior appointments and amenities associated with the valuation of these types of properties.

•           Appraisals and other valuations represent the analysis and opinion of the person performing the appraisal or valuation at the time it is prepared, and are not guarantees of, and may not be indicative of, the present or future value of the mortgaged property.]

Investors are encouraged to make their own determination as the extent to which they place reliance on the limited loan review procedures carried out as part of the Sponsor’s pre-offering review.

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The Index

As of any Adjustment Date, the Index applicable to the determination of the mortgage rate on each mortgage loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as of a date as specified in the related mortgage note. In the event that the Index becomes unavailable or otherwise unpublished, each Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The table below sets forth historical average rates of six-month LIBOR for the months indicated as made available from Fannie Mae, which rates may differ from the rates of the Index, which is six-month LIBOR as published in The Wall Street Journal as described above. The table does not purport to be representative of the subsequent rates of the Index which will be used to determine the mortgage rate on each mortgage loan.

Six-Month LIBOR

Month	2004	2005	2006	2007	2008	2009	2010	2011
January	____%	____%	____%	____%	____%	____%	____%	____%
February	____%	____%	____%	____%	____%	____%	____%	____%
March	____%	____%	____%	____%	____%	____%	____%	____%
April	____%	____%	____%	____%	____%	____%	____%	____%
May	____%	____%	____%	____%	____%	____%	____%	____%
June	____%	____%	____%	____%	____%	____%	____%	____%
July	____%	____%	____%	____%	____%	____%	____%	____%
August	____%	____%	____%	____%	____%	____%	____%	____%
September	____%	____%	____%	____%	____%	____%	____%	____%
October	____%	____%	____%	____%	____%	____%	____%	____%
November	____%	____%	____%	____%	____%	____%	____%	____%
December	____%	____%	____%	____%	____%	____%	____%	____%

Additional Information

The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before that date. Prior to the issuance of the notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Sponsor deems that removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the notes unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The Sponsor believes that the information provided in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the notes are issued, although the range of mortgage rates and maturities and some other characteristics of the mortgage loans may vary.

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If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement as a result of changes in the pool composition as described above, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

STATIC POOL INFORMATION

[Static pool information with respect to mortgage loans similar to the mortgage loans of the issuing entity is attached as Annex A to this prospectus supplement.]

[The Depositor does not have any material static pool information with respect to any mortgage loans of the same type as those included in the Trust Estate originated by the Originator.]

There can be no assurance that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the Issuing Entity.

MORTGAGE LOAN ORIGINATION

General

[All] of the mortgage loans were originated by New Penn Financial, LLC, a Delaware limited liability company, referred to herein as New Penn, the Originator or the Sponsor, or acquired by New Penn from Correspondents (as defined below). All of the mortgage loans originated by New Penn or acquired by New Penn from Correspondents will be serviced by [Name of Servicer]. [Identify any Correspondents or other third-party originator that originated 10% or more of the mortgage loans.] [The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.]

New Penn

New Penn has been an originator of mortgage loans since February 2008 and has originated mortgage loans of the type backing the notes offered hereby since July 2011. In total, New Penn originated approximately $__billion of mortgage loans in 2008 (its first year of origination), $__billion of mortgage loans in 2009, $__billion of mortgage loans in 2010, $__billion of mortgage loans in 2011, and, as of [September 30, 2012], $__ billion of mortgage loans in 2012. Of these originations, approximately (i) $__ billion were originated pursuant to Fannie Mae underwriting guidelines, (ii) $__ billion were originated pursuant to HUD (i.e., FHA, VA or USDA) underwriting guidelines, and (iii) $__ million were originated pursuant to the underwriting guidelines applicable to the mortgage loans included in the mortgage pool (the “Underwriting Standards”). The remainder of the mortgage loans originated by New Penn or acquired from Correspondents by New Penn have been originated generally to underwriting guidelines of third-party investors.

New Penn originates residential mortgage loans in the states where it is properly licensed through four different productions channels: Call Center, Retail, Wholesale and Correspondent,

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in each case, as described below. The relative contribution of each of these sources to New Penn’s origination business, measured by the volume of loans generated, fluctuates over time. Historical volumes are set forth in the table below.

Call Center. New Penn’s Call Center origination channel employs direct response marketing and analytics in a “direct-to-consumer” business model, using internet, direct and indirect mail, email and telephone and various media strategies to source customers. As of [September 30, 2012], New Penn operates its Call Center business primarily out of __ offices located in __states.

Retail. New Penn’s Retail origination channel sources customers through traditional referrals from realtors and builders. As of [September 30, 2012], New Penn operates its Retail business primarily out of __ branches located in __states.

Wholesale. New Penn’s Wholesale origination channel sources customers from select independent mortgage brokers. Mortgage brokers must pass New Penn’s detailed evaluation process and meet and maintain minimum financial, operational, ethical and other criteria in order to qualify for approval to source loans for this channel. New Penn’s Wholesale channel also develops origination business by building relationships with local community banks and credit unions and providing mortgage loan options to their customers. New Penn underwrites and closes loans originated through its Wholesale channel in its own name and does not allow mortgage brokers to make any credit decisions. In addition, New Penn will revalidate any credit documentation provided to it by a mortgage broker in connection with the related mortgage loan application, and that documentation must comply with the requirements of the Underwriting Standards. As of [September 30, 2012], New Penn operates its Wholesale business primarily out of __ offices located in __states.

Correspondent. New Penn acquires qualifying mortgage loans from other unaffiliated originators (“Correspondents”). In order to qualify for participation in New Penn’s Correspondent purchase program, lending institutions undergo a detailed qualifying review and must meet prescribed criteria. Among other things, Correspondent lenders must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans and (iii) meet and maintain certain operational standards. Although New Penn requires each Correspondent to comply with New Penn’s underwriting guidelines and to provide comprehensive representations and warranties in support of its originations, New Penn nevertheless generally re-underwrites Correspondent mortgage loans concurrently with the Correspondent or prior to closing of the mortgage loan in order to ensure compliance with New Penn’s underwriting guidelines.

[The following table describes the size, composition and growth of New Penn’s total residential mortgage loan production, by production channel, over the past three years and recent stub-period.]

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	December 31, 2009		December 31, 2010		December 31, 2011		September 30, 2012
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans

Residential Mortgage Loans - Call Center
Residential Mortgage Loans - Retail
Residential Mortgage Loans - Wholesale
Residential Mortgage Loans - Correspondent
Residential Mortgage Loans - Total

Approximately [__]% of the mortgage loans in the mortgage pool have been originated generally in accordance with the Underwriting Standards. [Disclosure of types of exceptions to the Underwriting Standards and statistical data regarding the exceptions to the extent material]. The Underwriting Standards are applied in accordance with applicable federal and state laws and regulations.

New Penn Loan Products

The majority of New Penn’s mortgage loan originations consist of residential mortgage loans originated and underwritten generally in accordance with Fannie Mae, Freddie Mac or HUD (FHA, VA and USDA) underwriting guidelines.

New Penn also originates non-agency mortgage loans, including the mortgage loans included in the mortgage pool. The mortgage loans included in the mortgage pool were [all] originated under the Underwriting Standards and consist of Core and Core Plus products (collectively, “Core and Core Plus Products”). Within Core Plus, two types of loan products are available: Foreign National and Investor. Borrowers who are non-United States citizens with (i) valid passports, (ii) valid visas, (iii) valid Social Security numbers or Individual Tax Identification Numbers (“ITIN”) and (iv) a FICO score based on credit scores and reports issued by one of the [three standard United States credit bureaus], are eligible for a Core or Foreign National loan, and are evaluated pursuant to the Underwriting Standards applicable to each of those products (see “–Underwriting Standards” below). Foreign national borrowers who do not have a United States FICO score and either a Social Security number or an ITIN may only qualify for a Foreign National loan. Permanent resident aliens that have an alien registration receipt card are eligible for financing on the same terms as U.S. citizens, provided that the application file contains acceptable evidence of lawful permanent residency and otherwise qualifies under the Underwriting Standards. All references to a “Foreign National” borrower in this prospectus supplement shall mean a borrower that is only eligible for, and qualifies and obtains, a Foreign National loan.

New Penn offers the following Core and Core Plus loan products:

•           Fixed-rate, fully-amortizing first lien mortgage loans providing for level monthly payments of principal and interest and terms at origination of 10, 15, 20, 25 or 30 years;

•           Fully-amortizing adjustable-rate first lien mortgage loans having an original term to maturity of 30 years, with an initial fixed-rate period of 5, 7 or 10 years and a related mortgage rate that adjusts in intervals of 1 year;

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•           Fixed-rate, fully-amortizing first lien mortgage loans with an initial interest-only period of 10 years and terms at origination of 30 years (not available for Investor loans); and

•           Fully-amortizing adjustable-rate first lien mortgage loans having an original term to maturity of 30 years, with an initial fixed-rate period of 10 years during which only payments in respect of interest are due (not available for Investor loans).

A description of the Underwriting Standards applicable to Core and Core Plus Products is set forth below.

Underwriting Standards

General

Core and Core Plus Products are designed for borrowers with strong credit and disposable income and significant reserves, and provide flexible financing solutions for such borrowers.

In determining whether to approve a particular mortgage loan, New Penn evaluates many aspects of the mortgage loan beyond merely a “check the box” approach. In examining the characteristics of the mortgage loan, New Penn employs a variety of tools and processes and generally focuses on the borrower’s current credit, his or her willingness and ability to repay the mortgage loan and the property being used as collateral for the mortgage loan. New Penn also focuses on fraud prevention and compliance with applicable lending laws. Compensating factors such as length of employment, residual income, reserves and time in the residence may be used in some cases to mitigate risk in lending decisions when applicable. Equally important to the credit, willingness/ability to repay and collateral analysis, New Penn has a no-tolerance policy with respect to fraud. Mortgage loans as to which the loan files contain fraudulent documentation or information are immediately declined.

As described more fully below under “–Full Documentation: Income, Assets, Employment”, New Penn’s Underwriting Standards for Core and Core Plus Products require full documentation for all borrowers, and do not permit limited, stated, alternative or no documentation options. New Penn’s full documentation policy also requires verification of income, employment and assets as provided in the Underwriting Standards.

Credit Requirements

New Penn originates mortgage loans using a “best execution” model, offering borrowers the most competitive loan products for which they qualify. The Core and Core Plus Products are generally available for borrowers with strong credit and significant reserves, income, and/or other compensating factors who do not qualify under agency guidelines. If a Core or Core Plus mortgage loan has a conforming balance, New Penn requires documentation in the credit file describing the reason the borrower does not qualify for an agency loan.

In each case, minimum and maximum guideline requirements may be increased or decreased subject to a cap or floor, respectively, based on the presence or absence of

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compensating factors, such as residual income or reserves, and other basic characteristics like loan-to-value ratio (“LTV”), debt-to-income ratio (“DTI”), FICO and loan balance. In addition, loan features such as an interest only option may increase certain minimum requirements, such as FICO, and/or decrease certain maximum requirements, such as LTV. Failure to meet a minimum or maximum requirement under the Underwriting Standards in the absence of an authorized and documented exception will result in the decline of an application.

Generally, the Underwriting Standards require a minimum loan balance of $100,000 and all mortgage loans must be first lien mortgage loans. All mortgage loans generally require a minimum of six months’ PITI liquid reserves and all mortgage loans of $1 million or greater generally require a minimum of 12 months’ PITI liquid reserves. Any personal bankruptcies of a borrower must have been discharged at least 48 months prior to the related loan application, and any previous foreclosures must have been settled at least 96 months prior to the related loan application. The Underwriting Standards prohibit lending to politically exposed persons and persons who do not pass a comprehensive watchlist screening, including without limitation the OFAC SDN List and various governmental exclusionary lists. Generally, prepayment penalties are required on Investor mortgage loans, subject to applicable law.

Core Product

Core mortgage loans are generally subject to the following minimum and maximum requirements for purchase and refinance transactions, in each case subject to the effect of compensating factors and overall loan features as described herein and more fully in the Underwriting Standards.

Purchase

•           Primary residences: maximum 85% LTV, with a minimum FICO score of 700 (680 with respect to a 10- or 15-year fixed rate mortgage loan). As LTV declines, FICO requirements may also decline; the minimum FICO score for a primary residence is 680 (660 with respect to a 10- or 15-year fixed rate mortgage loan) at a maximum LTV of 80%. Second homes: maximum LTV of 80%, with a minimum FICO score of 740 (700 with respect to a 10- or 15-year fixed rate mortgage loan). As LTV declines, FICO requirements may also decline; the minimum FICO score for a second home is 680 at a maximum LTV of 75% (660 at a maximum LTV of 70% with respect to 10- or 15-year fixed rate mortgage loans).

•           Maximum front-end DTI of 35% and back-end DTI of 45%. Expanded DTI, to maximum front end/back end limits of 48%/58% (40%/50% for investment properties), are allowable with a minimum 18 months’ PITI liquid reserves.

•           Maximum loan amount of (i) $2,000,000 for primary residences, (ii) $1.5 million for second homes and (iii) $650,000 for investment properties. Maximum loan amount generally decreases as the LTV and/or DTI increases and/or the FICO score decreases, and is also subject to other compensating factors.

Rate and Term Refinance

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•           Primary residences: maximum 85% LTV, with a minimum FICO score of 720 (700 with respect to a 10- or 15-year fixed rate mortgage loan). As LTV declines, FICO requirements may also decline; the minimum FICO score for a primary residence is 680 at a maximum LTV of 80% (660 at a maximum LTV of 75% with respect to 10- or 15-year fixed rate mortgage loans). Second homes: maximum LTV of 75% (80% with respect to 10- or 15-year fixed rate mortgage loans), with a minimum FICO score of 700. As LTV declines, FICO requirements may also decline; the minimum FICO score for a second home is 680 at a maximum LTV of 70% (75% LTV with respect to 10- or 15-year fixed rate mortgage loans).

•           Maximum front-end DTI of 35% and back-end DTI of 45%. Expanded DTI, to maximum front end/back end limits of 48%/58% (40%/50% for investment properties), are allowable with a minimum 18 months’ PITI liquid reserves.

•           Maximum loan amount of (i) $2,000,000 for primary residences, (ii) $1.5 million for second homes and (iii) $650,000 for investment properties. Maximum loan amount generally decreases as the LTV and/or DTI increases and/or the FICO score decreases, and is also subject to other compensating factors.

Cash-out Refinance

•           Primary residences: maximum 85% LTV, with a minimum FICO score of 740 (720 with respect to a 10- or 15-year fixed rate mortgage loan). As LTV declines, FICO requirements may also decline; the minimum FICO score for a primary residence is 680 at a maximum LTV of 75%. Second homes: maximum LTV of 70%, with a minimum FICO score of 680 (700 at a maximum LTV of 75% with respect to 10- or 15-year fixed rate mortgage loans). Generally, LTV and FICO requirements remain constant for cash-out refinances on second homes, except with respect to 10- or 15-year fixed rate mortgage loans, for which the minimum FICO score is 680 at a maximum LTV of 70%.

•           Maximum front-end DTI of 35% and back-end DTI of 45%. Expanded DTI, to maximum front end/back end limits of 48%/58% (40%/50% for investment properties), are allowable with a minimum 18 months’ PITI liquid reserves.

•           Maximum loan amount of (i) $1,000,000 for primary residences, (ii) $500,000 for second homes and (iii) $500,000 for investment properties. Maximum loan amount generally decreases as the LTV and/or DTI increase and/or the FICO score decreases, and is also subject to other compensating factors.

Core Select Product

New Penn also offers a “Core Select” product, which is a subset of its Core Product. Eligibility for a Core Select mortgage loan is generally more stringent in comparison to a Core mortgage loan. In addition to all requirements for Core mortgage loans, Core Select mortgage loans are also subject to additional requirements under the Underwriting Standards, including without limitation the following:

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•           Maximum loan amount of $1,000,000.

•           Only 15- and 30-year fixed rate purchase or rate and term refinance loans available (with no interest only option).

•           Primary residences: maximum 70% LTV (cap), with a minimum FICO score of 740 (floor). Second homes: maximum 60% LTV (cap), with a minimum FICO score of 740 (floor). Maximum front-end DTI of 33% and back-end DTI of 38%, with exceptions made on back-end DTI up to 40% if there are strong compensating factors (e.g., low LTV, larger reserves).

•           Minimum 12 months PITI reserves (at least 6 months of which must be liquid).

•           Must have a minimum of 24 months prior mortgage payment history, with no delinquencies.

•           84 months since bankruptcy discharge, if applicable.

•           Escrows for taxes and insurance are required unless prohibited by applicable law.

•           Foreign nationals who might otherwise qualify for a Core mortgage loan are not eligible.

All references to Core mortgage loans in this prospectus supplement also include Core Select mortgage loans to the extent not inconsistent with the foregoing description.

Core Plus Products

Foreign National Mortgage Loans

A foreign national borrower who is a non-United States citizen with (i) a valid passport, (ii) a valid visa, (iii) a valid Social Security number or ITIN and (iv) a FICO score based on credit scores and reports issued by one of the [three standard United States credit bureaus] may be eligible for a Core mortgage loan. A foreign national borrower who is a non-United States citizen and either has or does not have the items listed in clauses (i) through (iv) of the previous sentence may be eligible for a Foreign National mortgage loan.

Foreign National mortgage loans generally have a maximum loan amount of $650,000 and a maximum LTV of 65% for purchase transactions and 55% for refinance transactions (which may only be rate and term and cannot be cash-out refinance transactions). Foreign National borrowers may not have any previous bankruptcies or foreclosures. In determining whether the borrower has sufficient monthly income to meet his or her monthly obligation on the proposed mortgage loan and to meet monthly housing expenses and other financial obligations (including the borrower’s monthly obligations on the proposed mortgage loan), assets owned by the prospective borrower are not taken into account for income calculations.

Foreign National loans require front-end/back-end DTI ratios of 35%/45%. Expanded DTIs are generally not available. A minimum of 24 months PITI liquid reserves is required with

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a minimum of 12 months’ PITI liquid reserves in a U.S. FDIC-insured bank or NCUSIF-insured credit union. Automated debit for monthly payments from a U.S. financial institution is also required for Foreign National loans.

A domestic tri-merge credit report is run on all Foreign National borrowers. If this score is available, a minimum score of 680 is required, which floor may be increased depending on other factors. New Penn will also generally obtain an international credit report on borrowers residing in countries where such reports are available. If translation is required, as with all documentation completed in a foreign language, the translation must be completed by a qualified translator.

Investor Product

Investor mortgage loans are tailored to borrowers with proven experience in residential real estate investing who generally do not qualify for an agency investor product. An investor mortgage loan may have a maximum LTV of 65% if the borrower has a minimum FICO score of 680. As LTV declines, FICO requirements may also decline. The minimum FICO score for a borrower under an investor mortgage loan is 640, with a maximum LTV on the corresponding loan of 60%. The borrower must demonstrate a history and proficiency in residential real estate investing. New Penn will allow up to 20 properties in total for certain investor borrowers, although New Penn will finance no more than five of these properties, subject to a $2.5 million aggregate balance cap. As part of New Penn’s standard underwriting philosophy, New Penn may require more conservative standards within minimum and maximum thresholds based on various loan and borrower characteristics. Interest only loans are not available under the investor program, and a prepayment penalty is required as a disincentive to flipping. Investor program loans authorize the mortgagee to appoint a receiver in the event of delinquency (as further described in the applicable loan documentation).

First-Time Home Buyers

New Penn employs additional credit requirements for first-time home buyers, requiring, among other things, (i) a maximum loan amount of $1 million, (ii) primary residence only, (iii) a minimum of twelve months’ PITI liquid reserves, (iv) a 720 minimum FICO score, (v) a 75% maximum LTV and (vi) a maximum payment shock limitation for ARM loans. First-time home buyers are only eligible for Core mortgage loans.

Condominiums

The Underwriting Standards permit mortgage loans on condominiums, subject to certain additional requirements for condominiums in certain areas or for which the mortgage loans do not satisfy Fannie Mae criteria relating to condominiums. Condominium loan amounts are generally limited to $500,000 except in certain major metro areas and as may otherwise be authorized on a case-by-case basis by senior management.

Full Documentation: Income, Employment and Assets

New Penn’s Underwriting Standards require full documentation and verification of a borrower’s income, employment and assets to determine whether the borrower reasonably can be

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expected to be able to repay the mortgage loan. This determination is based on the borrower’s income sources, employment history and past credit experience, which must be commensurate with the loan request. For example, information on the borrower’s credit report must corroborate information on the application. Prudent underwriting and analysis of credit and loan characteristics may warrant requests for additional information or documentation. If information is inconsistent (e.g., occupancy, employment, income, etc.), the mortgage loan may be declined, but in any case, additional information is gathered to understand the inconsistency. Compensating or additional supporting information disclosed in the file may be taken into consideration. All files must include the completed initial application.

The documentation submitted by the borrower in connection with an application must have been dated within 90 days of the closing of the mortgage loan.

The Underwriting Standards provide for salaried/wage earners, self-employed borrowers and borrowers who are on a fixed income or who earn non-taxable income (e.g., Social Security income, retirement or pension income, alimony, child support, foster care payments, etc.). To qualify, the borrower’s income must be from a source likely to generate sufficient income to repay the debt and must demonstrate consistency, such that the amounts and sources used to qualify the borrower are reasonably expected to remain stable and continue. Each source of income must also be reviewed with regard to the borrower’s ability to meet his or her total debt obligation. Varying types and levels of income documentation may be necessary for different types of income and loan programs. Generally, if a borrower’s income can be verified as received for a reasonable time period (i.e., one or more years) and is likely to continue for at least three more years based upon the totality of the circumstances, the income may be used as qualifying income.

Employment must be stable to qualify a borrower, generally showing at least a two year history in the same job or jobs in the same or related field. Self-employed borrowers must be in the same business and the same field for the most recent four years, although two years may be considered if the borrower has been in the same field for four years. Other circumstances may also be acceptable on a case-by-case basis as long as the borrower demonstrates sufficient employment stability. For example, a borrower who changes jobs to advance within the same line of work may receive favorable treatment if this advancement can be verified; however, job changes without advancement or in different fields of work are reviewed carefully to ensure consistent or increasing income levels and the likelihood of continued stable employment. Additionally, borrowers are generally required to explain, in writing, any job gaps that exceed one month, and borrowers who re-enter the workforce with less than a two-year employment history must have been employed with their current employer for a minimum of six months, and provide a fully documented previous employment history.

A borrower must also provide evidence of sufficient funds for the down payment, closing costs and reserves, when applicable. The fiscal position of the borrower, including accumulation of verifiable assets, is a strong indication of creditworthiness. An established pattern of savings demonstrates skill in financial management. Evidence that the savings are liquid also strengthens the loan transaction as these funds are readily available to repay debt obligations, pay unexpected expenses and provide protection against short term interruption of income.

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Core and Investor mortgage loans allow certain assets to be used for income qualification and do not require these assets to be withdrawn for this purpose. Different assets are subject to different formulas as provided under the Underwriting Standards. If an asset is being used in the calculation of any other type of income (e.g., dividends, interest, capital gains, etc.), the asset must be excluded from the “assets for income” calculation. Assets do not qualify for income calculations for Foreign National borrowers.

For Foreign National borrowers, generally a minimum of 24 months’ PITI liquid reserves is required with a minimum of 12 months in a U.S. FDIC-insured bank or an NCUSIF-insured national credit union. Assets held in a foreign account are calculated to the current exchange rate with verification of the exchange rate provided in the loan file. Gift funds are not allowed in qualifying borrowers under the Foreign National loan guidelines.

Income and Employment Verification

New Penn employs a number of controls and requirements in verifying income and employment for non-self-employed borrowers. Generally, New Penn requires independent, written verification of employment from the employer’s human resources department or an officer or owner of the company, along with the most recent three months of pay stubs. Any W-2 submitted as proof of income or employment must contain all schedules, be computer-generated or typewritten and accompanied by an IRS Form 4506-T signed by the borrower. Additional validity checks are done on all submitted documentation.

The Underwriting Standards generally provide for a conservative approach in calculating income when income is declining or inconsistent, requiring further documentation and review. If the decline or inconsistency cannot be shown to be isolated or nonrecurring in nature, then the lowest annual compensation over the 2-year period prior to the date of loan application is used to qualify the borrower, assuming consistency of income can be established. If the borrower is paid on an hourly basis or does not work a regular 40 hour work week throughout the year, the borrower’s income generally must be averaged over the minimum employment history required. If there is an indication of declining income, the current income is used instead of the average, assuming consistency of income can be established. Bank statements (whether business or personal) are generally not allowed as income verification.

For Foreign National mortgage loans, the Underwriting Standards permit salaried, retired and self-employed borrowers. Salaried borrowers must provide a letter from their employer stating current monthly salary and year-to-date earnings, as well as two months of valid pay stubs (although pay stubs may be waived if (i) the borrower is not employed within the United States, (ii) the employer does not provide pay stubs and (iii) alternative proof of employment is provided that is satisfactory under the Underwriting Standards). New Penn employs several controls and verification processes to ensure the accuracy and validity of the letter and other income and employment documentation. Generally, tax returns filed in foreign countries are not required and an executed IRS Form 4506-T is not required if the borrower is not required to file United States tax returns.

Self-employed Foreign National borrowers are eligible under the Underwriting Standards, but borrowers generally must show self-employment for a minimum of four years.

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Unearned income is generally not counted as qualifying income but may be considered on a case-by-case basis. While Core mortgage loans and Investor mortgage loans allow income from a non-US source to be considered only if such income is paid by a corporate entity and is not subject to tax in any jurisdiction outside of the US, reasonable exceptions to this requirement are allowable under the Foreign National program.

A verbal or electronic verification of employment (a “VOE”) is required for each Core and Core Plus Product mortgage loan. For non-self employed borrowers, a verbal VOE must be obtained within 10 calendar days of funding. New Penn employs controls to ensure the validity of the VOE. If the borrower has seasonal employment and (i) the verification occurs during the off season and (ii) the borrower is not currently working for that business, independent verification satisfactory to New Penn that the business exists and that the borrower worked for that business as stated on the loan application is required.

For self-employed borrowers, New Penn requires submission of contact and other identifying information regarding the borrower’s business that New Penn independently verifies within 30 days prior to funding the mortgage loan. Satisfactory verification includes confirmation of the validity of this information by a qualified third party, such as a CPA, regulatory agency or an applicable licensing bureau (with all pertinent information documented if such confirmation is verbal), and through independent sources such as the Yellow Pages and/or the internet.

New Penn employs similar requirements and controls for Foreign National borrowers. Additionally, for all Core and Core Plus Product mortgage loans, New Penn may in its discretion accept income and employment verification reports via approved third-party verification services on a case-by-case basis in lieu of standard income and employment documentation, but will maintain the same philosophical approach embedded in the Underwriting Standards and document any exceptions to the Underwriting Standards.

Asset Verification

Assets must be sourced and seasoned for at least 90 days prior to closing and may be verified using (i) direct written verification, completed by the applicable depository, or (ii) recent and consecutive account statements covering a period of three months for each bank, investment portfolio or brokerage or mutual fund account. In each case, New Penn requires comprehensive information regarding the assets and accounts, and employs controls to ensure the validity of all such information.

For Foreign National borrowers, a letter of reference on company letterhead from a financial or banking institution is also required to prove assets. Among other information, the letter must contain a description of the type of relationship between the borrower and the institution and how the accounts are held. New Penn employs controls to ensure the validity of all such information.

The verification of assets (including the source of funds) for all Core and Core Plus Product mortgage loans generally may not be greater than 90 days old at the time of closing. If

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the funds are required for closing, then the most recent account statement or statements will be required for validation of funds.

Appraisals

New Penn appraisals must be AIR compliant and also comply with the standards and practices established under applicable law, including USPAP and FIRREA. The appraiser must not have a direct or indirect interest, financial or otherwise, in the property or in the transaction. Selection criteria should ensure that the appraiser is independent of the transaction and is capable of rendering an unbiased opinion.

An appraisal prepared by an individual who was selected or engaged by a borrower, property seller, real estate agent or other interested party is not acceptable. Transferred or "re-addressed appraisals" or appraisal reports that are altered by the appraiser to replace any references to the original client with the lender's name are not acceptable. Additionally, the borrower, property seller, real estate agent or other interested party is not allowed to select an appraiser with respect to any Core and Core Plus Product mortgage loan.

New Penn employs internal controls to ensure that only qualified and adequately trained underwriters, who are not involved in the loan production process, review appraisals. The underwriting review must confirm this independence and entail a comprehensive technical review of the appraiser's analysis prior to making a final credit decision.

New Penn underwriters use various fraud and valuation tools when reviewing appraisals. The required products vary in accordance with New Penn’s appraisal review process. The data as well as the appraisal report will be reviewed when determining acceptability of the appraisal report.

Appraisals must be ordered through a New Penn-approved Appraisal Management Company (“AMC”). An AMC must pass a comprehensive application process and maintain certain standards to be a New Penn-approved AMC. All mortgage loans must also be reviewed against New Penn’s “Ineligible Appraiser List.” If an appraisal is completed though an appraiser on that list, additional appraisal products may be required. With respect to mortgage loans originated by New Penn, New Penn may, but is not required to, use E Street Appraisal Management LLC, a wholly-owned subsidiary of New Penn’s direct parent, Shellpoint Partners LLC. E Street Appraisal Management LLC is subject to the same requirements as any third-party AMC.

If a property shows excessive appreciation over the last 12 months, New Penn requires a satisfactory explanation from the appraiser for the increase in value. Additional appraisal products may be required at the underwriter’s discretion based on a review of the increase, the explanation provided to support the increase, an analysis of market trends, and a review of information provided via automated valuation tools. Generally, New Penn underwriters may request additional valuation information at any time during the underwriting process in their discretion.

The Underwriting Standards require an independent review by an approved-AMC prior to delivery for underwriting review, and may require a further independent desk review by an

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approved-AMC certified staff appraiser based on results of the appraisal review in the underwriting process.

The Underwriting Standards may require two appraisals under certain circumstances, including (i) for Core mortgage loans with a principal balance in excess of $750,000, and (ii) for Core Plus mortgage loans with a principal balance in excess of $500,000. The lower of the two appraised values will be used to determine LTV, unless the sales price is lower than both appraisals (in which case the sales price will be used to determine LTV). Appraisals must be completed by two different independent appraisers selected by two different New Penn-approved AMCs; provided, however, that under certain circumstances, one appraisal may be a transferred appraisal subject to a field review.

For Correspondent mortgage loans, the Underwriting Standards require two appraisals, however only one of the appraisals is required to be acquired through a New Penn-approved AMC, provided that the appraiser providing the other appraisal is not on New Penn’s ineligible appraiser list and meets all of the other requirements set forth in the Underwriting Standards.

Any appraisal considered in the underwriting process must be completed within 120 days of closing.

Exceptions to the Underwriting Standards

Exceptions to Underwriting Standards must be reviewed and approved by New Penn’s [Chief Credit Officer], and must be documented and maintained in the related credit file. Exceptions may be based on compensating or mitigating factors or may reflect pending underwriting guideline changes that have been approved but not yet released. Exceptions with respect to the mortgage loans included in the mortgage pool are detailed in this prospectus supplement.

[INCLUDE DISCLOSURE REQUIRED BY ITEM 1110(b) OF REGULATION AB FOR ANY CORRESPONDENT OR OTHER THIRD-PARTY ORIGINATOR THAT ORIGINATED 20% OR MORE OF THE MORTGAGE LOANS IN THE MORTGAGE POOL]

DESCRIPTION OF THE NOTES

General

Shellpoint Mortgage Acceptance LLC, Mortgage-Backed Notes, Series ____-__ will consist of ____ classes of notes, designated as (i) the Class A Notes and (ii) the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes. The notes will be issued by the Issuing Entity pursuant to the Indenture, dated as of ________ __, ____, between the Issuing Entity and the Indenture Trustee. Only the notes are offered by this prospectus supplement. The Equity Certificates will be issued pursuant to the Owner Trust Agreement, dated as of ________ __, ____, between the Depositor and the Owner Trustee, and will represent the beneficial ownership interest in the Issuing Entity. The Equity Certificates are not being offered by this prospectus supplement and will be delivered on the Closing Date to the ____________, as partial consideration for the conveyance of the mortgage loans by ____________ to the Depositor.

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Payments on the offered notes will be made on each Payment Date.

The notes represent non-recourse debt obligations of the Issuing Entity secured by the Trust Estate, which consists primarily of a mortgage pool of conventional, single family, adjustable rate mortgage loans and fixed rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $___________, subject to a permitted variance as described in this prospectus supplement under “The Mortgage Pool”. Proceeds of the Trust Estate will be the sole source of payments on the notes. the Issuing Entity is not expected to have any significant assets other than the Trust Estate pledged as collateral to secure the notes.

The Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will have an aggregate initial Note Balance of approximately $___________, approximately $_________, approximately $__________ and approximately $__________, respectively, in each case subject to a permitted variance of plus or minus [5]%. The Note Interest Rates on the notes are adjustable, subject to the Maximum Note Interest Rate and the Available Interest Rate, and will be calculated for each Payment Date as described under “—Note Interest Rate” in this prospectus supplement. The “Final Maturity Date” of the notes is the Payment Date occurring in _______ ____.

The notes will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of that minimum denomination.

The notes will initially be represented by one or more global notes registered in the name of the nominee of DTC, except as provided below. The Depositor has been informed by DTC that DTC’s nominee will be Cede. No person acquiring an interest in any class of the notes will be entitled to receive a note representing those person’s interest, except as described below under “—Definitive Notes”. Unless and until Definitive Notes are issued under the limited circumstances described in this prospectus supplement, all references to actions by noteholders with respect to the notes shall refer to actions taken by DTC upon instructions from its participants (as defined below), and all references in this prospectus supplement to payments, notices, reports and statements to noteholders with respect to the notes shall refer to payments, notices, reports and statements to DTC or Cede, as the registered holder of the notes, for payment to Note Owners in accordance with DTC procedures. See “—Registration” and “—Definitive Notes” in this prospectus supplement.

Any Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All payments to holders of the notes, other than the final payment on any class of notes, will be made by or on behalf of the Indenture Trustee to the persons in whose names those notes are registered at the close of business on each Record Date. Those payments will be made either (a) by check mailed to the address of that noteholder as it appears in the Note Register or (b) upon written request to the Indenture Trustee at least five business days prior to the relevant Record Date by any holder of notes having an aggregate initial Note Balance that is in excess of

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the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Note Balance of that class of notes, by wire transfer in immediately available funds to the account of that noteholder specified in the request. The final payment on any class of notes will be made in like manner, but only upon presentment and surrender of those notes at the corporate trust office of the Indenture Trustee or another location specified in the notice to noteholders of that final payment.

Registration

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of notes. participants include securities brokers and dealers (including [Name of Underwriter]), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to indirect participants.

Note Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the notes may do so only through participants and indirect participants. In addition, Note Owners will receive all payments of principal of and interest on the notes from the Indenture Trustee through DTC and DTC participants. The Indenture Trustee will forward payments to DTC in same day funds and DTC will forward those payments to participants in next day funds settled through the New York Clearing House. Each Participant will be responsible for disbursing those payments to indirect participants or to Note Owners. Unless and until Definitive Notes are issued, it is anticipated that the only holder of the notes will be Cede, as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as noteholders, as that term is used in the Indenture, and Note Owners will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of notes among participants and to receive and transmit payments of principal of, and interest on, the notes. Participants and indirect participants with which Note Owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess Definitive Notes, the Rules provide a mechanism by which Note Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of some banks, the ability of a Note Owner to pledge notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those notes, may be limited due to the absence of physical notes for the notes. In addition, under a book-entry format, Note Owners may experience delays in their receipt of payments since payment will be made by the Indenture Trustee to Cede, as nominee for DTC.

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Under the Rules, DTC will take action permitted to be taken by a noteholder under the Indenture only at the direction of one or more participants to whose DTC account the notes are credited. Clearstream or the Euroclear Operator (as defined in this prospectus supplement), as the case may be, will take any other action permitted to be taken by a noteholder under the Indenture on behalf of a Clearstream Participant (as defined in this prospectus supplement) or Euroclear Participant (as defined in this prospectus supplement) only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary (as defined in this prospectus supplement) to effect those actions on its behalf through DTC. Additionally, under the Rules, DTC will take those actions with respect to specified Voting Rights only at the direction of and on behalf of participants whose holdings of notes evidence those specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights to the extent that participants whose holdings of notes evidence those Voting Rights, authorize divergent action.

The Issuing Entity, the originators, the Depositor, the Master Servicer, the Sponsor, ________, the Owner Trustee, the Indenture Trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Clearstream or Euroclear, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Notes

Definitive Notes will be issued to Note Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the notes and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (as defined in this prospectus supplement), Note Owners representing in the aggregate not less than 51% of the Voting Rights of the notes advise the Indenture Trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Note Owners’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee is required to notify all Note Owners through participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive notes representing the Notes and receipt of instructions for re- registration, the Indenture Trustee will reissue the notes as Definitive Notes issued in the respective principal amounts owned by individual Note Owners, and thereafter the Indenture Trustee will recognize the holders of those Definitive Notes as noteholders under the Indenture. Those Definitive Notes will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a note in an amount less than $10,000 immediately prior to the issuance of a Definitive Note shall be issued in a minimum denomination equal to the amount represented by that note.

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Book-entry Facilities

Note Owners may elect to hold their interests in the notes through DTC in the United States or through Clearstream or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. The notes of each class will be issued in one or more notes which equal the aggregate Note Balance of that class and will initially be registered in the name of Cede, the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, those cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its Clearstream participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally

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traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Payments with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time. See “Description of the Securities—Form of Securities” in the prospectus.

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Note Interest Rates

The Note Interest Rate on the Class A Notes will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for that Payment Date and (iii) the Maximum Note Interest Rate.

The Note Interest Rate on the Class M-1 Notes will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for that Payment Date and (iii) the Maximum Note Interest Rate.

The Note Interest Rate on the Class M-2 Notes will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for that Payment Date and (iii) the Maximum Note Interest Rate.

The Note Interest Rate on the Class M-3 Notes will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for that Payment Date and (iii) the Maximum Note Interest Rate.

See “—Calculation of One-Month LIBOR” in this prospectus supplement.

The Note Interest Rate and the Note Accrual Rate for the notes for the current related Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by telephoning the Indenture Trustee at __________.

Interest Payments on the Notes

To the extent of the Current Interest Payment Amount, in the priorities listed below, the holders of each class of notes will be entitled to receive on each Payment Date interest payments in an amount equal to the Interest Payment Amount for that class. On each Payment Date, the Current Interest Payment Amount will be distributed in the following order of priority:

First, to the holders of the Class A Notes, the Interest Payment Amount for those notes;

Second, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to the holders of the Class M-1 Notes, the Interest Payment Amount for those Notes;

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Third, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the Interest Payment Amount for those notes; and

Fourth, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the Interest Payment Amount for those notes.

With respect to any Payment Date, to the extent that the aggregate of the Interest Payment Amounts for the notes is limited by the Current Interest Payment Amount for the related Due Period, the holders of some classes of notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for those classes and that Payment Date. The Interest Carry Forward Amount, if any, for any class of the notes for any Payment Date is payable to the extent of available funds remaining after some other payments on the notes on that Payment Date, but before any payments on the Equity Certificates on that Payment Date. See “—Overcollateralization Provisions” in this prospectus supplement.

All payments of interest on the notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

The Note Balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the Trust Estate.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period, on the Interest Determination Date, the Indenture Trustee will determine One-Month LIBOR for the next Interest Accrual Period. If that rate does not appear on the Reuters Screen LIBOR01 Page, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined in this prospectus supplement) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on that Interest Determination Date. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on that Interest Determination Date two or more Reference Banks provide those offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of those offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on that Interest Determination Date fewer than two Reference Banks provide those offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined in this prospectus supplement).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee’s calculation of the rate of interest applicable to the

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notes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Principal Payments on the Notes

On each Payment Date, the Principal Payment Amount will be distributed to the holders of the notes then entitled to payments of principal. In no event will the Principal Payment Amount with respect to any Payment Date be (x) less than zero or (y) greater than the then-outstanding aggregate Note Balance of the notes. The Principal Payment Amount for the first Payment Date will include approximately $_________ collected by the Servicers in respect of prepayments on the mortgage loans during the _________ ____ Prepayment Period.

On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed: first, to the Class A Notes, until the Note Balance thereof has been reduced to zero; second, to the Class M-1 Notes, until the Note Balance thereof has been reduced to zero; third, to the Class M-2 Notes, until the Note Balance thereof has been reduced to zero; and fourth, to the Class M-3 Notes, until the Note Balance thereof has been reduced to zero.

On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Class A Notes and the Subordinate Notes shall be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

First, the lesser of (x) the Principal Payment Amount and (y) the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Notes, until the Note Balance thereof has been reduced to zero;

Second, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the amount distributed to the holders of the Class A notes pursuant to clause first above and (y) the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Notes, until the Note Balance thereof has been reduced to zero;

Third, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause first above and to the holders of the Class M-1 Notes pursuant to clause second above and (y) the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Notes, until the Note Balance thereof has been reduced to zero; and

Fourth, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause first above, to the holders of the Class M-1 Notes pursuant to clause second above and to the holders of the Class M-2 Notes pursuant to clause third above and (y) the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until the Note Balance thereof has been reduced to zero.

On the Final Maturity Date or the Payment Date immediately following the acceleration of the notes due to any Event of Default principal will be payable on each class of notes in an

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amount equal to the Note Balance thereof on that Payment Date. On the Final Maturity Date or the Payment Date immediately following the acceleration of the notes due to any Event of Default, amounts in respect of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of notes in the priorities listed in the Indenture. There can be no assurance, however, that sufficient funds will be available on that date to retire the Note Balances and pay those other amounts.

The allocation of payments in respect of principal to the Class A Notes on each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Notes and the Overcollateralized Amount. Increasing the respective percentage interest in the Trust Estate of the Subordinate Notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes and the Overcollateralized Amount.

The holders of the Equity Certificates will be entitled to all prepayment charges received on the mortgage loans and those amounts will not be available for distribution on the notes.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the notes consists of subordination, as described below, and overcollateralization, as described under “—Overcollateralization Provisions” in this prospectus supplement.

The rights of the holders of the Subordinate Notes and the Equity Certificates to receive payments will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of interest and principal to which they are entitled and to afford those holders protection against Realized Losses.

The protection afforded to the holders of the Class A Notes by means of the subordination of the Subordinate Notes and the Equity Certificates will be accomplished by (i) the preferential right of the holders of the Class A Notes to receive on any Payment Date, prior to payment on the Subordinate Notes and the Equity Certificates, payments in respect of interest and principal, subject to available funds, and (ii) if necessary, the right of the holders of the Class A Notes to receive future payments of amounts that would otherwise be payable to the holders of the Subordinate Notes and the Equity Certificates.

In addition, the rights of the holders of Subordinate Notes with lower numerical class designations will be senior to the rights of holders of Subordinate Notes with higher numerical class designations, and the rights of the holders of all of the Subordinate Notes to receive payments in respect of the mortgage loans will be senior to the rights of the holders of the Equity Certificates, in each case to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the holders of

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Subordinate Notes with lower numerical class designations relative to the holders of Subordinate Notes with higher numerical class designations (and by the holders of all of the Subordinate Notes relative to the holders of the Equity Certificates) of the full amount of interest and principal to which they are entitled and to afford those holders protection against Realized Losses, as described under “—Allocation of Losses; Subordination” in this prospectus supplement.

[Additional information with respect to credit enhancement providers meeting the applicable thresholds, required pursuant to Item 1114(b) or Item 1115 of Regulation AB, will be provided if applicable.]

Overcollateralization Provisions

The weighted average mortgage rate for the mortgage loans (adjusted to reflect the Master Servicing Fee, the Servicing Fees and the Indenture Trustee Fee payable from interest received or advanced on the mortgage loans) is generally expected to be higher than the weighted average of the Note Interest Rates on the notes, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest payments on the notes. The Indenture requires that, on each Payment Date, the Net Monthly Excess Cashflow, if any, be applied on that Payment Date as an accelerated payment of principal on the class or classes of notes then entitled to receive payments in respect of principal, but only to the limited extent hereafter described. With respect to any Payment Date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

First, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the mortgage loans;

Second, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

Third, to the holders of the Class A Notes, in an amount equal to the Interest Carry Forward Amount for those notes;

Fourth, to the holders of the Class M-1 Notes, in an amount equal to the Interest Carry Forward Amount for those notes;

Fifth, to the holders of the Class M-1 Notes, in an amount equal to the Allocated Realized Loss Amount for those notes;

Sixth, to the holders of the Class M-2 Notes, in an amount equal to the Interest Carry Forward Amount for those notes;

Seventh, to the holders of the Class M-2 Notes, in an amount equal to the Allocated Realized Loss Amount for those notes;

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Eighth, to the holders of the Class M-3 Notes, in an amount equal to the Interest Carry Forward Amount for those notes;

Ninth, to the holders of the Class M-3 Notes, in an amount equal to the Allocated Realized Loss Amount for those notes; and

Tenth, to the holders of the Equity Certificates as provided in the Indenture.

With respect to any Payment Date, the excess, if any, of (a) the aggregate principal balance of the mortgage loans immediately following that Payment Date over (b) the Note Balance of the notes, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Payment Amount on that Payment Date, is the “Overcollateralized Amount” for the notes as of that Payment Date. As of the Closing Date, the aggregate principal balance of the mortgage loans as of the Cut-off Date will exceed the aggregate Note Balance of the notes by an amount equal to approximately $_________. That amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the mortgage pool under the Indenture. Under the Indenture, the Overcollateralized Amount is required to be maintained at the Required Overcollateralized Amount. In the event that Realized Losses are incurred on the mortgage loans, those Realized Losses may result in an overcollateralization deficiency since those Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Note Balance of the notes. In that event, the Indenture requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to that overcollateralization deficiency, which shall constitute a principal payment on the notes in reduction of the Note Balances thereof. This has the effect of accelerating the amortization of the notes relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease, or “step down”, below the initial $_________ level to a level equal to approximately ____% of the then current aggregate outstanding principal balance of the mortgage loans (after giving effect to principal payments to be distributed on that Payment Date), subject to a floor of $_________. In the event that the Required Overcollateralized Amount is permitted to step down on any Payment Date, the Indenture provides that a portion of the principal which would otherwise be distributed to the holders of the notes on that Payment Date shall be distributed to the holders of the Equity Certificates, subject to the priorities listed above. With respect to that Payment Date, the Principal Payment Amount will be reduced by the Overcollateralization Reduction Amount after taking into account all other payments to be made on that Payment Date, which amount shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities listed above. This has the effect of decelerating the amortization of the notes relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. However, if on any Payment Date a Trigger Event is in effect, the Required Overcollateralized Amount will not be permitted to step down on that Payment Date.

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Allocation of Losses; Subordination

With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired by deed in lieu of foreclosure) or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest on that mortgage loan through the last day of the month in which that mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicers for P&I Advances, servicing advances and Servicing Fees) towards interest and principal owing on the mortgage loan.

Any Realized Loss on the mortgage loans will be allocated on any Payment Date, first, to Net Monthly Excess Cashflow, second, to the Overcollateralized Amount, third, to the Class M-3 Notes, fourth, to the Class M-2 Notes, and fifth, to the Class M-1 Notes. The Indenture does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses cannot be allocated to those notes, under various loss scenarios there will not be enough principal and interest collected on the mortgage loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

Once Realized Losses have been allocated to the Subordinate Notes, those Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of those classes of notes, after various distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the Equity Certificates are entitled to any distributions.

Any allocation of a Realized Loss to a note will be made by reducing the Note Balance thereof by the amount so allocated on the Payment Date in the month following the calendar month in which that Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Note Balance of any note be reduced more than once in respect of any particular amount both (i) allocable to those notes in respect of Realized Losses and (ii) payable as principal to the holder of those notes from Net Monthly Excess Cashflow.

P&I Advances

Subject to the following limitations, each Servicer will be obligated to advance or cause to be advanced on or before each Payment Date from its own funds, or funds in the Distribution Account that are not included in the Available Payment Amount for that Payment Date, any P&I Advance.

P&I Advances relating to a mortgage loan are required to be made [for up to ___ monthly payments] [through liquidation of the related mortgaged property] and only to the extent they are deemed by the related Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making those P&I Advances is to maintain a regular cash flow to the noteholders, rather than to guarantee or insure against losses. The Servicers will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

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All P&I Advances will be reimbursable to the related Servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which that unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the related Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the related Servicer out of any funds in the Distribution Account prior to the payments on the notes. In the event that any Servicer fails in its obligation to make any required advance, the Master Servicer will be obligated to make that advance, and in the event that the Master Servicer fails in its obligation to make that advance, the Indenture Trustee will be obligated to make that advance, in each of these cases to the extent required in the related Servicing Agreement.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the Trust Estate, while the Notes are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Master Servicing Fee(1)(2)(3)	___bp	Mortgage Loan Interest Collections
Indenture Trustee Fee	___bp	[Mortgage Loan Interest Collections]
Servicer Fee	___bp	Master Servicing Fee

(1)	The master servicing fee including securities administrator, paying agent and certificate registrar fees. The Master Servicer receives a single combined fee that covers all of these functions. The Master Servicer performs these functions.
(2)	The Master Servicer pays servicer fees out of its fee.
(3)	The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to noteholders.

Expenses and indemnity amounts of the Indenture Trustee, the Master Servicer, the securities administrator, [paying agent, note registrar] and the Custodian that are permitted to be reimbursed under the Indenture will be paid by the issuing entity prior to any distributions to noteholders, subject to an aggregate annual cap of $[_______] and subject to an annual cap of $[_______] with respect to aggregate amounts reimbursable to the Indenture Trustee.

YIELD ON THE NOTES

General Prepayment Considerations

The rate of principal payments on the notes, the aggregate amount of payments on the notes and the yield to maturity of the notes will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of those mortgage loans and by the rate of principal prepayments on those mortgage loans (including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the Sponsor or the majority holder of the Equity Certificates, as the case may be). The mortgage loans generally may be

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prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this prospectus supplement, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a prepayment charge. Prepayment charge obligations generally expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with prepayment charges is ________ ____.

Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the class or classes of notes then entitled to receive those payments that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”), no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of notes may vary from the anticipated yield will depend upon the degree to which those notes are purchased at a discount or premium and the degree to which the timing of payments on those notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of a Note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of a note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to that investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the notes. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of those notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the notes, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, in the case of the adjustable rate mortgage loans in the mortgage pool, the existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments

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on the mortgage loans during any period or over the life of the notes. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Because principal payments are paid to some classes of notes before other classes, holders of classes of notes having a later priority of payment bear a greater risk of losses (because those notes will represent an increasing percentage of the Trust Estate during the period prior to the commencement of payments of principal on those notes) than holders of classes having earlier priorities for payment of principal. As described under “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement, prior to the Stepdown Date (as defined in this prospectus supplement), all principal payments on the mortgage loans will be allocated to the Class A Notes. Thereafter, as further described in this prospectus supplement, subject to various delinquency triggers described in this prospectus supplement, all principal payments on the mortgage loans will be allocated among all classes of the notes then outstanding as described under “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment.

Special Yield Considerations

The Note Interest Rate for each class of the notes adjusts monthly based on One-Month LIBOR as described under “Description of the Notes—Calculation of One-Month LIBOR” in this prospectus supplement, subject to the Maximum Note Interest Rate and the Available Interest Rate. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually (after an initial fixed rate period in the case of Delayed First Adjustment Mortgage Loans) based on the Index (which may not move in tandem with One-Month LIBOR), subject to periodic and lifetime limitations as described in this prospectus supplement. Investors should note that approximately _____% of the mortgage loans are ____ year Delayed First Adjustment Mortgage Loans, approximately ____% of the mortgage loans are _____ year Delayed First Adjustment Loans and approximately _____% of the mortgage loans are fixed rate mortgage loans, in each case by aggregate principal balance as of the Cut-off Date. The weighted average month of origination of the _____ year Delayed First Adjustment Mortgage Loans is _____ ____, and the weighted average month of origination of the ______ year Delayed First Adjustment Mortgage Loans is ______ ____. Because of the application of the Maximum Note Interest Rate and the Available Interest Rate, increases in the Note Interest Rate on the notes may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the mortgage loans during any Due Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable margin on the notes during the related Interest Accrual Period. In addition, the Index and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise more rapidly than the Index or may rise higher than the Index, potentially resulting in Interest Carry Forward Amounts

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with respect to one or more classes of notes. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in One-Month LIBOR or relative decreases in the weighted average of the mortgage rates on the mortgage loans (i) could cause the Current Interest Payment Amount generated by the mortgage pool to be less than the aggregate of the Interest Payment Amounts that would otherwise be payable on the notes, leading one or more classes of notes to incur Interest Carry Forward Amounts, or (ii) could cause the Maximum Note Interest Rate to apply to one or more classes of notes.

Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the Index and the related Gross Margin, those rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments.

As described under “Description of the Notes—Allocation of Losses; Subordination”, amounts otherwise distributable to holders of the Subordinate Notes may be made available to protect the holders of the Class A Notes against interruptions in payments due to various mortgagor delinquencies, to the extent not covered by P&I Advances. Those delinquencies may affect the yield to investors on those classes of Subordinate Notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of those classes of Subordinate Notes. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of Subordinate Notes. See “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement.

Final Scheduled Payment Date

The final scheduled Payment Date for each class of notes is the Payment Date in  ________ ___ , ____. The final scheduled Payment Date in each case is the Payment Date in the month following the month of the latest scheduled maturity date of any of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the final scheduled Payment Date.

Weighted Average Lives

Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of notes will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing of those principal payments.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The Prepayment Assumption assumes a prepayment rate for the mortgage loans of __% CPR. The CPR assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash

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flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at __% CPR or any other rate.

The tables following the next paragraph indicate the percentage of the initial Note Balance of the notes that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of those notes. The tables are based on the following modeling assumptions (the “Structuring Assumptions”): (i) the mortgage pool consists of __ mortgage loans with the characteristics described below, (ii) payments on those notes are received, in cash, on the 25th day of each month, commencing in _______ ____, (iii) the mortgage loans prepay at the percentages of the Prepayment Assumption indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans, (v) none of the majority holder of the Equity Certificates, the Sponsor, the Master Servicer, the Servicers or any other person purchases from the Trust Estate any mortgage loan or redeems the notes pursuant to any obligation or option under the Indenture, the Servicing Agreement or any other agreement except as indicated in footnote two in the tables below, and no partial early redemption of the notes occurs with respect to the ___________ mortgage loans, (vi) scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month, (vii) prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in ________ ____, and include 30 days’ interest on those mortgage loans, (viii) the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of that mortgage loan by its remaining term to stated maturity, (ix) the notes are purchased on ________ __, ____, (x) the Index remains constant at _____% per annum and the mortgage rate on each adjustable rate mortgage loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the Index plus the applicable Gross Margin, subject to the applicable Periodic Rate Cap, (xi) One-Month LIBOR remains constant at _____% per annum, (xii) the monthly payment on each adjustable rate mortgage loan is adjusted on the Due Date immediately following the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal a fully amortizing monthly payment as described in clause (viii) above and (xiii) the Master Servicing Fee Rate is as shown in the “Assumed Mortgage Loan Characteristics” table below and the Master Servicing Fee is payable monthly, the Servicing Fee Rate for each Servicer is equal to ____% per annum and the Servicing Fees are payable monthly, and the Indenture Trustee Fee Rate is equal to ______% per annum and the Indenture Trustee Fee is paid monthly.

Assumed Mortgage Loan Characteristics

PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	MORTGAGE RATE (%)	ORIGINAL TERM TO MATURITY (MONTHS)	REMAINING TERM TO MATURITY (MONTHS)	NEXT ADJUSTMENT DATE	GROSS MARGIN (%)	MAXIMUM MORTGAGE RATE (%)	MINIMUM MORTGAGE RATE (%)	PERIODIC RATE CAP (%)	MASTER SERVICING FEE RATE (%)	PREPAY PENALTY (YES/NO)

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There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables. This discrepancy may have an effect upon the percentages of the initial Note Balance outstanding (and the weighted average lives) of the notes shown in the tables. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables shown below and since it is not likely the level of the Index or One-Month LIBOR will remain constant as assumed, the notes may mature earlier or later than indicated by the tables. In addition, as described under “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event (each as defined in this prospectus supplement) will have the effect of accelerating or decelerating the amortization of the notes, affecting the weighted average lives of the notes. Based on the foregoing Structuring Assumptions, the tables indicate the weighted average lives of the notes and show the percentages of the initial Note Balance of those notes that would be outstanding after each of the Payment Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Note Balances (and weighted average lives) shown in the following tables. Those variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of the Prepayment Assumption.

Percent of Initial Note Balance Outstanding at the Specified Percentages of the Prepayment Assumption

Class A Notes
Payment Date	0%	15%	25%	35%	45%
Closing Date
Weighted Average Life in Years(1)
Weighted Average Life in Years(2)

___________

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the notes.
(2)	Calculated pursuant to footnote one but assumes the majority holder of the Equity Certificates exercises its option to redeem the notes when the aggregate Note Balance has been reduced to less than 20% of the initial aggregate Note Balance. See “Optional Redemption” in this prospectus supplement.

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Class M-1 Notes
Payment Date	0%	15%	25%	35%	45%
Closing Date
Weighted Average Life in Years(1)
Weighted Average Life in Years(2)

___________

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the notes.
(2)	Calculated pursuant to footnote one but assumes the majority holder of the Equity Certificates exercises its option to redeem the notes when the aggregate Note Balance has been reduced to less than 20% of the initial aggregate Note Balance. See “Optional Redemption” in this prospectus supplement.

Class M-2 Notes
Payment Date	0%	15%	25%	35%	45%
Closing Date
Weighted Average Life in Years(1)
Weighted Average Life in Years(2)

___________

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the notes.
(2)	Calculated pursuant to footnote one but assumes the majority holder of the Equity Certificates exercises its option to redeem the notes when the aggregate Note Balance has been reduced to less than 20% of the initial aggregate Note Balance. See “Optional Redemption” in this prospectus supplement.

Class M-3 Notes
Payment Date	0%	15%	25%	35%	45%
Closing Date
Weighted Average Life in Years(1)
Weighted Average Life in Years(2)

___________

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the notes.
(2)	Calculated pursuant to footnote one but assumes the majority holder of the Equity Certificates exercises its option to redeem the notes when the aggregate Note Balance has been reduced to less than 20% of the initial aggregate Note Balance. See “Optional Redemption” in this prospectus supplement.
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There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the Prepayment Assumption indicated in the tables above, or to any other level, or that the actual weighted average lives of the notes will conform to any of the weighted average lives shown in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives of the notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or Index level assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans will prepay at the same rate or that the level of the Index will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the Index is consistent with the expectations of investors.

YIELD SENSITIVITY OF THE SUBORDINATE NOTES

If on any Payment Date, the Overcollateralized Amount and the Note Balances of the Class M-3 Notes and the Class M-2 Notes have been reduced to zero, the yield to maturity on the Class M-1 Notes will become extremely sensitive to losses on the mortgage loans (and the timing of those losses) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-1 Notes. If on any Payment Date, the Overcollateralized Amount and the Note Balance of the Class M-3 Notes have been reduced to zero, the yield to maturity on the Class M-2 Notes will become extremely sensitive to losses on the mortgage loans (and the timing of those losses) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-2 Notes. If on any Payment Date, the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M-3 Notes will become extremely sensitive to losses on the mortgage loans (and the timing of those losses) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-3 Notes. Once Realized Losses have been allocated to the Subordinate Notes, those Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of those classes of notes, after various distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the Equity Certificates are entitled to any distributions. See “Description of the Notes—Overcollateralization Provisions” in this prospectus supplement.

Investors in the Subordinate Notes should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Notes, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

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THE ISSUING ENTITY

The Issuing Entity is a statutory trust formed under the laws of the State of Delaware pursuant to the Owner Trust Agreement, dated as of ________ __, ____, between the Depositor and the Owner Trustee for the transactions described in this prospectus supplement. The Owner Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the mortgage loans and the proceeds therefrom, (ii) issuing the notes and the Equity Certificates, (iii) making payments on the notes and the Equity Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Owner Trust Agreement. These restrictions cannot be amended without the consent of holders of notes evidencing at least [__]% of the voting rights. For a description of other provisions relating to amending the permitted activities of the trust, please see “The Agreements — Amendment” in the base prospectus.

The Issuing Entity is not expected to have any significant assets other than the Trust Estate pledged as collateral to secure the notes. The assets of the Issuing Entity will consist of the mortgage loans pledged to secure the notes. The Issuing Entity’s principal offices are in __________, ________, in care of ________________, as Owner Trustee. The Issuing Entity’s fiscal year end is [December 31].

THE SPONSOR

The Sponsor is New Penn Financial, LLC. The Sponsor was originally formed in the State of Delaware in April 2007 as a corporation named Stenton Mortgage, Inc., and converted to a limited liability company in July 2008 and was renamed New Penn Financial LLC. The Sponsor was purchased by Shellpoint Partners LLC on June 1, 2011. Each of the Sponsor and the Depositor are wholly-owned subsidiaries of Shellpoint Partners LLC. The Sponsor was organized for the purpose of, among other things, originating, selling and securitizing loans.

The Sponsor maintains its principal office at 4000 Chemical Road, Plymouth Meeting, Pennsylvania 19462. Its telephone number is (888) 673-5521.

[The Sponsor has been securitizing residential mortgage loans since 201[3] and does not have significant securitization history.] [The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.]

[ ] 2012
Loan Type	Number	Total Portfolio of Loans
Prime ARM
Prime Fixed
[Other]

[None of the prior securitizations organized by the Sponsor has experienced an event of default and none of the prior securitizations organized by the Sponsor has experienced an early amortization or triggering event.]

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[During the period __________ to __________ [insert either (a) for prospectus supplements filed prior to February 14, 2013, the period representing the most recent 4 calendar quarters ending at least 45 days prior to the date of filing of the prospectus supplement, (b) for prospectus supplements filed on or after February 14, 2013 but prior to February 14, 2014, the period representing the most recent 8 calendar quarters ending at least 45 days prior to the date of filing of the prospectus supplement or (c) for prospectus supplements filed on or after February 14, 2014, the period representing the most recent 12 calendar quarters ending at least 45 days prior to the date of filing of the prospectus supplement], no mortgage loans securitized by the Sponsor were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets contained in the related underlying transaction documents, or any related activity, for all asset-backed securities held by non-affiliates of the Sponsor during such calendar year. The most recent Form ABS-15G was filed by the Sponsor on [_________]. The Sponsor’s CIK number is [__________].]

THE DEPOSITOR

The Depositor was formed in the State of Delaware on October 10, 2012 as a wholly-owned subsidiary of Shellpoint Partners LLC, a Delaware limited liability company. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit.

The Depositor maintains its principal office at Two Grand Central Tower, 140 E. 45th Street, 37th Floor, New York, New York 10017. Its telephone number is (212) 850-7701.

The Depositor has been securitizing residential mortgage loans since 201[3] and does not have a significant operating history. The following table describes size, composition and growth of the Depositor’s total portfolio of assets it has securitized as of the dates indicated.

[ ] 2012
Loan Type	Number	Total Portfolio of Loans
Prime ARM
Prime Fixed
[Other]

[None of the prior securitizations organized by the Depositor has experienced an early amortization or triggering event.]

The Depositor will be responsible for filing certain current reports with the SEC on behalf of the issuing entity with respect to the notes.

For additional information regarding the Depositor, see the accompanying prospectus.

THE OWNER TRUSTEE

_________________ is the Owner Trustee under the Owner Trust Agreement. The Owner Trustee is a _________ banking corporation and its principal offices are located in _____________.

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Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuing Entity or the noteholders under the Owner Trust Agreement under any circumstances, except for the Owner Trustee’s own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of some representations made by the Owner Trustee in the Owner Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from that merger or consolidation shall be the successor of the Owner Trustee under the Owner Trust Agreement.

The principal compensation to be paid to the Owner Trustee in respect of its obligations under the Owner Trust Agreement will have been paid by or on behalf of the Issuing Entity on or prior to the Closing Date.

THE INDENTURE TRUSTEE

____________________, a ____________ banking association, will act as Indenture Trustee for the notes pursuant to the Indenture. The Indenture Trustee’s offices for notices under the Indenture are located at ______________________________ and its telephone number is ______________. The Depositor and the Master Servicer and their affiliates may maintain other banking relationships in the ordinary course of business with the Indenture Trustee.

The issuing entity’s annual reports on Form 10-K, periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to these reports will be posted on the trustee’s internet website as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and Exchange Commission. The address of the trustee’s website is: __________. See “Available Information” in the prospectus.

Indenture Trustee’s Responsibilities

The Indenture Trustee will be responsible for performing the trustee functions in accordance with the provisions of the indenture, including but not limited to:

•	acting as authentication agent, calculation agent, paying agent and registrar with respect to the notes;
•	collecting monthly remittances from the servicers for deposit in the note account and paying all amounts on deposit in the note account in accordance with the priority of payments on each payment date;
•	preparing and distributing to noteholders the monthly payment date statement based on mortgage loan data provided by the servicers and the master servicer;
•	preparing and filing periodic reports with the SEC on behalf of the issuing entity with respect to the notes;
•	preparing and distributing annual investor reports necessary to enable certificateholders to prepare their tax returns;
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•	preparing and filing annual federal and (if required) state tax returns on behalf of the issuing entity;
•	after an Event of Default has occurred of which a responsible officer of the trustee has actual knowledge, giving written notice thereof to the master servicer and the rating agencies;
•	after an Event of Default has occurred of which a responsible officer of the trustee has actual knowledge, until a successor master servicer is appointed, acting as successor master servicer in the event the master servicer resigns or is removed by the trustee; and
•	in certain circumstances as described herein, pursuing an action against an originator in respect of an alleged breach of a representation and warranty, or against the seller if the seller has an obligation to cure a breach, or repurchase or substitute for or make an indemnification payment with respect to a mortgage loan as described herein.

If [_____] or more Noteholders, or [___]% or more of the Noteholders, apply in writing to the [Indenture Trustee] that such Noteholders desire to communicate with other holders with respect to their rights under the Indenture or under the Notes, then the [Indenture Trustee] shall, within five business days after the receipt of such application, send, at such Noteholders’ expense, the written communication proffered by such Noteholders to all Noteholders at their addresses as they appear in the certificate register.

The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture.

If an Event of Default has occurred and has not been cured or waived, the Indenture Trustee shall exercise such of the rights and powers vested in it by the Indenture, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include the ability:

(i)                 to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such proceedings;

(ii)               unless prohibited by applicable law and regulations, to vote on behalf of the holders of notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

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(iii)             to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and

(iv)             to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the holders of notes allowed in any judicial proceedings relative to the Issuing Entity, its creditors and its property.

The Indenture Trustee will promptly mail to each Noteholder notice of the Event of Default after it is known to a responsible officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured.

The Indenture will provide that the Indenture Trustee may withdraw funds from the Distribution Account (i) to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and (ii) to reimburse the Owner Trustee for all reasonable out-of pocket expenses incurred or made by the Owner Trustee for all services rendered by the Owner Trustee it in the Owner Trustee’s execution of the trust created under the Owner Trust Agreement and in the exercise and performance of any of the Owner Trustee’s powers and duties under the Owner Trust Agreement. Under the Indenture, the Issuing Entity (from the assets of the Trust Estate) shall indemnify the Indenture Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by the Indenture Trustee in connection with the administration of the Trust Estate and the performance of the Indenture Trustee’s duties under this prospectus supplement. The Issuing Entity is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

THE SERVICING AGREEMENT

The following summary describes a number of terms of the Servicing Agreement, dated as of __________ __, ____, among the Issuing Entity, the Indenture Trustee, the Master Servicer and the Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. Whenever particular sections or defined terms of the Servicing Agreement are referred to, those sections or defined terms are incorporated in this prospectus supplement by reference. The Issuing Entity will provide to a prospective or actual noteholder without charge, on written request, a copy (without exhibits) of the Servicing Agreement. Requests should be addressed to the ____________, Shellpoint Mortgage Acceptance LLC, Two Grand Central Tower, 140 E. 45th Street, 37th Floor, New York, New York 10017.

Primary servicing of the mortgage loans will be provided for in accordance with various sale and servicing agreements or similar agreements, which are collectively referred to in this prospectus supplement as the Servicing Agreements. Each of the Servicing Agreements will be assigned to the issuing entity pursuant to various assignment, assumption and recognition agreements among the related Servicer, the Sponsor and the Indenture Trustee on behalf of the

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Noteholders. The related Servicer or subservicer will directly service the Mortgage Loans under the supervision of the Master Servicer.  In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the Servicer, and shall either find a successor Servicer or shall assume primary servicing obligations for the related mortgage loans itself.

Master Servicer

[____________________] is a [_______________] with executive offices located at [________________] [and master servicing offices located at [_________________]].  The Master Servicer is engaged in the business of [master servicing single-family residential mortgage loans secured by properties located in all 50 states and the District of Columbia].

Master Servicing Responsibilities

The master servicer will be responsible for performing the master servicing functions in accordance with the provisions of the servicing agreement, including but not limited to:

•	monitoring the servicers’ performance and enforcing the servicers’ obligations under the servicing agreements;
•	overseeing certain matters relating to the servicing of defaulted mortgage loans including, but not limited to, approving certain loan modifications, reviewing environmental reports relating to foreclosed properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO property and approving the release of the original borrower in connection with mortgage loan assumptions;
•	gathering the monthly loan-level reports delivered by the servicers and providing a comprehensive loan-level report to the [securities administrator][indenture trustee] with respect to the mortgage loans;
•	terminating the rights and obligations of any servicer and the servicing administrator, if in the master servicer’s judgment it determines that such servicer or servicing administrator should be terminated in accordance with the related servicing agreement, giving notice thereof to the trustee and the rating agencies and taking such other action as it deems appropriate;
•	upon the termination of a servicer, appointing a successor servicer or servicing the related mortgage loans itself, as provided in the related servicing agreement;
•	upon the failure of a servicer to fund advances with respect to a mortgage loan in accordance with the related servicing agreement, funding those monthly advances, to the extent provided in the related servicing agreement; and
•	upon the failure of a servicer to pay prepayment interest shortfalls, paying such shortfalls, up to the amount of the master servicing fee for the related period.
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Servicers

The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer’s form of organization].

[Name of Servicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans. As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

[The following table describes size, composition and growth of [Name of Servicer]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2008		December 31, 2009		December 31, 2010		[ ] 2011
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [Name of Servicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

Pursuant to the related Servicing Agreement, ____________ will serve as Servicer for the mortgage loans sold indirectly by it to the Depositor. Notwithstanding the foregoing, the Master Servicer and ___________ have advised the Depositor that with respect to a portion of the mortgage loans initially to be serviced by _____________, the servicing thereof is expected to be transferred to the Master Servicer, whereupon the Master Servicer will act in the capacity as “Servicer” under the applicable Servicing Agreement to the extent of those mortgage loans. That portion of the mortgage loans that is expected to be subject to that servicing transfer represents approximately _____% of the mortgage loans, by aggregate principal balance as of the Cut-off Date.

Servicing Responsibilities

The servicers will be responsible for performing the servicing functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the applicable servicing agreement, including, but not limited to:

•	collecting monthly remittances of principal and interest on the mortgage loans from the related borrowers, depositing such amounts (net of the related servicing fees) in the applicable custodial account, and delivering all amounts on deposit in the applicable custodial account to the securities administrator for deposit in the distribution account on the Servicer Remittance Date;
•	collecting amounts in respect of taxes and insurance from the related borrowers for mortgage loans subject to escrows, depositing such amounts in the related
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•          escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

•	funding monthly advances with respect to delinquent payments of principal and interest on the mortgage loans, to the extent the servicer believes these monthly advances will be recoverable;
•	funding servicing advances in respect of reasonable and customary “out of pocket” costs and expenses;
•	providing monthly loan-level reports to the [securities administrator][indenture trustee];
•	maintaining certain insurance policies relating to the mortgage loans; and
•	initiating foreclosure proceedings and other methods of default resolution.

Servicing of Delinquent Mortgage Loans

The Servicer will be required to act with respect to delinquent mortgage loans in accordance with procedures set forth in the Servicing Agreement, accepted servicing practices, all applicable laws and orders. These procedures, as followed with respect to any delinquent mortgage loan, may, among other things, result in (i) foreclosing on such mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under such mortgage loan a modification or forbearance or (iv) accepting payment from the borrower under such mortgage loan of an amount less than the principal balance of such mortgage loan in final satisfaction of such mortgage loan. These procedures are intended to lead to the alternative that would result in the recovery by the Issuing Entity of the highest net present value of proceeds on such mortgage loan. However, there can be no assurance that following such procedures will have that result or that following such procedures will lead to the alternative that is in the best interests of the Noteholders. If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related noteholders, the master servicer or servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related issuing entity, and the reduction in collections resulting from a modification may result in

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reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to an interest rate reduction, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a forgiveness of principal, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a forgiveness of interest, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to an extension of the final maturity date, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a principal forbearance, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a capitalization of delinquent interest, and approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to an extension of the amortization of the mortgage loan.

[Special Servicer

[____________________] is a [_______________] with executive offices located at [________________] [and special servicing offices located at [_________________]].  The Special Servicer is engaged in the business of [special servicing single-family residential mortgage loans secured by properties located in all 50 states and the District of Columbia]. The special servicer will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. [Insert description of special servicer role in transaction including fees paid to the Special Servicer and the responsibilities of the Special Servicer under the servicing criterion set forth in Item 1122(d) of Regulation.]]

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

The Servicing Fee to be paid to each Servicer in respect of its servicing activities for the notes will be equal to accrued interest at the Servicing Fee Rate of ____% per annum with respect to each mortgage loan serviced by it for each calendar month on the same principal balance on which interest on that mortgage loan accrues for that calendar month. As additional servicing compensation, each Servicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Distribution Account (to the extent not payable as compensation to the Indenture Trustee) and any escrow accounts in respect of mortgage loans serviced by it.

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of that prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of that prepayment for the month in which that prepayment is made. Each Servicer is obligated to pay Compensating Interest from its own funds a Prepayment Interest Shortfall, but only to the extent of its aggregate Servicing Fee for the related Due Period. Each Servicer is obligated to pay

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various insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by that Servicer in connection with its responsibilities under the related Servicing Agreement and is entitled to reimbursement therefor as provided in that Servicing Agreement. With respect to the mortgage loans serviced by _________, _________ will also be entitled to reimbursement of servicing advances and principal and interest advances made by it as servicer of those mortgage loans prior to the Cut-off Date. See “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest” in the prospectus for information regarding expenses payable by the Servicers.

Permitted Investments

The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. All collections of principal and interest on any mortgage loans, including but not limited to principal prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Protected Account, held by a designated depository institution and segregated on the books of such institution in the name of the Indenture Trustee for the benefit of Noteholders. To the extent provided in the Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the [Securities Administrator] on behalf of the Indenture Trustee for the benefit of Noteholders and not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Servicing Agreement, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two business days of receipt of notification of such loss but not later than the second business day prior to the Servicer Remittance Date on which the moneys so invested are required to be distributed to the [Securities Administrator].

SERVICER EVENTS OF DEFAULT

In addition to those Events of Default (as defined in the prospectus) pertaining to the servicing of the mortgage loans and described under “The Agreements—Events of Default and Rights Upon Event of Default” in the prospectus, upon the occurrence of various loss triggers with respect to the mortgage loans, the Servicer may be removed as servicer of the mortgage loans serviced by it in accordance with the terms of the related Servicing Agreement. If any Servicer is removed in connection with an Event of Default applicable to that Servicer under the terms of the related Servicing Agreement, the Master Servicer will become the successor Servicer of the mortgage loans serviced by that terminated Servicer.

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THE MASTER SERVICER

[Name of Master Servicer] (“[Name of Master Servicer]”) will act as [Securities Administrator and] Master Servicer under the Servicing Agreement. [Name of Master Servicer] is a [form of organization]. [Description of Master Servicer’s business]. The [Depositor, the Sponsor and the Servicer] may maintain banking and other commercial relationships with [Name of Master Servicer] and its affiliates. [Name of Master Servicer]’s principal corporate trust offices are located at _______________________ and its office for certificate transfer services is located at ___________________.

[Name of Master Servicer] acts as Master Servicer pursuant to the Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective [Servicing Agreements]. In addition, upon the occurrence of certain Servicer events of default under the terms of [any Servicing Agreement], the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity [and at the direction of the Indenture Trustee] against such defaulting Servicer. As of __________, [Name of Master Servicer] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

[The following table describes size, composition and growth of [Name of Master Servicer]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2008		December 31, 2009		December 31, 2010		[ ] 2011
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [Name of Master Servicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

The Master Servicer shall not be under any liability to the Issuing Entity or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Servicing Agreement, or for errors in judgment except that the Master Servicer shall be liable for any breach of warranties or representations made in the Servicing Agreement. In addition the Master Servicer shall be liable for willful misfeasance, bad faith or gross negligence in the performance of its duties or for reckless disregard of its obligations and duties under the transaction documents. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the transaction documents The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified and held harmless by the Issuing Entity, against any loss, liability or expense incurred in connection with the Servicing Agreement or the Notes or the mortgage loans (including, without limitation, reasonable legal fees and disbursements of

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counsel), other than (a) any loss, liability or expense related to the Master Servicer’s failure to perform its master servicing obligations with respect to any specific mortgage loan or mortgage loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Servicing Agreement) or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by reason of reckless disregard of obligations and duties under the Servicing Agreement.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer according to the terms of the Servicing Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall, in the case of successor master servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall execute and deliver to the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Indenture Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the servicing agreement and any custodial agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Notes in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect obtained by the Master Servicer at its expense and delivered to the Indenture Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Indenture Trustee an officer’s certificate and an opinion of counsel (at the expense of the Master Servicer), each stating that all conditions precedent to such action have been completed and such action is permitted by and complies with the terms of the Indenture and related Servicing Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

THE INDENTURE AND OWNER TRUST AGREEMENT

The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Owner Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. The Depositor will provide to a prospective or actual noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Owner Trust Agreement. Requests should be addressed to the ____________, Shellpoint Mortgage Acceptance LLC, Two Grand Central Tower, 140 E. 45th Street, 37th Floor, New York, New York 10017.

General

The notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the notes containing a copy of the Indenture and the Owner Trust Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission simultaneously with or prior to the filing of this prospectus supplement. Reference is made to the prospectus for important information in

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addition to that presented in this prospectus supplement regarding the Trust Estate, the terms and conditions of the Indenture and the Owner Trust Agreement and the notes. The notes will be transferable and exchangeable at the corporate trust offices of the Indenture Trustee, located in _______________.

ASSIGNMENT OF MORTGAGE LOANS

On or prior to the date the notes are issued, the Sponsor will convey each mortgage loan to __________, who in turn will convey each that mortgage loan to the Depositor, who in turn will convey each mortgage loan to the Issuing Entity.

At the time of issuance of the notes, the Issuing Entity will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on that mortgage loan after the Cut-off Dates, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the notes; provided, however, that the Sponsor will reserve and retain all its right, title and interest in and to principal and interest due on that mortgage loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date. The Indenture Trustee, concurrently with that assignment, will authenticate and deliver the notes at the direction of the Issuing Entity in exchange for, among other things, the mortgage loans.

The Indenture will require the Issuing Entity to deliver to the Indenture Trustee or to a custodian with respect to each mortgage loan, the related mortgage loan file which will include (i) the mortgage note endorsed without recourse to the Indenture Trustee, (ii) the original mortgage with, in the case of a mortgage loan not registered with MERS, evidence of recording indicated on that mortgage and (iii) in the case of a mortgage loan not registered with MERS, an assignment of the mortgage in recordable form to the Indenture Trustee. Those assignments of mortgage loans are required to be recorded by or on behalf of the Sponsor, at the expense of the Sponsor, in the appropriate offices for real property records.

Representations and Warranties

In the mortgage loan purchase agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Indenture Trustee will be assigned all right, title and interest in the mortgage loan purchase agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

•           The information set forth in the mortgage loan schedule is true and correct in all material respects;

•           Immediately prior to the sale of the mortgage loan pursuant to the mortgage loan purchase agreement, the Sponsor was the sole owner and holder of the mortgage loan. The mortgage loan is not assigned or pledged, and the Sponsor has good and marketable title thereto, and has full right to transfer and sell the mortgage loan to the depositor free and clear of any

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encumbrance, equity, lien, pledge, charge, claim or security interest not specifically set forth in the related mortgage loan schedule and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan pursuant to the terms of the mortgage loan purchase agreement;

•           The mortgage is a valid, subsisting and enforceable first lien and first priority security interest on the mortgaged property, including all improvements on the mortgaged property, subject only to (i) the lien of non-delinquent current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (B) which do not adversely affect the appraised value (as evidenced by an appraisal referred to in such definition) of the mortgaged property; and (iii) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

•           There is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and the originator and its affiliates have not waived any default, breach, violation or event permitting acceleration;

•           No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the mortgage loan has taken place on the part of any originator or servicer or the mortgagor or on the part of any other party involved in the origination of the mortgage loan;

•           Each mortgage loan secured by a first priority mortgage, other than any mortgage loan secured by a mortgaged property located in any jurisdiction as to which an opinion of counsel in lieu of title insurance is instead received, is covered by an ALTA lender’s title insurance policy or other form of policy or insurance generally acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the mortgaged property is located;

•           All payments due on each mortgage loan have been made and no mortgage loan was more than 30 days past due more than once in the preceding 12 months and any such delinquency did not exceed one payment;

•           All taxes and government assessments which previously became due and owing have been paid by the borrower, or escrow funds from the borrower have been established to pay any such items;

•           There is no offset, defense, counterclaim to any mortgage note, except as stated in the mortgage loan purchase agreement

•           Each mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, hurricane, flood, tornado or other casualty adversely affecting the value of the mortgaged property;

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•           All requirements of all provisions of statutes, ordinances, rules and regulations, interpretations and orders, and regulatory guidance of governmental bodies or regulatory agencies applicable to the origination, servicing or transfer of mortgage loans or any related activity thereto, have been complied with in all material respects;

•           All hazard insurance required under the agreements have been obtained and remains in full force and effect;

•           The mortgage note and the related mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws;

•           Each mortgage loan is a “qualified mortgage” within Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

•           None of the mortgage loans are high-cost as defined by the applicable local, state and federal predatory and abusive lending laws;

•           Each mortgage loan either (i) was underwritten in compliance with the originator’s underwriting guidelines in effect at the time of origination without regard to any underwriter discretion or (ii) if not underwritten in conformance with the originator’s underwriting guidelines, has compensating factors. The methodology used in underwriting the extension of credit for the mortgage loan includes objective mathematical principles that relate to the relationship between the borrower’s income, assets and liabilities and the proposed payment;

•           The originator has given due consideration to factors, including but not limited to, other real estate owned by a borrower, commuting distance to work and appraiser comments and notes to evaluate whether the occupancy status of the property as represented by the borrower is reasonable;

•           With respect to each mortgage loan, the originator verified the borrower’s income, employment, and/or assets in accordance with its written underwriting guidelines and employed procedures designed to authenticate the documentation supporting the income, employment and/or assets. This verification may include the transcripts received from the Internal Revenue Service pursuant to a filing of IRS Forms 4506 or 4506-T and, in some cases, may include public and/or commercially available information acceptable to the sponsor; and

•           Each mortgage file contains a written appraisal prepared by an appraiser licensed, certified or recognized by the applicable governmental body in which the mortgaged property is located an in accordance with the requirements of Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989. The appraisal was written, in form and substance, to (i) customary Fannie Mae or Freddie Mac standards or forms for mortgage loans of the same type as the related mortgage loans and (ii) Uniform Standards of Professional Appraisal Practice standards, and satisfies applicable legal and regulatory requirements. The appraisal was made and signed prior to the final approval of the mortgage loan application. The person performing any property valuation (including an appraiser) had no ownership interest, direct or indirect, in the mortgaged property or in any loan made on the security thereof and received no benefit from,

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and that person’s compensation or flow of business from the originator was not affected by, the approval or disapproval of the mortgage loan. The selection of the person performing the property valuation met Fannie Mae’s or Freddie Mac’s criteria for selecting an independent appraiser.

In the case of a breach of any representation or warranty set forth above that materially and adversely affects the interests of Noteholders or the Indenture Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Indenture Trustee, the Depositor or the Sponsor, the Sponsor will (i) cure such breach in all material respects, (ii) provide the Indenture Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Indenture Trustee’s sole and exclusive remedy respecting a breach of such representations and warranties.

Independent Reviewer

The Sponsor has entered into an agreement with [______] (the “Independent Reviewer”) to review the mortgage loans for compliance with the related representations and warranties upon the occurrence of certain events.

[Include description of review triggers to be included, which may include a review of disputed repurchase claims by the independent reviewer, a review of certain mortgage loans for representation and warranty breaches upon the satisfaction of various triggers and procedures for binding arbitration in the event the Sponsor does not agree with a determination made by the independent reviewer with respect to a repurchase demand for an alleged breach of a representation and warranty].

EVENTS OF DEFAULT

Notwithstanding, the prospectus, if an Event of Default occurs and is continuing, the Indenture Trustee or the holders of a majority of the Voting Rights may declare the Note Balance of all the notes to be due and payable immediately. That declaration may, under various circumstances, be rescinded and annulled by the holders of a majority of the aggregate outstanding Voting Rights.

If following an Event of Default, the notes have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been that declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the notes following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding Voting Rights consent to that sale, (b) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Note Accrual Rates, on the outstanding notes at the date of that sale or (c) the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become

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due if those notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding Voting Rights.

In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of that Event of Default.

In the event the principal of the notes is declared due and payable, as described above, the holders of any those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of that discount that is unamortized.

No noteholder will have any right under the Indenture to institute any proceeding with respect to that Indenture unless (a) that holder previously has given to the Indenture Trustee written notice of default and the continuance thereof, (b) the holders of notes of any class evidencing not less than 25% of the aggregate outstanding Note Balance constituting that class (i) have made written request upon the Indenture Trustee to institute that proceeding in its own name as Indenture Trustee under the Indenture and (ii) have offered to the Indenture Trustee reasonable indemnity, (c) the Indenture Trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity and (d) no direction inconsistent with that written request has been given to the Indenture Trustee during that 60 day period by the holders of a majority of the Note Balance of that class. However, the Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to institute, conduct or defend any litigation under that Indenture or in relation thereto at the request, order or direction of any of the holders of notes covered by that Indenture, unless those holders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

VOTING RIGHTS

At all times, 100% of all Voting Rights will be allocated among the holders of the Class A Notes (or, after the Class A Notes have been paid in full, the class of Subordinate Notes then outstanding with the lowest numerical class designation) in proportion to the then outstanding Note Balances of their respective notes.

OPTIONAL REDEMPTION

The circumstances under which the obligations created by the Indenture will terminate in respect of the notes are described in “The Agreements—Termination; Retirement of Securities” in the prospectus.

At its option, the majority holder of the Equity Certificates may redeem the notes, in whole but not in part, on any Payment Date on or after the Payment Date on which the aggregate Note Balance is reduced to less than 20% of the aggregate initial Note Balance. That redemption

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will be paid in cash at a price equal to the sum of (w) 100% of the aggregate Note Balance then outstanding, (x) the aggregate of any Allocated Realized Loss Amounts on the notes remaining unpaid immediately prior to that Payment Date, (y) the aggregate of the Interest Payment Amounts on the notes for that Payment Date and (z) the aggregate of any Interest Carry Forward Amounts for that Payment Date. Upon that redemption, the remaining assets in the Trust Estate shall be released from the lien of the Indenture.

In addition, with respect to the ____-___ mortgage loans, the majority holder of the Equity Certificates may at its option obtain the release of that portion of the mortgage pool (together with any properties acquired in respect thereof) remaining in the Trust Estate from the lien of the Indenture, and in connection therewith effect a partial redemption of the notes, on any Payment Date on or after the Payment Date following the Due Period in which the aggregate principal balance of the ____-___ mortgage loans (and properties acquired in respect thereof) remaining in the Trust Estate is reduced to less than $_____________. The ____-___ mortgage loans have an aggregate principal balance of approximately $__________ as of the Cut-off Date. That redemption shall be paid in cash at a price generally equal to the sum of (x) 100% of the then-outstanding principal balance of that mortgage loan plus accrued interest on that mortgage loan at their respective mortgage rates through the last day of the calendar month preceding the month in which that redemption occurs, (y) the then fair market value of that property and (z) the amount of any servicing advances reimbursable to the related Servicer in respect of those mortgage loans. For purposes of payments on the notes and Equity Certificates on the Payment Date of that redemption, that redemption price shall be applied by the Indenture Trustee as a final liquidation of each of those mortgage loans and properties. The redemption price relating to those properties, at their then fair market value, may result in a shortfall in payment to, and/or the allocation of Realized Losses to, one or more classes of the notes. Furthermore, the Master Servicing Fee, the Servicing Fee and the Indenture Trustee Fee, as well as expenses and reimbursements permitted to be paid from the assets of the Trust Estate under the Indenture or the applicable Servicing Agreement, in each case to the extent payable or reimbursable with respect to those mortgage loans, will be payable from the amount received in respect of that redemption price and therefore, as provided in the Indenture, will be excluded from the Available Payment Amount for the Payment Date of that redemption.

In no event will the trust created by the Indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Indenture. See “The Agreements—Termination; Retirement of the Securities” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the notes, SNR Denton US LLP, counsel to the Depositor, will deliver its opinion generally to the effect that based on the application of existing law and assuming compliance with the Owner Trust Agreement, for federal income tax purposes, (a) the notes will be characterized as indebtedness to a noteholder, other than the owner of the Equity Certificates, and not as representing an ownership interest in the Trust Estate or an equity interest in the Issuing Entity or the Depositor and (b) the Issuing Entity will not be (i) classified as an association taxable as a corporation for federal income tax purposes, (ii) a “publicly traded partnership” as defined in Treasury Regulation Section 1.7704 or (iii) a “taxable mortgage pool” within the meaning of Section 7701(i) of the Code. The notes will not be treated as having been

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issued with “original issue discount” (as defined in the prospectus). The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the mortgage loans will prepay at a rate equal to __% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Federal Income Tax Consequences” in the prospectus.

The notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or “real estate assets” under Section 856(c)(4)(A) of the Code. In addition, interest on the notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The notes will also not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.

Prospective investors in the notes should see “Federal Income Tax Consequences” and “State and Other Tax Consequences” in the prospectus for a discussion of the application of some federal income and state and local tax laws to the Issuing Entity and purchasers of the notes.

METHOD OF DISTRIBUTION

Subject to the terms and conditions provided in the Underwriting Agreement, dated ________ __, ____, the Depositor has agreed to sell, and the Underwriter has agreed to purchase the notes. The Underwriter is obligated to purchase all notes of the respective classes offered by this prospectus supplement if it purchases any. The Underwriter is an affiliate of the Depositor.

The notes will be purchased from the Depositor by the Underwriter and will be offered by the Underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the notes, before deducting expenses payable by the Depositor, will be approximately ___% of the aggregate initial Note Balance of the notes. In connection with the purchase and sale of the notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The expenses payable by the depositor in connection with the notes are estimated to be $___________.

The offered notes are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered notes will be made through the facilities of DTC on or about the Closing Date.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

SECONDARY MARKET

There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in the prospectus under

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“Description of the Securities—Reports to Securityholders”, which will include information as to the outstanding principal balance of the notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the notes will be generally available on an ongoing basis. The limited nature of that information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

LEGAL OPINIONS

Legal matters relating to the Offered Notes will be passed upon for the Depositor by SNR Denton US LLP, New York, New York and for the Underwriter by [______________________].

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Sponsor, the Depositor, the Indenture Trustee, the Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Noteholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Noteholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

Each of the Sponsor and the Depositor is a wholly-owned subsidiary of the Shellpoint Partners LLC. The Issuing Entity is [an affiliate] [a wholly-owed] subsidiary of the [Depositor] [Sponsor]. [There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator] (other than New Penn), [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Notes, or that relate to the Notes or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

[Disclose whether any Equity Certificates are expected to be issued to a transaction party or any affiliate of a transaction party.]

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RATINGS

The Depositor expects that the Offered Notes will receive credit ratings from two nationally recognized statistical rating organizations that have been hired to rate the notes (the “hired NRSROs”).

The ratings assigned by the hired NRSROs do not constitute a statement regarding frequency of prepayments of the mortgage loans. The ratings of the hired NRSROs do not address the possibility that, as a result of principal prepayments, noteholders may receive a lower than anticipated yield.

The ratings assigned to the notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the hired NRSROs.

The issuing entity is not requesting a rating of the notes by any rating agency other than the hired NRSROs referred to above; there can be no assurance, however, as to whether any other rating agency will rate the notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the notes could be lower than the ratings assigned by the hired NRSROs.

In preparing for the offering of the certificates, the sponsor engaged the hired NRSROs to provide ratings on the Offered Notes. Accordingly, the sponsor executed an engagement letter with each hired NRSRO setting forth the terms on which each hired NRSRO would provide such ratings. Although the engagement letter with each hired NRSRO states that its fees are not contingent upon the issuance of the notes, if the certificates are not issued under certain circumstances a portion of the fees of each hired NRSRO may not be payable. In addition, the fees paid to each hired NRSRO at closing include a fee for ongoing surveillance by each hired NRSRO for so long as the notes are outstanding. However, the hired NRSROs are under no obligation to continue to monitor or provide a rating on the certificates.

LEGAL INVESTMENT

The Class A Notes and the Class M-1 Notes will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the prospectus) and, as such, will be legal investments for various entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of those entities to invest in “mortgage related securities”, provided that this restricting legislation was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Notes and the Class M-3 Notes will not constitute “mortgage related securities” for purposes of SMMEA.

The Depositor makes no representations as to the proper characterization of the notes for legal investment or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory

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authorities are encouraged to consult with their legal advisors in determining whether and to what extent the notes constitute a legal investment or are subject to investment, capital or other restrictions.

See “Legal Investment Matters” in the prospectus.

ERISA CONSIDERATIONS

ERISA and the Code impose a number of requirements on Plans and on persons who are fiduciaries with respect to those Plans. ERISA and the Code prohibit various transactions involving the assets of a Plan and Disqualified Persons and Parties in Interest who have a number of specified relationships to the Plan. Accordingly, prior to making an investment in the notes, investing Plans should determine whether the Issuing Entity, the Depositor, the Sponsor, the Trust Estate, the Underwriter, any other underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Servicers, any other servicer, any administrator, any provider of credit support, or any insurer or any of their affiliates is a Party in Interest or Disqualified Person with respect to that Plan and, if so, whether that transaction is subject to one or more statutory or administrative exemptions. Additionally, an investment of the assets of a Plan in securities may cause the assets included in the Trust Estate to be deemed “Plan Assets” of that Plan, and any person with specified relationships to the Trust Estate to be deemed a Party in Interest or Disqualified Person. The DOL has promulgated the Plan Asset Regulations defining the term “Plan Assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the Trust Estate), the underlying assets of that entity may be considered to be Plan Assets. The Plan Asset Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Although not entirely free from doubt, it is believed that, as of the date hereof, the notes will be treated as debt obligations without significant equity features for the purposes of the Plan Asset Regulations. However, there is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan assets to effect such transfer, will be restricted. By acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with plan assets; or (2) (A) the acquisition and holding of the note by such purchaser will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the Indenture Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Depositor, the Issuing Entity, the Sponsor, the Indenture Trustee, the Owner Trustee, the Underwriter, the Trust Estate, any provider of credit support, the Master Servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the

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Issuing Entity, the Sponsor, the Indenture Trustee, the Owner Trustee, the Underwriter, the Trust Estate, any provider of credit support, the Master Servicer or any other servicer to any obligation in addition to those undertaken in the Indenture. Because of the factual nature of some of the above-described provisions of ERISA, the Code and the Plan Asset Regulations, Plans or persons investing Plan Assets should carefully consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the notes is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of those notes.

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GLOSSARY

Adjustment Date — With respect to the adjustable rate mortgage loans, each date on which the related mortgage rate adjusts.

AIR — Appraiser Independence Requirements developed by Fannie Mae, FHFA, Freddie Mac and industry participants that became effective October 15, 2010.

Allocated Realized Loss Amount — With respect to any class of Subordinate Notes and any Payment Date, the sum of (i) any Realized Loss allocated to that class of Subordinate Notes on that Payment Date and (ii) any Allocated Realized Loss Amount for that class remaining unpaid from previous Payment Dates plus accrued interest on that class at the Note Accrual Rate for that class.

ALTA — American Land Title Association

Available Interest Rate — With respect to any Payment Date, a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) the Current Interest Payment Amount for that Payment Date, and the denominator of which is (ii) the aggregate Note Balance of the notes immediately prior to that Payment Date multiplied by the actual number of days elapsed in the related Interest Accrual Period and divided by 360.

Available Payment Amount — With respect to the notes and any Payment Date, an amount equal to the sum, net of amounts reimbursable therefrom to the Master Servicer, the Servicers, the Indenture Trustee or the Owner Trustee, of (i) the aggregate amount of scheduled monthly payments on the mortgage loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the Master Servicing Fee, the Servicing Fees and the Indenture Trustee Fee, (ii) various unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month and (iii) all P&I Advances with respect to the mortgage loans received for that Payment Date.

Balloon Loan — With respect to the mortgage loans, a fixed rate mortgage loan that amortizes over ___ months for which the Balloon Payment is due and payable on the ___ month.

Balloon Payment — The final payment made with respect to each Balloon Loan.

Cede — Cede & Co., or its successors in interest.

Class A Principal Payment Amount — With respect to the Class A Notes and any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the Note Balance of the Class A Notes immediately prior to that Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the

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aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $_________.

Class M-1 Principal Payment Amount — With respect to any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on that Payment Date) and (ii) the Note Balance of the Class M-1 Notes immediately prior to that Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $_________.

Class M-2 Principal Payment Amount — With respect to any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on that Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on that Payment Date) and (iii) the Note Balance of the Class M-2 Notes immediately prior to that Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $__________.

Class M-3 Principal Payment Amount — With respect to any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on that Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on that Payment Date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on that date) and (iv) the Note Balance of the Class M-3 Notes immediately prior to that Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $__________.

Clearstream Participants — The participating organizations of Clearstream.

Collateral Account — Each segregated account maintained by the related Servicer.

Compensating Interest — Any payments made by the Master Servicer from its own funds to cover Prepayment Interest Shortfalls.

Cooperative —With respect to Euroclear, Euroclear Clearance Systems S.C., a Belgian cooperative corporation.

CPR — With respect to the mortgage loans, the constant prepayment rate model.

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Credit Enhancement Percentage — With respect to the notes and any Payment Date, the percentage obtained by dividing (x) the sum of the Overcollateralized Amount and the aggregate Note Balance of the Subordinate Notes by (y) the aggregate principal balance of the mortgage loans, calculated after taking into account payments of principal on the mortgage loans and payment of the Principal Payment Amount to the notes on that Payment Date.

Current Interest Payment Amount — With respect to any Payment Date, an amount equal to interest collections or advances on the mortgage loans during the related Due Period (net of the Master Servicing Fee, the Servicing Fees and the Indenture Trustee Fee).

Custodian — ______________.

Cut-off Date — _________, ___.

Debt Service Reduction — With respect to any mortgage loan, any reduction in the amount which a mortgagor is obligated to pay on a monthly basis as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

Deficient Valuation — With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

Definitive Note — A physical security representing a Note.

Delayed First Adjustment Mortgage Loan — The adjustable rate mortgage loans for which the first Adjustment Date will occur after an initial period from the date of origination of that adjustable rate mortgage loan as specified in this prospectus supplement.

Depositor — Shellpoint Mortgage Acceptance LLC.

Disqualified Persons — Certain specified persons as defined under the Code.

Directing Holder — The holder of a majority in Percentage Interest of the Equity Certificates.

DTC Services — The timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC.

DTI — Debt-to-income ratio.

Due Date — With respect to each mortgage loan, the first day of the month on which scheduled monthly payments are due.

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Due Period — With respect to any distribution date commences on the second day of the month immediately preceding the month in which such distribution date occurs and ends on the first day of the month in which such distribution date occurs.

Equity Certificates — The certificates be issued pursuant to the Owner Trust Agreement, representing the beneficial ownership interest in the Issuing Entity.

Euroclear Operator — With respect to Euroclear, Euroclear Bank, S.A./N.V.

Euroclear Participants — The participating organizations of Euroclear.

European Depositaries — Collectively, Citibank, N.A. and JPMorgan Chase Bank, acting in their respective capacities as depositaries.

Event of Default — With respect to the notes, any one of the following: (a) the failure of the Issuing Entity to pay the Interest Payment Amount, the Principal Payment Amount or any Overcollateralization Increase Amount on any Payment Date, in each case to the extent that funds are available on that Payment Date to make those payments, which continues unremedied for a period of five days; (b) the failure by the Issuing Entity on the Final Maturity Date to reduce the Note Balances of any notes then outstanding to zero; (c) a default in the observance or performance of any covenant or agreement of the Issuing Entity in the Indenture and the continuation of that default for a period of thirty days after notice to the Issuing Entity by the Indenture Trustee or by the holders of at least 25% of the Voting Rights of the notes; (d) any representation or warranty made by the Issuing Entity in the Indenture or in any certificate or other writing delivered pursuant thereto having been incorrect in any material respect as of the time made, and the circumstance in respect of which that representation or warranty being incorrect not having been cured within thirty days after notice thereof is given to the Issuing Entity by the Indenture Trustee or by the holders of at least 25% of the Voting Rights of the notes; or (e) various events of bankruptcy, insolvency, receivership or reorganization of the Issuing Entity.

Final Maturity Date— With respect to the notes, the Payment Date occurring in _______ ____.

FIRREA — Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Foreign National — A borrower that is only eligible for, and qualifies and obtains, a Foreign National loan.

Global Securities — The globally offered Shellpoint Mortgage Acceptance LLC, Mortgage-Backed Notes, Series ____-__, Class A, Class M-1, Class M-2 and Class M-3 Notes.

Gross Margin — With respect to each adjustable rate mortgage loan, the fixed percentage amount described in this prospectus supplement.

Indenture — The indenture dated as of ________ __, ____, between the Issuing Entity and the Indenture Trustee.

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Indenture Trustee — ______________.

Indenture Trustee Fee — The principal compensation paid to the Indenture Trustee in respect of its obligations under the Indenture, equal to (i) the Indenture Trustee Fee Rate on the Scheduled Principal Balance of each mortgage loan, payable monthly, and (ii) any interest or other income earned on funds held in the Distribution Account (to the extent not payable as compensation to the related Servicer) as provided in the Indenture.

Indenture Trustee Fee Rate — With respect to any mortgage loan, a rate equal to ________% per annum.

Index — As of any Adjustment Date, with respect to determining the applicable mortgage rate on each mortgage loan, the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as of a date as specified in the related mortgage note.

Indirect Participants — Entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, having indirect access to the DTC system.

Industry — Collectively, the participants and other members of the financial community.

Interest Accrual Period — With respect to any class of notes and any Payment Date, the period commencing on the Payment Date of the month immediately preceding the month in which that Payment Date occurs (or, in the case of the first period, commencing on the Closing Date) and ending on the day preceding that Payment Date.

Interest Carry Forward Amount — With respect to any class of notes and any Payment Date, any shortfall in payment of interest represented by the excess, if any, of the Interest Payment Amount that would be payable on that class at the applicable Note Accrual Rate over the Interest Payment Amount actually paid on that class at the Available Interest Rate, together with that shortfall in payment of interest remaining unpaid from previous Payment Dates plus interest accrued on such excess at the related Note Accrual Rate.

Interest Determination Date — With respect to each Interest Accrual Period, the second business day preceding that Interest Accrual Period.

Interest Payment Amount — With respect to any class of notes and any Payment Date, an amount equal to interest accrued during the related Interest Accrual Period on the Note Balance of those notes immediately prior to that Payment Date at the then-applicable Note Interest Rate for that class.

Issuing Entity — Shellpoint Mortgage Acceptance Trust Series ____-__.

ITIN — An Individual Taxpayer Identification Number.

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Loan Appraisal — With respect to the mortgage loans, an appraisal of the related mortgaged property which the Directing Holder will provide to the related Servicer.

Master Servicer — ______________.

Master Servicing Fee — The principal compensation paid to the Master Servicer in respect of its obligations under the Servicing Agreement equal to accrued interest at the Master Servicing Fee Rate on the Scheduled Principal Balance of each mortgage loan, payable monthly.

Master Servicing Fee Rate — A rate equal to (i) ____% per annum in the case of each ____-____ mortgage loan and (ii) ____% per annum in the case of each other mortgage loan.

Maximum Mortgage Rate — With respect to each adjustable rate mortgage loan, a specified maximum mortgage rate which will not be exceeded over the life of that adjustable rate mortgage loan.

Maximum Note Interest Rate — With respect to each of the Notes, a [per annum] rate equal to _________________.

Mezzanine Notes — Any of the Class M-1, Class M-2 and/or Class M-3 Notes, as the context may require.

Minimum Mortgage Rate — With respect to each adjustable rate mortgage loan, a specified minimum mortgage rate beyond which that mortgage rate will not be reduced over the life of that adjustable rate mortgage loan.

NCUSIF — National Credit Union Share Insurance Fund.

Net Monthly Excess Cashflow — With respect to any Payment Date, an amount equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Payment Amount for that Payment Date over (y) the sum for that Payment Date of the aggregate of the Interest Payment Amounts payable to the holders of the notes and the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Payment Amount.

Note — Any of the notes issued by the Issuing Entity pursuant to the Indenture.

Noteholder — The person in whose name a Note is registered in the note register.

Note Balance — With respect to any class of notes and any date of determination, an amount equal to the initial Note Balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that note and (b) any reductions in the Note Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement.

Note Accrual Rate — (i) In the case of the Class A Notes, the lesser of (a) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter and (b)

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the Maximum Note Interest Rate; (ii) in the case of the Class M-1 Notes, the lesser of (a) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter and (b) the Maximum Note Interest Rate; (iii) in the case of the Class M-2 Notes, the lesser of (a) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter and (b) the Maximum Note Interest Rate; and (iv) in the case of the Class M-3 Notes, the lesser of (a) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter and (b) the Maximum Note Interest Rate.

Note Interest Rate — With respect to each of the Notes, the initial note interest rate set forth on page S-[__] and determined as set forth under “Description of the Notes—Note Interest Rates”.

Note Owner — Any person acquiring an interest in the notes.

NPV — Net present value.

OFAC SDN List — The Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

Offered Notes — The class of notes set forth on the cover page of this prospectus supplement.

One-Month LIBOR — As of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on that date.

Overcollateralized Amount — With respect to any Payment Date for the notes as of that Payment Date, the excess, if any, of (a) the aggregate principal balance of the mortgage loans immediately following that Payment Date over (b) the Note Balance of the notes, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Payment Amount on that Payment Date.

Overcollateralization Increase Amount — With respect to the notes and any Payment Date, the Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of that Payment Date.

Overcollateralization Reduction Amount — The amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount.

Owner Trust Agreement — The trust agreement, dated as of ________ __, ____, between the Depositor and the Owner Trustee.

S-127

Owner Trustee — ______________.

Participants — The participating organizations for which DTC holds securities.

Payment Date — With respect to the offered notes, the 25th day of each month, or, if that day is a not a business day, on the next succeeding business day, beginning in _________, ___.

P&I Advance — With respect to the mortgage loans, an advance made by the related Servicer, in an amount equal to the aggregate of all payments of principal and interest, net of the related Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by that Servicer and that were delinquent on the related Determination Date, plus various amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure.

Periodic Rate Cap — With respect to each adjustable rate mortgage loan, a specified periodic adjustment limitation on the related mortgage rate on any related Adjustment Date.

PITI — With respect any mortgage loan, the aggregate monthly payment of (i) principal and interest, (ii) hazard, flood and/or mortgage insurance premiums, (iii) real estate taxes, (iv) ground lease payments (if any), (v) special assessments (if any), (vi) association dues (if any) and (vii) any payments on subordinate mortgages loans secured by the related mortgaged property.

Plan Asset Regulations — The regulations provided under 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

Prepayment Assumption — The prepayment standard or model used in this prospectus supplement which assumes a prepayment rate for the mortgage loans of __% CPR.

Prepayment Interest Shortfall — With respect to the mortgage loans, interest shortfalls attributable to full and partial prepayments by the mortgagors on those mortgage loans.

Prepayment Period — With respect to any payment date is [the calendar month immediately preceding the month in which such payment date occurs][the period from the 16th calendar day of the calendar month immediately preceding the month in which such payment date occurs to and including the 15th calendar day of the calendar month in which such payment date occurs].

Principal Payment Amount — With respect to any Payment Date, other than the Final Maturity Date and the Payment Date immediately following the acceleration of the notes due to an Event of Default, will be the lesser of (a) the excess of the Available Payment Amount over the aggregate of the Interest Payment Amounts for the notes; and (b) the sum of: (i) the principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received during the related Prepayment Period in respect of the repurchase of a mortgage loan (or, in the case of a substitution, amounts representing a principal adjustment) as contemplated in the Servicing Agreement; (iii) the principal portion of all other

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unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans; (iv) the principal portion of any Realized Losses incurred or deemed to have been incurred on any mortgage loans in the calendar month preceding that Payment Date to the extent covered by Net Monthly Excess Cashflow for that Payment Date; and (v) the amount of any Overcollateralization Increase Amount for that Payment Date; minus the amount of any Overcollateralization Reduction Amount for that Payment Date. With respect to the Final Maturity Date or the Payment Date immediately following the acceleration of the notes due to an Event of Default, the Principal Payment Amount will equal the amount necessary to reduce the Note Balance of any notes outstanding to zero.

Repurchase Price — With respect to any mortgage loan required to be purchased by the sponsor, an amount equal to the sum of (i) 100% of the unpaid principal balance of the mortgage loan on the date of such purchase, (ii) accrued unpaid interest thereon at the applicable mortgage rate from the date through which interest was last paid by the mortgagor to the due date in the month in which the Repurchase Price is to be distributed to Certificateholders, (iii) any unreimbursed Servicing Advances and (iv) any costs and damages actually incurred and paid by or on behalf of the Trust Estate in connection with relating to the violation of a predatory or abusive lending law applicable to such mortgage loan.

Record Date — For each Payment Date (i) with respect to the notes (other than any Definitive Notes), the close of business on the business day immediately preceding that Payment Date or (ii) with respect to the Definitive Notes, the close of business on the last business day of the month preceding the month in which that Payment Date occurs.

Reference Banks — Leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Indenture Trustee and (iii) not controlling, controlled by, or under common control with, the Depositor or the Issuing Entity.

Relevant Depositary — With respect to Euroclear, JPMorgan Chase Bank, and with respect to Clearstream, Citibank, N.A.

Required Overcollateralized Amount — As of any date of determination, the amount of overcollateralization required to be provided by the mortgage pool under the Indenture, which is equal to approximately ____% of the aggregate principal balance of the mortgage loans.

Reserve Interest Rate — The rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (ii) in the event that the Indenture Trustee cannot determine this arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on that Interest Determination Date to leading European banks.

S-129

RESPA — The Real Estate Settlement Procedures Act.

Reuters Screen LIBOR01 Page — The display page currently so designated on the Reuters Monitor Money Rates Service (or another page as may replace that page on that service for the purpose of displaying comparable rates or prices).

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

Scheduled Principal Balance — With respect to any mortgage loan and as of any date of determination, an amount equal to the principal balance of that mortgage loan as of the Cut-off Date (after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received), reduced by (x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and (z) any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

Securities Administrator — _________________.

Servicer— With respect to ____ ___ mortgage loans, _________________, and with respect to _____ ____ mortgage loans, _________________.

Servicing Agreement — The Servicing Agreement, dated as of __________ __, ____, among the Issuing Entity, the Indenture Trustee, the Master Servicer and the related Servicer.

Servicing Fee — The principal compensation paid to each Servicer in respect of its servicing activities for the notes equal to accrued interest at the Servicing Fee Rate with respect to each mortgage loan serviced by it for each calendar month on the same principal balance on which interest on that mortgage loan accrues for that calendar month.

Servicing Fee Rate — A rate equal to (i) ____% per annum in the case of each ____-____ mortgage loan and (ii) ____% per annum in the case of each other mortgage loan.

Servicer Remittance Date — For any mortgage loan serviced by the servicer, the __th day of any month, or if such __th day is not a business day, the first business day immediately following that __th day, and for any other mortgage loan, the __th day of any month, or if such __th day is not a business day, the first business day immediately following that __th day.

Sponsor — New Penn Financial, LLC, in its capacity as mortgage loan seller.

Stepdown Date — The later to occur of (x) the Payment Date occurring in _______ ____ and (y) the first Payment Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the mortgage loans, but prior to any payment of the Principal Payment Amount to the notes then entitled to payments of principal on that Payment Date) is greater than or equal to _____%.

S-130

Subordinate Notes — The Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes.

Systems — DTC’s computer applications, systems and similar items for processing data.

Terms and Conditions — Collectively, the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.

Trigger Event — With respect to the notes, any Payment Date in which the percentage obtained by dividing (x) the principal amount of mortgage loans delinquent 60 days or more by (y) the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month, exceeds the lesser of (i) _____% of the Credit Enhancement Percentage and (ii) ______%.

Trust Estate — The trust estate established under the Owner Trust Agreement, which consists primarily of the mortgage pool.

Underwriter — _________________.

Underwriting Agreement — The underwriting agreement, dated ________ __, ____, between the Depositor and the Underwriter.

Underwriting Standards — The underwriting guidelines applicable to the mortgage loans included in the mortgage pool.

USPAP — Uniform Standards of Professional Appraiser Practice.

Valuation — With respect to any mortgage loan, (i) in the case of an election by the Directing Holder to delay foreclosure, an amount equal to the greater of the outstanding principal balance of that mortgage loan and the fair market value of that mortgage loan as provided in the related Loan Appraisal, and (ii) in the case of an election by the Directing Holder to commence foreclosure, an amount equal to the outstanding principal balance of that mortgage loan.

Voting Rights — At all times, 100% of all voting rights will be allocated among the holders of the Class A Notes (or, after the Class A Notes have been paid in full, the class of Subordinate Notes then outstanding with the lowest numerical class designation) in proportion to the then outstanding Note Balances of their respective notes.

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ANNEX A - STATIC POOL INFORMATION

The following tables set forth static pool information with respect to securitizations of residential mortgage loans comparable to the mortgage loans included in the issuing entity that were sponsored by New Penn Financial, LLC.

All data should be reviewed in light of the following notes:

Calculations:

3 month CPR = 1-(1-(current balance from two periods prior - current period’s current balance)/(current balance from two periods prior))^(4)

Cumulative CPR = 1-(1-(current balance from first period - current period’s current balance)/(current balance from first period))^(12/total number of periods)

[Shellpoint Mortgage Acceptance Trust Series 2013-__]

Original Pool Characteristics

Total Stated Principal Balance	$[____________]
Number of Mortgage Loans	[_________]
Average Stated Principal Balance	$[____________]
Weighted Average Mortgage Rate	[_______]%
Weighted Average Remaining Term to Maturity	[_______] months
Weighted Average FICO Score	[_____]
Weighted Average Loan-to-Value Ratio	[_______]%

Mortgage Rate Range

[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%

Product Type

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
A-1

[__________]	[_____]%

Geographic Distribution (by State)

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

Occupancy

Primary	[_____]%
Secondary Home	[_____]%
Investor Property	[_____]%

Property Type

Single Family	[_____]%
PUD Detached	[_____]%
PUD Attached	[_____]%
Condo Hi-Rise	[_____]%
Condo Low-Rise	[_____]%
Cooperative	[_____]%
Townhouse	[_____]%

A-2

Series 2013-[__]	Ending Balance ($)	30 Day Delq #	30 Day Delq Balance ($)	30 Day Delq Balance (%)	60 Day Delq #	60 Day Delq Balance ($)	60 Day Delq Balance (%)	90+ Day Delq #	90+ Day Delq Balance ($)	90+ Day Delq Balance (%)	Cumulative Loss Amount ($)	Prepayment Amount ($)	Cumulative Prepayment Amount ($)	3 Month CPR (%)	Cumulative CPR (%)
Jan-13
Feb-13
Mar-13
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13

A-3

[Shellpoint Mortgage Acceptance Trust Series 2013-__]

Original Pool Characteristics

Total Stated Principal Balance	$[____________]
Number of Mortgage Loans	[_________]
Average Stated Principal Balance	$[____________]
Weighted Average Mortgage Rate	[_______]%
Weighted Average Remaining Term to Maturity	[_______] months
Weighted Average FICO Score	[_____]
Weighted Average Loan-to-Value Ratio	[_______]%

Mortgage Rate Range

[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%

Product Type

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

Geographic Distribution (by State)

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

A-4

Occupancy

Primary	[_____]%
Secondary Home	[_____]%
Investor Property	[_____]%

Property Type

Single Family	[_____]%
PUD Detached	[_____]%
PUD Attached	[_____]%
Condo Hi-Rise	[_____]%
Condo Low-Rise	[_____]%
Cooperative	[_____]%
Townhouse	[_____]%
A-5

Series 2013-[__]	Ending Balance ($)	30 Day Delq #	30 Day Delq Balance ($)	30 Day Delq Balance (%)	60 Day Delq #	60 Day Delq Balance ($)	60 Day Delq Balance (%)	90+ Day Delq #	90+ Day Delq Balance ($)	90+ Day Delq Balance (%)	Cumulative Loss Amount ($)	Prepayment Amount ($)	Cumulative Prepayment Amount ($)	3 Month CPR (%)	Cumulative CPR (%)
Jan-13
Feb-13
Mar-13
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13
A-6

[Shellpoint Mortgage Acceptance Trust Series 2013-__]

Original Pool Characteristics

Total Stated Principal Balance	$[____________]
Number of Mortgage Loans	[_________]
Average Stated Principal Balance	$[____________]
Weighted Average Mortgage Rate	[_______]%
Weighted Average Remaining Term to Maturity	[_______] months
Weighted Average FICO Score	[_____]
Weighted Average Loan-to-Value Ratio	[_______]%

Mortgage Rate Range

[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%

Product Type

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

Geographic Distribution (by State)

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
A-7

Occupancy

Primary	[_____]%
Secondary Home	[_____]%
Investor Property	[_____]%

Property Type

Single Family	[_____]%
PUD Detached	[_____]%
PUD Attached	[_____]%
Condo Hi-Rise	[_____]%
Condo Low-Rise	[_____]%
Cooperative	[_____]%
Townhouse	[_____]%
A-8

Series 2013-[__]	Ending Balance ($)	30 Day Delq #	30 Day Delq Balance ($)	30 Day Delq Balance (%)	60 Day Delq #	60 Day Delq Balance ($)	60 Day Delq Balance (%)	90+ Day Delq #	90+ Day Delq Balance ($)	90+ Day Delq Balance (%)	Cumulative Loss Amount ($)	Prepayment Amount ($)	Cumulative Prepayment Amount ($)	3 Month CPR (%)	Cumulative CPR (%)
Jan-13
Feb-13
Mar-13
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13

A-9

$___________ (Approximate)

SHELLPOINT MORTGAGE ACCEPTANCE LLC
Depositor

Mortgage-Backed Notes, Series ____-___

Prospectus Supplement

Dated _______ __, ____

[NAME OF MASTER SERVICER]
Master Servicer

[NAME OF UNDERWRITER]
Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the offered notes offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ __, ____.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Estimated expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions, are as follows:

Registration Fee – Securities and Exchange Commission	$ 136.40
Printing and Engraving Fees	90,000
Accounting Fees and Expenses	240,000
Legal Fees and Expenses	500,000
Trustee Fees and Expenses	50,000
Rating Agency Fees	500,000
Miscellaneous Expenses	100,000

Total	$ 1,480,136.40

Indemnification of Managers and Officers (Item 15 of Form S-3).

The Pooling and Servicing Agreement with respect to each series of Certificates, and the Servicing Agreement, Indenture and Trust Agreement with respect to each series of Notes will provide that no director, manager, officer, employee or agent of the Depositor is liable to the Trust Fund or the Securityholders, except for such person’s own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement with respect to each series of Certificates, and the Servicing Agreement, Indenture and Trust Agreement with respect to each series of Notes will further provide that, with the exceptions stated above, a director, manager, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement or such Servicing Agreement, Indenture and Trust Agreement and related Securities other than such expenses related to particular Mortgage Loans.

Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the officers and managers of Shellpoint Mortgage Acceptance LLC (the “Depositor” or the “Registrant”) who signed this Registration Statement, and certain controlling persons of the Depositor, against certain liabilities which might arise under the Securities Act of 1933, as amended and the Securities Act of 1934, as amended, from certain information furnished to the Registrant by or on behalf of such indemnifying party.

Section 18-108 of the Limited Liability Company Act of Delaware empowers Delaware limited liability companies, subject to standards and restrictions set forth in the Limited Liability Company Agreement, to indemnify their managers or any other persons against all claims.

The Limited Liability Company Agreement of the Depositor provides that, to the fullest extent permitted by law, the member of the Depositor, or any person who is or shall have been serving at the request of the Depositor as a director, manager, officer, employee or agent of another entity, shall be indemnified and held harmless by the Depositor from and against any and all losses, liabilities or claims attributable to such status or for acts or failures to act in connection therewith, provided that the scope of this indemnification and agreement to hold harmless shall not extend to losses arising from the gross negligence or intentional misconduct of the indemnitee and any indemnity under the Limited Liability Company Agreement of the Depositor shall be provided out of and to the extent of the Depositor assets only, and no member shall have personal liability on account thereof. Such right of indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any other agreement, vote of members or otherwise. If authorized by the member, the Depositor may purchase and maintain insurance on behalf of any person (including the member) to the full extent permitted by the Limited Liability Company Act.

Exhibits (Item 16 of Form S-3).

Exhibits--

1.1* --   Form of Underwriting Agreement.

3.1* --   Certificate of Formation of the Depositor, as currently in effect.

3.2* --   Limited Liability Company Agreement of the Depositor, as currently in effect.

4.1* --   Form of Pooling and Servicing Agreement including forms of Certificates.

4.2* --   Form of Servicing Agreement, for a series consisting of Mortgage-Backed Notes.

4.3* --   Form of Trust Agreement, for a series consisting of Mortgage-Backed Notes.

4.4* --   Form of Indenture, for a series consisting of Mortgage-Backed Notes.

4.5 --     Form of Mortgage Loan Purchase Agreement.

5.1* --   Opinion of SNR Denton US LLP regarding the legality of the Securities.

8.1* --   Opinion of SNR Denton US LLP as to certain tax matters (included in Exhibit 5.1).

23.1* -- Consent of SNR Denton US LLP (included in Exhibit 5.1).

24.1* -- Power of Attorney.

24.2* -- Certified Copy of the Resolutions of the Board of Managers of the Depositor.

_____

*    Incorporated by reference from the Registrant’s Registration Statement on Form S-3 (File No. 333-184419 filed with the Commission on October 15, 2012)

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Undertakings (Item 17 of Form S-3).

A. Undertakings Pursuant to Rule 415.

The Registrant hereby undertakes:

(a)(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

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If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
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(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

(e) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 14, 2013.

SHELLPOINT MORTGAGE ACCEPTANCE LLC

By:     /s/ Eric Kaplan
Name: Eric Kaplan

Title:    Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Saul Sanders Saul Sanders	Chief Executive Officer and Manager	February 14, 2013

/s/ Eric Kaplan Eric Kaplan	Manager	February 14, 2013

/s/ Joe McSherry Joe McSherry	Principal Financial Officer and Principal Accounting Officer	February 14, 2013